===============================================================================

                                 SCHEDULE 14A
                                (Rule 14a-101)

                    Information Required in Proxy Statement
                           Schedule 14a Information

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          MARINER HEALTH GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

               [LOGO OF MARINER HEALTH GROUP, INC. APPEARS HERE]

                                 JUNE 19, 1998

Dear Stockholders:

  You are cordially invited to attend the Special Meeting of Stockholders (the "Mariner Special Meeting") of Mariner Health Group, Inc., a Delaware corporation ("Mariner"), to be held on Tuesday, July 28, 1998, at 10:00 a.m., local time, at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.

  At this very important meeting, Mariner stockholders will be asked to consider and vote upon a proposal (the "Mariner Merger Proposal") to approve and adopt an Agreement and Plan of Merger, dated as of April 13, 1998 (the "Merger Agreement"), among Paragon Health Network, Inc., a Delaware corporation ("Paragon"), Mariner and Paragon Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Paragon ("Merger Sub"), pursuant to which, among other things: (i) Merger Sub will merge (the "Merger") with and into Mariner, with Mariner surviving and continuing as a wholly-owned subsidiary of Paragon; and (ii) each share of common stock ("Mariner Common Stock"), par value $.01 per share, of Mariner, issued and outstanding immediately prior to the effective time of the Merger will be converted as of the effective time of the Merger into the right to receive one share of common stock, par value $.01 per share, of Paragon.

  In order to more fully understand the proposed Merger and the related transactions thereto, I urge you to read the enclosed material carefully.

  After careful consideration, the Board of Directors of Mariner has unanimously approved the proposed Merger and the Merger Agreement described in the attached Joint Proxy Statement/Prospectus and has determined that the proposed Merger is fair to and in the best interests of Mariner's stockholders. THE BOARD OF DIRECTORS OF MARINER UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF MARINER VOTE FOR THE MARINER MERGER PROPOSAL AS SET FORTH IN THE ATTACHED NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND JOINT PROXY STATEMENT/PROSPECTUS.

  In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders, the Joint Proxy Statement/Prospectus relating to, among other things, the actions to be taken by the Mariner stockholders at the Mariner Special Meeting, and a Proxy Card. The Joint Proxy Statement/Prospectus more fully describes the Merger, the Merger Agreement and certain transactions relating thereto. It also includes information about Mariner and Paragon and information with respect to the combined company, which is expected to operate under the name "Mariner Post-Acute Network, Inc." following the Merger.

  All Mariner stockholders of record as of June 15, 1998 are cordially invited to attend the Mariner Special Meeting in person. However, whether or not you plan to attend the Mariner Special Meeting, please complete, sign, date and return the Proxy Card in the envelope enclosed herewith, which requires no postage if mailed in the United States. If you attend the Mariner Special Meeting, you may vote in person if you wish, even if you have previously returned your Proxy Card. It is important that your shares be represented and voted at the Mariner Special Meeting.

                                          Sincerely,

                                          /s/ Arthur W. Stratton
                                          ------------------------------------
                                          Arthur W. Stratton, Jr., M.D.
                                          Chairman of the Board, President and
                                          Chief Executive Officer

                          MARINER HEALTH GROUP, INC.
                              1881 WORCESTER ROAD
                        FRAMINGHAM, MASSACHUSETTS 01701

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 28, 1998

To the Stockholders:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Mariner Special Meeting") of Mariner Health Group, Inc., a Delaware corporation ("Mariner"), will be held on Tuesday, July 28, 1998 at 10:00 a.m., local time, at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, to consider and vote upon the following matters more fully described in the accompanying Joint Proxy Statement/Prospectus:

    (1) The approval and adoption of an Agreement and Plan of Merger, dated as of April 13, 1998 (the "Merger Agreement"), among Paragon Health Network, Inc., a Delaware corporation ("Paragon"), Mariner and Paragon Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Paragon ("Merger Sub"), pursuant to which, among other things, (a) Merger Sub will merge (the "Merger") with and into Mariner, with Mariner surviving and continuing as a wholly-owned subsidiary of Paragon, and (b) each share of common stock (the "Mariner Common Stock"), par value $.01 per share, of Mariner, issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted as of the effective time of the Merger into the right to receive one share of common stock, par value $.01 per share, of Paragon (the "Mariner Merger Proposal"); and

    (2) Such other business as may properly come before the Mariner Special Meeting or any adjournment or postponement thereof.

  THE BOARD OF DIRECTORS OF MARINER UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF MARINER VOTE FOR THE MARINER MERGER PROPOSAL.

  Only holders of record of Mariner Common Stock as of the close of business on June 15, 1998 are entitled to notice of and to vote at the Mariner Special Meeting, or any adjournment or postponement thereof.

  Holders of Mariner Common Stock are not entitled to dissenters' rights of appraisal under Section 262 of the General Corporation Law of the State of Delaware.

                                          By order of the Board of Directors,

                                          /s/ Arthur W. Stratton
                                          ------------------------------------
                                          Arthur W. Stratton, Jr., M.D.
                                          Chairman of the Board, President and
                                          Chief Executive Officer

June 19, 1998

  THE APPROVAL OF THE MARINER MERGER PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF MARINER COMMON STOCK. THEREFORE, FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MARINER MERGER PROPOSAL. WHETHER OR NOT YOU PLAN TO ATTEND THE MARINER SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MARINER SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                       JOINT PROXY STATEMENT/PROSPECTUS

                         PARAGON HEALTH NETWORK, INC.

                          MARINER HEALTH GROUP, INC.

          JOINT PROXY STATEMENT FOR SPECIAL MEETINGS OF STOCKHOLDERS

                          TO BE HELD ON JULY 28, 1998

                  PROSPECTUS OF PARAGON HEALTH NETWORK, INC.
  (TO BE RENAMED "MARINER POST-ACUTE NETWORK, INC." UPON CONSUMMATION OF THE MERGER DESCRIBED HEREIN, SUBJECT TO APPROVAL OF THE STOCKHOLDERS OF PARAGON
                             HEALTH NETWORK, INC.)

  This Joint Proxy Statement/Prospectus ("Proxy Statement/Prospectus") is being furnished to the holders of common stock ("Paragon Common Stock"), par value $.01 per share, of Paragon Health Network, Inc., a Delaware corporation ("Paragon"), in connection with the solicitation of proxies by the Board of Directors of Paragon (the "Paragon Board") for use at a Special Meeting of Stockholders of Paragon to be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, N.E., Atlanta, Georgia 30346, on Tuesday, July 28, 1998, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Paragon Special Meeting"). Only holders of record of Paragon Common Stock as of the close of business on June 15, 1998 (the "Paragon Record Date") will be entitled to notice of and to vote at the Paragon Special Meeting.

  This Proxy Statement/Prospectus is also being furnished to the holders of common stock ("Mariner Common Stock"), par value $.01 per share, of Mariner Health Group, Inc., a Delaware corporation ("Mariner"), in connection with the solicitation of proxies by the Board of Directors of Mariner (the "Mariner Board") for use at a Special Meeting of Stockholders of Mariner to be held at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, on Tuesday, July 28, 1998, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof (the "Mariner Special Meeting" and, together with the Paragon Special Meeting, the "Special Meetings"). Only holders of record of Mariner Common Stock as of the close of business on June 15, 1998 (the "Mariner Record Date") will be entitled to notice of and to vote at the Mariner Special Meeting.

PROPOSALS TO BE CONSIDERED AT THE PARAGON SPECIAL MEETING

  Stock Issuance Proposal. The Paragon Board has unanimously approved, and recommends that the Paragon stockholders vote in favor of, the issuance of up to 31,784,707 shares of Paragon Common Stock pursuant to an Agreement and Plan of Merger, dated as of April 13, 1998 (the "Merger Agreement"), among Paragon, Mariner and Paragon Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Paragon ("Merger Sub"), pursuant to which Merger Sub will be merged with and into Mariner (the "Merger"), with Mariner surviving and continuing as a wholly-owned subsidiary of Paragon (the "Stock Issuance Proposal"). Upon consummation of the Merger, each share of Mariner Common Stock issued and outstanding immediately prior to the time the Merger becomes effective under the Delaware General Corporation Law (the "Effective Time") will be converted as of the Effective Time of the Merger into the right to receive one share of Paragon Common Stock (the "Exchange Ratio"). For a more complete description of the terms of the Merger, see "The Merger Agreement."

  Name Change Proposal. The Paragon Board, by action of the directors present, unanimously has approved, and recommends to the Paragon stockholders, the adoption of an amendment to the Amended and Restated Certificate of Incorporation of Paragon (the "Paragon Charter") to change the corporate name from "Paragon Health Network, Inc." to "Mariner Post-Acute Network, Inc." (the "Name Change Proposal"). For a more complete description of the Name Change Proposal, see "Proposal to Amend the Paragon Charter to Change Paragon's Name."

  Amendment Proposal. The Paragon Charter permits Paragon to issue up to 75 million shares of Paragon Common Stock. As of the Paragon Record Date, there were 42,574,753 shares of Paragon Common Stock issued and outstanding and 4,532,419 shares of Paragon Common Stock issuable pursuant to outstanding options under various Paragon stock incentive plans. In connection with the consummation of the Merger, Paragon will be required to issue to the holders of Mariner Common Stock up to 31,784,707 shares of Paragon Common Stock and to assume options to purchase up to 733,550 shares of Mariner Common Stock which will become options to purchase an equal number of shares of Paragon Common Stock. In addition, Paragon anticipates granting options to purchase approximately 1.7 million shares of Paragon Common Stock to certain Mariner executives who will become executives of the combined company following the Merger. See "Interests of Certain Persons in the Merger--Options." Although Paragon currently has sufficient unissued shares available under the Paragon Charter to effect the Merger without the adoption of the Amendment Proposal, following the Merger, Paragon would not have sufficient shares available to satisfy all of Paragon's other commitments to issue Paragon Common Stock. Accordingly, the Paragon Board has, by action of the directors present, unanimously approved, and recommends to the Paragon stockholders, the adoption of an amendment to the Paragon Charter to increase the number of shares of Paragon Common Stock authorized to be issued to a total of 500 million shares (the "Amendment Proposal"). For a more complete description of the Amendment Proposal, see "Proposal to Amend Paragon Charter to Increase the Number of Authorized Shares of Common Stock."

  Paragon Plan Proposal. Upon consummation of the Merger, the business and operations of Paragon and Mariner will be conducted under a management team that includes executives of both companies. In addition, as a consequence of the Merger, substantially all of the stock options held by members of Mariner's management team will be cancelled in exchange for cash payments. See "The Merger Agreement--Mariner Stock Options." Furthermore, Paragon intends to grant options to purchase approximately 1.7 million shares of Paragon Common Stock to certain Mariner executives who will become executives of the combined company following the Merger. See "Interests of Certain Persons in the Merger--Options." While the shares of Paragon Common Stock that remain available for grants pursuant to stock options under the Paragon Health Network, Inc. 1997 Long-Term Incentive Plan (the "Long-Term Incentive Plan") are sufficient to enable Paragon to make the awards described above upon consummation of the Merger, only 590,000 shares would remain available for the grant of awards under the Long-Term Incentive Plan in the future following the grant of such awards. Therefore, the Paragon Board has, by action of the directors present, unanimously approved, and recommends to the Paragon stockholders, the adoption of an amendment to the Long-Term Incentive Plan to increase the number of shares of Paragon Common Stock available for issuance thereunder by four million shares (the "Paragon Plan Proposal," and together with the Stock Issuance Proposal, Name Change Proposal and Amendment Proposal, the "Paragon Proposals"). For a more complete description of the Paragon Plan Proposal, see "Proposal to Amend the Paragon 1997 Long-Term Incentive Plan."

  Votes Required--Paragon Proposals. Approval of the Stock Issuance Proposal and the Paragon Plan Proposal requires the affirmative vote of a majority of the shares of Paragon Common Stock represented at the Paragon Special Meeting in person or by proxy and entitled to vote. Approval of the Name Change Proposal and the Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Paragon Common Stock. If a stockholder does not return a properly executed proxy and does not attend and vote at the Paragon Special Meeting, such stockholder's shares will not be voted, which will have the same effect as a vote against the Name Change Proposal and the Amendment Proposal. Abstentions and broker non-votes (which are included in the determination of the size of the quorum) will have the effect of a vote against any proposal to which the abstention or non-vote relates. Apollo Management, L.P. and certain of its affiliates have voting authority over approximately 42% of the Paragon Common Stock issued and outstanding as of the Paragon Record Date and have agreed to vote all of such shares in favor of the Stock Issuance Proposal. In addition, they have indicated that they intend to vote such shares in favor of the other Paragon Proposals. See "Paragon Special Meeting--Record Date, Voting Rights and Vote Required" and "Certain Other Agreements--Paragon Voting Agreement."

PROPOSAL TO BE CONSIDERED AT THE MARINER SPECIAL MEETING

  Mariner Merger Proposal. At the Mariner Special Meeting, holders of Mariner Common Stock will be asked to consider and vote upon a proposal (the "Mariner Merger Proposal" and, together with the Stock Issuance Proposal, the "Merger Proposals") to approve and adopt the Merger and the Merger Agreement. For a more complete description of the terms of the Merger, see "The Merger Agreement."

  Vote Required--Mariner Merger Proposal. Approval of the Mariner Merger Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Mariner Common Stock. Therefore, the failure to vote, including by abstention or non-vote (including a broker non-vote), will have the same effect as a vote against the Mariner Merger Proposal. Certain Mariner stockholders that possess voting authority over approximately 21% of the shares of Mariner Common Stock issued and outstanding as of the Mariner Record Date have agreed to vote such shares in favor of the Mariner Merger Proposal. See "Certain Other Agreements--Mariner Voting Agreement."

  MARINER STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF MARINER STOCK CERTIFICATES WILL BE MAILED TO MARINER STOCKHOLDERS SHORTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

GENERAL

  SEE "RISK FACTORS" BEGINNING ON PAGE 22 FOR A DESCRIPTION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PARAGON AND MARINER STOCKHOLDERS IN CONNECTION WITH THEIR CONSIDERATION OF THE PROPOSALS DESCRIBED IN THIS PROXY
STATEMENT/PROSPECTUS.

  This Proxy Statement/Prospectus also constitutes the Prospectus of Paragon filed as part of a Registration Statement on Form S-4/S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of Paragon Common Stock to be issued in connection with the Merger. A conformed copy of the Merger Agreement is attached hereto as Annex I.

  Paragon Common Stock is listed for trading under the symbol "PGN" on the New York Stock Exchange ("NYSE"). Mariner Common Stock is listed for quotation under the symbol "MRNR" on The Nasdaq National Market ("Nasdaq"). Assuming approval of the Name Change Proposal by the Paragon stockholders, simultaneously with the Effective Time of the Merger, Paragon will change its name to "Mariner Post-Acute Network, Inc.," and it is expected that the outstanding common stock of the combined company will be listed for trading on the NYSE under the symbol "MPN."

  This Proxy Statement/Prospectus, together with the applicable Notices of Special Meeting of Stockholders and Letters to Stockholders and the accompanying Proxy Cards, are first being mailed to the stockholders of Paragon and Mariner on or about June 23, 1998.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JUNE 19, 1998.

                             AVAILABLE INFORMATION

  Paragon and Mariner are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Commission relating to their business, financial position, results of operations and other matters. Such reports, proxy statements and other information can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, New York, New York 10048. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Paragon Common Stock is listed on the NYSE. Mariner Common Stock is quoted on Nasdaq. Such reports, proxy statements and other materials can also be inspected (in the case of Paragon information) at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and (in the case of Mariner information) at the offices of Nasdaq at 1735 K Street, N.W., Washington, DC 20006. Such reports, proxy statements and other information can be reviewed through the Commission's Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the Commission's web site (http://www.sec.gov).

  Paragon has filed with the Commission a Registration Statement under the Securities Act with respect to the Paragon Common Stock offered hereby. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to Paragon, Mariner and the Paragon Common Stock offered hereby.

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY PARAGON, MARINER OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF PARAGON OR MARINER SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  THIS PROXY STATEMENT/PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT, THE EXCHANGE ACT AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESSES OF PARAGON AND MARINER, STATEMENTS UNDER THE CAPTIONS "PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS," PARAGON'S "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" (INCORPORATED BY REFERENCE HEREIN), MARINER'S "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" (INCORPORATED BY REFERENCE HEREIN), "THE MERGER--OPINION OF MORGAN STANLEY & CO. INCORPORATED" AND "THE MERGER--OPINION OF BT ALEX. BROWN INCORPORATED." THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. NO ASSURANCE CAN BE GIVEN THAT PROJECTED RESULTS WILL BE REALIZED. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH

FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING:
(1) GOVERNMENTAL FUNDING FOR HEALTH CARE PROGRAMS, WHICH IS SUBJECT TO STATUTORY AND REGULATORY CHANGES, COULD MATERIALLY DECREASE OR THE GOVERNMENT COULD MATERIALLY DECREASE PROGRAM REIMBURSEMENT TO HEALTH CARE FACILITIES AND PROGRAMS; (2) EFFECTS OF LIMITATIONS ON LIQUIDITY RESULTING FROM PARAGON'S LEVERAGED POSITION FOLLOWING THE MERGER, WHICH COULD ADVERSELY AFFECT THE COMBINED COMPANY'S PLANNED STRATEGIES; (3) EXPECTED COST SAVINGS FROM THE MERGER MAY NOT BE FULLY REALIZED OR, IF REALIZED, THE TIMING THEREOF; (4) COMPETITIVE PRESSURE IN THE COMBINED COMPANY'S INDUSTRY COULD INCREASE SIGNIFICANTLY; (5) COSTS OR DIFFICULTIES RELATED TO THE INTEGRATION OF THE BUSINESSES OF PARAGON AND MARINER COULD BE GREATER THAN EXPECTED; (6) INCREASED SCRUTINY BY GOVERNMENTAL AUTHORITIES OF HEALTH CARE PROVIDERS WHO PARTICIPATE IN THE MEDICARE/MEDICAID REIMBURSEMENT PROGRAMS COULD RESULT IN INCREASED COSTS TO MAINTAIN COMPLIANCE; AND (7) GENERAL ECONOMIC CONDITIONS MAY BE LESS FAVORABLE THAN EXPECTED. FURTHER INFORMATION ON SUCH FACTORS AND OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMBINED COMPANY AFTER THE MERGER AND SUCH FORWARD-LOOKING STATEMENTS IS INCLUDED IN THE SECTION HEREIN ENTITLED "RISK FACTORS."

                    INCORPORATION OF DOCUMENTS BY REFERENCE

DOCUMENTS INCORPORATED BY PARAGON

  The following documents filed with the Commission by Paragon (File No. 1-10968) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

    (1) Paragon's Annual Report on Form 10-K for the fiscal year ended September 30, 1997;

    (2) Paragon's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31, 1998;

    (3) Paragon's Current Report on Form 8-K dated November 12, 1997, as amended by Form 8-K/A filed on January 20, 1998 and Current Report on Form 8-K dated April 13, 1998; and

    (4) The GranCare, Inc. Audited Consolidated Balance Sheets as of December 31, 1996 and 1995, Consolidated Statements of Income, Shareholders' Equity and Cash Flows for the years ended December 31, 1996, 1995 and 1994, and
  Schedule II-Valuation and Qualifying Accounts, together with the notes thereto and the Reports of Ernst & Young LLP thereon, and the report of KPMG Peat Marwick LLP with respect to the Evergreen Healthcare, Inc. Consolidated Statement of Operations, Stockholders' Equity and Cash Flows for the year ended December 31, 1994 included in the Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4 filed by Living Centers of America, Inc. (Registration No. 333-36525).

DOCUMENTS INCORPORATED BY MARINER

  The following documents filed with the Commission by Mariner (File No. 0-21512) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

    (1) Mariner's Annual Report on Form 10-K (as amended by Form 10-K/A dated April 30, 1998) for the year ended December 31, 1997;

    (2) Mariner's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and

    (3) Mariner's Current Report on Form 8-K dated April 13, 1998.

  All documents and reports filed by Paragon or Mariner, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Special Meetings shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

  THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE RELATING TO PARAGON AND MARINER WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF PARAGON COMMON STOCK OR MARINER COMMON STOCK, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED UPON RECEIPT OF WRITTEN OR ORAL REQUEST (IN THE CASE OF PARAGON INFORMATION) TO PARAGON HEALTH NETWORK, INC., ONE RAVINIA DRIVE, SUITE 1500, ATLANTA, GEORGIA 30346, ATTN: SECRETARY (TELEPHONE NUMBER (770) 393-0199) OR (IN THE CASE OF MARINER INFORMATION) TO MARINER HEALTH GROUP, INC., 1881 WORCESTER ROAD, FRAMINGHAM, MASSACHUSETTS 01701, ATTN: SECRETARY (TELEPHONE NUMBER (508) 598-
8106). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS SHOULD BE MADE NO LATER THAN JULY 20, 1998, WHICH IS SIX BUSINESS DAYS BEFORE THE SPECIAL MEETINGS.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION......................................................  iv
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................  iv
INCORPORATION OF DOCUMENTS BY REFERENCE....................................   v
SUMMARY....................................................................   1
RISK FACTORS...............................................................  22
PARAGON SPECIAL MEETING....................................................  29
  General..................................................................  29
  Record Date, Voting Rights and Vote Required.............................  29
  Proxies; Revocation of Proxies...........................................  30
MARINER SPECIAL MEETING....................................................  32
  General..................................................................  32
  Record Date, Voting Rights and Vote Required.............................  32
  Proxies; Revocation of Proxies...........................................  33
THE MERGER.................................................................  34
  General..................................................................  34
  Closing; Effective Time..................................................  34
  Exchange of Stock Certificates...........................................  34
  Background of the Merger.................................................  35
  Reasons for the Merger; Recommendations of the Boards of Directors.......  38
  Opinion of Morgan Stanley & Co. Incorporated.............................  43
  Opinion of BT Alex. Brown Incorporated...................................  47
  Delisting and Deregistration of Mariner Common Stock.....................  51
THE MERGER AGREEMENT.......................................................  52
  General..................................................................  52
  Merger Consideration.....................................................  52
  Exchange of Certificates.................................................  52
  Conditions to the Consummation of the Merger.............................  52
  Accounting Treatment.....................................................  54
  Certain Federal Income Tax Consequences..................................  54
  Governmental and Regulatory Approvals....................................  56
  Other Approvals and Consents.............................................  56
  Effect on Mariner Employee Benefit Plans and Employee Agreements.........  56
  Indemnification and Insurance............................................  56
  Mariner Stock Options....................................................  57
  Restrictions on Resales by Affiliates....................................  58
  Conduct of Business of Mariner Prior to the Merger.......................  58
  Conduct of Business of Paragon Prior to the Merger.......................  59
  No Solicitation of Acquisition Transactions..............................  60
  Termination..............................................................  61
  Termination Fees; Expenses...............................................  62
  Amendment and Waiver.....................................................  63
  Representations and Warranties...........................................  63
CERTAIN OTHER AGREEMENTS...................................................  63
  Mariner Voting Agreement.................................................  63
  Paragon Voting Agreement.................................................  64
  Mariner Option Agreement.................................................  65
  Paragon Option Agreement.................................................  65
DESCRIPTION OF FINANCING ARRANGEMENTS......................................  67
INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................  69
  Stratton Employment Agreement............................................  69
  Amendment to Pitts' Employment Agreement.................................  69
  Mariner Executive Employment Agreements with Messrs. Hansen and Diaz.....  69
  Continuing Indemnification of Mariner's Directors and Officers...........  70
  Continued Employment and Other Relationships.............................  70

  Options..................................................................   70
  Management and Share Ownership...........................................   71
  Agreements with Apollo...................................................   71
  Certain Arrangements with the Kelletts and Their Affiliates..............   72
INFORMATION CONCERNING PARAGON.............................................   74
INFORMATION CONCERNING MARINER.............................................   75
DIRECTORS AND EXECUTIVE OFFICERS OF COMBINED COMPANY FOLLOWING THE MERGER..   76
PROPOSAL TO AMEND THE PARAGON CHARTER TO CHANGE PARAGON'S NAME.............   80
  Vote Required for Approval...............................................   80
  Paragon Board Recommendation.............................................   80
PROPOSAL TO AMEND THE PARAGON CHARTER TO INCREASE THE NUMBER OF AUTHORIZED
 SHARES OF COMMON STOCK....................................................   80
  Vote Required for Approval...............................................   81
  Paragon Board Recommendation.............................................   81
PROPOSAL TO AMEND THE PARAGON 1997 LONG-TERM INCENTIVE PLAN................   82
  Vote Required for Approval...............................................   82
  Paragon Board Recommendation.............................................   82
PARAGON HEALTH NETWORK, INC. PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
 STATEMENTS................................................................   83
  Paragon Health Network, Inc. Pro Forma Condensed Consolidated Balance
   Sheet...................................................................   84
  Paragon Health Network, Inc. Pro Forma Condensed Consolidated Statement
   of Income Year Ended September 30, 1997.................................   86
  Paragon Health Network, Inc. Pro Forma Condensed Consolidated Statement
   of Income Six Months Ended March 31, 1998...............................   88
  Paragon Health Network, Inc. Pro Forma Condensed Consolidated Statement
   of Income Reflecting the Merger of Living Centers of America, Inc. and
   GranCare, Inc. Six Months Ended March 31, 1998..........................   89
DESCRIPTION OF PARAGON CAPITAL STOCK.......................................   90
  Paragon Common Stock.....................................................   90
  Preferred Stock..........................................................   90
COMPARISON OF STOCKHOLDER RIGHTS...........................................   90
  General..................................................................   90
  Classified Board of Directors............................................   91
  Number of Directors; Removal of Directors; Filling Vacancies on the Board
   of Directors............................................................   91
  Adjournment and Notice of Stockholder Meetings...........................   92
  Call of Special Stockholder Meetings.....................................   93
  Stockholder Consent in Lieu of Meeting...................................   93
  Business Combinations....................................................   93
  Super-Majority Vote Requirements.........................................   94
  Amendments to Bylaws.....................................................   94
LEGAL OPINIONS.............................................................   94
EXPERTS....................................................................   95
STOCKHOLDER PROPOSALS......................................................   95
GLOSSARY OF SELECT TERMS...................................................   96
LIST OF ANNEXES

    Annex I    -- Agreement and Plan of Merger (Merger Agreement)
    Annex II   -- Company Stock Option Agreement (Mariner Option
                  Agreement)
    Annex III  -- Parent Stock Option Agreement (Paragon Option
                  Agreement)
    Annex IV   -- Company Voting Agreement (Mariner Voting Agreement)
    Annex V    -- Parent Voting Agreement (Paragon Voting Agreement)
    Annex VI   -- Opinion of Morgan Stanley & Co. Incorporated
    Annex VII  -- Opinion of BT Alex. Brown Incorporated
    Annex VIII -- Second Amended and Restated Certificate of
                  Incorporation of Mariner Post-Acute Network, Inc.
    Annex IX   -- Second Amended and Restated Bylaws of Mariner Post-
                  Acute Network, Inc.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus, including the Annexes hereto, or in the documents incorporated herein by reference. Certain other terms used herein are defined elsewhere in this Proxy Statement/Prospectus and a glossary of certain defined items used herein appears beginning on page 96 hereof. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated by reference herein. Stockholders of Paragon and Mariner are urged to read this Proxy Statement/Prospectus, the Annexes hereto and the documents incorporated herein by reference in their entirety. Stockholders should carefully consider the information set forth below under the heading "Risk Factors" beginning on page 22 hereof. Except where the context otherwise indicates, all references to "Paragon" or "Mariner" are intended to include the operating subsidiaries of Paragon or Mariner, respectively, through which the services described herein are directly provided.

THE COMPANIES

  PARAGON. Paragon, through its various operating subsidiaries, is one of the nation's leading providers of post-acute care. Paragon's continuum of post-acute care services encompasses skilled nursing, sub-acute and medically complex care, as well as a variety of related ancillary services. These ancillary services include pharmacy, rehabilitation and hospital program management. Paragon operates in 36 states with significant concentrations of facilities and beds in its key markets. On a pro forma basis giving effect to the LCA/GranCare/Apollo Mergers (as defined below) for the year ended September 30, 1997, and for the six months ended March 31, 1998, Paragon generated revenues of approximately $1.9 billion and $977 million, respectively.

  Paragon's operations are organized into four divisions: (i) post-acute care;
(ii) pharmaceutical services; (iii) rehabilitation services; and (iv) hospital services. Paragon operates 336 skilled nursing and assisted living facilities containing over 38,000 beds, as well as 34 institutional pharmacies servicing more than 100,000 beds. Paragon also operates over 150 outpatient rehabilitation clinics and manages specialty medical programs in acute care hospitals through more than 100 management contracts. In addition, Paragon provides sub-acute care, home health, hospice and private duty nursing services.

  Paragon was formed on November 4, 1997, through the recapitalization of Living Centers of America, Inc. ("LCA") pursuant to the merger of an affiliate of Apollo Management, L.P., with and into LCA (in connection with which LCA changed its name to "Paragon Health Network, Inc.") and the subsequent merger of GranCare, Inc. ("GranCare") with a wholly-owned subsidiary of Paragon (collectively, the "LCA/GranCare/Apollo Mergers") with GranCare continuing to operate as a wholly owned subsidiary of Paragon.

  MARINER. Mariner is a leading provider of outcome-oriented, post-acute health care services in selected markets, with a particular clinical expertise in the treatment of short-stay, sub-acute patients in cost-effective alternate sites. Mariner's services and products include pre-acute care, inpatient care, comprehensive inpatient and outpatient rehabilitation services, medical services and products (including institutional and home pharmacy services, respiratory and infusion therapy and durable medical equipment), home care and physicians' services. By providing this continuum of care in selected markets, Mariner believes that it is better able to maintain quality of care and to control costs while coordinating the treatment of patients from the onset of illness to recovery. Mariner seeks to cluster facilities and other post-acute health care services around large metropolitan areas and major medical centers with large acute-care hospitals from which to generate post-acute admissions. Mariner currently operates or manages 93 inpatient facilities and 32 hospital or skilled nursing facility units, with an aggregate of approximately 13,043 beds, and 43 outpatient rehabilitation clinics and, as of April 30, 1998, provides contract rehabilitation services within 460 skilled nursing facilities.

  Mariner has established standardized clinical programs based on defined protocols to address the medical requirements of large groups of patients with similar diagnoses in a high-quality, cost-effective manner. MarinerCare(R) clinical programs, such as the orthopedic recovery, cardiac recovery and pulmonary management programs, are short-stay regimens based on defined protocols that address the needs of sub-acute patients. Sub-acute patients are medically stable and generally require three to six hours of skilled nursing care per day. MarinerCare(R) clinical programs typically involve 20 to 45 days of inpatient care and utilize Mariner's nursing, rehabilitation, pharmacy and other ancillary medical services, with patients generally discharged directly to their homes. Mariner is also developing standardized clinical home care programs. Mariner believes that careful adherence to its clinical programs enables it to produce consistent and measurable clinical and financial outcomes for patients and payors and to conduct clinical programs consistently in all of its sites. Using a case management approach, patient progress is carefully monitored so that the appropriate level of care is being delivered at the right time and in the appropriate setting under the applicable clinical program. Mariner believes that its standardized approaches to delivering care and measuring outcomes are particularly attractive to managed care organizations and large payors and position Mariner to contract with payors on a case rate or capitated basis.

  MERGER SUB. Merger Sub is a Delaware corporation and wholly-owned subsidiary of Paragon. Merger Sub has no operations and was formed solely for the purpose of effecting the Merger.

PARAGON SPECIAL MEETING

  TIME, DATE AND PLACE; MATTERS TO BE CONSIDERED. The Paragon Special Meeting is scheduled to be held at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road, N.E., Atlanta, Georgia 30346, on Tuesday, July 28, 1998, at 10:00 a.m., local time, to consider and vote upon: (i) the Stock Issuance Proposal; (ii) the Name Change Proposal; (iii) the Amendment Proposal; (iv) the Paragon Plan Proposal; and (v) such other matters as may be properly brought before the Paragon Special Meeting. Only holders of record of shares of Paragon Common Stock on the Paragon Record Date, will be entitled to receive notice of and to vote at the Paragon Special Meeting.

  REQUIRED VOTE; QUORUM. At the close of business on the Paragon Record Date, there were 42,626,980 shares of Paragon Common Stock issued and outstanding, each of which entitles the registered holder thereof to one vote except with respect to 52,227 of such shares issuable in exchange for shares of common stock of corporations acquired by Paragon in previous acquisitions and not yet submitted for exchange. A majority of the issued and outstanding shares of Paragon Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Paragon Special Meeting.

  At the close of business on the Paragon Record Date, Paragon directors and executive officers owned an aggregate of 950,577 shares of Paragon Common Stock, or approximately 2.2% of the then issued and outstanding shares of Paragon Common Stock (excluding shares of Paragon Common Stock beneficially owned by the Apollo Investors). In addition, as of the Paragon Record Date, 17,777,778 shares, or approximately 42%, of Paragon's Common Stock was beneficially owned by Apollo Management, L.P., Apollo Investment Fund III, L.P., Apollo UK Partners III, L.P. and Apollo Overseas Partners III, L.P. (collectively, "Apollo") and certain other investors (together with Apollo, the "Apollo Investors"). Apollo has agreed to vote all shares of Paragon Common Stock beneficially owned by the Apollo Investors for the Stock Issuance Proposal and has indicated that it intends to vote such shares in favor of the other Paragon Proposals. The directors of Paragon, who, as of the Paragon Record Date, beneficially owned approximately 2.2% of the issued and outstanding shares of Paragon Common Stock (excluding shares of Paragon Common Stock beneficially owned by the Apollo Investors), have indicated to Paragon that they intend to vote their shares for the Stock Issuance Proposal, as well as the other Paragon Proposals. See "Certain Other Agreements--Paragon Voting Agreement."

  Approval of the Stock Issuance Proposal and the Paragon Plan Proposal will require the affirmative vote of the holders of a majority of the shares of Paragon Common Stock represented in person or by proxy and entitled to vote at the Paragon Special Meeting. Approval of the Name Change Proposal and the Amendment Proposal will require the affirmative vote of a majority of the issued and outstanding shares of Paragon Common Stock. If a stockholder does not return a properly executed proxy and does not attend and vote at the Paragon Special Meeting, such stockholder's shares will not be voted, which will have the same effect as a vote against the Name Change Proposal and the Amendment Proposal. Abstentions and broker non-votes (which are included in the determination of the size of the quorum) will have the effect of a vote against any proposal to which the abstention or non-vote relates. Consummation of the Merger is contingent on approval of the Merger Proposals by the stockholders of Paragon and Mariner, respectively. See "Paragon Special Meeting--Record Date, Voting Rights and Vote Required" and "-- Proxies; Revocation of Proxies."

PARAGON BOARD RECOMMENDATION

  The Paragon Board recommends that stockholders of Paragon vote FOR each of the Paragon Proposals.

MARINER SPECIAL MEETING

  TIME, DATE AND PLACE; MATTERS TO BE CONSIDERED. The Mariner Special Meeting is scheduled to be held at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, on Tuesday, July 28, 1998, at 10:00 a.m., local time, to consider and vote upon: (i) the Mariner Merger Proposal; and
(ii) such other matters as may be properly brought before the Mariner Special Meeting. Only holders of record of shares of Mariner Common Stock on the Mariner Record Date will be entitled to notice of and to vote at the Mariner Special Meeting.

  REQUIRED VOTE; QUORUM. At the close of business on the Mariner Record Date, there were 29,574,385 shares of Mariner Common Stock issued and outstanding, each of which entitles the registered holder thereof to one vote. A majority of the issued and outstanding shares of Mariner Common Stock entitled to vote, represented in person or by proxy, will constitute a quorum at the Mariner Special Meeting.

  As of the Mariner Record Date, 6,052,771 shares, or approximately 21% of the issued and outstanding shares of Mariner Common Stock, were owned by Stiles A. Kellett, Jr., Samuel B. Kellett, William R. Bassett, in his capacity as Trustee for both the Charlotte R. Kellett Irrevocable Trust and the Samuel B. Kellett, Jr. Irrevocable Trust, and Kellett Partners, L.P. (the "Kellett Group"). At the close of business on the Mariner Record Date, Mariner directors (excluding members of the Kellett Group) and executive officers owned an aggregate of 259,454 shares of Mariner Common Stock, or less than 1.0% of the then outstanding shares of Mariner Common Stock. The members of the Kellett Group and Arthur W. Stratton, Jr., M.D., Mariner's Chairman of the Board, President and Chief Executive Officer, have agreed to vote all shares of Mariner Common Stock owned by them for the Mariner Merger Proposal. The officers and directors (including members of the Kellett Group) of Mariner who, as of the Mariner Record Date, owned approximately 18.5% of the issued and outstanding Mariner Common Stock, have agreed to vote, or indicated their intent to vote their shares of Mariner Common Stock for the Mariner Merger Proposal. See "Certain Other Agreements--Mariner Voting Agreement."

  Approval and adoption of the Mariner Merger Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Mariner Common Stock. A failure to vote, including by abstention or non-vote (including a broker non-vote), will have the same effect as a vote against the Mariner Merger Proposal. Consummation of the Merger is contingent on approval of the Merger Proposals by the stockholders of Paragon and Mariner, respectively. See "Mariner Special Meeting--Record Date; Voting Rights and Votes Required" and "--Proxies; Revocation of Proxies."

MARINER BOARD RECOMMENDATION.

  The Mariner Board unanimously recommends that stockholders of Mariner vote FOR the Mariner Merger Proposal.

RISK FACTORS

  In considering whether to vote in favor of the Merger Proposals or any of the other proposals described herein, the stockholders of Paragon and Mariner, as applicable, should consider the following: (i) Paragon will continue to have a substantial amount of debt and a high degree of "leverage," and a significant portion of such debt will bear interest at variable rates; (ii) as of the Paragon Record Date and Mariner Record Date, on a pro forma basis after giving effect to the Merger, the Apollo Investors and the Kellett Group would own approximately 24.6% and 8.4%, respectively, of the issued and outstanding Paragon Common Stock, and Apollo will have the right to designate five nominees for election to the Paragon Board and will continue to have the ability to exert substantial influence over Paragon; and (iii) there can be no assurance that management of the combined company will be successful in integrating the operations of Paragon and Mariner or achieving all or any significant portion of the currently anticipated synergies from the Merger. For additional information on these and other factors to consider before deciding on the Merger Proposals or any of the other proposals described herein, see "Risk Factors."

THE MERGER

  Subject to the approval of the Merger Proposals by Paragon's stockholders and Mariner's stockholders and the satisfaction or waiver of certain other conditions, the Merger Agreement provides that at the Effective Time of the Merger (which under the terms of the Merger Agreement is the time that a certificate of merger ("Certificate of Merger") is filed with the Secretary of State of the State of Delaware and becomes effective under law): (i) Merger Sub will merge with and into Mariner, with Mariner surviving and continuing as a wholly-owned subsidiary of Paragon; and (ii) each share of Mariner Common Stock issued and outstanding prior to the Effective Time of the Merger will be converted as of the Effective Time of the Merger into the right to receive one share of Paragon Common Stock.

  PARAGON'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE PARAGON BOARD. The Paragon Board, by action of the directors present, unanimously recommends that the Paragon stockholders vote FOR the approval of the Stock Issuance Proposal and the other Paragon Proposals.

  In its deliberations and in making its determination and recommendation, the Paragon Board considered a number of factors including, among others, the following principal factors: (i) the Paragon Board's knowledge of the business and prospects of Mariner and the complementary geographic relationship between Paragon's and Mariner's various skilled nursing and inpatient facilities as well as the complementary strengths of their respective ancillary services operations; (ii) the assessment of the Paragon Board of certain impending changes in the health care industry and the ability of Paragon and the ability of the combined company to adapt to such changes; (iii) the enhanced trading liquidity expected to result from the increased number of shares of Paragon Common Stock outstanding; (iv) the various strategic alternatives available to Paragon, including continuing without any extraordinary transactions; (v) the expected accretion to Paragon's earnings per share and the deleveraging effect of the transaction on Paragon's balance sheet in terms of various benchmark credit ratios; (vi) the presentation of Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its oral opinion that as of April 12, 1998, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken, as set forth in its written opinion, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Paragon; (vii) the terms and conditions of the Merger Agreement; (viii) the terms and conditions of the Voting Agreement, dated as of April 13, 1998, by and among Paragon and certain stockholders of Mariner and attached as Annex IV hereto (the "Mariner Voting Agreement"); (ix) the terms and conditions of the Company Stock Option Agreement, dated as of April 13, 1998, by and between Paragon and Mariner, attached as Annex II hereto (the "Mariner Option Agreement"); and (x) the terms and conditions of the Parent Stock Option Agreement, dated as of April 13, 1998, by and between Paragon and Mariner, attached as Annex III hereto (the "Paragon Option Agreement"). See "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors."

  MARINER'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE MARINER BOARD. The Mariner Board unanimously recommends that the Mariner stockholders vote FOR the approval of the Mariner Merger Proposal.

  In its deliberations and in making its determination and recommendation, the Mariner Board considered a number of factors including, among others, the following principal factors: (i) the Mariner Board's knowledge of the business and prospects of Mariner and Paragon, including the complementary geographic locations of their inpatient facilities and ancillary services operations and the complementary strengths of their ancillary services operations; (ii) the Mariner Board's assessment of changes in the health care industry and the ability of Mariner and the combined company to adapt to such changes; (iii) the opportunity of the combined company to achieve significant potential synergies in terms of revenue enhancements and cost savings; (iv) the opportunities for the combined company to further certain of Mariner's strategic objectives and the opportunity for Mariner's stockholders to participate in benefits resulting therefrom; (v) the leveraged financial model of the combined company, which holds potential for favorable earnings per share growth comparisons and a higher long-term earnings per share growth rate than Mariner; (vi) the strength of the combined management of the combined company; (vii) the opinion of BT Alex. Brown Incorporated ("BT Alex. Brown") that as of April 13, 1998, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions and factors set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of Mariner Common Stock, see "The Merger--Opinion of BT Alex. Brown Incorporated;" (viii) the terms and conditions of the Merger Agreement; the Voting Agreement dated as of April 13, 1998 by and among Mariner and certain stockholders of Paragon attached as Annex V hereto (the "Paragon Voting Agreement"), the Mariner Option Agreement and the Paragon Option Agreement; and (ix) the anticipated tax treatment of the Merger to Mariner's stockholders. See "The Merger--Reasons for the Merger; Recommendations of the Boards of Directors."

OPINION OF MORGAN STANLEY & CO. INCORPORATED

  Morgan Stanley has delivered its written opinion to the Paragon Board, dated April 13, 1998, to the effect that, on the date of such opinion, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken, as set forth in the opinion, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to Paragon. See "The Merger--Opinion of Morgan Stanley & Co. Incorporated." Morgan Stanley's written opinion is attached as Annex VI to this Proxy Statement/Prospectus. Paragon's stockholders are urged to, and should, read the Morgan Stanley opinion carefully and in its entirety.

OPINION OF BT ALEX. BROWN INCORPORATED

  BT Alex. Brown has delivered its written opinion to the Mariner Board, dated April 13, 1998, that, as of such date, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions and factors set forth in such opinion, the Exchange Ratio was fair from a financial point of view to the holders of Mariner Common Stock. See "The Merger--Opinion of BT Alex. Brown Incorporated." BT Alex. Brown's written opinion is attached as Annex VII to this Proxy Statement/Prospectus. Holders of Mariner Common Stock are urged to read the written opinion of BT Alex. Brown carefully and in its entirety. See "The Merger--Opinion of BT Alex. Brown Incorporated."

THE MERGER AGREEMENT

  Paragon, Mariner and Merger Sub have entered into the Merger Agreement (attached hereto as Annex I), which provides that Merger Sub will merge with and into Mariner, with Mariner surviving and continuing as a wholly-owned subsidiary of Paragon.

  Each share of Mariner Common Stock outstanding as of the Effective Time of the Merger will be converted into the right to receive one share of Paragon Common Stock.

  CONDITIONS TO THE CONSUMMATION OF THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or, in certain cases, waiver, of numerous conditions, including the following: (i) the respective Merger Proposals shall have been approved by the requisite vote of the holders of Paragon Common Stock and Mariner Common Stock; (ii) no statute, rule, regulation, executive order, decree or injunction shall have been enacted by any court or governmental authority against Paragon, Merger Sub or Mariner that prohibits, restricts or makes illegal the Merger; (iii) the Registration Statement shall have become effective and any required post-effective amendment shall have become effective under the Securities Act and other state securities laws applicable to the registration of Paragon Common Stock shall have been complied with; (iv) the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have expired or been terminated, and all material filings required to be made with, and all material consents, approvals, authorizations and permits required to be obtained from, any governmental authority prior to the Effective Time of the Merger in connection with the consummation of the Merger shall have been made or obtained; and (v) each of Paragon and Mariner shall have received an opinion from its respective counsel to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that Paragon, Mariner, and Merger Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code.

  The obligation of Mariner to effect the Merger also is subject to the satisfaction, or waiver by Mariner, of additional conditions including the following: (i) no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted that would make illegal or prohibit the consummation of the Merger or render Mariner unable to effect the Merger and no action or proceeding brought by any governmental, regulatory or administrative agency, authority or commission shall have been instituted and be pending that would be reasonably likely to result in any of the foregoing consequences; (ii) since April 13, 1998, no change shall have occurred that would constitute an Omnibus Parent Material Adverse Event (as defined in the Merger Agreement);
(iii) there shall be no proceeding or other action pending or threatened against Paragon or its subsidiaries which is reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement); and (iv) Paragon shall have entered into definitive financing agreements to refinance all indebtedness of Mariner, Paragon and their respective subsidiaries that may become due and payable as a result of the Merger. See "The Merger Agreement-- Conditions to the Consummation of the Merger."

  The obligations of Paragon and Merger Sub to effect the Merger are subject to the satisfaction, or waiver by Paragon and Merger Sub, of additional conditions including the following: (i) no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted that would make illegal or prohibit the consummation of the Merger or render Paragon or Merger Sub unable to effect the Merger and no action or proceeding brought by any governmental, regulatory or administrative agency, authority or commission shall have been instituted and be pending that would be reasonably likely to result in any of the foregoing consequences; (ii) there shall be no proceeding or other action pending or threatened against Mariner or its subsidiaries which is reasonably likely to have a Material Adverse Effect; and (iii) since April 13, 1998, no change shall have occurred that would constitute an Omnibus Company Material Adverse Event (as defined in the Merger Agreement). See "The Merger Agreement-- Conditions to the Consummation of the Merger."

  MARINER STOCK OPTIONS. In order to: (i) reduce the potential dilutive effect of the outstanding options to purchase shares of Mariner Common Stock which would otherwise be converted into options to purchase Paragon Common Stock; and
(ii) better align the option grants of Mariner executives and other Mariner employees continuing with the combined company with those of Paragon officers and other Paragon employees with similar positions, the Paragon Board wanted to terminate all options to purchase Mariner Common Stock and, to the extent the Paragon Board deemed appropriate, grant options to purchase Paragon Common Stock to Mariner executives continuing with the combined company. Accordingly, Paragon requested that the outstanding options to purchase shares of Mariner Common Stock be terminated in connection with the Merger in exchange for cash payments. As part of the comprehensive proposal to resolve all the then outstanding issues made by the Paragon Board to the Mariner Board on April 12, 1998, the Paragon Board required as a term of the Merger that the Mariner Board exercise its authority to terminate the outstanding options granted under

Mariner's 1992 Stock Option Plan and 1994 Stock Plan in exchange for the cash payments described below, and that only options that the Mariner Board could not terminate would be assumed by Paragon in the Merger. In the context of resolving all the then outstanding issues, the Mariner Board accepted the comprehensive proposal, including the proposal regarding the treatment of the outstanding options to purchase shares of Mariner Common Stock. At the Effective Time of the Merger, each option to purchase shares of Mariner Common Stock issued pursuant to Mariner's 1992 Stock Option Plan and the 1994 Stock Plan (the "Cash Payment Options"), whether or not vested, shall constitute the right to receive a cash payment equal to the product of: (i) the average of the last reported sales prices per share of Paragon Common Stock for the five trading days ending on the day immediately preceding the Closing Date (as defined in the Merger Agreement) less the per share exercise price required by such Cash Payment Option; provided, however, that in the event such average price is (X) less than $20, then such average price shall be deemed to be $20 or (Y) more than $22 then such average price shall be deemed to be $22; and
(ii) the number of shares subject to such Cash Payment Option. Options issued pursuant to the 1995 Non-Employee Director Stock Option Plan, as well as options and warrants to purchase Mariner Common Stock assumed or granted by Mariner in connection with historical transactions or otherwise (collectively, the "Assumed Options") will be assumed by Paragon and will constitute options to acquire, on the same terms and conditions as were applicable under such Assumed Options, the number of shares of Paragon Common Stock equal to the number of shares of Mariner Common Stock subject to such Assumed Option at a price per share equal to the per share exercise price of such Assumed Option. See "The Merger Agreement--Mariner Stock Options."

  NO SOLICITATION OF ACQUISITION TRANSACTIONS. Paragon and Mariner have each agreed not to initiate, solicit or encourage, directly or indirectly, any discussions or negotiations with respect to a Paragon Acquisition Transaction (as defined below in "The Merger Agreement--No Solicitation of Acquisition Transactions") or a Mariner Acquisition Transaction (as defined below in "The Merger Agreement--No Solicitation of Acquisition Transactions"), respectively. See "The Merger Agreement--No Solicitation of Acquisition Transactions."

  TERMINATION. The Merger Agreement may be terminated either: (i) by the mutual consent of the Paragon Board and the Mariner Board; (ii) by either party if the Merger is not consummated on or before December 31, 1998; (iii) by either party if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree, judgment, or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger that has become final and non-appealable; or (iv) by either party if the approval of the Merger Proposals by Paragon stockholders or Mariner stockholders is not obtained.

  In addition, Mariner may terminate the Merger Agreement if any of the following occurs: (i) at any time prior to the Closing Date an Omnibus Parent Material Adverse Event shall have occurred or Paragon or Merger Sub shall have breached or failed to comply in any material respect with any of their obligations under the Merger Agreement and, in each case, such Omnibus Parent Material Adverse Event or such breach or failure shall continue unremedied for 10 days after Paragon or Merger Sub has received written notice from Mariner of the occurrence of such breach or failure; (ii) prior to the approval of the Stock Issuance Proposal by the stockholders of Paragon, the Paragon Board withdraws or modifies its favorable recommendation of the Merger or recommends that Paragon enter into a definitive agreement with respect to a Paragon Acquisition Transaction with a party other than Mariner; or (iii) prior to the Effective Time of the Merger, Mariner receives a written offer with respect to a Mariner Acquisition Transaction with a party other than Paragon or its affiliates or such other party has commenced a tender offer which, in either case, the Mariner Board determines in good faith is more favorable to Mariner's stockholders than the Merger. See "The Merger Agreement--Termination."

  Paragon may terminate the Merger Agreement if any of the following occurs:
(i) at any time prior to the Closing Date an Omnibus Company Material Adverse Event shall have occurred or Mariner shall have breached or failed to comply in any material respect with any of its obligations under the Merger Agreement and, in each case, such Omnibus Company Material Adverse Event or such breach or failure shall continue unremedied for 10 days after Mariner has received written notice from Paragon or Merger Sub of the occurrence of such breach or failure; (ii) prior to the approval of the Mariner Merger Proposal by the stockholders of Mariner, the Mariner Board withdraws or modifies its favorable recommendation of the Merger or recommends that Mariner enter into a definitive agreement with respect to a Mariner Acquisition Transaction with a party other than Paragon; or (iii) prior to the Effective Time of the Merger, Paragon receives a written offer with respect to a Paragon Acquisition Transaction with a party other than Mariner or its affiliates or such other party has commenced a tender offer which, in either case, the Paragon Board determines in good faith is more favorable to Paragon's stockholders than the Merger. See "The Merger Agreement--Termination."

  ACCOUNTING TREATMENT. The Merger will be treated by Paragon for accounting purposes in accordance with the rules for purchase accounting. Accordingly, the assets and liabilities of Mariner will be recorded on Paragon's books at their estimated fair market values with the remaining purchase price reflected as goodwill. See the "Notes to the Paragon Health Network, Inc. Pro Forma Condensed Consolidated Financial Statements," included elsewhere in this Proxy Statement/Prospectus.

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Powell, Goldstein, Frazer & Murphy LLP, counsel to Paragon, and Testa, Hurwitz & Thibeault, LLP, counsel to Mariner, have delivered to Paragon and Mariner, respectively, their opinions, based upon customary representations of Paragon and Mariner, respectively, that: (i) the Merger will qualify as a reorganization within the meaning of
Section 368(a) of the Code; and (ii) Paragon, Mariner, and Merger Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to the Merger. Accordingly, no gain or loss will be recognized by Paragon, Mariner, and Merger Sub, or by the holders of Mariner Common Stock. See "The Merger Agreement--Certain Federal Income Tax Consequences."

  AMENDMENT AND WAIVER. At any time prior to the Effective Time of the Merger, each of the parties to the Merger Agreement may by action taken by their respective Boards of Directors: (i) extend the time of the performance of any of the obligations or other acts of the other parties thereto; (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained therein. The Merger Agreement may be amended by the parties at any time by action taken by their respective Boards of Directors before or after approval of the Merger Proposals by the stockholders of Paragon or Mariner; provided that no amendment may be made after such stockholder approval that decreases the Exchange Ratio or that otherwise adversely affects the rights of the Mariner stockholders, without the approval by the affirmative vote of the holders of a majority of the issued and outstanding shares of Mariner Common Stock. In the event that an amendment or waiver is contemplated that requires stockholder approval as provided in the prior sentence or under applicable law, a supplement to this Proxy Statement/Prospectus will be distributed to Mariner stockholders, and proxies will be resolicited. If, following stockholder approval, any waiver is contemplated, the Paragon Board or the Mariner Board, as the case may be, will determine (based on the materiality of such waiver and other facts and circumstances) whether to seek stockholder approval. See "The Merger Agreement--Amendment and Waiver."

CERTAIN OTHER AGREEMENTS

  PARAGON VOTING AGREEMENT AND MARINER VOTING AGREEMENT. Apollo has entered into a Voting Agreement, dated as of April 13, 1998, with Mariner (the "Paragon Voting Agreement"), under which Apollo has agreed to vote all shares of Paragon Common Stock beneficially owned by the Apollo Investors in favor of the Stock Issuance Proposal and against transactions that may be deemed competitive or an impediment to the Merger. Under the terms of the Paragon Voting Agreement, Apollo has agreed to: (i) certain restrictions on the transfer of the shares of Paragon Common Stock held by the Apollo Investors and on their ability to enter into voting trusts or voting agreements with respect to such shares; and (ii) refrain from directly or indirectly facilitating or encouraging any transaction which may be deemed competitive with the Merger. See "Certain Other Agreements--Paragon Voting Agreement." The Kellett Group and Dr. Stratton have entered into a Voting

Agreement, dated as of April 13, 1998, with Paragon (the "Mariner Voting Agreement") containing terms similar to those described with respect to the Paragon Voting Agreement. See "Certain Other Agreements--Mariner Voting Agreement."

  PARAGON OPTION AGREEMENT AND MARINER OPTION AGREEMENT. In connection with the Merger Agreement, Paragon and Mariner entered into the Paragon Option Agreement and the Mariner Option Agreement under which each has granted the other an option to purchase shares of its common stock equal to 19.9% of the total number of shares of its common stock issued and outstanding as of April 13, 1998, at an exercise price of $19.75 per share. Each such option becomes exercisable in the event the Merger Agreement is terminated under circumstances where the party granting the option is required to pay a Termination Fee (as defined in the Merger Agreement) and within 12 months of such termination, a Purchase Event (as defined in the Paragon Option Agreement and Mariner Option Agreement) occurs. Upon becoming exercisable, the relevant option will remain exercisable for a period of 12 months following the occurrence of the Purchase Event. In the event the option granted to either Paragon or Mariner becomes exercisable, Paragon or Mariner, as the case may be, is granted the right to make up to two demands for registration pursuant to which the other party will be required to promptly prepare, file and keep current a registration statement under the Securities Act, covering shares issuable pursuant to the applicable option agreement. See "Certain Other Agreements--Paragon Option Agreement" and "--Mariner Option Agreement."

DESCRIPTION OF FINANCING ARRANGEMENTS

  PARAGON AND MARINER SENIOR CREDIT ARRANGEMENTS. Consummation of the Merger will require the consent of the lenders under (i) the Credit Agreement, dated as of November 4, 1997 (as amended, the "Paragon Credit Agreement"), by and among Paragon, the lenders signatory thereto (the "Paragon Lenders"), The Chase Manhattan Bank, as administrative agent (the "Paragon Administrative Agent"), swing line lender and letter of credit bank, and NationsBank, N.A., as documentation agent, and (ii) the Credit Agreement, dated as of May 18, 1994 (as amended and restated through and including Amendment No. 16 thereto dated as of January 2, 1998, the "Mariner Credit Agreement"), by and among Mariner, the lenders signatory thereto (the "Mariner Lenders"), and PNC Bank, National Association, as agent for the Mariner Lenders (the "Mariner Agent"). In connection with obtaining such consents, Paragon intends to structure the financing arrangements of Paragon and Mariner such that Mariner and its subsidiaries would not guarantee Paragon's obligations under the Paragon Credit Agreement or pledge their assets to secure such obligations. In addition, Mariner and its subsidiaries would not be subject to the covenants contained in the Paragon Credit Agreement and the covenants contained in the Mariner Credit Agreement would not be binding on Paragon and its non-Mariner subsidiaries. Furthermore, Paragon intends to seek additional amendments to permit Paragon to make investments in Mariner and to permit Mariner to pay dividends and make other restricted payments to Paragon. Paragon is also discussing with the Paragon Administrative Agent the possibility of either providing an additional $100 million credit facility or increasing the credit facility commitment under the Paragon Credit Agreement to fund Paragon's investment in Mariner and to permit payments to be made to the holders of the Cash Payment Options, as well as providing additional liquidity to Paragon for general corporate purposes. See "Description of Financing Arrangements."

  MARINER 9 1/2% SENIOR SUBORDINATED NOTES. Pursuant to the terms of the Indenture dated as of April 4, 1996, by and between Mariner and State Street Bank and Trust Company, as trustee (the "Mariner Indenture"), pertaining to $150 million aggregate principal amount of Mariner's 9 1/2% Senior Subordinated Notes Due 2006 (the "Mariner Notes"), Mariner is required to give written notice to the holders of the Mariner Notes of the occurrence of a "change of control" of Mariner. The Merger will constitute a "change of control" under the Mariner Indenture. As a result, the holders of the Mariner Notes have the right to require Mariner to repurchase the outstanding Mariner Notes at a purchase price in cash equal to 101% of the principal amount of the outstanding Mariner Notes plus accrued and unpaid interest, if any, to the date of repurchase. Paragon is in the process of arranging a committed facility to provide liquidity to cover the maximum amount of this contingent obligation. See "Description of Financing Arrangements."

OTHER APPROVALS AND CONSENTS

  In certain instances, the Merger will require the consent of third-parties. The inability of Paragon or Mariner to obtain certain of such consents could adversely affect Paragon's or Mariner's ability to consummate the Merger. For further information, see "Description of Financing Arrangements."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Certain members of Mariner's and Paragon's management and the Mariner Board and Paragon Board may be deemed to have interests in the Merger, in addition to their interests as Mariner or Paragon stockholders generally, including: (i) the acceleration of the vesting of currently unvested Assumed Options as a result of the consummation of the Mergers as described under "The Merger Agreement--Mariner Stock Options;" (ii) the right of holders of Cash Payment Options, whether or not vested, to receive a cash payment at a price that may be greater or less than the price received by other stockholders upon cancellation of such options as of the Effective Time of the Merger (see "The Merger Agreement--Mariner Stock Options" and "Interests of Certain Persons in the Merger--Options"); (iii) the indemnification provisions of the Merger Agreement regarding indemnification of, and the obligation of Paragon to maintain directors' and officers' liability insurance for, current Mariner directors and officers and certain other persons as described under "The Merger Agreement--Effect on Mariner Employee Benefit Plans and Employee Agreements;"
(iv) the right of certain officers to receive certain payments under their employment agreements with Mariner if no longer employed following the Effective Time of the Merger as described under "Interests of Certain Persons in the Merger--Mariner Executive Employment Agreements with Messrs. Hansen and Diaz;" (v) certain amendments to certain of the arrangements, and the resolution of certain disputes, between Mariner (or Mariner affiliates) and certain members of the Kellett Group and their affiliates as described under "Interests of Certain Persons in the Merger--Certain Agreements with the Kelletts and Their Affiliates;" (vi) the benefits to be received by Dr. Stratton under the terms of his new employment agreement with Paragon and the conforming changes to Mr. Pitts' employment agreement with Paragon, dated as of November 4, 1997, contemplated in order to bring Mr. Pitts' compensation into parity with Dr. Stratton's compensation, as described under "Interests of Certain Persons in the Merger--Stratton Employment Agreement" and "--Amendment to Pitts' Employment Agreement;" (vii) Paragon's intention to enter into arrangements with certain other of Mariner's executives that provide for their continued employment and benefits by Paragon (see "Interests of Certain Persons in the Merger--Continued Employment"); (viii) two members of the Mariner Board will become members of the Paragon Board (see "Directors and Executive Officers of the Combined Company Following the Merger"); and (ix) the extension of time in which Apollo can designate five nominees for election to the Paragon Board as described under "Interests of Certain Persons in the Merger--Agreements with Apollo." In addition to the foregoing, Keith B. Pitts, Paragon's Chairman, President and Chief Executive Officer, is a party to certain stockholder and proxy and voting agreements with the Apollo Investors, which agreements grant Apollo an irrevocable proxy and certain other rights with respect to all shares of Paragon Common Stock beneficially owned by Mr. Pitts. Mr. Pitts will be released from his rights and obligations under these agreements as of the Effective Time of the Merger. See "Interests of Certain Persons in the Merger-- Agreements with Apollo."

  STRATTON EMPLOYMENT AGREEMENT. Paragon has entered into an employment agreement with Dr. Stratton which becomes effective upon the consummation of the Merger. Under the employment agreement, Dr. Stratton will serve as the Vice-Chairman of the Board, Chief Operating Officer and President of the combined company, reporting to the Chief Executive Officer of the combined company. Dr. Stratton, who is currently expected to relocate his office to the principal executive offices of the combined company in Atlanta, Georgia, will have responsibility and authority to oversee the general operations of the combined company and to assist the Chief Executive Officer in the formulation of strategic policies, management and leadership of the combined company. The employment agreement is for a four-year term, with annual automatic extensions of the term for additional one-year periods unless Dr. Stratton or Paragon elects not to have the term so extended. The employment agreement provides Dr. Stratton with a base salary of $850,000 per year, subject to annual adjustment in the discretion of the Paragon Board, and permits Dr. Stratton to earn a bonus of up to 150% of his annual base salary if Paragon achieves certain financial targets established pursuant to an annual bonus plan. In addition, immediately following the consummation of the Merger, Paragon has agreed to award Dr. Stratton an option under the Long-Term Incentive Plan to purchase 1,000,000 shares of Paragon Common Stock at an exercise price per share equal to the fair market value of a share of Paragon Common Stock as of the Effective Time of the Merger. In connection with the termination of Dr. Stratton's employment agreement with Mariner, Paragon has agreed to pay Dr. Stratton approximately $9.9 million plus a payment to cover any excise taxes imposed by Section 4999 of the Code (plus any taxes thereon) imposed on such payments. See "Interests of Certain Persons in the Merger-- Stratton Employment Agreement."

  AMENDMENT TO PITTS' EMPLOYMENT AGREEMENT. Paragon intends to amend certain terms of Mr. Pitts' current employment agreement with Paragon, dated as of November 4, 1997, to provide for terms comparable to those discussed above in connection with Dr. Stratton's employment agreement with Paragon with regard to, among other things, base salary and term of the agreement.

  AGREEMENTS WITH APOLLO. In connection with the Merger Agreement, certain of the Apollo Investors and Paragon entered into an amendment to a Stockholders Agreement, dated as of November 4, 1997, which amendment will become effective at the Effective Time of the Merger. The amendment has the effect of reducing from six to five the number of individuals Apollo is entitled to designate for election as Paragon directors and extending the time during which Apollo can designate such members to the Paragon Board, without regard to its pro rata ownership of the issued and outstanding Paragon Common Stock, from November 4, 2000 to five years following the Effective Time of the Merger. See "Interests of Certain Persons in the Merger--Agreements with Apollo."

  CERTAIN AGREEMENTS WITH THE KELLETTS AND THEIR AFFILIATES. In connection with the Kelletts' execution and delivery of the Mariner Voting Agreement, the Kelletts, Mariner and Paragon agreed to use commercially reasonable best efforts to resolve certain previously existing issues between the Kelletts and Mariner. Subsequently, they have agreed to the following actions, which will become effective as of the Effective Time of the Merger: (i) the existing stockholders agreement among Mariner and the Kellett Group will be terminated;
(ii) certain issues relating to Mariner's contractual indemnification claims against the Kelletts and certain of their affiliates will be resolved in favor of the Kelletts and their affiliates; (iii) Mariner will agree to terminate certain fixed-price options to purchase skilled nursing facilities it currently leases from partnerships controlled by the Kelletts, if, at any time after the Effective Time of the Merger, Mariner defaults under the applicable lease by failing to pay any rent or other amounts due thereunder and, as a result of such default, the lessor of the facility leased under such lease terminates such lease in accordance with its terms; (iv) Mariner will extend the terms of the leases on three of the 14 facilities it currently leases from partnerships controlled by the Kelletts and the periods during which the fixed-price purchase options thereon may be exercised; and (v) after the Mariner Credit Agreement has been terminated and the indebtedness thereunder has been repaid in full, Paragon will assume Mariner's obligations under the existing lease payment guarantees and will provide similar lease payment guarantees to future mortgage lenders to the partnerships controlled by the Kelletts that lease the facilities to Mariner. See "Interests of Certain Persons in the Merger--Certain Arrangements with the Kelletts and Their Affiliates."

PARAGON BOARD FOLLOWING THE MERGER

  Following consummation of the Merger, the Paragon Board will be comprised of 11 members, including nine members from among the current members of the Paragon Board and Dr. Stratton and Samuel B. Kellett, who are currently members of the Mariner Board. In addition, pursuant to certain amendments to its rights under the Apollo Stockholders Agreement (as defined herein), which will become effective at the Effective Time of the Merger, Apollo's current right to designate nominees for election as members of the Paragon Board will be reduced to five nominees. See "Interests of Certain Persons in the Merger--Agreements with Apollo." In addition, pursuant to the Merger Agreement, at the Effective Time of the Merger, certain amendments to

Paragon's Amended and Restated Bylaws (the "Paragon Bylaws") will become effective. The amendments to the Paragon Bylaws will exempt from existing supermajority voting requirements actions taken by the Paragon Board in connection with certain transactions sponsored by a third party that would constitute a change of control of Paragon and in which the sole consideration offered by such third party is cash. See "Comparison of Stockholder Rights."

NO STOCKHOLDERS' RIGHTS OF APPRAISAL

  Mariner stockholders will not have the right to an appraisal of the value of their shares in connection with the Merger under the provisions of Section 262 of the General Corporation Law of the State of Delaware ("DGCL"). All of the Paragon Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will remain outstanding following the Merger. Accordingly, the stockholders of Paragon will not be entitled to appraisal rights under
Section 262 of the DGCL. See "Mariner Special Meeting."

STOCK EXCHANGE LISTING

  Paragon has agreed to use commercially reasonable efforts to cause the Paragon Common Stock that will be issued in connection with the Merger to be listed for trading on the NYSE following the Effective Time of the Merger. If the Name Change Proposal is approved by the Paragon stockholders, simultaneously with the Effective Time of the Merger, Paragon will change its name to "Mariner Post-Acute Network, Inc." and it is expected that the outstanding common stock of the combined company will be listed for trading on the NYSE under the symbol "MPN."

COMPARISON OF STOCKHOLDER RIGHTS

  Upon consummation of the Merger, Mariner stockholders will become Paragon stockholders, and their rights will be governed by the Paragon Charter and the Paragon Bylaws, which differ in certain respects from the Mariner Charter and Mariner Bylaws, including: (i) the Paragon Charter and the Paragon Bylaws do not provide for a classified Board of Directors; (ii) the Paragon Charter and Paragon Bylaws permit stockholder action by written consent; and (iii) the Paragon Bylaws require the super-majority vote of the Paragon Board on certain issues. Following consummation of the Merger, current holders of Paragon Common Stock will continue as stockholders in Paragon, which will continue to operate under the Paragon Charter and the Paragon Bylaws (with the exception of: (i) the proposed amendments of the Paragon Charter providing for the new name and the increase in the number of authorized shares of Paragon Common Stock; and
(ii) the contemplated amendments to the Paragon Bylaws). For a more detailed discussion of the material differences between the rights of holders of Mariner Common Stock and holders of Paragon Common Stock, see "Comparison of Stockholder Rights."

                          PARAGON HEALTH NETWORK, INC.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

  The following selected historical consolidated financial information of Paragon, with respect to each year in the five-year period ended September 30, 1997, is derived from the consolidated financial statements of Paragon. Such consolidated financial statements have been audited by Ernst & Young LLP, independent auditors, but do not give effect to the operations of GranCare as the LCA/GranCare/Apollo Mergers occurred subsequent to September 30, 1997 and are not indicative of the financial position of Paragon following the LCA/GranCare/Apollo Mergers. The financial information of Paragon for the six months ended March 31, 1998 and 1997 has been derived from unaudited consolidated financial statements contained in the Quarterly Report on Form 10-Q for the periods ended March 31, 1998 and 1997 and is qualified in its entirety by such documents, which, in the opinion of Paragon's management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the unaudited interim periods. The operating results for the six months ended March 31, 1998 are not necessarily indicative of results for the full fiscal year and do not include the operations of GranCare from October 1, 1997 through October 31, 1997. This information should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of Paragon and the Consolidated Financial Statements of Paragon and the Notes thereto incorporated by reference into this Proxy Statement/Prospectus.

                           SIX MONTHS ENDED
                               MARCH 31,                   YEAR ENDED SEPTEMBER 30,
                           ------------------  ----------------------------------------------------
                           1998(1)     1997       1997        1996       1995      1994      1993
                           --------  --------  ----------  ----------  --------  --------  --------
                              (UNAUDITED)
                                  (IN THOUSANDS EXCEPT PER SHARE AND STATISTICAL DATA)
STATEMENT OF INCOME DATA:
 Net revenues............  $908,767  $565,520  $1,140,288  $1,114,491  $893,869  $708,873  $576,140
 Costs and expenses:
 Operating expenses,
  excluding items shown
  below..................   772,908   476,857     960,794     943,498   756,356   601,458   486,932
 Rent....................    39,142    21,071      42,489      44,185    36,876    31,875    29,727
 Depreciation and
  amortization...........    33,326    20,066      39,309      39,214    31,158    26,072    21,017
 Impairment of long-lived
  assets (2).............       --        --          --       20,489       --        --        --
 (Gain) on sale of assets
  (3)....................       --        --          --      (22,451)      --        --        --
 Merger and related costs
  (4)....................    80,687       --        2,588         --     12,474       --        --
                           --------  --------  ----------  ----------  --------  --------  --------
 Total expenses..........   926,063   517,994   1,045,180   1,024,935   836,864   659,405   537,676
                           --------  --------  ----------  ----------  --------  --------  --------
 Income (loss) from
  operations.............   (17,296)   47,526      95,108      89,556    57,005    49,468    38,464
 Interest expense........    52,034    10,625      21,492      20,128    18,322    16,043    12,458
 Interest and dividend
  income.................    (4,744)   (2,189)     (4,640)     (7,667)   (7,505)   (5,149)   (3,460)
                           --------  --------  ----------  ----------  --------  --------  --------
 Income (loss) before
  income taxes and
  equity earnings/minority
  interest...............   (64,586)   39,090      78,256      77,095    46,188    38,574    29,466
 Provision (benefit) for
  income taxes...........   (13,951)   16,369      33,604      33,759    21,750    13,561    10,149
 Equity earnings/minority
  interest...............      (299)     (182)       (735)       (156)     (204)    1,603     1,582
                           --------  --------  ----------  ----------  --------  --------  --------
 Income (loss) before
  extraordinary item.....   (50,934)   22,539      43,917      43,180    24,234    26,616    20,899
 Extraordinary loss on
  early extinguishment of
  debt (5)...............   (11,275)      --          --          --        --        --        --
                           --------  --------  ----------  ----------  --------  --------  --------
 Net income (loss).......  ($62,209) $ 22,539  $   43,917  $   43,180  $ 24,234  $ 26,616  $ 20,899
                           ========  ========  ==========  ==========  ========  ========  ========
PRO FORMA INCOME TAX
 DATA:
 Income before income
  taxes and equity
  earnings/minority
  interest...............       N/A       N/A         N/A         N/A  $ 46,188  $ 38,574  $ 29,466
 Pro forma taxes (6).....       N/A       N/A         N/A         N/A    22,349    14,460    11,048
 Equity earnings/minority
  interest...............       N/A       N/A         N/A         N/A      (204)    1,603     1,582
                                                                       --------  --------  --------
 Pro forma net income
  (6)....................       N/A       N/A         N/A         N/A  $ 23,635  $ 25,717  $ 20,000
                                                                       ========  ========  ========
EARNINGS (LOSS) PER
 SHARE: (7)
 Basic earnings (loss)
  per share:
 Net income (loss) before
  extraordinary item.....    ($1.15) $   0.38  $     0.75  $     0.72  $   0.43  $   0.85  $   0.75
 Extraordinary item......     (0.25)      --          --          --        --        --        --
                           --------  --------  ----------  ----------  --------  --------  --------
 Net income (loss) per
  common share...........    ($1.40) $   0.38  $     0.75  $     0.72  $   0.43  $   0.85  $   0.75
                           --------  --------  ----------  ----------  --------  --------  --------
 Diluted earnings (loss)
  per share:
 Net income (loss) before
  extraordinary item.....    ($1.15) $   0.38  $     0.73  $     0.71  $   0.42  $   0.83  $   0.74
 Extraordinary item......     (0.25)      --          --          --        --        --        --
                           --------  --------  ----------  ----------  --------  --------  --------
 Net income (loss) per
  common share...........    ($1.40) $   0.38  $     0.73  $     0.71  $   0.42  $   0.83  $   0.74
                           ========  ========  ==========  ==========  ========  ========  ========

                           SIX MONTHS ENDED
                              MARCH 31,                YEAR ENDED SEPTEMBER 30,
                          -------------------  ---------------------------------------------
                           1998(1)     1997      1997      1996     1995     1994     1993
                          ---------  --------  --------  --------  -------  -------  -------
                             (UNAUDITED)
                              (IN THOUSANDS EXCEPT PER SHARE AND STATISTICAL DATA)
PRO FORMA EARNINGS
 (LOSS) PER SHARE: (6)
 Basic..................        N/A       N/A       N/A       N/A  $  0.42  $  0.82  $  0.72
 Diluted................        N/A       N/A       N/A       N/A  $  0.41  $  0.80  $  0.71
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING: (7)
 Basic..................     44,434    58,561    58,613    60,372   56,553   31,345   27,696
 Diluted................     44,434    59,423    59,808    60,946   57,134   31,972   28,059
STATISTICAL DATA:
 Number of centers (end
  of period)............        329       200       202       206      294      288      267
 Weighted average
  licensed beds.........     34,987    23,211    23,028    25,498   26,355   26,617   24,341
 Average occupancy
  rate..................       83.8%     83.0%     82.9%     83.9%    85.1%    85.2%    84.3%
 Percentage of revenues
  from:
 Private................       28.3%     33.7%     33.4%     31.9%    25.5%    23.7%    24.0%
 Medicare...............       33.1%     25.3%     25.7%     25.5%    23.9%    17.5%    13.6%
 Medicaid...............       38.6%     41.0%     40.9%     42.6%    50.6%    58.8%    62.4%
                              MARCH 31,                      SEPTEMBER 30,
                          -------------------  ---------------------------------------------
                          1998 (1)     1997      1997      1996     1995     1994     1993
                          ---------  --------  --------  --------  -------  -------  -------
BALANCE SHEET DATA:
 Working capital........  $ 274,890  $147,106  $102,104  $101,091  $34,631  $14,955  $15,960
 Total assets...........  1,780,216   866,260   874,367   809,612  730,708  525,639  376,248
 Long term debt,
  including current
  portion...............  1,295,818   327,228   295,959   276,448  216,910  206,097  135,409
 Stockholders' equity...     71,178   352,809   375,283   329,315  303,596  172,018  119,432
 Total capitalization...  1,366,996   680,037   671,242   605,763  520,506  378,115  254,841

-------
(1) See Management's Discussion and Analysis of Financial Condition and Results of Operations included in Form 10-Q for the quarters ended December 31, 1997 and March 31, 1998 for an explanation of LCA/GranCare/Apollo Mergers. The GranCare merger was accounted for under the purchase method and is reflected in Paragon's historical operating results and balance sheet since November 1, 1997.
(2) The $20.5 million charge relates to impairment of long-lived assets from the adoption of SFAS 121. See Notes to Consolidated Financial Statements.
(3) The $(22.5) million gain relates to the sale of Living Centers-DevCon, Inc. See Notes to Consolidated Financial Statements.
(4) The six months ended March 31, 1998 include $80.7 million of recapitalization, indirect merger, and transition costs related to the LCA/GranCare/Apollo Mergers. Fiscal 1997 includes $2.6 million of merger costs related to the LCA/GranCare/Apollo Mergers. Fiscal 1995 includes $12.5 million of merger, acquisition, and related costs associated with the combination with The Brian Center Corporation. See Notes to Consolidated Financial Statements.
(5) The extraordinary charge resulted from prepayment penalties incurred on the early extinguishment of debt and the write-off of certain deferred financing fees in conjunction with the LCA/GranCare/Apollo Mergers. See Notes to Consolidated Financial Statements.
(6) A pro forma income tax provision has been provided to reflect the estimated federal and state income taxes as if all The Brian Center Corporation
    S corporations were taxable entities. See Notes to Consolidated Financial Statements.
(7) Earnings per share and number of shares outstanding have been adjusted to reflect the three-for-one stock split in the form of a stock dividend paid on December 30, 1997. Paragon adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" in the six months ended March 31, 1998 and, accordingly, earnings per share and weighted average common shares outstanding for all prior periods have been restated to conform to the requirements of this new standard. See Notes to Consolidated Financial Statements.

                           MARINER HEALTH GROUP, INC.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

  The following selected historical consolidated financial information of Mariner with respect to each year in the five-year period ended December 31, 1997, has been derived from the consolidated financial statements of Mariner. Such consolidated financial statements have been audited by Coopers & Lybrand L.L.P., independent auditors. The financial information of Mariner for the three months ended March 31, 1998 and 1997 has been derived from unaudited consolidated financial statements contained in Mariner's Quarterly Report on Form 10-Q for the period ended March 31, 1998 and is qualified in its entirety by such report, which, in the opinion of Mariner's management, includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such information for the unaudited interim periods. The operating results for the three months ended March 31, 1998 are not necessarily indicative of results for the full fiscal year. This information should be read in conjunction with Mariner's Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements of Mariner and the Notes thereto incorporated by reference into this Proxy Statement/Prospectus.

                          THREE MONTHS ENDED
                               MARCH 31,                  YEAR ENDED DECEMBER 31,
                          --------------------  ------------------------------------------------
                            1998       1997       1997      1996      1995      1994      1993
                          ---------  ---------  --------  --------  --------  --------  --------
                              (UNAUDITED)
                                (IN THOUSANDS EXCEPT PER SHARE AND STATISTICAL DATA)
STATEMENT OF OPERATIONS
 DATA:
 Net patient service
  revenue (1)...........  $ 195,405  $ 170,824  $714,623  $578,755  $337,635  $260,357  $209,238
 Other income...........      6,971      3,589    18,853    12,054    17,171     3,787     1,568
                          ---------  ---------  --------  --------  --------  --------  --------
 Total operating
  revenue...............    202,376    174,413   733,476   590,809   354,806   264,144   210,806
 Operating expenses:
 Facility operating
  costs (2).............    152,430    133,698   563,646   465,226   276,633   208,691   167,785
 Corporate general and
  administrative
  expenses (3)..........     14,484     11,808    62,052    46,401    39,830    30,935    34,902
 Depreciation and
  amortization expense..      7,911      6,546    27,499    21,376    11,397     8,091     6,843
 Interest expense, net..     12,275      9,190    39,952    26,256     3,598     1,819     7,379
 Facility rent expense,
  net...................      1,144      1,112     4,421     3,727     1,830     1,739     1,079
 Asset impairment loss..        --         --     10,486       --        --        --        --
                          ---------  ---------  --------  --------  --------  --------  --------
 Total operating
  expenses..............    188,244    162,354   708,056   562,986   333,288   251,275   217,988
                          ---------  ---------  --------  --------  --------  --------  --------
 Operating income
  (loss)................     14,132     12,059    25,420    27,823    21,518    12,869    (7,182)
 Net gain (loss) on sale
  of assets.............        --         --     (2,920)     (826)       (6)      932       364
                          ---------  ---------  --------  --------  --------  --------  --------
 Income (loss) before
  income taxes and
  extraordinary item....     14,132     12,059    22,500    26,997    21,512    13,801    (6,818)
 Net provision for
  income taxes..........     (6,218)    (5,306)  (10,913)  (10,799)   (7,892)   (5,848)   (3,220)
                          ---------  ---------  --------  --------  --------  --------  --------
 Income (loss) before
  extraordinary item....      7,914      6,753    11,587    16,198    13,620     7,953   (10,038)
 Extraordinary item.....        --         --        --        --     (1,138)      (86)   (5,882)
                          ---------  ---------  --------  --------  --------  --------  --------
 Net income (loss)......  $   7,914  $   6,753  $ 11,587  $ 16,198  $ 12,482  $  7,867  ($15,920)
                          =========  =========  ========  ========  ========  ========  ========
EARNINGS (LOSS) PER
 SHARE:
 Basic earnings (loss)
  per share:
 Net income (loss)
  before extraordinary
  item..................  $    0.27  $    0.23  $   0.40  $   0.56  $   0.60  $   0.42    ($0.90)
 Extraordinary item.....        --         --        --        --      (0.05)      --      (0.53)
                          ---------  ---------  --------  --------  --------  --------  --------
 Net income (loss) per
  common share..........  $    0.27  $    0.23  $   0.40  $   0.56  $   0.55  $   0.42    ($1.43)
                          =========  =========  ========  ========  ========  ========  ========
 Diluted earnings (loss)
  per share:
 Net income (loss)
  before extraordinary
  item..................  $    0.26  $    0.23  $   0.39  $   0.55  $   0.60  $   0.41    ($0.90)
 Extraordinary item.....        --         --        --        --      (0.05)      --      (0.53)
                          ---------  ---------  --------  --------  --------  --------  --------
 Net income (loss) per
  common share..........  $    0.26  $    0.23  $   0.39  $   0.55  $   0.55  $   0.41    ($1.43)
                          =========  =========  ========  ========  ========  ========  ========

                           THREE MONTHS
                          ENDED MARCH 31,           YEAR ENDED DECEMBER 31,
                          ----------------  -------------------------------------------
                           1998     1997     1997     1996     1995     1994     1993
                          -------  -------  -------  -------  -------  -------  -------
                            (UNAUDITED)
                           (IN THOUSANDS EXCEPT PER SHARE AND STATISTICAL DATA)
WEIGHTED AVERAGE NUMBER
 OF SHARES OUTSTANDING:
 Basic..................   29,500   29,018   29,226   28,721   22,502   18,911   11,106
 Diluted................   30,473   29,174   29,885   29,210   22,755   19,251   11,106
STATISTICAL DATA:
 Number of centers (end
  of period)............       94       79       93       78       58       27       26
 Licensed beds (end of
  period)...............   12,593   10,545   12,540   10,544    7,635    3,114    2,883
 Average occupancy
  rate..................       89%      91%      90%      88%      88%      89%      91%
 Percentage of revenues
  from:
 Private................       31%      33%      34%      37%      50%      54%      55%
 Medicare...............       40%      37%      35%      37%      29%      26%      23%
 Medicaid...............       29%      30%      31%      26%      21%      20%      22%

                                                     DECEMBER 31,
                         MARCH 31,  ----------------------------------------------
                            1998       1997      1996     1995     1994     1993
                         ---------- ---------- -------- -------- -------- --------
BALANCE SHEET DATA:
 Working capital........ $  116,097 $  102,253 $ 68,154 $ 74,148 $ 71,217 $ 55,348
 Total assets...........  1,085,160  1,075,769  881,233  411,526  296,933  208,467
 Long term debt and
  capital lease
  obligations, including
  current portion.......    449,201    434,670  273,575  113,066   26,700   40,361
 Subordinated debt......    149,732    149,724  149,691    1,356    1,694    2,611
 Convertible redeemable
  preferred stock (4)...        --         --       --     1,030      891      790
 Stockholders' equity...    349,796    340,818  324,788  242,392  228,148  127,229

--------
(1) Includes a charge of $10.0 million in 1996 related to additional reserves on Medicare receivables.
(2) Includes $4.3 million related to a significant change in business focus at Mariner's Baltimore facility in 1995. Includes approximately $7.2 million in 1997 for office closings, abandonment of certain furniture and equipment and other expenses related to the consolidation of Mariner's rehabilitation business. See Mariner's Management's Discussion and Analysis of Financial Condition and Results of Operations in Mariner's Form 10-K for the year ended December 31, 1997.
(3) During 1994 Mariner recorded a charge of $9.3 million, of which $7.9 million related to the merger with Pinnacle Care Corporation, which was accounted for as a pooling of interests, and $1.4 million related to the accelerated vesting of certain stock options. Of the merger costs, approximately $4.6 million was reserved for employee severance, payroll and relocation, $2.9 million was reserved for transaction costs including investment bankers', legal, and accounting fees, $0.2 million was reserved for customer relations, $0.1 million for operations relocation, and $0.1 million for investor and employee relations.

    During 1995, Mariner accrued costs totaling $8.1 million related to the acquisition of Convalescent Services, Inc. and the consolidation of various regional and satellite offices to the New London, Connecticut office. Of this total charge, approximately $3.7 million related to severance and related payroll costs and approximately $4.4 million related to expenses incurred to close Mariner's regional offices.

    In 1997, corporate, general and administrative expense included approximately $5.7 million for severance, payroll and relocation, $2.1 million for office closings and related expenses and $1.5 million related to bank fees incurred for certain transactions.

(4) Converted into shares of Mariner common stock upon the closing of Mariner's initial public offering in 1993 and the acquisition of MedRehab, Inc. in 1996.

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following table sets forth certain unaudited pro forma consolidated financial data for Paragon as of and for the fiscal year ended September 30, 1997 and the six-month period ended March 31, 1998 and reflects the pro forma effect of the Merger.

  The selected statement of income data gives pro forma effect to the Merger as if it had occurred on October 1, 1996. The selected balance sheet data gives pro forma effect to the Merger as if it had occurred on March 31, 1998. The selected unaudited pro forma consolidated financial data do not purport to be indicative of the results of operations or financial position of Paragon that would have actually been obtained had the Merger been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The selected unaudited pro forma consolidated financial data: (i) have been derived from and should be read in conjunction with the Pro Forma Condensed Consolidated Financial Statements and the notes thereto included elsewhere in this Proxy Statement/Prospectus; and (ii) should be read in conjunction with the separate historical consolidated financial statements of Paragon and Mariner and the notes thereto, and Management's Discussion and Analysis of Results of Operations and Financial Condition of each of Paragon and Mariner incorporated by reference into this Proxy Statement/Prospectus.

                          PARAGON HEALTH NETWORK, INC.

            SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            CONSOLIDATED        CONSOLIDATED
                                             PRO FORMA           PRO FORMA
                                             YEAR ENDED       SIX MONTHS ENDED
                                        SEPTEMBER 30, 1997(1) MARCH 31, 1998(1)
                                        --------------------- -----------------
STATEMENT OF INCOME DATA:
  Net revenues.........................      $2,669,917          $1,389,818
  Depreciation and amortization........         108,639              57,953
  Income (loss) from operations........         133,972             (19,727)
  Interest expense, net................         159,465              83,070
  Loss before extraordinary charge.....         (36,367)            (78,394)
  Loss per share before extraordinary
   charge..............................      $    (0.52)         $    (1.06)
                                                                CONSOLIDATED
                                                                 PRO FORMA
                                                              MARCH 31, 1998(1)
                                                              -----------------
BALANCE SHEET DATA:
  Cash and cash equivalents............                          $   24,224
  Working capital......................                             387,945
  Total assets.........................                           3,213,818
  Long-term debt, including current
   portion.............................                           1,984,751
  Stockholders' equity.................                             662,416
                                            CONSOLIDATED        CONSOLIDATED
                                             PRO FORMA           PRO FORMA
                                             YEAR ENDED       SIX MONTHS ENDED
                                        SEPTEMBER 30, 1997(1) MARCH 31, 1998(1)
                                        --------------------- -----------------
OTHER OPERATING DATA:
  EBITDA(2)............................      $  296,229          $  160,643
  EBITDAR(3)...........................      $  385,241          $  205,451

--------
(1) Adjusted to reflect the effects of the Merger as if it occurred on October 1, 1996 for the Statement of Income Data and on March 31, 1998 for the Balance Sheet Data.
(2) Management and industry analysts generally consider EBITDA to be one measure of the financial performance of a company that provides a relevant basis for comparison among companies, and it is presented to assist investors in analyzing the performance of Paragon and its ability to service debt. Investors should note that this calculation of EBITDA may differ from similarly titled measures of other companies. As calculated herein, EBITDA represents the sum of earnings before net interest expense, income taxes, depreciation, amortization, equity earnings/minority interest, recapitalization, merger and related costs, loss on sale of assets and impairment of long-lived assets. Management does not believe it is appropriate to include recapitalization, merger and related costs in its calculation of EBITDA since such items by their nature are difficult to anticipate and do not recur and therefore are not particularly helpful to investors in analyzing a company's ability to service debt. EBITDA should not be considered as a substitute for income from operations, net income or cash flow from operating activities (as determined in accordance with generally accepted accounting principles), for the purpose of analyzing Paragon's operating performance, financial position and cash flows.
(3) As calculated herein EBITDAR represents the sum of EBITDA and rent.

                        EBITDA/EBITDAR COMPUTATION TABLE

                                 (IN THOUSANDS)

                                            CONSOLIDATED       CONSOLIDATED
                                              PRO FORMA         PRO FORMA
                                             YEAR ENDED      SIX MONTHS ENDED
                                          SEPTEMBER 30, 1997  MARCH 31, 1998
                                          ------------------ -----------------
Loss before extraordinary charge.........      $(36,367)         $(78,394)
Equity earnings/minority interest........           735               299
Provision (benefit) for income taxes.....        10,139           (24,702)
Interest and dividend income.............       (11,174)           (5,732)
Interest expense.........................       170,639            88,802
Recapitalization, merger and related
 costs...................................        40,212           109,011
Loss on sale of assets...................         2,920             2,920
Impairment of long-lived assets..........        10,486            10,486
Depreciation and amortization............       108,639            57,953
                                               --------          --------
EBITDA...................................       296,229           160,643
Rent.....................................        89,012            44,808
                                               --------          --------
EBITDAR..................................      $385,241          $205,451
                                               ========          ========

               COMPARATIVE MARKET PRICE AND DIVIDEND INFORMATION

  Paragon Common Stock is traded on the NYSE under the symbol "PGN." Mariner Common Stock is quoted on Nasdaq under the symbol "MRNR." The following table sets forth the high and low sale prices of Paragon Common Stock (after giving effect to a three-for-one stock split effected in the form of a stock dividend on December 30, 1997) and Mariner Common Stock as reported on NYSE Composite Tape and Nasdaq, respectively, for the quarterly periods ending on the dates indicated.

                                                     PARAGON(1)      MARINER
                                                   -------------- --------------
                                                    HIGH    LOW    HIGH    LOW
                                                   ------- ------ ------- ------
PARAGON FISCAL YEAR 1996
  December 31, 1995............................... $11.667  $8.50 $17.000 $8.625
  March 31, 1996..................................  13.667  10.50  20.125 14.875
  June 30, 1996...................................  13.083 10.875  20.125 15.000
  September 30, 1996..............................   9.375  6.917  19.750 13.625
PARAGON FISCAL YEAR 1997
  December 31, 1996...............................   9.833  7.292  15.250  6.750
  March 31, 1997..................................  12.083  8.875  10.250  8.125
  June 30, 1997...................................  13.250 10.833  15.625  7.750
  September 30, 1997..............................  13.667 12.521  16.000 12.125
PARAGON FISCAL YEAR 1998
  December 31, 1997...............................  20.750 13.083  17.125 13.875
  March 31, 1998..................................  21.500 17.063  17.500 13.750

--------
(1) The periods presented prior to November 4, 1997 reflect the prices of the common stock of LCA, which changed its name to Paragon in connection with the LCA/GranCare/Apollo Mergers on November 4, 1997. The prices reflected herein have been adjusted to reflect a three-for-one stock split effected in the form of a stock dividend on December 30, 1997.

  On April 9, 1998, the last full day of trading prior to the announcement of the execution of the Merger Agreement, the high and low reported sale prices for Paragon Common Stock on the NYSE Composite Tape was $20.00 and $19.25 and for Mariner Common Stock on Nasdaq was $18.75 and $17.50. On June 18, 1998, the last trading day prior to the date of this Proxy Statement/Prospectus, the last reported sale price for Paragon Common Stock on the NYSE Composite Tape was $15.0625 and for Mariner Common Stock on Nasdaq was $14.6875. The market prices of Paragon Common Stock and Mariner Common Stock prior to the Merger may not be indicative of the market price for Paragon Common Stock following the Merger.

  Stockholders are encouraged to obtain current information about the market price of both Paragon Common Stock and Mariner Common Stock. On the Paragon Record Date and the Mariner Record Date, there were approximately 414 holders of record of Paragon Common Stock and approximately 874 holders of record of Mariner Common Stock, respectively, entitled to notice of and to vote at the Special Meetings.

  It is presently contemplated that no dividends will be paid on shares of Paragon Common Stock following the Merger for the foreseeable future. The combined company intends to retain any earnings to provide funds for the operation and expansion of its business. Certain covenants in the Paragon Credit Agreement (as defined herein) and the Senior Subordinated Notes (as defined herein) restrict Paragon's ability to pay dividends on its common stock.

  Mariner has not paid dividends on its common stock. In addition, certain provisions in the Mariner Credit Agreement and the Mariner Indenture restrict or prohibit Mariner's payment of cash dividends.

                           COMPARATIVE PER SHARE DATA

  The following table sets forth certain historical and pro forma combined per share data, giving effect to the Merger on a purchase accounting basis as described more fully in the notes to the "Paragon Health Network, Inc. Pro Forma Condensed Consolidated Financial Statements." The data should be read in conjunction with the selected historical consolidated financial statements of Paragon and Mariner and notes thereto incorporated by reference in this Proxy Statement/Prospectus, as well as the information set forth herein under "Paragon Health Network, Inc. Pro Forma Condensed Consolidated Financial Statements." The pro forma condensed consolidated financial data is not necessarily indicative of the operating results that would have been achieved had the Merger been completed at the beginning of the periods presented and should not be considered indicative of future operations.

                                   HISTORICAL            PRO FORMA COMBINED
                           -------------------------- -------------------------
                                          SIX MONTHS                 SIX MONTHS
                            YEAR ENDED      ENDED       YEAR ENDED     ENDED
                           SEPTEMBER 30,  MARCH 31,   SEPTEMBER 30,  MARCH 31,
                               1997          1998          1997         1998
                           ------------- ------------ -------------- ----------
PARAGON PER SHARE DATA(1)
Net income (loss) from
 continuing operations
  Basic..................      $0.75        ($1.40)       ($0.52)      ($1.06)
  Diluted................       0.73         (1.40)        (0.52)       (1.06)
Book value at period
 end.....................       6.17          1.72           N/A         9.33
                                   HISTORICAL           PRO FORMA EQUIVALENT
                           -------------------------- -------------------------
                                         THREE MONTHS                SIX MONTHS
                            YEAR ENDED      ENDED      YEAR ENDED      ENDED
                           DECEMBER 31,   MARCH 31,   SEPTEMBER 30,  MARCH 31,
                               1997          1998          1997         1998
                           ------------- ------------ -------------- ----------
 MARINER PER SHARE DATA
Net income (loss) from
 continuing operations
  Basic..................      $0.40        $ 0.27        ($0.52)      ($1.06)
  Diluted................       0.39          0.26         (0.52)       (1.06)
Book value at period
 end.....................      11.57         11.83           N/A         9.33

--------
(1) After giving effect to a three-for-one stock split effected in the form of a stock dividend on December 30, 1997.

  Neither Paragon nor Mariner declared any cash dividends on Paragon Common Stock or Mariner Common Stock, respectively, for the periods presented.

                                 RISK FACTORS

  In considering whether to approve the Merger Proposals, the stockholders of Paragon and Mariner should consider the following matters in addition to the other matters set forth or incorporated by reference in this Proxy Statement/Prospectus.

LEVERAGE AND LIQUIDITY

  As of March 31, 1998, Paragon's and Mariner's consolidated indebtedness (including capitalized leases) was approximately $1.296 billion and $599 million, respectively. As of March 31, 1998, on a pro forma basis after giving effect to the Merger, Paragon's consolidated indebtedness would be approximately $1.985 billion. The substantial indebtedness and debt-to-equity ratio of Paragon following the Merger may reduce the financial flexibility of Paragon and impact its ability to respond to changing business and economic conditions, as well as limit capital expenditures and acquisitions by Paragon. The definitive terms of the various debt instruments that govern Paragon's and Mariner's borrowing arrangements, that will remain outstanding following the Merger include significant operating and financial covenants and restrictions, such as limits on Paragon's ability to incur additional indebtedness or to declare dividends on, or repurchase shares of, its capital stock. A substantial portion of Paragon's indebtedness will continue to bear interest at variable rates. While Paragon may enter into one or more interest rate protection agreements to limit its exposure to increases in such interest rates, such agreements would not entirely eliminate such exposure. Any increase in the interest rates on Paragon's indebtedness following the Merger will reduce funds available to Paragon for its operations and future business opportunities and will exacerbate the consequences of Paragon's leveraged capital structure.

  Paragon's high degree of leverage may have important consequences following the Merger, including the following: (i) the ability of Paragon to obtain additional financing for acquisitions, working capital, capital expenditures or other purposes, if necessary, may be impaired or such financing may not be on terms favorable to Paragon; (ii) a substantial portion of Paragon's cash flow will be used to pay Paragon's interest expense, which will reduce the funds that would otherwise be available to Paragon for its operations and future business opportunities; (iii) a substantial decrease in operating cash flow or an increase in expenses of Paragon could make it difficult for Paragon to meet its debt service requirements and force it to modify its operations;
(iv) Paragon's expected high level of debt and resulting interest expense may place it at a competitive disadvantage with respect to certain competitors with lower amounts of indebtedness; and (v) Paragon's expected high degree of leverage may make it more vulnerable to a downturn in its business or the economy generally.

  Paragon's ability to service its indebtedness will depend, in part, upon Paragon's ability to manage its cash flows and working capital, particularly its collection of accounts receivable. The amount and timing of accounts receivable collection are dependent on many factors including the timeliness of the filing of cost reports, the approval of interim rate increases and the effectiveness of Paragon's systems and policies, all of which have contributed to longer collection cycles in the past.

  Any inability of Paragon to service its indebtedness or obtain additional financing, as needed, or to comply with the financial covenants contained in certain debt instruments, could have a material adverse effect on Paragon and the market value of the shares of Paragon Common Stock.

CHALLENGES OF BUSINESS INTEGRATION

  The full benefits of a business combination of Paragon and Mariner will require the integration of each company's administrative, finance, sales and marketing organizations, the coordination of each company's marketing efforts and the implementation of appropriate operational, financial and management systems and controls in order to realize the efficiencies and the cost reductions that are expected to result from the Merger. Potential obstacles to successful integration include, but are not limited to: (i) the ongoing integration of Paragon's existing businesses following the completion of the LCA/GranCare/Apollo Mergers in November 1997; (ii) implementation of cost containment measures; (iii) elimination of redundancies, primarily at the corporate level; (iv) consolidation of financial and managerial reporting functions; (v) coordination of field managerial activities with corporate management; (vi) achievement of purchasing efficiencies; (vii) retention and expansion of the customer base;
(viii) introduction of new products and services to new customers; and (ix) the addition and integration of key personnel. There can be no assurance that the Merger or any other business combination will result in revenue gains, cost reductions or earnings levels that would justify the investment therein or the expenses related thereto or that operational synergies will develop as projected or that anticipated synergies between the companies will be realized or, if realized, the timing thereof.

RISKS RELATED TO GROWTH STRATEGY

  The combined company's growth strategy will be in part to acquire long-term health care facilities and related businesses in its existing markets and in other targeted geographic areas in which regulatory and reimbursement policies are favorable and where opportunities exist to improve operational efficiencies. Due to possible rapid growth through acquisitions, the combined company will be subject to the uncertainties and risks associated with any expanding business such as the continuing need of capital to fund acquisitions, the need to successfully integrate the operations of acquired businesses in order to realize economies of scale, the need to obtain synergies from the disparate operations and the need to hire and incentivize competent, growth-oriented management. The combined company's expected growth may place significant demands on the combined company's financial resources and management. In addition, there can be no assurance that the combined company will be successful in its efforts to make such acquisitions since certain competitors, some of which possess greater financial resources than the combined company, will likely be pursuing the same available opportunities as the combined company.

RELATIONSHIPS WITH SIGNIFICANT STOCKHOLDERS

  Currently, approximately 42% of the outstanding shares of Paragon Common Stock is beneficially owned by the Apollo Investors and approximately 21% of the outstanding shares of Mariner Common Stock is beneficially owned by the Kellett Group. As of June 15, 1998, on a pro forma basis after giving effect to the Merger, the Apollo Investors would own approximately 24.6% and the Kellett Group would own approximately 8.4% of the outstanding shares of Paragon Common Stock, respectively. Pursuant to a Proxy and Voting Agreement, dated as of November 4, 1997, entered into by the Apollo Investors, voting control of all of the shares of Paragon Common Stock beneficially owned by the Apollo Investors is held by Apollo for the period ending on November 4, 2000. In addition, Paragon has entered into an amendment to the Stockholder Agreement, dated as of November 4, 1997 (as amended, the "Apollo Stockholders Agreement") with the Apollo Investors, which will become effective at the Effective Time of the Merger which provides, among other things, that so long as the Apollo Investors continue to beneficially own at least 66 2/3% of the shares of Paragon Common Stock they acquired on November 4, 1997, Apollo will have the right to designate five of the eleven nominees for election as members of the Paragon Board, provided that no more than four of such nominees may be Associates (as defined in the Apollo Stockholders Agreement) of Apollo; provided that if at any time after the fifth anniversary of the Effective Time of the Merger, the Apollo Investors beneficially own less than 40% of the outstanding shares of Paragon's Common Stock, Apollo will have the right to designate such number of nominees as is equal to its pro rata ownership of the issued and outstanding shares of Paragon Common Stock. Prior to this amendment, Apollo had the right to designate six of the eleven nominees for election as directors of Paragon (no more than four of which could be Associates of Apollo), so long as the Apollo Investors continued to beneficially own at least 66 2/3% of the shares of Paragon Common Stock they acquired on November 4, 1997; provided that if at any time after November 4, 2000, the Apollo Investors beneficially own less than 40% of the outstanding shares of Paragon Common Stock, Apollo would have the right to designate such number of nominees as is equal to its pro rata ownership of the issued and outstanding shares of Paragon Common Stock. Accordingly, assuming that such nominees are elected as members of the Paragon Board and notwithstanding the reduction in the number of Apollo designated nominees, Apollo will have significant influence on the management and policies of Paragon. In addition, as a result of certain provisions in the Paragon Bylaws that require the affirmative vote of two-thirds of the members of the Paragon Board in order to take certain actions, Apollo may be able to prevent certain actions from being taken that require such a super-majority vote.

GOVERNMENT REGULATION

  The federal government and all states in which the combined company operates regulate various aspects of the combined company's business including skilled nursing facility services, rehabilitation therapy, home health services and institutional pharmacy services. In particular, the operation of long-term care facilities and the provision of health care services are subject to federal, state and local laws relating to the adequacy of medical care, resident rights, equipment, personnel, distribution of pharmaceuticals, operating policies, fire prevention, rate-setting and compliance with building codes and environmental and other laws. The facilities operated by Paragon and Mariner are subject to periodic inspection by governmental and other regulatory authorities to assure continued compliance with various standards and to provide for their continued licensing under state law and certification under the Medicare and Medicaid programs and participation in the Veterans Administration Program and other third party payor agreements. In the past, from time to time such facilities have received statements of deficiencies from regulatory agencies. Should Paragon or Mariner receive any such statements of deficiency in the future, they expect to implement plans of correction with respect to any such statement to address any alleged deficiencies. While the combined company will endeavor to comply with federal, state and local regulatory requirements for the maintenance and operation of its facilities, there can be no assurance that all facilities will always be operated in full compliance. The failure to obtain or renew any required regulatory approvals, licenses or certifications could have a material adverse effect on the combined company's operations.

  The combined company will also be subject to federal and state laws that govern financial and other arrangements between health care providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. Such laws include the anti-kickback provisions of the federal Medicare and Medicaid Patient and Program Protection Act of 1987 (the "Anti-Kickback Law") and the expanded physician self-referral provisions of the Omnibus Budget Reconciliation Act of 1993 (commonly referred to as "Stark II"). The Anti-Kickback Law prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral, or for arranging for the referral, of items or services paid for by Medicare and Medicaid or other federal health care programs. Violation of this statute is a felony punishable by up to five years imprisonment and/or $25,000 per violation in fines. In addition, violators are subject to civil money penalties and exclusion from the Medicare, Medicaid and other federal health care programs. Stark II prohibits, with limited exceptions, physicians from making any Medicare or Medicaid referrals for certain "designated health services" to any entity with which the physician has a "financial relationship." In addition to these anti-kickback and self-referral prohibitions, there are various federal and state laws prohibiting other types of fraud by health care providers, including criminal provisions which prohibit filing false claims or making false statements to receive payment or certification under Medicare or Medicaid. Civil provisions prohibit the knowing filing of a false claim or the knowing use of false statements to obtain payment; the penalties for a violation are fines of not less than $5,000 nor more than $10,000 per violation, plus treble damages, for each claim filed. These false claims statutes include the Federal False Claims Act, which allows any person to bring a suit, known as a qui tam action, alleging false or fraudulent Medicare and Medicaid claims or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. State and federal governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. The Health Insurance Portability and Accountability Act of 1996 (the "Accountability Act") and the Balanced Budget Act of 1997 (the "Balanced Budget Act") expanded the scope and penalties for health care fraud, including broader provisions for the exclusion of providers from the Medicare, Medicaid and other federal health care programs.

  Additionally, the Accountability Act granted expanded enforcement authority to the U. S. Department of Health and Human Services ("HHS") and the U.S. Department of Justice ("DOJ"), and provided enhanced resources to support the activities and responsibilities of the Office of Inspector General ("OIG") and DOJ. The Balanced Budget Act also includes numerous health fraud provisions, including new civil monetary penalties for contracting with an excluded provider; new surety bond and information disclosure requirements for certain providers and supporters; expansion of the mandatory and permissive exclusions added by the Accountability Act to any federal health care program (other than the Federal Employees Health Benefits Program); and an expansion to the ability of individuals to bring "qui tam" actions against health care providers. In addition, many states have similar fraud and abuse provisions and other laws that prohibit business corporations from providing, or holding themselves out as providers of, medical care. These laws vary from state to state and have seldom been interpreted by the courts or regulatory agencies.

  Each of Paragon and Mariner has in the past received inquiries, and each has been a party to litigation, alleging violations of fraud and abuse laws. While Paragon and Mariner believe that their business arrangements and billing practices are consistent with applicable laws, there can be no assurance that substantial amounts will not be expended in connection with the investigation or defense of any such matters, that aggressive anti-fraud enforcement action will not adversely affect the business of Paragon, or that federal and state fraud and abuse laws will ultimately be interpreted in a matter consistent with the practices of, and business transactions by, Paragon and Mariner. If Paragon or Mariner are found to be, or have been, in violation of any of the aforementioned laws, criminal penalties, civil money penalties, and exclusion from the Medicare, Medicaid and other federal health care programs could be imposed, any of which could have a material adverse effect on Paragon.

FIXED EXCHANGE RATIO

  The Merger Agreement provides that upon consummation of the Merger, each outstanding share of Mariner Common Stock will be exchanged for one share of Paragon Common Stock. Since the price of the Paragon Common Stock or the Mariner Common Stock at the Effective Time of the Merger may vary from the price as of the date on which the Merger Agreement was executed due to the changes in the business, operations and prospects of Paragon or Mariner, general market and economic conditions, and other factors, the market value of the shares of Paragon Common Stock which holders of the Mariner Common Stock will receive in the Merger may be greater or less than the market value of such Paragon or Mariner Common Stock as of the date of the Special Meetings.

UNCERTAINTY ASSOCIATED WITH HEALTH CARE LEGISLATION

  In addition to extensive government health care regulation, there are numerous initiatives on the federal and state levels for reforms affecting the payment for and availability of health care services. The recently enacted Balanced Budget Act seeks to achieve a balanced federal budget by, among other things, reducing federal spending on the Medicare and Medicaid programs. The law contains numerous changes in the methodology of Medicare payments to skilled nursing facilities, home health agencies, therapy providers, and hospices, and, among other things, repeals the federal payment standard for Medicaid nursing facilities and hospitals. There can be no assurance that these changes will not adversely affect Paragon. See "--Risk Involved with Reimbursement by Third Party Payors." In addition, there can be no assurance that currently proposed or future health care legislation or other changes in the administration or interpretation of governmental health care programs will not have an adverse effect on Paragon. Concern about the potential effects of health care legislation and budget reduction measures may contribute to the volatility of prices of securities of companies in health care and related industries, including Paragon and Mariner, and may similarly affect the price of Paragon Common Stock in the future.

RISK INVOLVED WITH REIMBURSEMENT BY THIRD PARTY PAYORS

  For the year ended September 30, 1997, on a pro forma basis after giving effect to the Merger, Paragon derived approximately 34% and 36% of its net patient revenues from Medicare and Medicaid, respectively. Paragon expects to continue to derive a significant portion of its revenue from such federal and state reimbursement programs. There can be no assurance that Paragon will achieve or improve this payor revenue mix in the future. Both governmental and private payor sources have instituted cost containment measures designed to limit payments made to health care providers. Most recently, the Balanced Budget Act requires the establishment of a prospective payment system ("PPS") for Medicare skilled nursing facilities under which facilities will be paid a federal per diem rate for virtually all covered nursing facility services in lieu of the current cost-based reimbursement rate. PPS will be phased in over three cost reporting periods, starting with cost reporting periods beginning on or after July 1, 1998. During the first three years, skilled nursing facilities will be paid a per diem rate based on a blend of facility-specific costs and federal costs. The blended rate for the first year of transition will take 75% of the facility-specific per diem rate and 25% of the federal per diem rate. In each subsequent transition year, the facility-specific per diem rate component will decrease by 25% and the federal per diem rate component will increase by 25%, ultimately resulting in a 100% federal per diem rate. The facility-specific per diem rate is based upon a facility's 1995 cost report for routine, ancillary and capital services, updated using a skilled nursing market basket index. The federal per diem is calculated by the weighted average of each facility's standardized costs, based upon the historical national average per diem for free-standing facilities. The rates for such services were published in the Federal Register on May 12, 1998. The payment rate will cover all routine, ancillary and capital costs and most nursing facility services, including therapy services and certain covered drugs. This change will require that the combined company manage the costs of its services effectively and efficiently as the transition to PPS occurs. If it is unable to do so, the combined company may experience an adverse effect. Also, delays in the reimbursement of health care providers by governmental and state intermediary providers are possible as such agencies adjust to PPS and could materially adversely affect the combined company.

  The Balanced Budget Act also institutes consolidated billing for skilled nursing facility services, under which payments for most non-physician Part B services for beneficiaries no longer eligible for Part A skilled care will be made to the facility, regardless of whether the item or service was furnished by the facility, by others under arrangement, or under any other contracting or consulting arrangement, effective for items or services furnished on or after July 1, 1998. In a recent Medicare Program Memorandum (the "Program Memorandum"), the Health Care Financing Administration ("HCFA") established a transition period for skilled nursing facility consolidated billing. Under the Program Memorandum, skilled nursing facilities are not obligated to begin consolidated billing until January 1, 1999 except for Part A residents where the skilled nursing facility begins on PPS before January 1, 1999. This is because the PPS rate will include payment for the ancillary services subject to consolidated billing.

  A similar PPS is required to be established for home health services for cost reporting periods beginning on or after October 1, 1999. Until PPS takes effect, the Balanced Budget Act establishes an interim payment system ("IPS") that provides for lowering reimbursement limits for home health visits. Cost limit increases for fiscal 1995 and 1996 have been eliminated. In addition, for cost reporting periods beginning on October 1, 1997, home health agencies' cost limits will be determined at the lesser of (1) their actual costs; (2) cost limits based on 105% of the median costs of free-standing home health agencies; or (3) an agency-specific per-patient cost cap, based on 98 percent of fiscal 1994 costs, adjusted for inflation. A reduction in the cost limits applicable to Paragon's and Mariner's home health agencies could have an adverse effect on Paragon's and Mariner's results of operations, with a corresponding adverse effect on Paragon's and Mariner's growth strategy. The inability of Paragon and Mariner to provide home health care services at a cost below the established Medicare payment amounts could have a material adverse effect on Paragon's and Mariner's home health care operations and its post-acute care network. In addition, the law contains provisions affecting rehabilitation services, including a 10% reduction in operating and capital costs for 1998, a fee schedule for Medicare Part B therapy services beginning January 1, 1999, and the application of per beneficiary therapy caps currently applicable to independent therapists to all outpatient rehabilitation services, beginning in 1999. In addition, HCFA has established salary equivalency guidelines for speech and occupational therapy services and made adjustments to the salary equivalency guidelines for physical therapy and respiratory therapy services covered under Medicare Part A. The limits are based on a blend of data from wage rates from hospitals and nursing facilities, and including salary, fringe benefits and expense factors. Rates are defined by specific geographic market areas, based upon a modified version of the hospital wage index. These salary equivalency guidelines are effective for services provided on or after April 10, 1998, and are expected to have a negative impact on Paragon's and Mariner's operating results. These new payment guidelines will be in effect until the client skilled nursing facility transitions to PPS, at which time payment for therapy services will be included in the PPS rate.

  The Balanced Budget Act contains numerous other changes that will adversely affect payments to Medicare and Medicaid providers. Under the Medicare and Medicaid programs, hospices receive a per diem payment for beneficiaries based on four different levels of care. For hospice patients eligible for Medicaid residing in nursing facilities, hospices are paid the hospice per diem amount and an amount to cover room and board in the facility, which the hospice pays to the facility. The Balanced Budget Act reduces annual increases in the market basket inflation rate to the Medicare per diem rate amount by one percentage point for federal fiscal years 1998 through 2002, and requires hospices to submit claims based on the location where a service is actually furnished.

  Following the Merger, a portion of Paragon's pharmacy services revenues will be derived from government sponsored programs, such as Medicaid and to a lesser extent Medicare. The remainder is paid or reimbursed by individual residents, nursing centers, and other third-party payors, including private insurers. Medicaid payment for drugs and biologicals generally is based on an average wholesale price ("AWP") plus an allowance for a dispensing fee. For outpatient drugs, Medicare uses a similar system. Under the Balanced Budget Act, payment for certain drugs and biologicals is reduced to AWP minus five percent. For drugs furnished to Medicare Part A eligible residents, payment is covered under the skilled nursing facility payment rate, and, therefore, will be part of the PPS rate. Additionally, because Paragon's pharmacy subsidiary provides a substantial amount of its services to inpatient facilities that will be subject to PPS, the pharmacy division may encounter efforts by such inpatient facilities to lower their pharmacy costs, thereby potentially impacting the Paragon pharmacy services revenues. In the Conference Report accompanying the PPS legislation, the conferees specifically note that, to ensure that the frail elderly residing in skilled nursing facilities receive needed and appropriate medication therapy, HHS is to consider, as part of PPS for skilled nursing facilities, the results of studies conducted by independent organizations, including those which examine appropriate payment mechanism and payment rates for medication therapy, and to develop case mix adjustments that reflect the needs of such residents.

  Prior to the enactment of the Balanced Budget Act, federal law required state Medicaid programs to reimburse nursing facilities for the costs that are incurred by efficiently and economically operated providers in order to meet quality and safety standards. The Balanced Budget Act repealed this payment standard by repealing the so-called Boren Amendment, effective for services provided on or after October 1, 1997, thereby granting states greater flexibility in establishing payment rates. There can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to nursing facilities or that payments to nursing facilities will be made on a timely basis. Any such efforts to reduce Medicaid payment rates or failure of states to meet their Medicaid obligations on a timely basis would have a material adverse effect on Paragon. See "Information Concerning Paragon" and "Information Concerning Mariner."

  In addition, several states have enacted or are considering various health care reforms, including reforms through Medicaid managed care demonstration projects. Several states in which the combined company will operate have applied for, or received, approval from HHS for waivers from certain Medicaid requirements that were generally required for managed care projects. Although these demonstration projects generally exempt institutional care, including long-term care facilities, no assurance can be given that these waiver projects ultimately will not change the reimbursement system for long-term care from fee-for service to managed care negotiated or capitated rates. Furthermore, the Balanced Budget Act now allows states to mandate enrollment in managed care systems without going through the federal waiver process as long as certain standards are met. It is not possible to predict which reforms of state health care systems will be adopted and the effect, if any, that the reforms will have on the combined company's business. The business prospects of the combined company will be significantly affected by general economic factors affecting many states' health care industries and by the laws and regulatory environment in these states, including Medicaid reimbursement rates.

  Paragon and Mariner have in the past had fiscal intermediaries deliver notice that they intend to disallow, and have disallowed, certain costs for which Paragon and Mariner have requested reimbursement. If Paragon and Mariner do not prevail on such matters, these disallowances or future disallowances could have a material adverse effect on Paragon after the Effective Time of the Merger.

  Government reimbursement programs are subject to additional statutory and regulatory changes, retroactive rate adjustments, administrative rulings and government funding restrictions, all of which could materially decrease the rates paid to the combined company for its future services or the services for which the combined company will be able to seek reimbursement. Neither Paragon nor Mariner can predict whether any of these additional proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the combined company. There can be no assurance that payments under state or federal governmental programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs, particularly with respect to individual, state-administered Medicaid programs, which generally provide lower reimbursement rates than does the Medicare program and will have greater flexibility in establishing payment rates in the future. In addition, there can be no assurance that the facilities operated by the combined company and the services and supplies provided by the combined company will meet or continue to meet the requirements for participation in such programs.

COMPETITION

  The long-term care industry is highly competitive. The combined company will compete with other providers on the basis of the breadth and quality of its services, the quality of its facilities and, to a limited extent, price. The combined company will also compete with other providers in the acquisition and development of additional facilities and businesses. The combined company's long-term care competitors will include national, regional and local operators of long-term care facilities, acute care hospitals and rehabilitation hospitals, extended care centers, retirement centers, assisted living facilities, community home health agencies and similar institutions and pharmaceutical businesses, some of which have significantly greater financial and other resources than the combined company. In addition, the combined company will compete with a number of tax-exempt nonprofit organizations which can finance acquisitions and capital expenditures on a tax-exempt basis or receive charitable contributions unavailable to the combined company. There can be no assurance that the combined company will not encounter increased competition which could adversely affect its business, results of operations or financial condition.

LIABILITY AND INSURANCE

  The provision of skilled nursing care entails an inherent risk of liability. In recent years, participants in the skilled nursing care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and result in the incurrence of significant damage awards and defense costs. Paragon and Mariner currently maintain liability insurance in amounts intended to cover such claims which they believe is adequate based on the nature of the risks, the companies' respective historical experience and industry standards. There can be no assurance, however, that claims in excess of such insurance or claims not covered by insurance, such as claims for punitive damages, will not arise. In addition, the industry has experienced a significant increase in liability actions in the states in which Mariner and Paragon operate. Certain of these states, including, without limitation, Florida, with respect to Mariner, and California, with respect to Paragon, do not permit insurance to protect against the award of punitive damages in such actions. A successful claim against Paragon or Mariner not covered by, or in excess of, its insurance policy limits could have a material adverse effect upon Paragon's and Mariner's financial condition and results of operations. Claims against Paragon or Mariner, regardless of their merit or eventual outcome, may also have a material adverse effect upon Paragon's or Mariner's ability to attract or retain residents or patients or expand its business and may require management to devote substantial time to matters unrelated to day-to-day operations. There can be no assurance that Paragon will be able to obtain sufficient liability insurance coverage in the future or that, if such insurance coverage is available, it will be available on acceptable economic terms.

                            PARAGON SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished to the holders of Paragon Common Stock as of the Paragon Record Date in connection with the solicitation of proxies by the Paragon Board for use at the Paragon Special Meeting to be held on Tuesday, July 28, 1998 at 10:00 a.m., local time at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road N.E., Atlanta, Georgia 30346 and at any adjournment or postponement thereof.

  At the Paragon Special Meeting, holders of Paragon Common Stock as of the Paragon Record Date will be asked to consider and vote upon: (i) the Stock Issuance Proposal; (ii) the Name Change Proposal; (iii) the Amendment Proposal; (iv) the Paragon Plan Proposal; and (v) such other matters as may be properly brought before the Paragon Special Meeting.

  The Paragon Board has: (i) approved the issuance of the Paragon Common Stock pursuant to the Merger Agreement and has determined that the proposed Merger is fair to and in the best interests of Paragon and its stockholders; (ii) approved the amendment to the Paragon Charter to change the corporate name from "Paragon Health Network, Inc." to "Mariner Post-Acute Network, Inc.;"
(iii) approved the amendment to the Paragon Charter to increase the number of shares of Paragon Common Stock authorized to be issued to 500 million shares; and (iv) approved the increase in number of shares available for awards under the Long-Term Incentive Plan from 6 million shares to 10 million shares. THE PARAGON BOARD, BY ACTION OF THE DIRECTORS PRESENT, UNANIMOUSLY RECOMMENDS THAT THE PARAGON STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

RECORD DATE, VOTING RIGHTS AND VOTE REQUIRED

  The Paragon Board has fixed the close of business on June 15, 1998 as the Paragon Record Date. Only holders of record of Paragon Common Stock at the close of business on the Paragon Record Date will be entitled to notice of, and to vote at, the Paragon Special Meeting. Paragon Common Stock was the only issued and outstanding class of voting securities of Paragon on the Paragon Record Date, and each share of Paragon Common Stock is entitled to one vote on each matter to be acted upon or which may come before the Paragon Special Meeting. Votes may be cast at the Paragon Special Meeting in person or by properly executed proxy. See "--Proxies; Revocation of Proxies."

  On the Paragon Record Date, 42,626,980 shares of Paragon Common Stock were issued and outstanding each of which is entitled to vote at the Paragon Special Meeting, except with respect to 52,227 of such shares issuable in exchange for shares of common stock of corporations acquired by Paragon in previous acquisitions and not yet submitted for exchange. The 42,574,753 shares outstanding as of the Paragon Record Date and entitled to notice of and to vote at the Paragon Special Meeting were held by 414 holders of record. On the Paragon Record Date, 17,777,778 shares of Paragon Common Stock, or approximately 42% of the issued and outstanding shares of Paragon Common Stock, were beneficially owned by the Apollo Investors and 950,577 shares of Paragon Common Stock, or approximately 2.2% of the issued and outstanding shares of Paragon Common Stock, were beneficially owned by Paragon directors and executive officers (excluding the shares of Paragon Common Stock beneficially owned by the Apollo Investors). Apollo has agreed to vote all shares of Paragon Common Stock beneficially owned by the Apollo Investors in favor of the Stock Issuance Proposal and has indicated that it intends to vote such shares in favor of the other Paragon Proposals. The directors of Paragon, who, as of the Paragon Record Date, owned approximately 2.2% of the issued and outstanding shares of Paragon Common Stock (excluding shares of Paragon Common Stock beneficially owned by the Apollo Investors), have indicated to Paragon that they intend to vote their shares in favor of the Stock Issuance Proposal as well as the other Paragon Proposals. See "Certain Other Agreements--Paragon Voting Agreement."

  The presence at the Paragon Special Meeting, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Paragon Common Stock is necessary to constitute a quorum to transact business at the Paragon Special Meeting. Abstentions of shares that are present at the Paragon Special Meeting and broker non-votes (i.e., shares held by brokers in street name that are not entitled to a vote at the Paragon Special Meeting on a proposal due to the absence of voting instructions from the beneficial owners of such shares but which vote on other proposals) are counted for the purpose of determining the presence of a quorum for the transaction of business. If a quorum is not present at the Paragon Special Meeting, the stockholders who are present and entitled to vote at the Paragon Special Meeting may, by majority vote of the shares of Paragon Common Stock present, adjourn the Paragon Special Meeting from time to time without notice, other than announcement at the Paragon Special Meeting, until a quorum is present.

  Approval of the Stock Issuance Proposal and the Paragon Plan Proposal require the affirmative vote of a majority of the shares of Paragon Common Stock represented in person or by proxy and entitled to vote at the Paragon Special Meeting. Approval of the Name Change Proposal and the Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Paragon Common Stock. THE PARAGON BOARD RECOMMENDS THAT PARAGON STOCKHOLDERS VOTE FOR APPROVAL OF THE STOCK ISSUANCE PROPOSAL, THE NAME CHANGE PROPOSAL, THE AMENDMENT PROPOSAL AND THE PARAGON PLAN PROPOSAL BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND THE PARAGON SPECIAL MEETING.

PROXIES; REVOCATION OF PROXIES

  Shares of Paragon Common Stock represented by properly executed proxies received prior to or at the Paragon Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If a stockholder does not return a properly executed proxy and does not attend and vote at the Paragon Special Meeting, such stockholder's shares will not be voted, which will have the same effect as a vote against the Name Change Proposal and the Amendment Proposal. Abstentions and broker non-votes (which are included in the determination of the size of the quorum) will have the effect of a vote against any proposal to which the abstention or non-vote relates. If signed and returned, the proxy will authorize the persons named as proxy to vote on the matters referred to therein. It is not expected that any matter other than those referred to herein will be brought before the Paragon Special Meeting; however, if other matters are properly presented, the persons named as proxies will vote shares subject to such proxies in accordance with their judgment with respect to such matters. EXECUTED PROXY CARDS THAT CONTAIN NO INSTRUCTIONS TO THE CONTRARY WILL BE VOTED FOR APPROVAL OF THE STOCK ISSUANCE PROPOSAL, THE NAME CHANGE PROPOSAL, THE AMENDMENT PROPOSAL AND THE PARAGON PLAN PROPOSAL.

  Any Paragon stockholder who executes and returns a Proxy Card may revoke it at any time before it is voted at the Paragon Special Meeting by: (i) delivering to the Secretary of Paragon at Paragon's principal offices before the Paragon Special Meeting an instrument of revocation bearing a later date or time than the date or time of the proxy being revoked; (ii) submitting a duly executed Proxy Card bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Paragon Special Meeting. A stockholder's attendance at the Paragon Special Meeting will not by itself revoke a proxy given by such stockholder.

  The Paragon Board does not know of any matters other than those described in the notice of the Paragon Special Meeting that are to come before the Paragon Special Meeting. If any other matters are properly brought before the Paragon Special Meeting, including, among other things, a motion to adjourn or postpone the Paragon Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the Paragon Proposals or to permit the dissemination of information regarding material developments relating to the Paragon Proposals or otherwise germane to the Paragon Special Meeting, one or more persons named in the Paragon form of proxy will vote the shares represented by such proxy upon such matter in accordance with the instructions indicated in such proxies or, if no instructions are so indicated, as determined in their discretion; provided, however, that no proxy that is voted against the Stock Issuance Proposal will be voted in favor of any such adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the Paragon Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which theretofore have been effectively revoked or withdrawn).

  The cost of soliciting proxies from Paragon stockholders will be borne entirely by Paragon. In addition to soliciting proxies by mail, proxies may be solicited by Paragon's directors, officers and other employees by personal interview, telephone, telegram, facsimile or other means of communication. Such persons will receive no additional compensation for such services, but may receive reimbursement for out-of-pocket expenses incurred in connection therewith. If undertaken, the expense of such solicitation would be nominal. Paragon will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners.

                            MARINER SPECIAL MEETING

GENERAL

  This Proxy Statement/Prospectus is being furnished to the holders of Mariner Common Stock as of the Mariner Record Date in connection with the solicitation of proxies by the Mariner Board for use at the Mariner Special Meeting to be held on Tuesday, July 28, 1998 at 10:00 a.m., local time at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, and at any adjournment or postponement thereof.

  At the Mariner Special Meeting, holders of Mariner Common Stock as of the Mariner Record Date will be asked to consider and vote upon: (i) the Mariner Merger Proposal; and (ii) such other matters as may be properly brought before the Mariner Special Meeting.

  The Mariner Board has unanimously approved the Merger Agreement and has further determined that the proposed transactions are fair to and in the best interests of Mariner and its stockholders. THE MARINER BOARD UNANIMOUSLY RECOMMENDS THAT THE MARINER STOCKHOLDERS VOTE FOR THE MARINER MERGER PROPOSAL.

RECORD DATE, VOTING RIGHTS AND VOTE REQUIRED

  The Mariner Board has fixed the close of business on June 15, 1998 as the Mariner Record Date. Only holders of record of Mariner Common Stock at the close of business on the Mariner Record Date will be entitled to notice of, and to vote at, the Mariner Special Meeting. Mariner Common Stock is the only outstanding class of voting securities of Mariner, and each share of Mariner Common Stock is entitled to one vote on each matter to be acted upon or which may come before the Mariner Special Meeting. Votes may be cast at the Mariner Special Meeting in person or by properly executed proxy. See "--Proxies; Revocation of Proxies."

  On the Mariner Record Date, 29,574,385 shares of Mariner Common Stock were issued and outstanding and were held by 874 holders of record. On the Mariner Record Date, 5,486,843 shares of Mariner Common Stock, or approximately 19% of the issued and outstanding shares of Mariner Common Stock, were beneficially owned by Mariner directors and executive officers (which includes shares of Mariner Common Stock beneficially owned by certain members of the Kellett Group), all of whom have agreed to vote, or indicated that they intend to vote, their shares of Mariner Common Stock in favor of the Mariner Merger Proposal.

  The presence at the Mariner Special Meeting, either in person or by proxy, of the holders of a majority of the issued and outstanding shares of Mariner Common Stock is necessary to constitute a quorum to transact business at the Mariner Special Meeting. Abstentions and broker non-votes of shares that are present or represented at the Mariner Special Meeting are counted for the purpose of determining the presence of a quorum for the transaction of business. If a quorum is not present at the Mariner Special Meeting, the stockholders who are present and entitled to vote at the Mariner Special Meeting may, by majority vote of the shares of Mariner Common Stock present, adjourn the Mariner Special Meeting from time to time without notice, other than announcement at the Mariner Special Meeting, until a quorum is present.

  Approval of the Mariner Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Mariner Common Stock. The failure to vote, including by abstention or non-vote (including broker non-votes), will have the same effect as a vote against approval of the Mariner Merger Proposal. THE MARINER BOARD UNANIMOUSLY RECOMMENDS THAT MARINER STOCKHOLDERS VOTE FOR APPROVAL OF THE MARINER MERGER PROPOSAL BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD, WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND THE MARINER SPECIAL MEETING.

  Under the DGCL, holders of Mariner Common Stock are not entitled to dissenters' rights of appraisal with respect to the Merger.

PROXIES; REVOCATION OF PROXIES

  Shares of Mariner Common Stock represented by properly executed proxies received prior to or at the Mariner Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If a stockholder does not return a properly executed proxy and does not attend and vote at the Mariner Special Meeting, such stockholder's shares will not be voted, which will have the same effect as a vote against approval of the Mariner Merger Proposal. If signed and returned, the proxy will authorize the persons named as proxy to vote on the matters referred to therein. It is not expected that any matter other than those referred to herein will be brought before the Mariner Special Meeting; however, if other matters are properly presented, the persons named as proxies will vote shares subject to such proxies in accordance with their judgment with respect to such matters. EXECUTED PROXIES THAT CONTAIN NO INSTRUCTIONS TO THE CONTRARY WILL BE VOTED FOR APPROVAL OF THE MARINER MERGER PROPOSAL.

  Any Mariner stockholder who executes and returns a proxy may revoke it at any time before it is voted at the Mariner Special Meeting by: (i) delivering to the Secretary of Mariner at Mariner's principal offices before the Mariner Special Meeting an instrument of revocation bearing a later date or time than the date or time of the proxy being revoked; (ii) submitting a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Mariner Special Meeting. A stockholder's attendance at the Mariner Special Meeting will not by itself revoke a proxy given by such stockholder.

  The Mariner Board does not know of any matters other than those described in the notice of the Mariner Special Meeting that are to come before the Mariner Special Meeting. If any other matters are properly brought before the Mariner Special Meeting, including, among other things, a motion to adjourn or postpone the Mariner Special Meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the Mariner Merger Proposal or to permit the dissemination of information regarding material developments relating to the Mariner Merger Proposal or otherwise germane to the Mariner Special Meeting, one or more persons named in the Mariner form of proxy will vote the shares represented by such proxy upon such matter in accordance with the instructions indicated in such proxies or, if no instructions are so indicated, as determined in their discretion. At any subsequent reconvening of the Mariner Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which theretofore have been effectively revoked or withdrawn).

  The cost of soliciting proxies from Mariner stockholders will be borne entirely by Mariner. Mariner has retained Morrow & Co. to aid in the solicitation of proxies from its stockholders. The fees of Morrow & Co. to be paid by Mariner are estimated to be approximately $20,000 plus reimbursement of out-of-pocket expenses. In addition to soliciting proxies by mail, proxies may be solicited by Mariner's directors, officers and other employees by personal interview, telephone, telegram, facsimile or other means of communication. Such persons will receive no additional compensation for such services. If undertaken, the expense of such solicitation is expected to be nominal. Mariner will also request persons, firms and companies holding shares in their names or in the names of nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners.

  MARINER STOCKHOLDERS SHOULD NOT FORWARD ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF MARINER STOCK CERTIFICATES WILL BE MAILED TO MARINER STOCKHOLDERS SHORTLY AFTER THE EFFECTIVE TIME OF THE MERGER.

                                  THE MERGER

GENERAL

  The following is a brief summary of certain aspects of the Merger. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this Proxy Statement/Prospectus as Annex I and is incorporated herein by reference.

  At the Effective Time of the Merger, Merger Sub will be merged with and into Mariner, and Merger Sub will cease to exist as a separate corporation. Mariner will be the surviving corporation in the Merger and will become a direct, wholly-owned subsidiary of Paragon.

  At the Effective Time of the Merger, each then issued and outstanding share of Mariner Common Stock will be converted into the right to receive, and become exchangeable for, one share of Paragon Common Stock. For a description of the treatment of the Mariner employee stock option plans and other rights to acquire Mariner Common Stock in the Merger, see "The Merger Agreement-- Mariner Stock Options."

  None of the shares of Paragon Common Stock issued and outstanding immediately prior to the Effective Time of the Merger will be converted or otherwise modified in the Merger, and such shares will continue to be outstanding capital stock of Paragon after the Effective Time.

  A description of the relative rights, privileges and preferences of Paragon Common Stock, including certain differences between Paragon Common Stock and Mariner Common Stock, is set forth under "Comparison of Stockholder Rights" and "Description of Paragon Common Stock."

CLOSING; EFFECTIVE TIME

  The Merger will become effective at the time a duly executed certificate of merger (the "Certificate of Merger") in the form required under the terms of the DGCL is filed with the Secretary of State of the State of Delaware and is effective under law.

EXCHANGE OF STOCK CERTIFICATES

  From and after the Effective Time of the Merger, holders of Mariner Common Stock will be entitled to receive one share of Paragon Common Stock in exchange for each share of Mariner Common Stock held immediately prior to the Effective Time of the Merger (the "Exchange Ratio"). As soon as practicable after the Effective Time of the Merger, American Stock Transfer & Trust Company (the "Exchange Agent") will mail transmittal instructions in the form of a letter of transmittal to each person who was a Mariner stockholder of record immediately prior to the Effective Time of the Merger. The transmittal instructions contained in such letter will describe the procedures for surrendering the certificates that immediately prior to the Effective Time of the Merger represented issued and outstanding shares of Mariner Common Stock (the "Mariner Certificates") in exchange for the certificates representing the Paragon Common Stock (the "Paragon Certificates"). The form of letter of transmittal will specify that delivery shall be effective, and risk of loss as to the Mariner Certificates shall pass, only upon actual delivery of the Mariner Certificates to the Exchange Agent. Upon surrender to the Exchange Agent of the Mariner Certificates for cancellation together with a duly executed letter of transmittal and such other documents as the Exchange Agent may reasonably require, such Mariner Certificates will be cancelled, and the holder of such Mariner Certificates will receive a Paragon Certificate representing the number of shares of Paragon Common Stock to which the former Mariner stockholder is entitled pursuant to the provisions of the Merger Agreement. Mariner stockholders should not submit their Mariner Certificates for exchange unless and until they have received the transmittal instructions and a form of letter of transmittal from the Exchange Agent. Until surrendered as contemplated by the Merger Agreement, each Mariner Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon surrender a Paragon Certificate for the number of shares formerly represented by the Mariner Certificate.

  Mariner stockholders will not be entitled to receive any dividends or other distributions on Paragon Common Stock until the Merger has been consummated and they have exchanged their Mariner Certificates for

Paragon Certificates. Subject to applicable laws, any such dividends and distributions after the Effective Time of the Merger, if any, will be accumulated and, at the time a former Mariner stockholder surrenders his or her Mariner Certificates to the Exchange Agent, will be paid without interest.

  If any Paragon Certificate is to be issued in a name other than that in which the corresponding Mariner Certificate is registered, it is a condition to the exchange of the Mariner Certificate that the former Mariner stockholder requesting such exchange comply with the applicable transfer requirements and pay any applicable transfer or other taxes, or establish to the satisfaction of Paragon that such tax has been paid or is not applicable. No transfers of Mariner Common Stock will be made on the stock transfer books of Mariner after the close of business on the day of the Effective Time of the Merger.

  Neither the Exchange Agent nor any party to the Merger Agreement will be liable to any former Mariner stockholder for any shares of Paragon Common Stock delivered to state authorities pursuant to the applicable abandoned property, escheat or other similar laws. At any time following six months after the Effective Time of the Merger, Paragon may require the Exchange Agent to return all Paragon Common Stock and cash, if any, deposited with the Exchange Agent which has not been distributed to former Mariner stockholders and thereafter any such holders that have not remitted their Mariner Certificates to the Exchange Agent may look to Paragon only as a general creditor with respect thereto.

BACKGROUND OF THE MERGER

  During February 24-26, 1998 at a health care industry conference sponsored by Morgan Stanley, Keith B. Pitts, Paragon's Chairman, President and Chief Executive Officer, met and had several conversations with Arthur W. Stratton, Jr., M.D., Chairman, President and Chief Executive Officer of Mariner. During these preliminary meetings, Mr. Pitts and Dr. Stratton discussed the respective strategic objectives for the growth of Paragon and Mariner as well as the potential impact of the impending changes in Medicare reimbursement to a prospective payment system ("PPS"). In addition, Mr. Pitts and Dr. Stratton discussed generally the possibility of a business combination of Paragon and Mariner and the strategic and other benefits that might result from such a combination.

  Mr. Pitts and Dr. Stratton met again on March 12, 1998, at a corporate finance conference and discussed further a possible business combination. Also participating in this meeting were Peter P. Copses and Laurence M. Berg, directors of Paragon, and David N. Hansen, Mariner's Chief Financial Officer, who were also attending the conference. During the course of this meeting, the parties also discussed strategies to address the changing regulatory and reimbursement environments as well as several areas in which synergies from such a combination could be achieved, principally with respect to the institutional pharmacy and rehabilitation businesses of both companies, and cost savings.

  Mr. Pitts and R. Jeffrey Taylor, Paragon's Senior Vice President-- Development, met with Dr. Stratton and Mr. Hansen on March 20-21, 1998. During the course of these meetings, the parties reviewed the respective operations of Paragon and Mariner and further discussed the areas in which they believed that potential synergies from such a combination could be achieved. The parties discussed the fact that Mariner was well positioned to provide rehabilitation services in a number of Paragon's inpatient facilities, where such services are currently provided by third parties. The parties also discussed that the location of each company's institutional pharmacy operations would allow in some cases the provision of services to the other company's inpatient facilities or, in other cases, the consolidation of pharmacies that serve the same geographic areas. Finally, the parties also considered the location of certain Paragon and Mariner inpatient facilities and ancillary service operations that were in close geographic proximity and discussed the opportunities the combined company could have to offer a broader scope of services in several geographic regions.

  During the week of March 23, 1998, Mr. Pitts and Dr. Stratton had several telephone conversations and met once in person on March 26, 1998 to discuss, among other matters, the complementary qualities of the companies' respective senior management teams as well as the geographic proximity of the companies' facilities and operations. Mr. Pitts and Dr. Stratton further discussed the fact that the combined company would be better positioned to provide a more comprehensive continuum of post-acute care (skilled nursing, rehabilitation therapy, pharmacy, and specialty services) across a broader geographic area and would have enhanced clinical capabilities in both post-acute and sub-acute care. Mr. Pitts and Dr. Stratton also discussed the broad-based network with local market scale that the combined company would possess and the opportunity for increased managed care contracting. The combined company's scale of operations would also be augmented in several important markets such as Florida, Texas (particularly with the combination of Paragon's more rural focus with Mariner's more urban focus) and Maryland. Also discussed during the March 26, 1998 meeting was Dr. Stratton's role in the combined company.

  On April 1, 1998, the Paragon Board met and received a presentation from Mr. Pitts regarding his discussions to date with Dr. Stratton. In addition, Mr. Taylor provided an overview of Mariner's operations and financial condition. During the course of this meeting, the Paragon Board considered a number of factors such as Mariner's stockholder base, litigation profile and opportunities for potential synergies from a combination. At the conclusion of this meeting, the Paragon Board authorized management to engage in substantive due diligence with Mariner and, in connection therewith, to enter into a confidentiality agreement with Mariner for the purpose of facilitating the exchange of financial and legal due diligence materials. The Paragon Board also authorized management to engage Morgan Stanley as Paragon's financial advisor for purposes of the contemplated transaction. Following the meeting, Paragon and Mariner entered into a customary confidentiality agreement prior to the commencement of due diligence.

  On April 1, 1998, Mariner engaged BT Alex. Brown to serve as Mariner's financial advisor in connection with the contemplated transaction. From Thursday, April 2, 1998, through Saturday, April 4, 1998, Dr. Stratton, Mr. Hansen, Paul Diaz, Mariner's Chief Operating Officer, Alison Gilligan, Mariner's Chief Legal Officer and General Counsel, Brian Grazzini, Mariner's Vice President--Inpatient Finance, and Mariner's legal and financial advisors met in Atlanta, Georgia at the offices of Paragon's outside counsel with Mr. Pitts, Mr. Taylor, Charles B. Carden, Paragon's Chief Financial Officer, L. D. Williams, Executive Vice President and President of Paragon's inpatient operations, Susan T. Whittle, Paragon's Senior Vice President and General Counsel, Todd Andrews, Paragon's Vice President--Development, and Paragon's legal and financial advisors. The purpose of this extended meeting was to accomplish a significant portion of the legal and financial due diligence that was necessary for each party to assess the merits of the contemplated transaction. During the course of these meetings, both Paragon and Mariner made presentations regarding their respective operations and financial condition.

  On Friday, April 3, and Sunday, April 5, 1998, the Paragon Board convened telephonic meetings to receive updates from management and Paragon's legal and financial advisors regarding the status of the contemplated transaction. At the April 3rd meeting, Messrs. Pitts and Taylor reported on the status of the due diligence efforts to date, and Mr. Williams reported on the opportunities that he perceived existed in the combination of the inpatient operations of the two companies. Paragon's legal counsel reviewed with the Paragon Board the principal terms of the draft merger agreement and advised the directors that the draft merger agreement contemplated voting agreements by Paragon's and Mariner's significant stockholders to support the transaction as well as the grant by each company to the other of a stock option to purchase up to 19.9% of the granting company's common stock, which options would become exercisable upon the occurrence of certain circumstances. Morgan Stanley reported on the status of the financial due diligence and related analysis that it was conducting. At the conclusion of the meeting the Paragon Board instructed management to continue with the due diligence investigation of Mariner and the negotiation of the material terms of the proposed combination.

  At the April 5th meeting, Messrs. Pitts and Taylor reported further on the results of the due diligence investigation which was then largely completed. In addition, Morgan Stanley reported on the status of its preliminary financial analysis regarding the proposed transaction and the expected accretion to Paragon's earnings per share based on the achievement of targeted synergies. Paragon's counsel also reported on the proposed terms of the draft merger agreement and the proposed terms of the draft employment agreement between Dr. Stratton and Paragon, which agreement would become effective at the Effective Time of the Merger. See "Interests of Certain Persons in the Merger--Stratton Employment Agreement."

  From April 5th through Sunday, April 12th, counsel for Paragon and Mariner engaged in multiple conferences during which the terms of the draft merger agreement, the draft voting agreements, the draft stock option agreements and the manner in which the transaction should be effected were discussed extensively. In connection with these discussions, Mariner requested that certain provisions of Paragon's Bylaws be amended to provide that the supermajority voting provisions contained in the Paragon Bylaws would not apply to actions by the Paragon Board regarding certain transactions proposed by an unaffiliated third party that would constitute a change of control of Paragon. See "Comparison of Stockholder Rights." In addition, Mariner requested that Apollo agree to certain amendments to the Stockholders Agreement and the Proxy and Voting Agreement that would have the effect of (i) reducing the number of nominees for election to the Paragon Board that Apollo currently has the right to designate from six to five, which would constitute less than a majority of the members of the Paragon Board, and (ii) releasing Mr. Pitts from his rights and obligations under these agreements. During the course of these discussions, Apollo agreed to the requested modifications on the condition that the provision of the Stockholders Agreement that provided for Apollo's right to designate such number of nominees for election to the Paragon Board that, as a percentage of the total number of Paragon directors, exceeded the aggregate percentage ownership by the Apollo Investors of the outstanding Paragon Common Stock, be extended through the fifth anniversary of the Effective Time of the Merger. The Stockholders Agreement presently provides that if at any time after November 4, 2000, the Apollo Investors in the aggregate beneficially own less than 40% of the issued and outstanding shares of Paragon Common Stock, then Apollo will be entitled to designate such number of nominees as is equal to its pro rata ownership of the total number of shares of issued and outstanding Paragon Common Stock. Paragon indicated that it was willing to make the changes requested by Mariner and Apollo. See "Interests of Certain Persons--Agreements with Apollo."

  On April 7, 1998, Mr. Pitts and Dr. Stratton met again to discuss the management structure of a combined company.

  Throughout the course of the discussions between Paragon and Mariner, Dr. Stratton periodically advised Mariner's directors of the status of such discussions. On April 7, 1998, the Mariner Board convened a telephonic meeting at which Dr. Stratton provided the directors with an overview of Mariner, Paragon, certain factors affecting the health care services industry, the proposed terms of the combination, the anticipated management structure of the combined company (including Dr. Statton's role) and the status of the due diligence reviews and negotiations. In addition, representatives of BT Alex. Brown provided the Mariner Board with a financial overview of Paragon on a stand-alone basis as well as on a combined basis with Mariner.

  On Wednesday, April 8, 1998, the Paragon Board convened an in-person meeting at the offices of Paragon's outside counsel in Atlanta, Georgia. At this meeting, the Paragon Board received detailed presentations from Paragon's management and Paragon's legal and financial advisors regarding the status of the transaction generally and the related negotiations of the draft merger agreement and the ancillary documentation in particular, as well as the financial analyses including the preliminary analysis of certain pro forma effects of the Merger on Paragon, after giving effect to the proposed Exchange Ratio. The Paragon Board considered the various presentations and the issues presented regarding the negotiation of the terms of the draft merger agreement and discussed with counsel alternatives to resolve the then outstanding issues and provided management with further direction regarding the negotiation of the draft merger agreement.

  The Mariner Board convened an in-person meeting in Orlando, Florida on Thursday, April 9, 1998. At this meeting, the Mariner Board was provided detailed information regarding Mariner, Paragon, certain factors affecting the healthcare service industry, the proposed terms of the combination and related transactions, the anticipated management structure of the combined company (including Dr. Stratton's role) and the status of the due diligence reviews and negotiations. In addition, BT Alex. Brown made a detailed presentation regarding the financial aspects of the transaction, and Mariner's legal counsel reviewed with the Mariner Board the principal terms of the draft merger agreement, the ancillary documentation and the status of the negotiations. The Mariner Board requested that Dr. Stratton ask Mr. Pitts to make a presentation to the Mariner Board regarding Paragon and Paragon's strategy for the growth and management of the combined company following the Effective Time of the Merger. The Mariner Board also provided management and Mariner's legal counsel with further direction regarding the negotiation of the terms of the proposed transaction.

  In a telephonic meeting on Friday, April 10, 1998, Mr. Pitts advised the Paragon Board that the Mariner Board had requested that he make a presentation regarding Paragon and its plans for the growth and management of the combined company. The Paragon Board also received a general update on the status of the transaction and authorized Mr. Pitts to make a presentation to the Mariner Board.

  At an in-person meeting of the Mariner Board held on April 11, 1998 in Atlanta, Georgia, Dr. Stratton, Mr. Hansen and Mr. Diaz made further presentations regarding Mariner, Paragon and the proposed transaction. During the course of this meeting, Mr. Pitts reviewed for the Mariner Board Paragon, Paragon's strategy for the growth and management of the combined company and Paragon's analysis of the potential synergies that could be achieved. Mariner's counsel and BT Alex. Brown also advised the Mariner Board regarding the status of the negotiations of the terms of the draft merger agreement.

  Conversations between counsel for Paragon and counsel for Mariner continued on April 11-13, 1998, regarding the terms of the draft merger agreement as well as the ancillary agreements. At a meeting of the Paragon Board on April 12, 1998, Mr. Pitts advised the directors as to the status of the negotiations and the material unresolved issues that remained outstanding. After consulting with counsel, the Paragon Board determined that a comprehensive proposal to resolve all outstanding issues was appropriate and, with the assistance of counsel, the Paragon Board formulated a comprehensive resolution. The Paragon Board temporarily adjourned its meeting so that counsel could relay the Paragon Board's position to Mariner's counsel prior to the convening of a scheduled telephonic Mariner Board meeting.

  At a telephonic meeting held on April 12, 1998, the Mariner Board reviewed the status of the negotiations and considered the comprehensive proposal of the Paragon Board. The Mariner Board indicated that Mariner's management and legal counsel and BT Alex. Brown should work with Paragon's management and financial advisors to finalize the documentation on the basis of Paragon's proposal.

  Later on April 12, 1998, the Paragon Board reconvened its meeting and received a presentation from counsel regarding the final terms of the Merger Agreement and the ancillary documentation. In addition, the Paragon Board received a presentation from Morgan Stanley regarding certain of the financial aspects of the transaction. After considering the advice of counsel regarding the final terms of such agreements and receiving Morgan Stanley's oral opinion that as of April 12, 1998, and subject to the considerations set forth in such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Paragon, the Paragon Board unanimously approved the Merger Agreement, each of the ancillary agreements to which Paragon was a party and the various transactions contemplated thereby. Morgan Stanley confirmed its oral opinion in writing on April 13, 1998. See "--Opinion of Morgan Stanley & Co. Incorporated."

  On April 13, 1998 the Mariner Board held a telephonic meeting and received a presentation from counsel regarding the final terms of the Merger Agreement and the ancillary documents. In addition, BT Alex. Brown rendered its opinion that as of April 13, 1998, the Exchange Ratio was fair, from a financial point of view to the holders of Mariner Common Stock. After considering the advice of counsel regarding the final terms of such agreements and the opinion of BT Alex. Brown, the Mariner Board unanimously approved the Merger Agreement, each of the ancillary agreements to which Mariner is a party and the various transactions contemplated thereby. BT Alex. Brown confirmed its opinion in a written opinion dated April 13, 1998. See "--Opinion of BT Alex. Brown Incorporated."

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

  Paragon Board Recommendations; Paragon Reasons for the Merger. The Paragon Board has unanimously determined that the Merger is fair to and in the best interests of Paragon and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby. The Paragon Board unanimously recommends that holders of Paragon Common Stock vote FOR approval of the Stock Issuance Proposal for the reasons set forth below.

  In its deliberations and in making its determination and recommendation and in authorizing the Merger Agreement on April 12, 1998, the Paragon Board consulted with Morgan Stanley and Paragon's outside counsel, and considered a number of factors including, among others, the following principal factors:

    (i) The Paragon Board's knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Mariner.

    (ii) The Paragon Board's assessment of certain impending changes in the health care industry, including increasing government regulation, the impact of PPS under Medicare, changes in the litigation environment and the ability of Paragon and the ability of the combined company to adapt to such changes. In assessing developments in the litigation environment, the Paragon Board considered Mariner's potential litigation exposure in certain jurisdictions in particular.

    (iii) The complementary geographic location of Paragon's and Mariner's inpatient facilities and the resulting broader continuum of care that Paragon would be able to offer in certain areas following the Merger.

    (iv) The opportunity to achieve significant potential synergies in terms of both revenue enhancement and cost savings upon a combination of Paragon's and Mariner's businesses in general and their respective institutional pharmacy and rehabilitation businesses in particular. At the same time, the Paragon Board was aware that the achievement of synergies could prove to be difficult given the large scope of the combined company's operations and the recent completion of the LCA/GranCare/Apollo Mergers and the continuing integration of the operations of LCA and GranCare.

    (v) The various strategic alternatives available to Paragon, including continuing without any extraordinary transaction.

    (vi) The Paragon Board's belief that the increased number of shares of Paragon Common Stock that would be outstanding following the consummation of the Merger will provide Paragon stockholders with enhanced liquidity. In reaching this assessment, the Paragon Board recognized that the issuance of shares of Paragon Common Stock in the Merger would significantly increase the number of shares available for further sale in the public markets, which could adversely affect the market price for shares of Paragon Common Stock.

    (vii) The presentation of Morgan Stanley regarding the anticipated accretive pro forma effect of the Merger on Paragon's earnings per share (assuming achievement of targeted synergies) as well as the deleveraging effect of the Merger on Paragon's pro forma balance sheet as measured by certain stand alone and combined credit ratios.

    (viii) The presentation of Morgan Stanley and its oral opinion that, based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken as set forth therein, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Paragon. See "-- Opinion of Morgan Stanley & Co. Incorporated" for a discussion of the factors considered in rendering such opinion.

    (ix) The terms and conditions of the Merger Agreement, including the fact that consummation of the Merger is subject, among other things, to the affirmative vote of the holders of a majority of the shares of Paragon Common Stock represented in person or by proxy at the Paragon Special Meeting (as well as the affirmative vote of the holders of a majority of the issued and outstanding shares of Mariner Common Stock). The Paragon Board also considered the provisions of the Merger Agreement that restrict the ability of Paragon and Mariner to solicit acquisition proposals from third parties but that permit either to respond to, or negotiate with, a third party if the Paragon Board or the Mariner Board, as applicable, based on the advice of outside counsel and subject to the satisfaction of certain other requirements, concludes that failure to do so would be inconsistent with its fiduciary duties. In this regard, the Paragon Board also considered the provisions of the Merger Agreement that would require Mariner to pay Paragon a $12 million fee if the Mariner Board accepts a third party offer or withdraws its recommendation of the Merger or if the Mariner stockholders do not approve the Merger after a third party makes an offer to acquire Mariner and Mariner is thereafter acquired under certain circumstances. The Paragon Board also considered the reciprocal requirement in the Merger Agreement that would require Paragon to pay Mariner a similar termination fee if the Merger Agreement is terminated under similar circumstances relating to Paragon. See "The Merger Agreement--Termination Fees; Expenses." The Paragon Board also considered the provisions of the Merger Agreement that provide for the termination of certain outstanding options to acquire Mariner

  Common Stock in exchange for cash payments, thereby (a) reducing the potential dilutive effect of such options, which would otherwise be converted into options to purchase Paragon Common Stock and (b) improving the alignment of option grants of Mariner executives and other Mariner employees continuing with the combined company with those of Paragon executives and other Paragon employees in similar positions. See "The Merger Agreement--Mariner Stock Options."

    (x) The terms and conditions of the Mariner Voting Agreement in which Dr. Stratton and the Kellett Group agree to vote the shares of Mariner Common Stock beneficially owned by them (representing approximately 21% of the issued and outstanding Mariner Common Stock) in favor of the Mariner Merger Proposal and to refrain from making certain transfers of the shares of Mariner Common Stock held by them and from facilitating or encouraging any transaction which could be deemed competitive with the Mariner Merger Proposal. See "Certain Other Agreements--Mariner Voting Agreement."

    (xi) The terms and conditions of the Paragon Voting Agreement in which Apollo agrees to vote the shares of Paragon Common Stock beneficially owned by the Apollo Investors (representing approximately 42% of the issued and outstanding Paragon Common Stock) in favor of the Stock Issuance Proposal and to refrain from making certain transfers of the shares of Paragon Common Stock held by them and from facilitating or encouraging any transaction which could be deemed competitive with the Merger. See "Certain Other Agreements--Paragon Voting Agreement."

    (xii) The terms and conditions of the Mariner Option Agreement, which provides Paragon with an option to purchase such number of shares of Mariner Common Stock as represents 19.9% of the total number of shares of Mariner Common Stock issued and outstanding as of April 13, 1998 (subject to certain adjustments) in the event (A) the Merger Agreement is terminated prior to the Effective Time of the Merger and a termination fee is payable by Mariner pursuant to the terms of the Merger Agreement and (B) an acquisition of Mariner is consummated within 12 months of the termination of the Merger Agreement. See "Certain Other Agreements--Mariner Option Agreement."

    (xiii) The terms and conditions of the Paragon Option Agreement, which provides Mariner with an option to purchase such number of shares of Paragon Common Stock as represents 19.9% of the total number of shares of Paragon Common Stock issued and outstanding as of April 13, 1998 (subject to certain adjustments) in the event (A) the Merger Agreement is terminated prior to the Effective Time of the Merger and a termination fee is payable by Paragon pursuant to the terms of the Merger Agreement and (B) an acquisition of Paragon is consummated within 12 months of the termination of the Merger Agreement. See "Certain Other Agreements--Paragon Option Agreement."

    (xiv) The provisions of certain amendments to Paragon's Bylaws that would have the effect of limiting the ability of the Apollo nominees on the Paragon Board to prevent the Paragon Board from approving a transaction following the Effective Time of the Merger between Paragon and a third party in which the sole consideration offered by such third party is cash and as a result of which, a change of control of Paragon occurs. The Paragon Board further took into account Apollo's agreement to reduce the number of nominees for election as members of the Paragon Board that Apollo is currently entitled to designate from six to five as well as Apollo's agreement to release the shares of Paragon Common Stock beneficially owned by Mr. Pitts from the terms and conditions of the Stockholders Agreement and the Proxy and Voting Agreement. See "Interests of Certain Persons in the Merger--Agreements with Apollo" and "Comparison of Stockholder Rights."

    (xv) The experience of Mariner's management team and the benefits that will be available following the Merger with a significant number of Mariner's managers continuing with the combined company. In particular, the Paragon Board considered the contribution to the combined company that could be made by Dr. Stratton who was the founder of Mariner and who will continue as the Vice Chairman, President and Chief Operating Officer of Paragon following the Merger.

    (xvi) The interests of certain persons in the Merger, including, but not limited to, the following: (a) Apollo in connection with an amendment to an existing stockholders agreement; (b) the Kelletts in connection with certain amendments to existing lease agreements; (c) Dr. Stratton with respect to his current employment agreement with Mariner and his employment agreement with Paragon; and (d) certain employees of Mariner with respect to option agreements and employment agreements, as applicable. See "Interest of Certain Persons in the Merger."

  The foregoing discussion of the information and factors considered by the Paragon Board is not intended to be exhaustive but includes all material factors considered by the Paragon Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Paragon Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Paragon Board may have given different weights to different factors.

  Mariner Board Recommendation; Mariner Reasons for the Merger. The Mariner Board has unanimously determined that the Merger is fair to and in the best interests of Mariner and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby. THE MARINER BOARD UNANIMOUSLY RECOMMENDS THAT HOLDERS OF MARINER COMMON STOCK VOTE FOR APPROVAL OF THE MARINER MERGER PROPOSAL FOR THE REASONS SET FORTH BELOW.

  In evaluating the proposed Merger, deciding to approve the Merger and the Merger Agreement and recommending that the holders of Mariner Common Stock vote FOR the Mariner Merger Proposal, the Mariner Board consulted with the BT Alex. Brown and Mariner's legal counsel, and considered a number of factors including, among others, the following principal factors:

    (i) The Mariner Board's knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Mariner.

    (ii) The Mariner Board's knowledge of the business, operations, properties, assets, financial condition, operating results and prospects of Paragon. In particular, the Mariner Board focused on the presentation to the Mariner Board by Mr. Pitts regarding Paragon, Paragon's view regarding the growth and management of the combined company and Paragon's analysis of the potential synergies that could be achieved from such a combination.

    (iii) The Mariner Board's assessment of changes in the health care industry, including increasing government regulation, the impact of PPS and the imposition of salary equivalency for certain rehabilitation services under Medicare, developments in the litigation environment, and the ability of Mariner and the combined company to adapt to such changes. In assessing developments in the litigation environment, the Mariner Board considered Paragon's potential litigation exposure in certain jurisdictions in particular.

    (iv) The complementary geographic location of Paragon's and Mariner's inpatient facilities and ancillary service operations, the complementary strengths of their respective ancillary services operations and the potential for the combined company to offer a broader continuum of care in many markets following the Merger.

    (v) The opportunity to achieve significant potential synergies in terms of both revenue enhancement and cost savings upon a combination of Paragon's and Mariner's businesses in general and their respective institutional pharmacy and rehabilitation businesses in particular. The scope of the combined company offers opportunities for (A) reductions of overhead costs as a percentage of revenues as operating efficiencies and economies of scale are realized, and (B) the sharing of investments in the lines of business of the combined company. The Merger also provides enhanced opportunities for the combined company to provide directly to its inpatient facilities services that are currently provided by third parties. At the same time, the Mariner Board was aware that the potential benefits of the Merger may not be fully realized and that the achievement of significant synergies could prove difficult given the scope of the combined company's operations, the recent completion of the LCA/GranCare/Apollo Mergers, the ongoing integration of the operations of LCA and GranCare, and the challenges involved in integrating Paragon's and Mariner's operations.

    (vi) The Merger provides opportunities for furthering Mariner's strategic objectives of adding inpatient facilities in which MarinerCare(R) programs and other short-stay subacute services can be implemented and providing directly a broad portion of the continuum of care required to treat post-acute patients from the onset of illness through recovery. The Mariner Board believes that these are strategic objectives the combined company intends to pursue. The payment of Paragon Common Stock as the consideration in the Merger provides the Mariner stockholders with the opportunity to continue to participate in the benefits resulting from the implementation of these strategic objectives.

    (vii) The leveraged financial model of the combined company, which holds the potential for favorable earnings per share growth comparisons, principally as a result of the earnings per share impact of the expected repayment over time of the combined company's debt. The Mariner Board considered the anticipated earnings per share of Mariner and the combined company on a pro forma basis, and noted that the combined company has the potential for a higher long-term earnings per share growth rate than Mariner as a result of the combined company's greater financial leverage than Mariner's. Also, unlike many other recent transactions in the health care services industry, the stock-for-stock merger of Paragon and Mariner would not involve the incurrence of a significant amount of additional debt and would produce a combined company with a significantly larger equity base than either Paragon or Mariner.

    (viii) The Mariner Board expressed concern about whether the management of Paragon had sufficient depth and experience to manage the combined company. These concerns were mitigated by the inclusion in the management of the combined company of Dr. Stratton, who will serve as the Vice Chairman, President and Chief Operating Officer of the combined company, and a significant number of Mariner's other managers.

    (ix) The various strategic alternatives available to Mariner, including continuing without any extraordinary transaction.

    (x) The opinion of BT Alex. Brown, dated April 13, 1998, that, as of such date, based upon the facts and circumstances as they existed at that time, and subject to certain assumptions and factors set forth in such opinion, the Exchange Ratio was fair to the holders of Mariner Common Stock from a financial point of view. See "Opinion of BT Alex. Brown Incorporated" for a discussion of the factors BT Alex. Brown considered in rendering such opinion.

    (xi) The terms and conditions of the Merger Agreement, including the form and amount of the consideration to be received by the Mariner stockholders in the Merger, the reciprocal representations, warranties and covenants of the parties in the Merger Agreement, the relatively limited conditions to the consummation of the Merger, and the fact that consummation of the Merger is subject to the affirmative vote of the holders of a majority of the issued and outstanding shares of Mariner Common Stock. The Mariner Board also considered the provisions of the Merger Agreement that restrict the ability of Paragon and Mariner from soliciting acquisition proposals from third parties but that permit either to respond to, or negotiate with, a third party if the Paragon Board or the Mariner Board, as applicable, based on the advice of their respective outside counsel, concludes that failure to do so would be inconsistent with its fiduciary duties and certain other requirements are met. In this regard, the Mariner Board also considered the provisions of the Merger Agreement that would require Paragon to pay Mariner a $12 million fee if the Paragon Board accepts a third party offer or withdraws its recommendation of the Merger or if the Paragon stockholders do not approve the Merger after a third party makes an offer to acquire Paragon and Paragon is thereafter acquired under certain circumstances. The Mariner Board also considered the reciprocal requirement in the Merger Agreement that would require Mariner to pay Paragon a similar termination fee if the Merger Agreement is terminated under similar circumstances relating to Mariner. See "The Merger Agreement--Termination Fees, Expenses."

    (xii) The terms and conditions of the Mariner Voting Agreement in which Dr. Stratton and the Kellett Group have agreed to vote the shares of Mariner Common Stock beneficially owned by them in favor of the Mariner Merger Proposal and to refrain from making certain transfers of the shares of Mariner Common Stock held by them and from facilitating or encouraging any transaction which could be deemed competitive with the Merger. See "Certain Other Agreements--Mariner Voting Agreement."

    (xiii) The terms and conditions of the Paragon Voting Agreement in which Apollo has agreed to vote the shares of Paragon Common Stock beneficially owned by the Apollo Investors, which represent approximately 42% of the issued and outstanding shares of Paragon Common Stock, in favor of the Stock

  Issuance Proposal and to refrain from making certain transfers of the shares of Paragon Common Stock held by them and from facilitating or encouraging any transaction which could be deemed competitive with the Merger. See "Certain Other Agreements--Paragon Voting Agreement."

    (xiv) The terms and conditions of the Mariner Option Agreement, which provides Paragon with an option to purchase shares of Mariner Common Stock representing 19.9% of the total number of shares of Mariner Common Stock issued and outstanding as of April 13, 1998, in the event (A) the Merger Agreement is terminated prior to the Effective Time of the Merger and a termination fee is paid by Mariner pursuant to the terms of the Merger Agreement and (B) an alternative acquisition of Mariner is consummated within 12 months of the termination of the Merger Agreement. See "Certain Other Agreements--Mariner Option Agreement." The Mariner Board authorized Mariner to enter into the Mariner Option Agreement recognizing that doing so would preclude Mariner's ability to enter into an alternative transaction structured as a pooling of interests for accounting purposes during the 12 months following the termination of the Merger Agreement.

    (xv) The terms and conditions of the Paragon Option Agreement, which provides Mariner with an option to purchase shares of Paragon Common Stock representing 19.9% of the total number of shares of Paragon Common Stock issued and outstanding as of April 13, 1998, in the event (A) the Merger Agreement is terminated prior to the Effective Time of the Merger and a termination payment is made by Paragon pursuant to the terms of the Merger Agreement and (B) an alternative acquisition of Paragon is consummated within 12 months of the termination of the Merger Agreement. See "Certain Other Agreements--Paragon Option Agreement."

    (xvi) The tax-free nature of the Merger to the holders of Mariner Common Stock.

    (xvii) The market capitalization of the combined company is expected to be considerably larger than either Paragon's or Mariner's current market capitalization. The Mariner Board believes that the increase in the number of shares of Paragon Common Stock outstanding, and in the aggregate market value thereof, will provide Mariner's stockholders with enhanced liquidity.

    (xviii) The interests of certain persons in the Merger, including, but not limited to, the following: (a) the Kelletts in connection with certain amendments to certain arrangements and the resolution of certain disputes;
  (b) Dr. Stratton with respect to his to his current employment agreement with Mariner and his employment with Paragon; and (c) certain other employees of Mariner with respect to their respective option agreements and employment agreements, as applicable. See "Interests of Certain Persons in the Merger."

OPINION OF MORGAN STANLEY & CO. INCORPORATED

  Paragon retained Morgan Stanley to act as Paragon's financial advisor in connection with the Merger and related matters based upon Morgan Stanley's qualifications, expertise and reputation. At the April 12, 1998 telephonic meeting of the Paragon Board, Morgan Stanley rendered an oral opinion to the Paragon Board that, as of such date, and subject to the considerations set forth in such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Paragon. Morgan Stanley subsequently confirmed its oral opinion by delivery of a written opinion dated April 13, 1998 (the "Morgan Stanley Opinion").

  THE FULL TEXT OF THE MORGAN STANLEY OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS ANNEX VI TO THIS PROXY STATEMENT/PROSPECTUS. THE MORGAN STANLEY OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER, NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY PARAGON STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE PARAGON SPECIAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS PROXY STATEMENT/ PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MORGAN STANLEY OPINION ATTACHED AS ANNEX VI HERETO. STOCKHOLDERS OF PARAGON ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY.

  In arriving at the Morgan Stanley Opinion, Morgan Stanley, among other things: (i) reviewed certain publicly available financial statements and other information of Paragon and Mariner, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning Paragon and Mariner prepared by the managements of Paragon and Mariner, respectively; (iii) analyzed certain financial projections prepared by the managements of Paragon and Mariner, respectively; (iv) discussed the past and current operations and financial condition and the prospects of Mariner with senior executives of Mariner; (v) discussed the past and current operations and financial condition and the prospects of Paragon with senior executives of Paragon; (vi) analyzed the pro forma impact of the Merger on Paragon's earnings per share, cash flows, capitalization and financial ratios;
(vii) reviewed the reported prices and trading activity for the Paragon Common Stock and the Mariner Common Stock; (viii) compared the financial performance of Paragon and Mariner and the prices and trading activity of the Paragon Common Stock and the Mariner Common Stock with that of certain other comparable publicly-traded companies and their securities; (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (x) discussed with senior management of Paragon their estimates of the synergies and cost savings anticipated from the Merger;
(xi) participated in discussions and negotiations among representatives of Paragon, Mariner and their financial and legal advisors; (xii) reviewed the Merger Agreement and certain related documents; and (xiii) performed such other analyses and considered such other factors as it deemed appropriate.

  In arriving at the Morgan Stanley Opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purpose of the Morgan Stanley Opinion. With respect to the financial projections, including the estimates of synergies and cost savings anticipated from the Merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Paragon and Mariner, respectively. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Paragon or of Mariner, nor was Morgan Stanley furnished with any such valuations or appraisals. Morgan Stanley also assumed that the transaction described in the Merger Agreement will be consummated on the terms set forth in the Merger Agreement. The Morgan Stanley Opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to, Morgan Stanley as of the date of the Morgan Stanley Opinion.

  The following is a summary of the financial analyses presented by Morgan Stanley to the Paragon Board during the various Paragon Board meetings held on April 8, 1998, April 10, 1998, and April 12, 1998.

  Comparative Stock Price Performance. As part of its analysis, Morgan Stanley reviewed the recent stock market performance of Paragon and Mariner and compared such performance to that of a group of companies in the long-term care industry, which group was comprised of Beverly Enterprises, Inc., Integrated Health Services, Inc., Sun Healthcare Group, Inc., Genesis Health Ventures, Inc. and Harborside Healthcare Corp. Morgan Stanley also reviewed the ratio of Mariner's to Paragon's stock prices over various time periods ending April 9, 1998 (the last trading date prior to announcement of the Merger), and computed the premium of the Exchange Ratio in relation to the aforementioned ratios. The ratio of closing stock prices of Mariner to Paragon for the various periods ending April 9, 1998 were as follows: 0.8215 for the previous 3 months; 0.8135 for the previous 2 months; 0.8182 for the previous month; and 0.8808 for the previous 10 days. Morgan Stanley observed that the Exchange Ratio represented a premium of approximately 21.7%, 22.9%, 22.2%, and 13.5%, respectively, over the aforementioned ratios of Mariner's stock prices to Paragon's stock prices for the aforementioned periods.

  Precedent Transactions Analysis. Morgan Stanley reviewed certain publicly available information regarding 13 selected business combinations in the long-term care industry announced since January 4, 1994 (the "Comparable Transactions"). The Comparable Transactions included the acquisition of The Mediplex Group, Inc. by Sun Healthcare Group, Inc.; the acquisition of Convalescent Services, Inc. by Mariner Health Group, Inc.; the acquisition of Brian Center Corp. by Living Centers of America, Inc.; the acquisition of The Hillhaven Corp. by Vencor, Inc.; the acquisition of Allegis Health Services, Inc. by Mariner Health Group, Inc.; the acquisition of Horizon/CMS Healthcare Corp. by HEALTHSOUTH Corp.; the pending acquisition of Retirement Care Associates, Inc. by Sun Healthcare Group, Inc.; the acquisition of GranCare, Inc. by Living Centers of America, Inc. and affiliates of Apollo Advisors, L.P.; the acquisition of The Multicare Companies, Inc. by Genesis Health Ventures, Inc., The Cypress Group L.L.C. and Texas Pacific Group; the acquisition of Regency Health Services, Inc. by Sun Healthcare Group, Inc.; the acquisition of Arbor Health Care Co. by Extendicare Inc.; the acquisition of certain assets of Horizon/CMS Healthcare Corp. by Integrated Health Services, Inc.; and the acquisition of Summit Care Corp. by Fountain View, Inc. For each of the Comparable Transactions, Morgan Stanley reviewed, among other things: (i) aggregate value (equity value, plus total debt, minority interest and the book value of preferred stock, less cash and cash equivalents) ("Aggregate Value") paid for the acquired company as a multiple of, among other things, latest twelve months earnings before interest, taxes, depreciation and amortization ("EBITDA"), latest quarter annualized EBITDA, and selected research analysts' estimates for next twelve months EBITDA; (ii) adjusted aggregate value (Aggregate Value plus annual rent expense capitalized at 12.5%) ("Adjusted Aggregate Value") paid for the acquired company as a multiple of, among other things, latest twelve months earnings before interest, taxes, depreciation, amortization, and rent expense ("EBITDAR"), latest quarter annualized EBITDAR, and selected research analysts' estimates for next twelve months EBITDAR; and (iii) equity value paid for the acquired company as a multiple of, among other things, latest twelve months net income, and next fiscal year net income (based on First Call Corporation ("First Call") estimates). Applying these multiples to corresponding financial data for Mariner (based on the Mariner Financial Forecast, as defined below) resulted in per share equity values of $18.87 to $27.53 for the Mariner Common Stock. Morgan Stanley further observed that a similar analysis utilizing the Sensitivity Case, as defined below, resulted in per share equity values of $16.75 to $24.75 for the Mariner Common Stock.

  No transaction utilized in the Comparable Transactions analysis is identical to the Merger. In evaluating Comparable Transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Paragon and Mariner, such as the impact of competition on the business of Paragon and Mariner and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Paragon or Mariner or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

  Discounted Cash Flow Analysis. Morgan Stanley performed discounted cash flow analyses of Mariner to determine a range of present values per share of Mariner Common Stock based on certain financial projections prepared by the management of Mariner (the "Mariner Financial Forecast") and based on a sensitivity case prepared by the management of Paragon (the "Sensitivity Case"). Unlevered free cash flow was calculated as the after-tax operating earnings of the Company (excluding any interest income, interest expense and rent expense) plus depreciation and amortization, plus (or minus) net changes in non-cash working capital, minus projected capital expenditures. Morgan Stanley calculated terminal value by applying a range of multiples to EBITDAR in fiscal 2003 from 8.0x to 10.0x. The unlevered free cash flows and terminal value were then discounted to the present value using a range of discount rates from 12.5% to 13.5%. Based on this analysis and the assumptions set forth above, Morgan Stanley calculated per share equity values for the Mariner Common Stock ranging from $17.00 to $26.04 for the Mariner Financial Forecast and $16.07 to $24.92 for the Sensitivity Case.

  Comparable Companies Trading Analysis. As part of its analysis, Morgan Stanley compared certain financial information of Paragon and Mariner with the corresponding publicly available financial information of 14 other long-term care companies similar to Paragon and Mariner (the "Comparable Companies"), including Advocat Inc., Beverly Enterprises, Inc., Centennial HealthCare Corp., Extendicare Inc., Genesis Health Ventures, Inc., Harborside Healthcare Corp., Health Care and Retirement Corporation, Manor Care, Inc., National HealthCare Corp., Sun Healthcare Group, Inc., Integrated Health Services, Inc., NovaCare, Inc., Rehabcare Group, Inc. and Vencor, Inc. For each of the Comparable Companies, Morgan Stanley calculated (based on market information as of April 9, 1998, the latest publicly available 10-Ks and 10-Qs, and estimates of earnings per share and five-year projected growth rates based on First Call estimates as of April 9, 1998), among other things: (i) Aggregate Value as a multiple of latest twelve months EBITDA and latest quarter annualized EBITDA; (ii) Adjusted Aggregate Value as a multiple of latest twelve months EBITDAR and latest quarter annualized EBITDAR; (iii) price to next twelve months earnings ratio; (iv) price to estimated calendar year 1998 earnings ratio; and (v) price to estimated calendar year 1999 earnings ratio. Applying these multiples to corresponding financial data for Mariner (based on the Mariner Financial Forecast) resulted in per share equity values of $15.51 to $23.54 for the Mariner Common Stock. Morgan Stanley further observed that a similar analysis utilizing the Sensitivity Case resulted in per share equity values of $13.50 to $20.50 for the Mariner Common Stock.

  With respect to Paragon, Morgan Stanley compared as of April 9, 1998, among other things, Paragon's Adjusted Aggregate Value as a multiple of latest twelve months revenue and EBITDAR, Paragon's Aggregate Value as a multiple of latest twelve months EBITDA, Paragon's price to earnings ratios for latest twelve months net income and estimated fiscal 1998 and fiscal 1999 net income (based on First Call), and Paragon's ratio of estimated next twelve months earnings (based on First Call) to its mean First Call five-year earnings growth rate estimate to similar statistics for the Comparable Companies. A comparison of margins and growth rates included, among other things, margins for latest twelve months EBITDAR, latest twelve months EBITDA, latest twelve months net income and the mean First Call five-year earnings growth rate estimate. Morgan Stanley observed that, with the exception of the margin for latest twelve months net income and the projected net income growth rate, the margins for Paragon were slightly below the median of similar statistics for the Comparable Companies. Morgan Stanley further observed that the multiples of Paragon's Aggregate Value, Adjusted Aggregate Value and Equity Value to the respective aforementioned operating statistics were generally near the median or at the high end of the range of similar multiples for the Comparable Companies.

  No company utilized in the Comparable Companies analysis is identical to Paragon or Mariner. In evaluating Comparable Companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Paragon and Mariner, such as the impact of competition on the business of Paragon and Mariner and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Paragon or Mariner or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable transaction data.

  Contribution Analysis. Morgan Stanley analyzed the pro forma contribution of each of Paragon and Mariner to the combined company. Such analysis included relative contributions of revenues, EBITDAR, EBITDA, and net income at various time periods. All financial information relating to Mariner was adjusted to reflect Paragon's September 30 fiscal year end. Such analysis showed that, based on the Mariner Financial Forecast and a financial forecast for Paragon provided by Paragon management (the "Paragon Financial Forecast"), Paragon's fiscal 1998 contribution would be approximately 70.2% of projected revenues, 67.4% of projected EBITDAR, 60.8% of projected EBITDA, and 40.6% of projected net income. These contribution percentages did not take into account any estimates by management of the synergies or cost savings anticipated from the Merger. Morgan Stanley observed that the aforementioned contribution percentages for Paragon compared to Paragon's pro forma common stock ownership of approximately 56.4%.

  Pro Forma Analysis of the Merger. Morgan Stanley analyzed certain pro forma effects of the Merger on the earnings per share, capitalization and other financial ratios of the combined company, as compared to similar ratios for Paragon, after giving effect to the Exchange Ratio. These analyses were based on the Mariner Financial Forecast, the Paragon Financial Forecast and estimated synergies provided by Paragon management. Morgan Stanley observed that, after taking into account such estimates of earnings and synergies, the Merger would be accretive to Paragon's standalone earnings per share estimates in fiscal 1999 and fiscal 2000. Morgan Stanley further observed that a similar analysis utilizing the Sensitivity Case rather than the Mariner Financial Forecast also indicated that the Merger would be accretive to Paragon's standalone earnings per share estimates in fiscal 1999 and fiscal 2000.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the Morgan Stanley Opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Paragon or Mariner.

  In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Paragon and Mariner. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness of the Exchange Ratio from a financial point of view to Paragon and were provided to the Paragon Board in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which Paragon or Mariner might actually be sold. In addition, as described above, the Morgan Stanley Opinion, including Morgan Stanley's presentation to the Paragon Board, was one of many factors taken into consideration by the Paragon Board in making its determination to approve the Merger.

  Paragon retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. Morgan Stanley makes a market in Paragon Common Stock, Paragon's debt securities and Mariner's debt securities and may continue to provide investment banking services to the combined entity in the future. In the course of its market-making and other trading activities, Morgan Stanley may, from time to time, have a long or short position in, and buy and sell the securities and senior loans of, Paragon and Mariner. Morgan Stanley and its affiliates have, in the past, provided financial advisory services to Paragon and have received customary fees for the rendering of such services.

  Pursuant to a letter agreement dated April 1, 1998 between Paragon and Morgan Stanley, Paragon has agreed to pay Morgan Stanley a fee for its financial advisory services in connection with the business combination. Paragon has agreed to pay Morgan Stanley: (i) a transaction fee of $5.4 million to be paid if the Merger is successfully completed and (ii) an advisory fee and/or an exposure fee of up to $1.2 million to be paid in certain circumstances if the Merger is not completed. In addition, Paragon has agreed to reimburse Morgan Stanley for its out-of-pocket expenses related to the engagement and to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities, including liabilities under federal securities laws, and expenses, related to Morgan Stanley's engagement.

OPINION OF BT ALEX. BROWN INCORPORATED

  The Mariner Board retained BT Alex. Brown to act as its financial advisor in connection with the Merger based on BT Alex. Brown's long-standing relationship with Mariner and its reputation, expertise and experience in similar transactions. On April 13, 1998, BT Alex. Brown rendered to the Mariner Board its oral opinion, which was subsequently confirmed in writing, that, as of such date, based upon the facts and circumstances as they existed at the time, and subject to certain assumptions and factors set forth in such opinion, the Exchange Ratio was fair from a financial point of view to the holders of Mariner Common Stock. No limitations were imposed by the Mariner Board upon BT Alex. Brown with respect to the investigations made or procedures followed by it in rendering its opinion.

  THE FULL TEXT OF THE WRITTEN OPINION OF BT ALEX. BROWN, DATED APRIL 13, 1998 (THE "BT ALEX. BROWN OPINION"), WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS ANNEX VII AND IS INCORPORATED HEREIN BY REFERENCE. MARINER STOCKHOLDERS ARE URGED TO READ THE BT ALEX. BROWN OPINION IN ITS ENTIRETY. THE BT ALEX. BROWN OPINION IS DIRECTED TO THE MARINER BOARD, ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO TO THE HOLDERS OF MARINER COMMON STOCK FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF MARINER COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE MARINER SPECIAL MEETING. THE BT ALEX. BROWN OPINION WAS RENDERED TO THE MARINER BOARD FOR ITS CONSIDERATION IN DETERMINING WHETHER TO APPROVE THE MERGER AND THE MERGER AGREEMENT. THE DISCUSSION OF THE BT ALEX. BROWN OPINION IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE BT ALEX. BROWN OPINION.

  In connection with the BT Alex. Brown Opinion, BT Alex. Brown reviewed certain publicly available financial information and other information concerning Mariner and Paragon and certain internal analyses and other information furnished to it by Mariner and Paragon. BT Alex. Brown also held discussions with the members of the senior management of Mariner and Paragon regarding the business and prospects of their respective companies and the joint prospects of a combined company. In addition, BT Alex. Brown (i) reviewed the reported prices and trading activity for the common stock of both Mariner and Paragon, (ii) compared certain financial and stock market information for Mariner and Paragon with similar information for other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which it deemed comparable to the Merger in whole or in part, (iv) reviewed the terms of the Merger Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as it deemed appropriate. In conducting its review and arriving at its opinion, BT Alex. Brown assumed and relied upon, without independent verification, the accuracy, completeness and fairness of the information furnished to or otherwise reviewed by or discussed with it for purposes of rendering its opinion. With respect to the financial projections of Mariner and Paragon and other information relating to the prospects of Mariner and Paragon provided to BT Alex. Brown by each company, BT Alex. Brown assumed that such projections and other information were reasonably prepared and reflected the best currently available judgments and estimates of the respective management of Mariner and Paragon as to the likely future financial performance of their respective companies and of the combined entity. BT Alex. Brown assumed, with the consent of Mariner, that the Merger will qualify as a tax-free transaction for federal income tax purposes for the stockholders of Mariner. BT Alex. Brown did not make an independent evaluation or appraisal of the assets of Mariner or Paragon, nor has BT Alex. Brown been furnished with any such evaluation or appraisal. The BT Alex. Brown Opinion is based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion letter.

  In arriving at its opinion, BT Alex. Brown was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Mariner or any of its assets.

  The following is a summary of the presentation BT Alex. Brown made to the Mariner Board on April 9, 1998 in connection with the rendering of the BT Alex. Brown Opinion on April 13, 1998:

  Historical Stock Price Performance. BT Alex. Brown reviewed and analyzed the daily closing per share market prices for Mariner Common Stock, from April 7, 1995 to April 9, 1998 and, for Paragon Common Stock, from November 5, 1997 (the closing date of the LCA/GranCare/Apollo Mergers) to April 9, 1998. BT Alex. Brown also reviewed the daily closing per share market prices of the Mariner Common Stock and compared the movement of such daily closing prices with the movement of the S&P 500 and a composite index of certain long-term care companies which included: Beverly Enterprises, Inc., Centennial Healthcare Corp., Genesis Health Ventures, Inc., Harborside Healthcare Corp., Health Care & Retirement Corporation, Integrated Health

Services, Inc., Manor Care, Inc., Paragon, Sun Healthcare Group, Inc., and Vencor, Inc. (together, the "Long-term Care Index Excluding Mariner") for the periods from April 7, 1995 to April 9, 1998. BT Alex. Brown also reviewed the daily closing per share market prices of the Paragon Common Stock and compared the movement of such daily closing prices with the movement of the S&P 500 and certain long-term care companies which included: Beverly Enterprises, Inc., Centennial Healthcare Corp., Genesis Health Ventures, Inc., Harborside Healthcare Corp., Health Care & Retirement Corporation, Integrated Health Services, Inc., Manor Care, Inc., Mariner, Sun Healthcare Group, Inc., and Vencor, Inc. (together, the "Long-term Care Index Excluding Paragon") for the periods from November 5, 1997 to April 9, 1998.

  Analysis of Certain Other Publicly Traded Companies. BT Alex. Brown compared certain financial information relating to Mariner and Paragon to certain corresponding information from a group of nine publicly traded long-term care companies (consisting of Beverly Enterprises, Inc., Centennial Healthcare Corp., Genesis Health Ventures, Inc., Harborside Healthcare Corp., Health Care & Retirement Corporation, Integrated Health Services, Inc., Manor Care, Inc., Sun Healthcare Group, Inc., and Vencor, Inc. (together, the "Selected Companies")). Such financial information included, among other things, (i) capitalization ratios; (ii) ratios of common equity market value as adjusted for debt, cash and capitalized operating leases ("Lease Adjusted Value") to revenues and earnings before interest expense, income taxes, depreciation, amortization, and operating rents ("EBITDAR"); (iii) ratios of common equity market value as adjusted for debt and cash ("Adjusted Value") to earnings before interest expense, income taxes, depreciation and amortization ("EBITDA"), each for the latest twelve months ending December 31, 1997 as derived from publicly available information ("LTM"); and (iv) ratios of common equity market prices per share ("Equity Value") to earnings per share ("EPS") for the LTM period and as reported by the Institutional Brokers Estimating System ("IBES") for the 1998 and 1999 calendar years. BT Alex. Brown noted that, the multiple of Lease Adjusted Value to LTM revenues was 1.6x for Mariner and 1.4x for Paragon, compared to a range of 1.0x to 2.8x, with a mean of 1.8x, for the Selected Companies; the multiple of Lease Adjusted Value to LTM EBITDAR was 9.7x for Mariner and 9.5x for Paragon, compared to a range of 6.8x to 15.1x, with a mean of 9.9x, for the Selected Companies. BT Alex. Brown further noted that the multiple of Adjusted Value to LTM EBITDA was 9.8x for Mariner and 10.1x for Paragon, compared to a range of 6.4x to 15.7x, with a mean of 10.5x, for the Selected Companies. BT Alex. Brown noted that the multiple of Equity Value to calendar year 1998 EPS was 16.8x for Mariner and not meaningful for Paragon, compared to a range of 11.5x to 24.3x, with a mean of 17.2x, for the Selected Companies; and the multiple of Equity Value to calendar year 1999 EPS was 14.6x for Mariner and 15.9x for Paragon, compared to a range of 10.0x to 20.4x, with a mean of 14.4x, for the Selected Companies.

  Analysis of Selected Mergers and Acquisitions. BT Alex. Brown reviewed the financial terms, to the extent publicly available, of 13 pending or completed mergers and acquisitions in the long-term care industry since January 1, 1995 (the "Selected Transactions"). BT Alex. Brown calculated various financial multiples based on certain publicly available information for each of the Selected Transactions and compared them to corresponding financial multiples for the Merger, based on the Exchange Ratio of 1.0x. The 13 long-term care transactions reviewed, in reverse chronological order of public announcement, were: the Heritage Partners acquisition of Summit Care Corporation; the Extendicare Health Services acquisition of Arbor Health Care Company; the Sun Healthcare Group, Inc. acquisition of Regency Health Services; the Genesis Health Ventures, Inc. acquisition of Multicare Companies, Inc.; the LCA/GranCare/Apollo Mergers; the Sun Healthcare Group, Inc. acquisition of Retirement Care Associates, Inc.; the HEALTHSOUTH Corporation acquisition of Horizon/CMS Healthcare Corporation; the Vencor, Inc. acquisition of TheraTx, Incorporated; the GranCare, Inc. acquisition of Evergreen Health Care, Inc.; the Vencor, Inc. acquisition of The Hillhaven Corporation; the Living Centers of America, Inc. acquisition of The Brian Center Corporation; the Hillhaven Corporation acquisition of Nationwide Care, Inc.; and the Mariner Health Group, Inc. acquisition of Convalescent Services, Inc. BT Alex. Brown noted that the multiple of value of consideration paid for common equity adjusted for debt, capitalized operating leases and cash ("Lease Adjusted Purchase Price") to trailing twelve month revenues was 1.7x for the Merger versus a range of 1.3x to 2.7x, with a mean of 1.7x, for the Selected Transactions and the multiple of Lease Adjusted Purchase Price to trailing twelve month EBITDAR was 10.0x for the Merger versus a range of 8.0x to 13.2x, with a mean of 9.6x, for the Selected Transactions. BT Alex. Brown further noted that the multiple of value of consideration paid for common equity adjusted for debt and cash ("Adjusted Purchase Price") to trailing twelve month EBITDA was 10.1x for the Merger versus a range of 8.1x to 14.0x, with a mean of 10.5x, for the Selected Transactions. BT Alex. Brown further noted that the multiple of value of consideration paid for common equity ("Equity Purchase Price") to trailing twelve month net income was 21.4x for the Merger versus a range of 16.1x to 40.6x, with a mean of 24.5x, for the Selected Transactions and the multiple of Equity Purchase Price to forward twelve month net income was 16.5x for the Merger versus a range of 12.5x to 23.6x, with a mean of 17.2x, for the Selected Transactions. BT Alex. Brown also noted that the Merger was effected at a 27.4% premium to Mariner's per share market price of $15.50 one month prior to announcement. All multiples for the Selected Transactions were based on public information available at the time of announcement of such transaction, without taking into account differing market and other conditions during the over three year period during which the Selected Transactions occurred.

  Historical Exchange Ratio Analysis. BT Alex. Brown reviewed and analyzed the historical ratio of the daily per share market closing prices of Paragon Common Stock divided by the corresponding prices of the Mariner Common Stock ("Exchange Ratios") one day prior to announcement, one month prior to announcement and the highest Exchange Ratio since November 5, 1997. Such Exchange Ratios were 0.943x, 0.740x and 0.948x, respectively. The Exchange Ratio of 1.0x represented premiums of 6.0%, 35.1% and 5.5% to these Exchange Ratios, respectively. BT Alex. Brown also reviewed the average Exchange Ratios for the 30 days and 90 days ending April 9, 1998. Such Exchange Ratios were 0.816x and 0.821x, respectively, and the Exchange Ratio of 1.0x represented premiums of 22.6% and 21.8% to such Exchange Ratios, respectively.

  Contribution Analysis. BT Alex. Brown reviewed the relative contributions of Mariner and Paragon compared to Mariner's relative ownership of approximately 42.9% of the outstanding equity capital of the combined company to the pro forma income statement of the combined company, based on managements' projections for their respective companies for calendar years 1998 and 1999. This analysis showed that on a pro forma combined basis, Mariner and Paragon would account for approximately 54.9% and 45.1%, respectively, of the combined company's pro forma 1998 net income and approximately 44.3% and 55.7%, respectively, of the combined company's pro forma 1999 net income. This analysis excluded the effects of any synergies or purchase accounting adjustments from the Merger.

  Discounted Cash Flow Analysis. BT Alex. Brown performed discounted cash flow analyses for Mariner, Paragon and the pro forma combined company. BT Alex. Brown used estimates of projected financial performance for Mariner, Paragon and the pro forma combined company for the years 1998 through 2003 prepared by their respective managements. For each company and the pro forma combined company, BT Alex. Brown aggregated the present value of the cash flows through 2003 with the present value of a range of terminal values. BT Alex. Brown discounted these cash flows at discount rates ranging from 11.0% to 15.0%. The terminal value was computed based on projected EBITDAR in calendar year 2003 and a range of terminal multiples of 8.0x to 10.0x. BT Alex. Brown arrived at such discount rates based on its judgment of the weighted average cost of capital of publicly traded long-term care companies, and arrived at such terminal values based on its review of the trading characteristics of the common stock of the Selected Companies. This analysis indicated a range of per share values of $16.27 to $29.73 per share for Mariner, $11.41 to $33.26 for Paragon, and $16.20 to $35.18 for the pro forma combined company.

  Pro Forma Merger Analysis. BT Alex. Brown analyzed certain pro forma effects of the Merger. Based on such analysis, BT Alex. Brown computed the resulting accretion to the combined company's EPS estimate for the calendar years 1999 and 2000 after taking into account potential cost savings and other synergies estimated by the managements of Mariner and Paragon. BT Alex. Brown noted that after taking into account potential cost savings and other synergies for the calendar years ending 1999 and 2000, and before nonrecurring costs relating to the Merger, the Merger would be approximately 10.4% accretive to Paragon's EPS and approximately 3.7% accretive to Mariner's EPS for the calendar year 1999 and approximately 10.5% accretive to Paragon's EPS and approximately 7.4% accretive to Mariner's EPS for the calendar year 2000.

  BT Alex. Brown also computed the accretion to the combined company's cash flow per share ("CPS") for the calendar years 1999 and 2000 after taking into account the same potential cost savings and other synergies.

BT Alex. Brown noted that after taking into account potential cost savings and other synergies for the calendar years 1999 and 2000, and before nonrecurring costs relating to the Merger, the Merger would be approximately 1.4% accretive to Paragon's CPS and 28.4% accretive to Mariner's CPS for the calendar year 1999 and approximately 2.1% accretive to Paragon's CPS and 27.4% accretive to Mariner's CPS for the calendar year 2000. There can be no assurance that the combined company will be able to realize savings and synergies in the amounts identified, or at all, following the Merger.

  No company used in the analysis of other publicly traded companies nor any transaction used in the analysis of selected mergers and acquisitions summarized above is identical to Mariner, Paragon or the Merger. Accordingly, such analyses must take into account differences in the financial and operating characteristics of the Selected Companies and the companies in the Selected Transactions and other factors that would affect the public trading value and acquisition value of the Selected Companies and the Selected Transactions, respectively.

  While the foregoing summary describes all analyses and factors that BT Alex. Brown deemed material in its presentation to the Mariner Board, it is not a comprehensive description of all analyses and factors considered by BT Alex. Brown. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the applications of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. BT Alex. Brown believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, would create an incomplete view of the evaluation process underlying the BT Alex. Brown Opinion. In performing its analyses, BT Alex. Brown considered general economic, market and financial conditions and other matters, many of which are beyond the control of Mariner and Paragon. The analyses performed by BT Alex. Brown are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by such analyses. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Additionally, analyses relating to the value of a business do not purport to be appraisals or to reflect the prices at which the business actually may be sold. Furthermore, no opinion is being expressed as to the prices at which shares of Paragon Common Stock may trade at any future time.

  Pursuant to a letter agreement dated April 1, 1998 between Mariner and BT Alex. Brown, Mariner has agreed to pay BT Alex. Brown $1.25 million for rendering the BT Alex. Brown Opinion which amount will be credited against a transaction fee of $5.4 million, payable upon consummation of the Merger. In addition, Mariner has agreed to reimburse BT Alex. Brown for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. Mariner has agreed to indemnify BT Alex. Brown and its directors, officers, agents, employees and controlling persons, for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

  The Mariner Board retained BT Alex. Brown to act as its advisor based upon BT Alex. Brown's longstanding relationship with Mariner, and based upon BT Alex. Brown's qualifications, reputation and experience with similar transactions. BT Alex. Brown is an internationally recognized investment banking firm and, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. BT Alex. Brown may actively trade the debt and equity securities of Mariner and Paragon for its own account and for the account of its customers and accordingly may at any time hold a long or short position in such securities. BT Alex. Brown maintains a market in the Mariner Common Stock and regularly publishes research reports regarding the long-term care industry and the businesses and securities of Mariner and other publicly traded companies in the long-term care industry.

DELISTING AND DEREGISTRATION OF MARINER COMMON STOCK

  Following the consummation of the Merger, the Mariner Common Stock will be delisted from Nasdaq and deregistered under the Exchange Act.

                             THE MERGER AGREEMENT

GENERAL

  Paragon, Mariner and Merger Sub have entered into the Merger Agreement which provides that, subject to the satisfaction of the conditions thereof (see "Conditions to the Consummation of the Merger"), Merger Sub will be merged with and into Mariner, with Mariner surviving and continuing as a wholly-owned subsidiary of Paragon. The time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the legal effectiveness thereof will be the Effective Time of the Merger.

  THE DESCRIPTION OF THE MERGER AGREEMENT CONTAINED IN THIS PROXY
STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS INCLUDED AS ANNEX I TO THIS PROXY
STATEMENT/PROSPECTUS AND IS INCORPORATED IN ITS ENTIRETY HEREIN BY THIS
REFERENCE.

MERGER CONSIDERATION

  Each share of Mariner Common Stock issued and outstanding as of the Effective Time of the Merger shall be converted into the right to receive one share of Paragon Common Stock. Paragon is also obligated to make cash payments with respect to certain outstanding Mariner options and to assume certain other Mariner options. See "--Mariner Stock Options."

EXCHANGE OF CERTIFICATES

  As soon as reasonably practicable after the Effective Time of the Merger, the Exchange Agent will mail to each holder of record of a Mariner Certificate that immediately prior to the Effective Time of the Merger represented issued and outstanding shares of Mariner Common Stock: (i) a letter of transmittal; and(ii) instructions for use in effecting the surrender of the Mariner Certificates in exchange for Paragon Certificates representing shares of Paragon Common Stock. Upon surrender of a Mariner Certificate for cancellation (or a validly executed notice of guaranteed delivery) to the Exchange Agent or to such other agent or agents as may be appointed by Paragon, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Mariner Certificate will be entitled to receive in exchange therefor a Paragon Certificate representing a number of shares equivalent to the number of shares represented by the surrendered Mariner Certificate, and the Mariner Certificate so surrendered shall thereafter be cancelled.

  No dividends or other distributions with respect to Paragon Common Stock declared or made after the Effective Time of the Merger with a record date after the Effective Time of the Merger will be paid to the holder of any unsurrendered Mariner Certificate possessing the right to receive shares of Paragon Common Stock upon the surrender thereof until the holder of such Mariner Certificate surrenders such Mariner Certificate.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

  The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the Merger of the following conditions: (i) the Merger Proposals shall have been approved by the requisite vote of the holders of Mariner Common Stock and Paragon Common Stock; (ii) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against Paragon, Mariner or Merger Sub and be in effect that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use all commercially reasonable efforts to have any such prohibition lifted); (iii) the Registration Statement of which this Proxy Statement/Prospectus is a part shall have become effective, and any required post-effective amendment shall have become effective under the Securities Act and such Registration Statement shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the Paragon Common Stock to be issued in connection with the Merger shall have been complied with; (iv) the applicable waiting periods under the HSR Act shall have expired or been earlier terminated; (v) all filings required to be made prior to the Effective Time with, and all consents, approvals, authorizations and permits required to be obtained prior to the Effective Time of the Merger from, any governmental authority in connection with the consummation of the Merger shall have been made or obtained, except where the failure to obtain such consents, approvals, authorizations and permits would not be reasonably likely to result in a Material Adverse Effect (as defined in the Merger Agreement) on Paragon, Mariner or Merger Sub or materially adversely affect the consummation of the Merger; and (vi) Mariner and Paragon shall have received an opinion from their respective counsel to the effect that the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code and that Mariner, Paragon and Merger Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to the Merger.

  The obligations of Mariner to effect the Merger also are subject to the satisfaction, or waiver by Mariner, prior to the Effective Time of the Merger, of the following additional conditions: (i) no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger that would make illegal or prohibit the consummation of the Merger or render Mariner unable to effect the Merger; (ii) no action or proceeding brought by any governmental, regulatory or administrative agency, authority or commission shall have been instituted and be pending that would be reasonably likely to make the Merger illegal or prohibit the consummation of the Merger or render Mariner unable to effect the Merger, and there shall be no proceeding or other action pending or threatened against Paragon or its subsidiaries that is reasonably likely to have a Material Adverse Effect; (iii) (A) Paragon and Merger Sub shall have performed in all material respects their agreements and covenants contained in the Merger Agreement required to be performed at or prior to the Effective Time of the Merger and (B) the representations and warranties of Paragon and Merger Sub contained in the Merger Agreement (without regard to any materiality exceptions or provisos contained therein) shall be true and correct in all material respects as of the Effective Time of the Merger as though made on and as of such time, except for such breaches, untruths or inaccuracies which would not, singly or in the aggregate, reasonably be expected to constitute an Omnibus Parent Material Adverse Event; and (iv) Paragon shall have entered into the Definitive Financing Arrangements (as defined in the Merger Agreement).

  The obligations of Paragon and Merger Sub to effect the Merger are subject to the satisfaction, or waiver by Paragon and Merger Sub, prior to the Effective Time of the Merger, of the following additional conditions: (i) no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger that would make illegal or prohibit the consummation of the Merger or render Paragon unable to effect the Merger; (ii) no action or proceeding brought by any governmental, regulatory or administrative agency, authority or commission shall have been instituted and be pending that would be reasonably likely to make the Merger illegal or prohibit the consummation of the Merger or render Paragon or Merger Sub unable to effect the Merger, and there shall be no proceeding or other action pending or threatened against Mariner or its subsidiaries that is reasonably likely to have a Material Adverse Effect;
(iii) during the 30-day period ending on the Closing Date, there shall not have occurred and be continuing, any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States; (iv) (A) Mariner shall have performed in all material respects its agreements and covenants contained in the Merger Agreement required to be performed at or prior to the Effective Time of the Merger and (B) the representations and warranties of Mariner contained in the Merger Agreement (without regard to any materiality exceptions or provisos contained therein) shall be true and correct in all material respects as of the Effective Time of the Merger as though made on and as of such time, except for such breaches, untruths or inaccuracies which would not, singly or in the aggregate, reasonably be expected to constitute an Omnibus Company Material Adverse Event.

  The Merger Agreement provides that the effect of the following events, circumstances or occurrences will be disregarded when determining the continuing accuracy of each parties representations and warranties as of the Effective Time of the Merger, which determination is a reciprocal condition to each party's obligation to consummate the Merger:

    (i)Economic conditions affecting the U.S. economy or the health care industry generally;

    (ii)The proposal, adoption or implementation after April 13, 1998 of any law, statute, rule or regulation relating to health care, Medicaid or Medicare, including, without limitation, the proposal, adoption or implementation of prospective payment systems and "salary equivalency" rates (including amendments to any salary equivalency rates currently in effect);

    (iii)The Merger or the announcement thereof, including without limitation, resignations of key employees;

    (iv)Any action or event permitted by Section 5.01 of the Merger Agreement which contains the provisions regarding the conduct by Mariner and Paragon of their respective businesses pending the consummation of the Merger; or

    (v)Any matter identified in Sections 3.04 and 4.04 of Mariner's and Paragon's respective Disclosure Letters, which sections set forth circumstances that could give rise to a Material Adverse Effect.

  The existence or occurrence of a Material Adverse Effect notwithstanding the exclusions referred to in the immediately preceding sentence will give rise to an "Omnibus Parent Material Adverse Event," in the case of Paragon and Merger Sub, or an "Omnibus Company Material Adverse Event," in the case of Mariner.

ACCOUNTING TREATMENT

  The Merger will be treated for accounting purposes in accordance with the rules for purchase accounting. Accordingly, the assets and liabilities of Mariner will be recorded on Paragon's books at their estimated fair market values with any remaining purchase price reflected as goodwill. See the "Notes to the Paragon Health Network, Inc. Pro Forma Condensed Consolidated Financial Statements" appearing elsewhere herein.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  In the opinions of Powell, Goldstein, Frazer & Murphy LLP, counsel to Paragon, and Testa, Hurwitz & Thibeault, LLP, counsel to Mariner, the following are the material federal income tax consequences of the Merger. An opinion of counsel is based on such counsel's analysis of the facts and law, and expresses what such counsel believes a court would properly hold if presented with such issue, but is not in any way binding on the Internal Revenue Service ("IRS") or the courts. Opinions of counsel are based upon current law, which is subject to change by future legislation, new rules or interpretations of the IRS or the courts. Such changes could be applied retroactively to completed transactions. This discussion is being provided for general informational purposes only and is not intended to be a complete description of all of the tax consequences of the Merger and does not discuss state or local tax consequences. Moreover, the tax treatment applicable to a stockholder may vary depending upon his or her particular situation. In this regard, certain stockholders including: (i) insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign trusts or estates as defined for United States federal income tax purposes; (ii) stockholders who hold shares as part of a position in a "straddle" or as part of a "hedging" or "conversion" transaction for United States federal income tax purposes and;
(iii) stockholders with a "functional currency" other than the United States dollar, may be subject to special rules not discussed in this summary. In addition, this summary applies only to shares which are held as capital assets and may not be applicable to a stockholder who acquired his shares pursuant to the exercise of stock options or otherwise as compensation.

  THE FOLLOWING DISCUSSION IS BASED ON EXISTING PROVISIONS OF THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE. ANY SUCH CHANGE MAY OR MAY NOT BE RETROACTIVE AND COULD AFFECT THE TAX CONSEQUENCES SET FORTH IN THIS SUMMARY.

  NO RULINGS HAVE BEEN OR WILL BE REQUESTED FROM THE IRS WITH RESPECT TO THE MATTERS DISCUSSED IN THIS SUMMARY.

  EACH MARINER STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND THE POSSIBLE EFFECTS OF CHANGES TO APPLICABLE TAX LAWS.

  TAX OPINIONS. Paragon and Mariner will receive opinions of Powell, Goldstein, Frazer & Murphy LLP and Testa, Hurwitz & Thibeault, LLP, respectively, dated immediately prior to the Effective Time of the Merger, that:

    (i) the Merger qualifies as a "reorganization" within the meaning of
  Section 368(a) of the Code; and

    (ii) Paragon, Mariner and Merger Sub are each a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to the Merger.

  An opinion of counsel is not binding on the IRS or the courts. Moreover, the tax opinions are based upon, among other things, certain representations as to factual matters made by Paragon and Mariner which, if incorrect or incomplete in any material respect, would change the conclusions reached in the opinions.

  THE MERGER. If the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, the following will be the federal income tax consequences to Mariner stockholders who receive solely Paragon Common Stock as a result of the Merger: (i) Mariner stockholders will not recognize gain or loss upon the receipt of Paragon Common Stock in exchange for their shares of Mariner Common Stock pursuant to the Merger; (ii) each holder of Mariner Common Stock will have a basis in the Paragon Common Stock equal to his or her tax basis in the Mariner Common Stock; and (iii) each Mariner stockholder's holding period for his or her Paragon Common Stock will include the holding period of his or her Mariner Common Stock, provided that the Mariner Common Stock is held as a capital asset immediately prior to the Effective Time of the Merger.

  Neither Paragon, Mariner nor Merger Sub will recognize any gain or loss as a result of the Merger, and Mariner's basis and holding period with respect to each of its assets after the Merger will be the same as the basis and holding period of those assets immediately prior to the Effective Time of the Merger.

  If the Merger does not qualify as a reorganization within the meaning of
Section 368(a) of the Code, the Mariner stockholders will recognize gain or loss upon the receipt of the Paragon Common Stock in exchange for their Mariner Common Stock equal to the difference between the fair market value of the Paragon Common Stock and their respective basis in their Mariner Common Stock.

  BACK-UP WITHHOLDING REQUIREMENTS. The information reporting requirements of the Code and backup withholding at the rate of 31% may apply with respect to dividends paid on and proceeds from the taxable sale, exchange or other disposition of Mariner Common Stock, unless the stockholder: (i) is a corporation or comes within certain other exempt categories and, when required, so demonstrates; or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not supply his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount withheld under these rules will be refunded or credited against the stockholder's federal income tax liability. Stockholders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption. If information reporting requirements apply to a stockholder, the amount of dividends paid with respect to such shares will be reported annually to the IRS and to such stockholder.

  These backup withholding tax and information reporting rules currently are under review by the United States Treasury Department, and proposed Treasury Regulations issued on April 15, 1996 would modify certain of such rules generally with respect to payments made after December 31, 1997. Accordingly, the application of such rules could be changed.

GOVERNMENTAL AND REGULATORY APPROVALS

  The Merger is subject to the requirements of the HSR Act. The HSR Act requires, among other things, that certain information regarding the Merger be furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission. The required waiting period expired on June 18, 1998. The Merger is subject to applicable local, state and federal requirements for notice and/or review of the transaction, or the post-merger review of the operations of Paragon and/or Mariner health care facilities and businesses, which can encompass permits, licenses, certificates of need, third party payor certifications and contracts, and/or other requirements, all as may be mandated by the applicable jurisdiction within which any facility or business is located. Other than the foregoing, neither Paragon nor Mariner is aware of any other governmental or regulatory approvals required for the consummation of the Merger. Neither Paragon nor Mariner believe that satisfying such requirements will prevent or delay the consummation of the Merger.

OTHER APPROVALS AND CONSENTS

  In certain instances, the Merger will require the consent of third-parties. Paragon and Mariner are in the process of contacting such third-parties with regard to obtaining any necessary consents, but have not yet determined whether such consents will be granted or upon what terms such consents may be available. No assurances can be given with regard to the ultimate likelihood of obtaining such consents, or the economic and other terms upon which any such consent might be conditioned, or the materiality thereof. The inability of Paragon or Mariner to obtain certain of such consents could adversely affect Paragon's or Mariner's ability to consummate the Merger. For further information regarding consents being sought in connection with certain outstanding Paragon and Mariner indebtedness, see "Description of Financing Arrangements."

EFFECT ON MARINER EMPLOYEE BENEFIT PLANS AND EMPLOYEE AGREEMENTS

  BENEFIT MAINTENANCE. The Merger Agreement provides that from and after the Effective Time of the Merger, Paragon and its subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between Mariner or any of its subsidiaries and any current or former officer, director, employee or consultant of Mariner or any of its subsidiaries or group of such officers, directors, employees or consultants. In addition, certain officers of Mariner may be entitled to certain change in control payments under their employment agreements. See "Interests of Certain Persons in the Merger."

  SERVICE CREDIT. To the extent permitted under applicable law, each employee of Mariner or its subsidiaries will be given credit for all service with Mariner or its subsidiaries (or service credited by Mariner or its subsidiaries) in accordance with the customary practices of Paragon and its subsidiaries under all employee benefit plans, programs, policies and arrangements maintained by Paragon in which such employees may become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for purposes of determining: (i) short-term and long-term disability benefits; (ii) severance benefits; (iii) vacation benefits; and (iv) benefits under any retirement plan.

INDEMNIFICATION AND INSURANCE

  Paragon and Merger Sub have agreed that all rights to indemnification existing in favor of the present or former directors, officers and employees of Mariner (as such) or any of its subsidiaries or present or former directors of Mariner or any of its subsidiaries serving or who have served at Mariner's or any of its subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Mariner Charter or Mariner Bylaws, or the articles of incorporation, bylaws or similar documents of any of Mariner's subsidiaries shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statutes of limitation applicable to such matters, and that Paragon shall comply fully with its obligations with respect thereto. Without limiting the foregoing, after the Effective Time of the Merger, Paragon shall, periodically advance expenses as incurred with respect to the foregoing (including with respect to any action to enforce rights to indemnification or the advancement of expenses) to the fullest extent permitted under applicable law; provided, however, that the person to whom the expenses are advanced shall provide an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification. For a period of six years after the Effective Time of the Merger, Mariner will maintain directors' and officers' liability insurance and fiduciary liability insurance for the individuals described above (whether or not they are entitled to indemnification thereunder) who are presently covered by Mariner's existing directors' and officers' or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance.

MARINER STOCK OPTIONS

  In order to: (i) reduce the potential dilutive effect of the outstanding options to purchase shares of Mariner Common Stock which would otherwise be converted into options to purchase Paragon Common Stock; and (ii) better align the option grants of Mariner executives and other Mariner employees continuing with the combined company with those of Paragon executives and other Paragon employees with similar positions, the Paragon Board wanted to terminate all options to purchase Mariner Common Stock and, to the extent the Paragon Board deemed appropriate, grant options to purchase Paragon Common Stock to Mariner executives continuing with the combined company. Accordingly, Paragon requested that the outstanding options to purchase shares of Mariner Common Stock be terminated in connection with the Merger in exchange for cash payments. Pursuant to Mariner's 1992 Stock Option Plan and 1994 Stock Plan, the Mariner Board has the authority to terminate the options granted under those plans in exchange for a specified cash payment in connection with an acquisition of Mariner in a merger without the approval of the option holders. Under the plans and instruments governing the outstanding options to purchase shares of Mariner Common Stock that were not granted under Mariner's 1992 Stock Option Plan and 1994 Stock Plan, the Mariner Board does not have authority to terminate options in exchange for a cash payment without the approval of the option holders. As part of the comprehensive proposal to resolve all the then outstanding issues made by the Paragon Board to the Mariner Board on April 12, 1998, the Paragon Board required as a term of the Merger that the Mariner Board exercise its authority to terminate the outstanding options granted under Mariner's 1992 Stock Option Plan and 1994 Stock Plan in exchange for the cash payments described below, and that only options that the Mariner Board could not so terminate would be assumed by Paragon in the Merger. In the context of resolving all the then outstanding issues, the Mariner Board accepted the comprehensive proposal, including the proposal regarding the treatment of the outstanding options to purchase shares of Mariner Common Stock.

  Pursuant to the Merger Agreement, each option to purchase shares of Mariner Common Stock issued pursuant to Mariner's 1992 Stock Option Plan and the 1994 Stock Plan ("Cash Payment Options") will, at the Effective Time of the Merger, whether or not vested, constitute the right to receive, subject to required withholding, a cash payment equal to the product of (i) the average of the last reported sale prices per share of Paragon Common Stock for the last five days ending on the day immediately preceding the Closing Date (as defined in the Merger Agreement); provided, however, that in the event such average price is less than $20 or more than $22, then such average price shall be deemed to be (X) $20 (when such average price is less than $20) or (Y) $22 (when such average price is more than $22), less the per share exercise price required by such Cash Payment Option and (ii) the number of shares subject to such Cash Payment Option. Each option issued pursuant to the 1995 Non-Employee Director Stock Option Plan, rights to acquire shares of Mariner Common Stock pursuant to the 1993 Employee Stock Purchase Plan, as well as options and warrants to purchase Mariner Common Stock granted or assumed in connection with certain historical transactions (collectively, the "Assumed Options"), will, at the Effective Time of the Merger, whether or not vested, be assumed by Paragon and will constitute an option or right to acquire, on the same terms and conditions as were applicable under such Assumed Options, such number of shares of Paragon Common Stock equal to the number of shares of Mariner Common Stock subject to such Assumed Option, at a per share price equal to the exercise price of such Assumed Option. As soon as practicable following the Effective Time of the Merger, Paragon will deliver to holders of Assumed

Options appropriate option agreements representing the right to acquire shares of Paragon Common Stock on substantially the same terms and conditions as pertain to the outstanding Assumed Options. Paragon has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Paragon Common Stock for delivery upon exercise of Assumed Options and to file and cause to be effective as of the Effective Time of the Merger this Registration Statement with respect to shares of Paragon Common Stock that will be subject to the Assumed Options and use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such Assumed Options remain outstanding. As of June 15, 1998, there were outstanding Assumed Options to purchase 733,550 shares of Mariner Common Stock (the exercise prices of which ranged from $3.0964 to $46.4454 per share) that upon consummation of the Merger will be assumed by Paragon. As of June 15, 1998, there were outstanding Cash Payment Options to purchase 4,253,823 shares of Mariner Common Stock, which are expected to result in cash payments by Paragon of between $38.5 million (assuming the average per share closing price of Paragon Common Stock is $20 or less) and $47.1 million (assuming the average per share closing price of Paragon Common Stock is $22 or more).

RESTRICTIONS ON RESALES BY AFFILIATES

  Paragon is registering hereby the shares of Paragon Common Stock that the stockholders of Mariner will be entitled to receive upon consummation of the Merger. As a result, those Mariner stockholders who are not deemed to be "affiliates" of Mariner may freely sell the shares of Paragon Common Stock that they receive in the Merger. Stockholders of Mariner who are deemed to be "affiliates" of Mariner as of the date of the Mariner Special Meeting may only resell the shares of Paragon Common Stock received in the Merger in transactions complying with Rule 145 under the Securities Act, pursuant to an effective registration statement under the Securities Act or in transactions exempt from registration thereunder, and may not use this Proxy Statement/Prospectus to effect resales of the shares of Paragon Common Stock that they receive.

  Rule 145, as currently in effect, imposes restrictions on the manner in which such affiliates of Mariner may make resales and also on the volume of resales that such affiliates, and others with whom they may act in concert, may make in any three-month period. The term "affiliates" as defined in the Securities Act includes any person who, directly or indirectly, controls, is controlled by, or is under common control with, Mariner at the time the Merger is submitted to a vote of the stockholders of Mariner. Certain executive officers and directors of Mariner will be deemed "affiliates" of Mariner for purposes of the Securities Act. Mariner has, pursuant to the Merger Agreement, agreed to use commercially reasonable efforts to cause each such person to deliver to Paragon on or prior to the Effective Time of the Merger an affiliate's agreement in a form to be approved by the parties to the Merger Agreement.

CONDUCT OF BUSINESS OF MARINER PRIOR TO THE MERGER

  Mariner has agreed that, prior to the Effective Time of the Merger, Mariner and its subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use all commercially reasonable efforts consistent with prudent business practice to preserve intact their current business organizations, keep available the services of their current officers and key employees and to maintain their existing relationships with those having significant business relationships with them, in each case in all material respects. In addition, Mariner has agreed that, prior to the Effective Time of the Merger, subject to certain exceptions, except as expressly contemplated by the Merger Agreement or with the prior written consent of Paragon (which consent will not be unreasonably withheld), neither Mariner nor any of its subsidiaries, as the case may be, will: (i) except for issuances of capital stock of Mariner's subsidiaries to Mariner or a wholly-owned subsidiary of Mariner, issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) Company Securities or Subsidiary Securities (as both terms are defined in the Merger Agreement), in each case, other than Mariner Common Stock issuable upon exercise of rights under any employee benefit plan or agreement, or (B) any other securities in respect of, in lieu of or in substitution for Mariner Common Stock outstanding on the date of the Merger Agreement; (ii) otherwise acquire or redeem, directly or indirectly, any Company Securities or Subsidiary Securities (including Mariner Common Stock);

(iii) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of capital stock of Mariner or any of its subsidiaries (other than cash dividends paid to Mariner by its wholly-owned subsidiaries with regard to their capital stock); (iv) (A) make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of $20 million or more (excluding any assumed indebtedness), or (B) other than in the ordinary course of business, enter into a material contract or grant any release or relinquishment of any material contract rights; (v) incur or assume any long-term debt for borrowed money other than debt incurred in the ordinary course of business consistent in all material respects with past practice in a principal amount not to exceed $15 million; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of Mariner, except in the ordinary course of business consistent in all material respects with past practice; (vii) except in connection with transactions permitted by
(iv) above, make any loans, advances or capital contributions to, or investments in, any other person (other than wholly-owned subsidiaries of Mariner); (viii) change any of the accounting methods, principles or practices used by it or any of its subsidiaries, except as required by the Commission or required by United States generally accepted accounting principles; (ix) adopt any amendments to the Mariner Charter or Mariner Bylaws or the Certificates of Incorporation or Bylaws (or similar document) of any subsidiary; except as may be required in order to consummate the Merger and the transactions contemplated by the Merger Agreement; (x) except as may be required by any previously existing agreement or employee benefit plan, grant any stock options or stock related awards; (xi) except as may be required by applicable law or as contemplated by the Merger Agreement, enter into any new, or amend in any material respect any existing, employee benefit, pension or other plan (whether or not subject to the Employee Retirement Income Security Act of 1974 ("ERISA")), or employment, severance, consulting or salary continuation agreements with any officers, directors or key employees, or grant any increases in the compensation or benefits to officers, directors and key employees of Mariner or its subsidiaries; (xii) enter into, amend, or extend any material collective bargaining or other labor agreement, except as required by law; (xiii) adopt, make any material amendment to or terminate any material employee benefit plan, except as required by law or to maintain tax qualified status or as requested by the IRS in order to receive a determination letter for such employee benefit plan; (xiv) merge or consolidate with or transfer all or substantially all of it assets to another corporation or other business entity or individual (other than mergers, consolidations or transfers involving wholly-owned subsidiaries of Mariner);
(xv) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (xvi) agree in writing or otherwise to take any of the foregoing actions.

CONDUCT OF BUSINESS OF PARAGON PRIOR TO THE MERGER

  Paragon has agreed that, prior to the Effective Time of the Merger, Paragon and its subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use all commercially reasonable efforts consistent with prudent business practice to preserve intact their current business organizations, keep available the services of their current officers and key employees and maintain their existing relationships with those having significant business relationships with them, in each case in all material respects. In addition, Paragon has agreed that, prior to the Effective Time of the Merger, subject to certain exceptions, except as expressly contemplated by the Merger Agreement or with the prior written consent of Mariner (which consent will not be unreasonably withheld), neither Paragon nor any of its subsidiaries, as the case may be, will: (i) except for issuances of capital stock of Paragon's subsidiaries to Paragon or a wholly-owned subsidiary of Paragon, issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) Parent Securities or Subsidiary Securities (as both terms are defined in the Merger Agreement), in each case, other than Paragon Common Stock issuable upon the exercise of rights or under any employee benefit plan or agreement, or (B) any other securities in respect of, in lieu of or in substitution for Paragon Common Stock outstanding on the date of the Merger Agreement; (ii) otherwise acquire or redeem, directly or indirectly, any Parent Securities or Subsidiary Securities (including Paragon Common Stock); (iii) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of capital stock of Paragon or any of its subsidiaries (other than cash dividends paid to Paragon by its wholly-owned subsidiaries with regard to their capital stock); (iv) (A) make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of $40 million or more (excluding any assumed indebtedness) outside the ordinary and usual course of business consistent with past practice in all material respects, or (B) other than in the ordinary course of business, enter into a material contract or grant any release or relinquishment of any material contract rights; (v) incur or assume any long-term debt for borrowed money except for debt incurred in the ordinary course of business consistent in all material respects with past practice in an aggregate principal amount not to exceed $30 million; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly-owned subsidiaries of Paragon, except in the ordinary course of business consistent in all material respects with past practice; (vii) except in connection with transactions permitted by (iv) above, make any loans, advances or capital contributions to, or investments in, any other person (other than wholly-owned subsidiaries of Paragon); (viii) change any of the accounting methods, principles or practices used by it or any of its subsidiaries, except as required by the Commission or required by United States generally accepted accounting principles; (ix) adopt any amendments to the Paragon Charter or the Paragon Bylaws or the Certificate of Incorporation or Bylaws (or similar documents) of any subsidiary except as may be required to consummate the Merger and the transactions contemplated by the Merger Agreement; (x) except as may be required under any previously existing agreement or employee benefit plan, grant any stock options or stock related awards; (xi) except as may be required by applicable law or as contemplated by the Merger Agreement, enter into any new, or amend any existing, employee benefit, pension or other plan (whether or not subject to ERISA) or employment, severance, consulting or salary continuation agreements with any officers, directors or key employees, or grant any increases in the compensation or benefits to officers, directors and key employees; (xii) enter into, amend, or extend any material collective bargaining or other labor agreement, except as required by law and except in the ordinary course of business consistent in all material respects with past practice; (xiii) adopt, make any material amendment to or terminate any material employee benefit plan, except as required by law or to maintain tax qualified status or as requested by the IRS in order to receive a determination letter for such employee benefit plan; (xiv) merge or consolidate with or transfer all or substantially all of its assets to another corporation or other business entity or individual (other than mergers, consolidations or transfers involving wholly-owned subsidiaries of Paragon); (xv) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (xvi) agree in writing or otherwise to take any of the foregoing actions.

NO SOLICITATION OF ACQUISITION TRANSACTIONS

  NO SOLICITATION BY MARINER. Immediately following the execution of the Merger Agreement, Mariner terminated all existing activities, arrangements, discussions and negotiations with third parties (other than Paragon) with respect to any possible merger, consolidation or other business combination involving Mariner or its subsidiaries, or the acquisition, sale, lease, exchange, mortgage, pledge, transfer or other disposition of, or tender offer for, all or a substantial portion of the assets or capital stock of Mariner or any of its material subsidiaries or inquiries or proposals concerning, or which may be reasonably expected to lead to, any of the foregoing (each a "Mariner Acquisition Transaction"). Mariner has also agreed not to, and not to authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents and representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any Mariner Acquisition Transaction, or negotiate, explore or otherwise enter into discussions in any way with any third party (other than Paragon and its affiliates) with respect to any Mariner Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement. Notwithstanding the foregoing, in the event that Mariner receives an unsolicited bona fide written proposal for a Mariner Acquisition Transaction from a third party, Mariner may furnish non-public information to, and negotiate with, such third party only if: (i) prior written notice is given to Paragon; (ii) such third party enters into a confidentiality agreement having terms (including a standstill agreement) no more favorable to such third party than the terms of the Confidentiality Agreement entered into by Paragon and Mariner in connection with the Merger (the "Confidentiality Agreement"); and (iii) (A) the Mariner Board has concluded in good faith based on the advise of its investment banker that such Mariner Acquisition Transaction may reasonably be expected, if consummated, to result in a transaction more favorable to Mariner and its stockholders than the Merger and such third party is financially capable of consummating such Mariner Acquisition Transaction and (B) the Mariner Board has concluded in good faith, based on the advice of outside counsel that any failure to provide non-public information to, or negotiate with, such third party would be inconsistent with the Mariner Board's fiduciary duties to stockholders of Mariner.

  NO SOLICITATION BY PARAGON. Immediately following the execution of the Merger Agreement, Paragon terminated all existing activities, arrangements, discussions and negotiations with third parties (other than Mariner and certain third parties previously disclosed to Mariner) with respect to any possible merger, consolidation or other business combination involving Paragon or its subsidiaries, or the acquisition, sale, lease, exchange, mortgage, pledge, transfer or other disposition of, or tender offer for, of all or a substantial portion of the assets or capital stock of Paragon or any of its material subsidiaries or inquiries or proposals concerning, or which may be reasonably expected to lead to, any of the foregoing (each a "Paragon Acquisition Transaction"). Paragon has also agreed not to, and not to authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents and representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) any Paragon Acquisition Transaction or negotiate, explore or otherwise enter into discussions in any way with any third party (other than Mariner and its affiliates) with respect to any Paragon Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, in the event that Paragon receives an unsolicited bona fide written proposal for a Paragon Acquisition Transaction from a third party, Paragon may furnish non-public information to, and negotiate with, such third party only if: (i) prior written notice is given to Mariner; (ii) such third party enters into a confidentiality agreement having terms (including a standstill agreement) no more favorable to such third party than the terms of the Confidentiality Agreement; and (iii) (A) the Paragon Board has concluded in good faith based on the advice of its investment banker that such Paragon Acquisition Transaction may reasonably be expected, if consummated, to result in a transaction more favorable to Paragon and its stockholders than the Merger and such third party is financially capable of consummating such Paragon Acquisition Transaction and (B) the Paragon Board has concluded in good faith, based on the advice of outside counsel, that any failure to provide non-public information to, or negotiate with, such party would be inconsistent with the Paragon Board's fiduciary duties to the stockholders of Paragon.

TERMINATION

  The Merger Agreement may be terminated at any time notwithstanding the approval of the Merger by the stockholders of Paragon and Mariner: (i) by mutual written consent of the Paragon Board and the Mariner Board; (ii) by either Paragon or Mariner if the Merger shall not have been consummated on or before December 31, 1998 (provided that such right will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); (iii) by either Paragon or Mariner if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order (other than a temporary restraining order), decree, judgment or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such judgment, order, decree, ruling or other action shall have become final and non-appealable; (iv) by Mariner if (a) at any time prior to the Closing Date an Omnibus Paragon Material Adverse Event shall have occurred or (b) Paragon or Merger Sub has breached or failed to comply in any material respect with any of its obligations under the Merger Agreement and such Omnibus Paragon Material Adverse Event or such breach or failure continues unremedied for 10 days after Paragon or Merger Sub has received written notice from Mariner of the occurrence of such Omnibus Paragon Material Adverse Effect or such breach or failure; (v) prior to obtaining Paragon stockholder approval of the Paragon Merger Proposal, by Mariner if the Paragon Board fails to make, withdraws or modifies in a manner adverse to Mariner its favorable recommendation of the Merger or has recommended or entered into a definitive agreement with respect to a Paragon Acquisition

Transaction with a party other than Mariner or any of its affiliates; (vi) prior to the Effective Time of the Merger by Paragon if Paragon receives a written offer with respect to any Paragon Acquisition Transaction with a party other than Mariner or its affiliates or such third party has commenced a tender offer which, in either case, the Paragon Board believes in good faith is more favorable to Paragon's stockholders than the transactions contemplated by the Merger Agreement; (vii) by Paragon if (a) at any time prior to the Closing Date, an Omnibus Mariner Material Adverse Event shall have occurred or
(b) Mariner has breached or failed to comply in any material respect with any of its obligations under the Merger Agreement and such Omnibus Mariner Material Adverse Event or such breach or failure shall continue unremedied for 10 days after Mariner has received written notice from Paragon or Merger Sub of the occurrence of such Omnibus Mariner Material Adverse Event or such breach or failure; (viii) prior to obtaining Mariner stockholder approval of the Mariner Merger Proposal, by Paragon if the Mariner Board fails to make, withdraws or modifies in a manner adverse to Paragon its favorable recommendation of the Merger or has recommended or entered into a definitive agreement with respect to a Mariner Acquisition Transaction with a party other than Paragon or any of its affiliates; (ix) prior to the Effective Time of the Merger, by Mariner if Mariner receives a written offer with respect to any Mariner Acquisition Transaction with a party other than Paragon or its affiliates or such third party has commenced a tender offer which, in either case, the Mariner Board believes in good faith is more favorable to Mariner's stockholders than the transactions contemplated by the Merger Agreement; or
(x) (a) by Paragon if Mariner fails to obtain its stockholders' approval of the Mariner Merger Proposal or (b) by Mariner if Paragon fails to obtain its stockholders' approval of the Stock Issuance Proposal.

TERMINATION FEES; EXPENSES

  Except as provided in paragraphs (a) through (f) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such cost or expense.

    (a) If (i) Mariner terminates the Merger Agreement as described in clause
  (v) of "Termination" above or (ii) Paragon terminates the Merger Agreement as described in clause (vi) of "Termination" above, Paragon will promptly, but in no event later than one business day after termination of the Merger Agreement, pay to Mariner a fee (the "Termination Fee") equal to $12 million in same day funds in respect of the fees and expenses of Mariner incurred in connection with pursuing the transactions contemplated by the Merger Agreement.

    (b) If (i) Paragon terminates the Merger Agreement as described in clause
  (viii) of "Termination" above or (ii) Mariner terminates the Merger Agreement as described in clause (ix) of "Termination" above, Mariner will promptly, but in no event later than one business day after termination of the Merger Agreement, pay the Termination Fee to Paragon.

    (c) If Paragon terminates the Merger Agreement as described in clause
  (x)(a) of "Termination" above, and, at the time of the stockholder vote referred to therein, any person has made (or publicly disclosed an intention to make) a proposal to effect a Mariner Acquisition Transaction, and within 12 months after such termination a Mariner Acquisition Transaction shall be consummated, then Mariner will promptly (but in no event later than one business day) after such consummation, pay the Termination Fee to Paragon.

    (d) If Mariner terminates the Merger Agreement as described in clause
  (x)(b) of "Termination" above, and, at the time of the stockholder vote referred to therein, any person has made (or publicly disclosed an intention to make) a proposal to effect a Paragon Acquisition Transaction, and within 12 months after such termination a Paragon Acquisition Transaction shall be consummated, then Paragon will promptly (but in no event later than one business day) after such consummation, pay the Termination Fee to Mariner.

    (e) If Paragon terminates the Merger Agreement as described in clause
  (ii) of "Termination" above and at December 31, 1998 any person has made (or publicly disclosed an intention to make) a proposal to effect a Mariner Acquisition Transaction and within 12 months after such termination a Mariner Acquisition Transaction shall be consummated, then Mariner will promptly (but in no event later than one business day) after such consummation, pay the Termination Fee to Paragon.

    (f) If Mariner terminates the Merger Agreement as described in clause
  (ii) of "Termination" above, and at December 31, 1998 any person has made (or publicly disclosed an intention to make) a proposal to effect a Paragon Acquisition Transaction and within 12 months after such termination a Paragon Acquisition Transaction shall be consummated, then Paragon will promptly (but in no event later than one business day) after such consummation, pay the Termination Fee to Mariner.

AMENDMENT AND WAIVER

  To the extent permitted by applicable law, the Merger Agreement may be amended by action taken by or on behalf of the Paragon Board, the Mariner Board and the Board of Directors of Merger Sub ("Merger Sub Board") at any time before or after the approval of the Merger Proposals by the stockholders of each of Paragon and Mariner, but after such stockholder approval, no amendment may be made which decreases the Exchange Ratio or adversely affects the rights of Mariner stockholders in any material respect, without the approval of the stockholders of Mariner that beneficially own a majority of the shares of Mariner Common Stock. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties. At any time prior to the Effective Time of the Merger, each of the parties to the Merger Agreement, by action taken by or on behalf of the Paragon Board, Mariner Board and Merger Sub Board may: (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto; (ii) waive any inaccuracies in the representations and warranties contained therein by any other applicable party or in any document, certificate or writing delivered pursuant thereto by any other applicable party; or (iii) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains customary representations and warranties of Paragon and Mariner relating to, among other things: (i) organization, good standing, qualification to do business and other corporate matters; (ii) capitalization; (iii) the authorization, execution, delivery and enforceability of the Merger Agreement, the actions taken by the Paragon Board and Mariner Board with respect thereto and related matters including the required vote of stockholders; (iv) the absence of certain changes or events since the end of each company's most recently completed fiscal year; (v) reports filed by each company with the Commission and the financial statements included therein; (vi) information supplied by each company for inclusion in the registration statement of which this Proxy Statement/Prospectus is a part;
(vii) required consents and approvals; (viii) brokers; (ix) employee benefit matters; (x) the absence of certain litigation; (xi) tax matters; (xii) compliance with law; (xiii) environmental compliance; (xiv) the receipt by each company of the opinions discussed above under "The Merger--Opinion of Morgan Stanley & Co. Incorporated" and "The Merger--Opinion of BT Alex. Brown Incorporated;" (xv) insurance; and (xvi) state takeover laws.

                           CERTAIN OTHER AGREEMENTS

MARINER VOTING AGREEMENT

   The Kellett Group and Dr. Stratton, as stockholders of Mariner, have entered into a voting agreement, dated as of April 13, 1998, with Paragon (the "Mariner Voting Agreement"), under which each of the aforementioned individuals or entities has agreed to: (i) appear or otherwise take appropriate action to ensure that the shares of Mariner Common Stock beneficially owned by each of them are present at any meeting of the stockholders of Mariner called for the purpose of voting upon the Mariner Merger Proposal or at any adjournment thereof for the purpose of obtaining a quorum; (ii) vote (or cause to be voted) or execute a written consent with respect to the shares of Mariner Common Stock beneficially owned by each of them in favor of the Mariner Merger Proposal and each of the other transactions contemplated by or in any way related to the Merger Agreement; and (iii) vote (or cause to be voted) or execute a written consent in connection with the shares of Mariner Common Stock beneficially owned by each of them against (A) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Mariner or
(B) any action or agreement, including any proposed amendment of the Mariner Charter or Mariner Bylaws or other proposal or transaction involving Mariner or any of its subsidiaries, which action, agreement, amendment or other proposal or transaction is intended, or can reasonably be expected, to impede, interfere with, delay, or attempt to frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated thereby (each of the foregoing clauses (A) or (B) above, is referred herein as a "Competing Transaction").

  Under the Mariner Voting Agreement, each of the parties thereto further agrees and covenants not to: (i) Transfer (as such term is defined in the Mariner Voting Agreement), or consent to any Transfer of, any or all of the shares of Mariner Common Stock beneficially owned by each of them or any interest therein, except pursuant to the Merger; (ii) or enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of the shares of Mariner Common Stock beneficially owned by each of them or any interest therein; (iii) grant any proxy, power of attorney or other authorization in or with respect to the shares of Mariner Common Stock beneficially owned by each of them, except pursuant to the Mariner Voting Agreement and any proxy voted in connection with any meeting of stockholders of Mariner called to vote upon the Mariner Merger Proposal which contains voting instructions consistent with the obligations of each of the parties to the Mariner Voting Agreement; or (iv) deposit the shares of Mariner Common Stock beneficially owned by each of them into a voting trust or enter into a voting agreement or any other arrangement with respect to such shares; provided that, any party to the Mariner Voting Agreement may, subject to certain limitations, Transfer such party's shares to any other party to the Mariner Voting Agreement or to family members, charitable institutions and affiliates which, prior to any Transfer, become parties to the Mariner Voting Agreement. Each of the parties to the Mariner Voting Agreement further acknowledges that they will receive the merger consideration as provided for under the terms of the Merger Agreement. Finally, each of the parties to the Mariner Voting Agreement agrees not to directly or indirectly: (i) solicit, initiate, facilitate or encourage any Competing Transaction; or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably be expected to be, a Competing Transaction.

  Under the terms of the Mariner Voting Agreement, it is agreed that each of the Mariner Stockholders who executed such agreement did so solely in his or its capacity as the record and beneficial owner of the applicable shares of Mariner Common Stock. It is further agreed that in the event any Mariner stockholder executing the agreement is or becomes a director or officer of Mariner during the term of such agreement, that no agreement or understanding of any kind exists with respect to how such a stockholder may vote in his capacity as a director, and that none of the provisions set forth in the Mariner Voting Agreement shall be deemed to restrict or limit any fiduciary duty that any stockholder executing the Mariner Voting Agreement may have as a member of the Mariner Board or as an executive officer of Mariner.

  The Mariner Voting Agreement terminates automatically upon the termination of the Merger Agreement. As of the Mariner Record Date, the Kellett Group and Dr. Stratton held 6,052,771 and 186,944 shares of Mariner Common Stock, respectively, or approximately 20.4% and less than 1.0%, respectively, in the aggregate of the then issued and outstanding shares of Mariner Common Stock. In connection with the execution and delivery of the Mariner Voting Agreement, the Kelletts required that each of Mariner and Paragon agree to use its commercially reasonable best efforts to resolve certain matters between Mariner and the Kelletts in a manner favorable to the Kelletts (and/or certain of their affiliates). See "Interests of Certain Persons In the Merger--Certain Arrangements with the Kellett Group and Their Affiliates."

PARAGON VOTING AGREEMENT

   Apollo has entered into a voting agreement, dated as of April 13, 1998, with Mariner (the "Paragon Voting Agreement"), under which it has agreed to:
(i) appear or otherwise take appropriate action to ensure that the shares beneficially owned by the Apollo Investors are present at any meeting of stockholders of Paragon called for the purpose of voting upon the Stock Issuance Proposal or at any adjournment thereof for the purpose of obtaining a quorum; and (ii) vote (or cause to be voted) or execute a written consent with respect to the shares of Paragon Common Stock beneficially owned or voted by them in a manner similar to that described above with respect to the Mariner Voting Agreement. Furthermore, Apollo also agrees not to: (i) Transfer (as defined in the Paragon Voting Agreement) shares of Paragon Common Stock beneficially owned by each of them, except pursuant to the Merger; (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of the shares beneficially owned by Apollo; or (iii) directly or indirectly, facilitate or encourage Competing Transactions, in each case on substantially the same terms as are described above in connection with the Mariner Voting Agreement. Finally, the terms governing the conduct of Apollo and its affiliates in their capacities as stockholders, directors and executive officers are substantially the same as those described above with respect to the Mariner Voting Agreement. The Paragon Voting Agreement is terminable upon the same terms as described above with respect to the Mariner Voting Agreement. As of the Paragon Record Date, on an aggregate basis, Apollo had the right to vote 17,777,778 shares of Paragon Common Stock or approximately 42% in the aggregate of the then outstanding shares of Paragon Common Stock.

MARINER OPTION AGREEMENT

  Concurrently with the execution and delivery of the Merger Agreement, Paragon and Mariner entered into an option agreement, dated as of April 13, 1998 (the "Mariner Option Agreement"). Under the terms of the Mariner Option Agreement, Mariner granted Paragon an irrevocable option to purchase a number of shares of Mariner Common Stock equal to 19.9% of the total number of shares of Mariner Common Stock (the "Mariner Option") issued and outstanding as of the date of the Mariner Option Agreement, subject to adjustment in the event of changes in Mariner's capitalization as more fully set forth in the Mariner Option Agreement. Under the terms of the Mariner Option Agreement, the exercise price of the Mariner Option is $19.75 per share. The Mariner Option becomes exercisable at any time or from time to time after the occurrence of a "Purchase Event" which is defined as the consummation of any transaction, the proposal of which would constitute a Mariner Acquisition Transaction within 12 months following the occurrence of a Trigger Event. A "Trigger Event" is defined as a termination of the Merger Agreement under circumstances that causes a Termination Fee (as defined in the Merger Agreement) to become payable by Mariner to Paragon pursuant to Section 7.02(b) of the Merger Agreement or that would cause a Termination Fee to become payable if certain conditions were satisfied. Paragon's right to exercise the Mariner Option terminates upon the earliest to occur of: (i) the Effective Time of the Merger; (ii) the termination of the Merger Agreement (other than under circumstances which also constitute or may lead to a Trigger Event under the Mariner Option Agreement); or (iii) 12 months following the occurrence of a Trigger Event, unless a Purchase Event shall have occurred prior thereto in which case the right to exercise the Mariner Option shall terminate 12 months following the occurrence of a Purchase Event. The time for Paragon to exercise the Mariner Option may be extended as set forth in the Mariner Option Agreement, under circumstances where a judgment, decree, order or law prevents the exercise of the Mariner Option as of the date the Mariner Option would have otherwise terminated. Under the terms of the Mariner Option Agreement, Mariner granted Paragon certain registration rights to the shares issuable upon the exercise of the Mariner Option. Subject to adjustment upon the occurrence of certain specified events, Paragon is granted the right to make two demands for registration pursuant to which Mariner is required to promptly prepare, file and keep current a registration statement under the Securities Act covering any shares issuable pursuant to the Mariner Option Agreement. In the event the Mariner Option Agreement becomes exercisable, the transaction that gives rise to the existence of a Purchase Event will not be eligible for pooling of interests accounting treatment.

PARAGON OPTION AGREEMENT

  Concurrently with the execution and delivery of the Merger Agreement, Paragon and Mariner entered into an option agreement, dated as of April 13, 1998 (the "Paragon Option Agreement"). Under the terms of the Paragon Option Agreement, Paragon granted Mariner an irrevocable option to purchase a number of shares of Paragon Common Stock equal to 19.9% of the total number of shares of Paragon Common Stock (the "Paragon Option") issued and outstanding as of the date of the Paragon Option Agreement, subject to adjustment in the event of changes in Paragon's capitalization as more fully set forth in the Paragon Option Agreement. Under the terms of the Paragon Option Agreement, the exercise price of the Paragon Option is $19.75 per share. The terms of the Paragon Option Agreement with respect to: (i) Mariner's right to exercise the Paragon Option; (ii) Mariner's registration rights with respect to shares issued upon the exercise of the Paragon Option Agreement; and (iii) an extension of the exercise period and termination of Mariner's rights under the Paragon Option Agreement are substantially similar to the terms of the Mariner Option Agreement. The exercisability of the Paragon Option Agreement upon the occurrence of a Purchase Event will have no effect on Paragon's eligibility for pooling of interest accounting treatment since as a result of the recapitalization of LCA that occurred on November 4, 1997, Paragon is not currently eligible for pooling of interests accounting treatment.

                     DESCRIPTION OF FINANCING ARRANGEMENTS

  Paragon is the borrower under the Credit Agreement, dated as of November 4, 1997 (as amended, the "Paragon Credit Agreement"), by and among Paragon, the lenders signatory thereto (the "Paragon Lenders"), The Chase Manhattan Bank, as administrative agent (the "Paragon Administrative Agent"), swing line lender and letter of credit bank, and NationsBank, N.A., as documentation agent, establishing a senior, secured term and revolving credit facility (the "Paragon Senior Credit Facility") in the maximum aggregate principal amount of $890 million. Paragon's obligations under the Paragon Senior Credit Facility are guaranteed by substantially all of its subsidiaries and are secured (along with the guarantee obligations of such subsidiaries) by liens on all or substantially all of the assets of such entities, including mortgages on owned, unencumbered real property, security interests in personal property and pledges of the capital stock of substantially all of Paragon's subsidiaries.

  Mariner is the borrower under a $460 million senior secured revolving loan facility (the "Mariner Senior Credit Facility") established pursuant to the Credit Agreement, dated as of May 18, 1994 (as amended and restated through and including Amendment No. 16 thereto, dated as of January 2, 1998, the "Mariner Credit Agreement"), by and among Mariner, the lenders signatory thereto (the "Mariner Lenders"), and PNC Bank, National Association, as agent for the Mariner Lenders (the "Mariner Agent"). Mariner's obligations under the Mariner Senior Credit Facility are collateralized by a pledge of the stock of substantially all of its subsidiaries and are guaranteed by substantially all of its subsidiaries. In addition, the Mariner Senior Credit Facility is collateralized by mortgages on certain inpatient facilities of Mariner and its subsidiaries, by leasehold mortgages on certain inpatient facilities leased by Mariner or its subsidiaries, and by security interests in certain other property and assets of Mariner and its subsidiaries.

  Consummation of the transactions contemplated in the Merger Agreement will require the consent of the Paragon Lenders and the Mariner Lenders, respectively, to permit the Merger to occur, and to permit the Mariner Senior Credit Facility to remain outstanding following the Effective Time of the Merger. By enabling Paragon to defer a refinancing of such credit facilities until after the Merger, Paragon will have greater flexibility to optimize the timing and terms of any such refinancing. However, such consents would not impair Paragon's right to consummate such a refinancing contemporaneously with the closing of the Merger, if management considers that course of action to be preferable.

  The general terms that the Paragon Lenders and the Mariner Lenders have been requested to consent to are set forth hereafter. Mariner and its subsidiaries would not guarantee Paragon's obligations under the Paragon Senior Credit Facility or pledge their assets to secure such obligations. Correspondingly, neither Paragon nor any of its subsidiaries (other than Mariner and its direct and indirect subsidiaries) would guarantee or pledge any of their assets to secure any obligations under the Mariner Senior Credit Facility. The Paragon Credit Agreement would be amended to provide that Mariner and its subsidiaries would not be subject to the covenants contained in the Paragon Credit Agreement. The covenants contained in the Mariner Credit Agreement would not be binding on Paragon and its subsidiaries (other than Mariner and its direct and indirect subsidiaries). Mariner and its subsidiaries would be obligated to continue to comply with the covenants contained in the Mariner Credit Agreement without taking into account the revenues, expenses, net income, assets or liabilities of Paragon and its non-Mariner subsidiaries. The converse would be true with respect to Paragon, which (together with its non-Mariner subsidiaries) would need to continue to comply with the covenants contained in the Paragon Credit Agreement without taking into account the revenues, expenses, net income, assets or liabilities of Mariner and its subsidiaries (except that the consolidated net income of Mariner and its subsidiaries may be included in consolidated EBITDA of Paragon to the extent of (a) cash actually distributed by Mariner to Paragon, minus (b) certain amounts invested by Paragon in Mariner).

  PARAGON INVESTMENTS IN MARINER; MARINER DIVIDENDS TO PARAGON; OTHER MISCELLANEOUS AMENDMENTS. In addition to changes described above, Paragon and Mariner have requested that the Paragon Lenders and the Mariner Lenders agree that the terms of the two senior credit facilities would be waived or amended as follows:

  PARAGON SENIOR CREDIT FACILITY. Paragon is in discussions with the Paragon Administrative Agent to either provide an additional $100.0 million credit facility or increase the credit facility commitment under the Paragon Senior Credit Agreement. This incremental commitment would be available pay expenses in connection with the Merger and for general corporate purposes. The Paragon Lenders would also waive or amend any limitations in the Paragon Credit Agreement as necessary to permit required payments to be made to the holders of Cash Payment Options. Also, new events of default would be added such that a Mariner bankruptcy event, and the acceleration of the Mariner Senior Credit Facility or the Mariner Notes would constitute Events of Default under the Paragon Credit Agreement.

  MARINER SENIOR CREDIT FACILITY. Mariner's right to pay dividends and make other restricted payments to Paragon, if permitted, would be limited by certain covenants. To provide a portion of the liquidity necessary to fund the repurchase of any of the Mariner Notes that may be put back to Mariner in connection with the change of control provisions of the Mariner Indenture, Mariner may be allowed to purchase up to $25 million of such Mariner Notes with advances under the Mariner Senior Credit Facility. Any obligations of Mariner to repay loans by Paragon would be subordinated to the obligations of Mariner under the Mariner Senior Credit Facility. The payment of dividends and the transfer of assets by Mariner and its subsidiaries to Paragon or any non-Mariner subsidiaries would be restricted, and a new event of default would be added to provide that a Paragon bankruptcy would be an Event of Default under the Mariner Credit Agreement. A cross-acceleration provision to the Paragon Senior Credit Facility and the Paragon Senior Subordinated Notes would be added to the Mariner Senior Credit Facility. Also, Mariner's fiscal year end would be conformed to Paragon's (i.e., September 30), and the expiration date of the Mariner Senior Credit Facility may be shortened from January 2, 2003 to no earlier than January 3, 2000.

  The proposed waivers under the Paragon Credit Agreement will require the consent of Paragon Lenders having more than 50% in the aggregate of the outstanding loans and commitments thereunder. Mariner Lenders having at least 51% in the aggregate of the outstanding revolving loan commitments under the Mariner Credit Agreement must consent to the waivers and amendments pertaining to the Mariner Senior Credit Facility. No assurance can be given that the requisite lender approvals will be obtained. If the requisite lender approvals of the proposed waivers and amendments are not received with respect to either the Paragon Senior Credit Facility or the Mariner Senior Credit Facility, Paragon would be required to refinance both such credit facilities (or to increase and otherwise amend the Paragon Senior Credit Facility in order to pay off the Mariner Senior Credit Facility) contemporaneously with consummation of the Merger.

  PARAGON AND MARINER SENIOR SUBORDINATED DEBT. Paragon is the issuer of: (i) certain 9 1/2% Senior Subordinated Notes due 2007; and (ii) certain 10 1/2% Senior Subordinated Discount Notes due 2007 (collectively, the "Paragon Senior Subordinated Notes"), all of which are issued pursuant to that certain Indenture dated November 4, 1997 (the "Paragon Indenture") with Paragon as issuer and IBJ Schroder Bank & Trust Company as trustee.

  Mariner is the issuer of certain 9 1/2% Senior Subordinated Notes due 2006 which are issued pursuant to the Mariner Indenture.

  The transactions contemplated in the Merger Agreement would not violate any covenants contained in the Paragon Indenture or the Mariner Indenture. Paragon expects that Mariner and its subsidiaries would be designated as restricted subsidiaries pursuant to the Paragon Indenture.

  The holders of the Mariner Notes (the "Mariner Bondholders") have the right to put their Mariner Notes back to Mariner for repurchase (the "Change of Control Purchase") as a consequence of the consummation of the Merger. Any Change of Control Purchase is currently expected to be concluded within ninety
(90) days following the Effective Time of the Merger, and will be at a price equal to 101% of the outstanding principal amount of any Mariner Notes that are put to Mariner. Pursuant to its obligations under the Merger Agreement to have committed financing available, Paragon is in the process of arranging a committed facility to cover the maximum amount of this contingent obligation, which is approximately $152 million. If Paragon and Mariner are not successful in arranging for an adequate committed facility, Paragon would be required to provide the necessary liquidity through an amendment or refinancing of the Paragon Senior Credit Facility or the Mariner Senior Credit Facility.

                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

STRATTON EMPLOYMENT AGREEMENT

  Paragon has entered into an employment agreement with Arthur W. Stratton, Jr., M.D. which becomes effective upon the consummation of the Merger (the "Stratton Employment Agreement"). Under the Stratton Employment Agreement, Dr. Stratton will serve as the Vice-Chairman of the Board, Chief Operating Officer and President of Paragon, reporting to the Chief Executive Officer of Paragon. Dr. Stratton, who is currently expected to relocate his office to the principal executive offices of Paragon in Atlanta, Georgia, will have responsibility and authority to oversee the general operations of Paragon and to assist the Chief Executive Officer in the formulation of strategic policies, management and leadership of Paragon. The Stratton Employment Agreement is for a four-year term, with annual automatic extensions of the term for additional one-year periods unless Dr. Stratton or Paragon elects not to have the term so extended. The Stratton Employment Agreement provides an initial base salary to Dr. Stratton of $850,000 per year, with annual adjustments as determined by the compensation committee (the "Compensation Committee") of the Paragon Board and permits Dr. Stratton to earn an annual bonus of up to 150% of his annual base salary if Paragon achieves certain financial targets established by the Compensation Committee pursuant to an annual bonus plan. In addition, the Paragon Board has agreed that Dr. Stratton will be granted, on the date the Merger is consummated, options to purchase one million shares of Paragon Common Stock at a price equal to the fair market value per share on the date the options are granted.

  Pursuant to the Stratton Employment Agreement, Dr. Stratton's employment under his employment agreement with Mariner (the "Mariner Stratton Employment Agreement") shall be deemed terminated without cause as of the Effective Time of the Merger. As a result, Dr. Stratton is entitled to receive a payment of approximately $9.9 million. Further, if it is determined that any payment or distribution paid or deemed paid to Dr. Stratton would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), Dr. Stratton is entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Dr. Stratton of all taxes (including any interest or penalties imposed with respect to any such taxes), including any Excise Tax imposed upon the Gross-Up Payment, Dr. Stratton retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments. Paragon currently estimates that the Gross-Up Payment will be approximately $7.1 million. In addition, Mariner is required to pay Dr. Stratton's normal post-termination benefits and to provide coverage for Dr. Stratton and his dependents under its health benefit plans and arrangements until the seventh anniversary of such termination.

AMENDMENT TO PITTS' EMPLOYMENT AGREEMENT

  Paragon intends to amend certain terms of Mr. Pitts' current employment agreement with Paragon, dated as of November 4, 1997, to provide for terms comparable to those discussed in connection with Dr. Stratton's employment agreement with Paragon with regard to, among other things, base salary and term of the agreement.

MARINER EXECUTIVE EMPLOYMENT AGREEMENTS WITH MESSRS. HANSEN AND DIAZ

  Under their employment agreements with Mariner (the "Mariner Executive Employment Agreements") if Mr. Hansen or Mr. Diaz terminates his employment with Mariner for "Good Reason" (as defined in the Mariner Executive Employment Agreements) at any time during a period commencing with a Change in Control (as defined in the Mariner Executive Employment Agreements) and ending one year from such Change in Control, he will receive an aggregate severance benefit, payable in equal installments until the third anniversary of such termination, equal to three times the sum of the base salary being paid to him immediately prior to such termination plus the bonus paid to him with respect to the fiscal year most recently completed prior to such termination (the "Severance Benefit"). In addition, he will receive normal post-termination benefits in accordance with Mariner's retirement, insurance and other benefit plans and arrangements and Mariner will provide coverage for him under its health benefit plans and arrangements until the third anniversary of such termination. Furthermore, in such a termination situation he will have 60 days after such termination to elect to receive an amount equal to the present value of the Severance Benefit. If it is determined that any payment or distribution paid or deemed paid to him would be subject to the Excise Tax, he is entitled to receive a Gross-Up Payment in an amount such that after payment by him of all taxes imposed upon the Gross-Up Payment (including any Excise Tax or interest or penalties imposed with respect to any such taxes), he retains the amount of the Gross-Up Payment equal to the Excise Tax imposed upon the payments.

  As a result of the Merger, Mr. Hansen and Mr. Diaz are each entitled to receive payments of approximately $1.8 million under their Mariner Executive Employment Agreements which will be paid at the Effective Time of the Merger. In addition Paragon currently estimates that the Gross-Up Payments to Messrs. Hansen and Diaz will be approximately $1.3 million each.

CONTINUING INDEMNIFICATION OF MARINER'S DIRECTORS AND OFFICERS

  Under the terms of the Merger Agreement, Paragon agrees to continue all rights to indemnification existing in favor of present or former directors, officers and employees of Mariner pursuant to the current Mariner Charter and Mariner Bylaws, or the articles of incorporation, bylaws or similar documents of Mariner's subsidiaries for a period of time not less than the statute of limitations applicable to any matters which may give rise to a claim or other liability against any of the foregoing individuals. In the event Paragon is required to provide indemnification pursuant to the aforementioned provision of the Merger Agreement, Paragon agrees to periodically advance expenses as incurred by individuals entitled to indemnification to the fullest extent permitted under applicable law; provided, however, that the person to whom the expenses are advanced must provide an undertaking to repay any advances received if it is ultimately determined that such person is not entitled to indemnification. Paragon is also required for a period of six years following the Effective Time of the Merger to maintain directors' and officers' liability insurance covering former Mariner directors and officers on terms no less advantageous to such indemnified persons than existing at the time of the execution of the Merger Agreement. See "The Merger Agreement--Indemnification and Insurance."

CONTINUED EMPLOYMENT AND OTHER RELATIONSHIPS

  Following the Merger, certain executives of Mariner will become employees of Paragon. It is expected that such executives will be employed on the standard terms of Paragon's employment agreements. To the extent that employees of Mariner have employment agreements with Mariner and are not offered employment by Paragon, the Merger Agreement provides that Paragon will honor such employees' existing agreements. It is also anticipated that former Mariner employees who will become officers of Paragon will receive options to purchase shares of Paragon Common Stock and will participate in Paragon's other incentive plans following the Merger.

  Following his resignation from the Paragon Board, the Paragon Board intends to engage Baltej S. Maini, M.D. as a senior advisor on terms to be agreed upon prior to the consummation of the Merger. Dr. Maini will advise the Paragon Board on, among other things, quality of care matters.

OPTIONS

  In order to: (i) reduce the potential dilutive effect of the outstanding options to purchase shares of Mariner Common Stock which would otherwise be converted into options to purchase Paragon Common Stock; and (ii) better align the option grants of Mariner executives and other Mariner employees continuing with the combined company with those of Paragon executives and other Paragon employees with similar positions, the Paragon Board wanted to terminate all options to purchase Mariner Common Stock and, to the extent the Paragon Board deemed appropriate, grant options to purchase Paragon Common Stock to Mariner executives continuing with the combined company. Accordingly, Paragon requested that the outstanding options to purchase shares of

Mariner Common Stock be terminated in connection with the Merger in exchange for cash payments. Pursuant to Mariner's 1992 Stock Option Plan and 1994 Stock Plan, the Mariner Board has the authority to terminate the options granted under those plans in exchange for a specified cash payment in connection with an acquisition of Mariner in a merger without the approval of the option holders. Under the plans and instruments governing the outstanding options to purchase shares of Mariner Common Stock that were not granted under Mariner's 1992 Stock Option Plan and 1994 Stock Plan, the Mariner Board does not have authority to terminate options in exchange for a cash payment without the approval of the option holders. As part of the comprehensive proposal made by the Paragon Board to the Mariner Board on April 12, 1998 to resolve all the then outstanding issues, the Paragon Board required as a term of the Merger that the Mariner Board exercise its authority to terminate the outstanding options granted under Mariner's 1992 Stock Option Plan and 1994 Stock Plan in exchange for the cash payments described below, and that only options that the Mariner Board could not so terminate would be assumed by Paragon in the Merger. In the context of resolving all the then outstanding issues, the Mariner Board accepted the comprehensive proposal, including the proposal regarding the treatment of the outstanding options to purchase shares of Mariner Common Stock.

  The Merger Agreement provides that at the Effective Time of the Merger, each Cash Payment Option will constitute the right to receive a cash payment equal to the product of (i) the average of the last reported sale prices per share of Paragon Common Stock for the five trading days immediately preceding the Closing Date; provided, however, that in the event such average price is less than $20 or more than $22, then such average price shall be deemed to be (X) $20 (when such average price is less than $20) or (Y) $22 (when such average price is greater than $22), less the per share exercise price required by such Cash Payment Option and (ii) the number of shares subject to such Cash Payment Option. In addition, each Assumed Option to purchase shares of Mariner Common Stock will, at the Effective Time of the Merger, be assumed by Paragon and shall constitute an option to acquire, a number of shares of Paragon Common Stock equal to the number of shares of Mariner Common Stock subject to the applicable Assumed Option on the same terms and conditions as are applicable under such option. See "The Merger Agreement--Mariner Stock Options."

  As of the Mariner Record Date, the number of shares of Mariner Common Stock subject to Mariner options held by each executive officer and director of Mariner were as follows: Arthur W. Stratton, Jr., M.D. (411,666 vested; 1,313,334 unvested), David N. Hansen (186,667 vested; 313,333 unvested), Paul Diaz (81,666 vested; 418,334 unvested), David C. Fries (10,000 vested; 0 unvested), Samuel B. Kellett (5,000 vested; 0 unvested), Stiles A. Kellett, Jr. (10,000 vested; 0 unvested), Christopher Grant, Jr. (10,000 vested; 0 unvested), and John F. Robenalt, Jr. (11,000 vested; 0 unvested). All of the unvested options to acquire Mariner Common Stock will vest in connection with the Merger. At the Effective Time of the Merger, all options held by David Fries, Stiles A. Kellett, Jr., Samuel B. Kellett and Christopher Grant, Jr. and options to purchase 10,000 shares of Mariner Common Stock held by John F. Robenalt will be Assumed Options, and all options held by Arthur W. Stratton, Jr., David N. Hansen, and Paul Diaz, and options to purchase 1,000 shares of Mariner Common Stock held by John F. Robenalt will be Cash Payment Options, resulting in payments to these individuals of approximately $17,259,500, $5,970,000, $2,974,500, and $18,000, respectively (assuming such options are cashed out at $20 per share).

MANAGEMENT AND SHARE OWNERSHIP

  For information regarding the directors and executive officers of the combined company following the Merger, see "Directors and Officers of Paragon Following the Merger."

  As of the Mariner Record Date, the executive officers and directors of Mariner (8 persons) beneficially owned (excluding shares subject to outstanding stock options) an aggregate of 5,486,843 shares, or approximately 18.5%, of the issued and outstanding shares of Mariner Common Stock. All such shares will be treated in the Merger in the same manner as shares of Mariner Common Stock held by other stockholders of Mariner.

AGREEMENTS WITH APOLLO

  In connection with the LCA/GranCare/Apollo Mergers, Paragon and the Apollo Investors entered into a Stockholders Agreement, dated as of November 4, 1997, which, among other things, provided Apollo with the right to designate six of the eleven nominees for election to the board of directors of Paragon (no more than four of whom may be Associates of Apollo), so long as the Apollo Investors continued to beneficially own at least 66 2/3% of the shares of Paragon Common Stock acquired by them on November 4, 1997; provided that if at any time after November 4, 2000, the Apollo Investors beneficially owned less than 40% of the outstanding shares of Paragon Common Stock, Apollo would only have the right to designate such number of nominees as would be equal to its pro rata ownership of the issued and outstanding shares of Paragon Common Stock. In addition, pursuant to a Proxy and Voting Agreement, dated as of November 4, 1997, entered into by the Apollo Investors, voting control of all of the shares of Paragon Common Stock beneficially owned by the Apollo Investors is held by Apollo for the period ending on November 4, 2000. In connection with the negotiation of the Merger Agreement: (i) Apollo and Paragon have entered into an amendment to the Stockholders Agreement dated as of November 4, 1997 (as amended, the "Apollo Stockholders Agreement"), which amendment will become effective at the Effective Time of the Merger and provide, among other things, that, so long as the Apollo Investors continue to beneficially own at least 66 2/3% of the shares of Paragon Common Stock they acquired on November 4, 1997, Apollo will have the right to designate five of the eleven nominees for election to the Paragon Board, provided that no more than four of such nominees may be Associates of Apollo; provided further that if at any time after the fifth anniversary of the Effective Time of the Merger, the Apollo Investors beneficially own less than 40% of the then issued and outstanding shares of Paragon Common Stock, Apollo will only have the right to designate such number of nominees as is equal to its pro rata ownership of the issued and outstanding shares of Paragon Common Stock; and (ii) the Apollo Investors and Mr. Pitts entered into a termination and release of the Proxy and Voting Agreement, which termination will become effective at the Effective Time of the Merger and will terminate the irrevocable proxy granted by Mr. Pitts in favor of Apollo and release Mr. Pitts from his rights and obligations under such agreement.

CERTAIN ARRANGEMENTS WITH THE KELLETTS AND THEIR AFFILIATES

  In connection with the Kelletts' execution and delivery of the Mariner Voting Agreement, the Kelletts, Mariner and Paragon agreed to use commercially reasonable best efforts to resolve certain previously existing issues between the Kelletts and Mariner. Subsequently, they have agreed to the following actions, which will become effective as of the Effective Time of the Merger:

  (i) The existing stockholders agreement among Mariner and the Kellett Group, relating, among other things, to the voting and disposition of shares of Mariner Common Stock by the Kellett Group, will be terminated.

  (ii) Mariner is currently seeking contractual indemnification from the Kelletts and certain of their affiliates arising from certain litigation matters that are not covered by insurance. The Kelletts and their affiliates have disputed certain aspects of Mariner's claims, and the matter has been submitted to arbitration. The issues to be arbitrated will be resolved in favor of the Kelletts and their affiliates.

  (iii) Mariner has fixed-price options to purchase 12 of the 14 skilled nursing facilities it currently leases through its subsidiaries from partnerships controlled by the Kelletts. Currently, the aggregate purchase price for the 12 leased facilities is approximately $59,764,000, and Mariner has previously made deposits of approximately $13,155,000 with the lessors of such facilities in respect of such options. Each of these options currently continues in full force and effect, regardless of whether Mariner continues to lease the facility through the exercise date of the option. Mariner has agreed that if, at any time after the Effective Time of the Merger, Mariner defaults under a lease by failing to pay any rent or other amounts due under such lease and, as a result of such default, the lessor of the facility leased under such lease terminates such lease in accordance with it terms, then the option to purchase such facility will automatically terminate. The termination of any such option, however, will not effect in any way any of the other options.

  (iv) Mariner will extend the terms of the leases on three of the 14 facilities it currently leases from partnerships controlled by the Kelletts. The lease for one facility will be extended for 10 years, and the leases for each of the other two facilities will be extended for five years. In addition, the exercise periods for the fixed-price options to purchase these facilities will be delayed by a corresponding amount of time, and the aggregate purchase price for these three facilities pursuant to the related options will be reduced from approximately $14,685,000 to approximately $8,155,000.

  (v) Effective as of the later of (a) the Effective Time of the Merger or (b) the date on which the Mariner Senior Credit Facility is terminated and the indebtedness thereunder is repaid in full, the obligations of the partnerships controlled by the Kelletts that lease the facilities to Mariner to provide an intercreditor agreement to the Mariner Lenders will be eased to require an intercreditor agreement reasonably agreeable to the mortgage lender.

  (vi) Effective as of the later of (a) the Effective Time of the Merger or
(b) the date on which the Mariner Senior Credit Facility is terminated and the indebtedness thereunder is repaid in full, Paragon will (A) assume Mariner's obligations under the existing lease payment guarantees that Mariner has entered into to support the obligations of its subsidiaries that lease skilled nursing facilities from partnerships controlled by the Kelletts, and (B) if requested by any mortgage lender to the partnerships controlled by the Kelletts that lease the facilities to Mariner, provide a guaranty of the lessee's obligations to pay rent under the applicable lease.

                        INFORMATION CONCERNING PARAGON

  Paragon's growth strategy is in part to acquire inpatient facilities and related businesses in its existing markets and in other targeted geographic areas in which regulatory and reimbursement policies are favorable and where opportunities exist to improve operational efficiencies. In this regard, Paragon continuously evaluates each of its lines of business in its existing markets and targeted new markets to identify opportunities to expand and improve its service offerings by means of start-up operations, strategic alliances and acquisitions. In assessing strategic opportunities, Paragon management emphasizes the scope and scale of services provided by the acquisition candidate, locations of the candidate's operations (including overlaps with Paragon's operations), Paragon's ability to provide ancillary services to the acquisition candidate's operations or the candidate's ability to provide such services to Paragon operations and potential operational efficiencies that can be achieved in a business combination. These criteria are factored into the assessment of the earnings contribution that would result from the business combination.

  Paragon, through its various operating subsidiaries, is one of the nation's leading providers of post-acute care. Paragon's continuum of post-acute services encompasses skilled nursing, sub-acute and medically complex care as well as a variety of related ancillary services. These ancillary services include pharmacy, rehabilitation and hospital program management. Paragon operates in 36 states with significant concentrations of facilities and beds in its key markets. On a pro forma basis for the 12 months ended September 30, 1997, Paragon generated revenues of approximately $1.9 billion.

  Paragon's operations are organized into four divisions: (i) post-acute care;
(ii) pharmaceutical services; (iii) rehabilitation services; and (iv) hospital services. Paragon operates 336 skilled nursing and assisted living facilities containing over 38,000 beds, as well as 34 institutional pharmacies servicing more than 100,000 beds. Paragon also operates over 150 outpatient rehabilitation clinics and manages specialty medical programs in acute care hospitals pursuant to more than 100 management contracts. In addition, Paragon provides sub-acute care, home health, hospice and private duty nursing services.

  Paragon was formed on November 4, 1997, through the recapitalization of LCA pursuant to a merger of an Affiliate of Apollo Management, L.P., with and into LCA (in connection with which LCA changed its name to "Paragon Health Network, Inc.") and the subsequent merger of GranCare with a wholly-owned subsidiary of Paragon (collectively, the "LCA/GranCare/Apollo Mergers"). Accordingly, Paragon is the successor by reason of a name change to LCA and following the LCA/GranCare/Apollo Mergers, operates GranCare as a wholly-owned subsidiary.

  On May 18, 1998, a class action complaint was asserted against Paragon, certain of its predecessor entities and affiliates and certain other parties in the Tampa, Florida Circuit Court, Wilson, et al, v. Paragon Health Network, Inc., et al., case no. 98-03779, asserting 7 claims for relief, including breach of contract, breach of fiduciary duty, unjust enrichment, violation of Florida Civil Remedies for Criminal Practices Act, violation of Florida Racketeer and Corrupt Organization Act, false advertising and common-law conspiracy arising out of quality of care issues at a health care facility formerly operated by Brian Center Health and Rehabilitation/Tampa, Inc. and later by a subsidiary of LCA as a result of Brian Center Corporation merger. Since the complaint has only been recently filed and the information available to Paragon is very limited, Paragon is unable to assess at this point the magnitude of the allegations. Paragon intends to vigorously contest the request for class certification as well as all alleged claims made.

  Other information concerning Paragon's business, operations, products, management and certain other matters is incorporated by reference herein. See "Incorporation of Documents by Reference."

                        INFORMATION CONCERNING MARINER

  Mariner is a leading provider of outcomes-oriented, post-acute healthcare services in selected markets, with a particular clinical expertise in the treatment of short-stay sub-acute patients in cost-effective alternate sites. Mariner's services and products include pre-acute care, inpatient care, comprehensive inpatient and outpatient rehabilitation services, medical services and products (including institutional and home pharmacy services, respiratory and infusion therapy and durable medical equipment), home care and physician services, hospital unit management and rehabilitation staffing. By providing this continuum of care in selected markets, Mariner believes that it is better able to maintain quality of care and to control costs while coordinating the treatment of patients from the onset of illness to recovery. Mariner seeks to cluster facilities and other post-acute health care services around large metropolitan areas and major medical centers with large acute care hospitals from which to generate post-acute admissions. Mariner currently operates or manages 93 inpatient facilities and 32 hospital skilled nursing facilities or units with an aggregate of approximately 13,043 beds, 43 outpatient rehabilitation clinics and, as of April 30, 1998, provides contract rehabilitation services within 460 skilled nursing facilities.

  Mariner has established standardized clinical programs based on defined protocols to address the medical requirements of large groups of patients with similar diagnoses in a high-quality cost-effective manner. Mariner's MarinerCare(R) clinical programs such as orthopedic recovery, cardiac recovery and pulmonary management programs, are short-stay regimens based on defined protocols that address the needs of sub-acute patients. Sub-acute patients are medically stable and generally require three to six hours of skilled nursing care per day. MarinerCare(R) programs typically involve 20 to 45 days of inpatient care and utilize Mariner's nursing, rehabilitation pharmacy and other ancillary medical services, with patients generally discharged directly to their homes. Mariner is also developing standardized clinical home care programs. Mariner believes that careful adherence to its clinical programs enables it to produce consistent and measurable clinical and financial outcomes for patients and payors and to conduct clinical programs consistently in all of its sites. Using a case management approach, patients' progress is carefully monitored so that the appropriate level of care is being delivered at the right time and in the appropriate setting under the applicable clinical program. Mariner believes that its standardized approaches to delivering care and measuring outcomes are particularly attractive to managed care organizations and large payors and positions Mariner to contract with payors on a case rate or capitated bases.

  Other information concerning Mariner's business, operations, products, management and certain other matters is incorporated by reference herein. See "Incorporation of Documents by Reference."

               DIRECTORS AND EXECUTIVE OFFICERS OF THE COMBINED
                         COMPANY FOLLOWING THE MERGER

  Immediately following the consummation of the Merger, the initial directors and executive officers of the combined company, to the extent determined as of the date of this Proxy Statement/Prospectus, will be as set forth below.

  Directors of the combined company are elected to serve until they resign or are removed, or otherwise disqualified to serve, or until their successors are elected and qualified. In addition, pursuant to the terms of the Apollo Stockholders Agreement, the Apollo Investors have agreed to vote their shares of Paragon Common Stock so that the Paragon Board will consist of eleven members, of whom five members will be designees of Apollo and of whom six members will be nominated by the nominating committee of the Paragon Board (two of whom will initially be designees of Mariner and one of whom will be the Chief Executive Officer of Paragon). See "Interests of Certain Persons in the Merger--Agreements with Apollo."

          NAME            AGE                POSITION WITH PARAGON
          ----            ---                ---------------------
Keith B. Pitts..........   40 Chairman of the Board, Chief Executive Officer
                              and Director
Arthur W. Stratton,        52 Vice Chairman of the Board, President,
 Jr., M.D...............      Chief Operating Officer and Director
Thomas P. Dixon.........   50 President--Rehabilitation Services Division
William R. Korslin......   48 President--Pharmaceutical Services Division
Charles B. Carden.......   53 Executive Vice President and Chief Financial Officer
R. Jeffrey Taylor.......   49 Senior Vice President, Development
Susan Thomas Whittle....   50 Senior Vice President, General Counsel and Secretary
Laurence M. Berg........   32 Director
Gene E. Burleson........   57 Director
Peter P. Copses.........   39 Director
Jay H. Gellert..........   43 Director
Joel S. Kanter..........   41 Director
Samuel B. Kellett.......   53 Director
John H. Kissick.........   56 Director
William G. Petty, Jr. ..   52 Director
Robert L. Rosen.........   56 Director

  Keith B. Pitts will serve as Chairman of the Board and Chief Executive Officer of Paragon following the Merger. Mr. Pitts currently serves as Chairman of the Board, President and Chief Executive Officer of Paragon and has served in such capacity since November 4, 1997. From August 1997 to November 4, 1997 Mr. Pitts served as a consultant to Apollo in connection with the transactions pursuant to which it acquired its interest in Paragon. From February 1997 to August 1997 Mr. Pitts was a consultant to Tenant Healthcare Corp. Mr. Pitts served as the Executive Vice President and Chief Financial Officer of OrNda HealthCorp, a healthcare service provider in the United States, from August 1992 until its merger with Tenet Healthcare Corp. in January 1997. Prior to joining OrNda HealthCorp, from July 1991 to August 1992, Mr. Pitts was a partner in Ernst & Young LLP's Southeast Region Health Care Consulting Group, and from January 1988 to July 1991 he was a partner and Regional Director in Ernst & Young LLP's Western Region Health Care Consulting Group. Mr. Pitts is a director of Sunburst Hospitality Corporation, a publicly traded corporation engaged in the hotel business, as well as several private corporations.

  Arthur W. Stratton, Jr., M.D. will be appointed Vice Chairman of the Paragon Board, President and Chief Operating Officer of the combined company following the Effective Time of the Merger. Dr. Stratton is currently

Chairman of the Mariner Board and Chief Executive Officer of Mariner and has served in such capacities since 1988. He also served as President of Mariner since its inception until May 1994 and from February 1995 through the present.

  Thomas P. Dixon will serve as President of the Rehabilitation Services Division of the combined company following the Effective Time of the Merger. Mr. Dixon is currently President of Prism Rehab Systems, Inc., a wholly-owned subsidiary of Mariner, and has served in such capacity since Mariner's acquisition of Prism Health Group, Inc. ("Prism") in October 1997. From January 1996 until October 1997, Mr. Dixon served as Chief Operating Officer of Prism. Prior to January 1996, Mr. Dixon served as Senior Vice President of Prism, and President of Prism's rehabilitation division, and served in such capacities since co-founding Prism in September 1992.

  William R. Korslin was appointed President--Pharmaceutical Services Division of Paragon on November 4, 1997. Prior to this, Mr. Korslin served as a Vice President of LCA since September 1995 and as President of American Pharmaceutical Services, Inc. ("APS"), LCA's pharmaceutical services subsidiary from May 1994 until April 1998. Mr. Korslin joined APS in July 1987 as General Manager Enteral Services. From 1989 through 1992, he served as Eastern Area Vice President of APS and, from 1992 to 1994, Mr. Korslin was Senior Vice President in charge of all field operations of APS.

  Charles B. Carden was appointed Executive Vice President and Chief Financial Officer of Paragon on November 4, 1997. Prior to this, Mr. Carden served as Executive Vice President and Chief Financial Officer of LCA since October 1996. Before joining LCA, Mr. Carden was Chief Financial Officer of Leaseway Transportation Corp., where he was employed for 14 years. He also has held various supervisory and analytical positions in corporate finance with Ford Motor Company.

  R. Jeffrey Taylor was appointed Senior Vice President, Development of Paragon on November 19, 1997. Prior to this, Mr. Taylor served as Senior Vice President of GranCare since January 1997, as President of GranCare's ancillary services division from November 1996 through January 1997, and as President of GCI Renal Care, Inc., a subsidiary of GranCare, from February 1996 through November 1996. Before joining GranCare, Mr. Taylor was Chief Executive Officer of American Outpatient Services Corporation, a dialysis company, from July 1995 to February 1996. From January 1992 to June 1994 he was President of Weisman, Taylor, Simpson & Sabatino, a health care merchant banking firm based in California. From 1982 through 1992 Mr. Taylor served in several executive capacities with American Medical International, Inc. including General Counsel and Executive Vice President, Chief Administrative Officer.

  Susan Thomas Whittle was appointed Senior Vice President, General Counsel and Secretary of Paragon on November 4, 1997. Prior to this, Ms. Whittle served as Vice President, General Counsel and Secretary of LCA since September 1993. Before joining LCA, Ms. Whittle was a partner with the law firms of Clark, Thomas & Winters of Austin, Texas since February 1992 and Wood, Lucksinger & Epstein, a national healthcare law firm, from May 1981 through February 1992.

  Laurence M. Berg has served as a director of Paragon since November 4, 1997. Mr. Berg has been associated since 1992 and a principal since 1995 with Apollo Advisors, L.P. which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and with Lion Advisors, L.P. which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Berg is a director of Continental Graphics Holdings, Inc. and CWT Specialty Stores, Inc. Mr. Berg serves as one of Apollo's designees on the Paragon Board.

  Gene E. Burleson has served as a director of Paragon since November 4, 1997. Mr. Burleson served as the Chairman of the Board of GranCare and its predecessor, GranCare, Inc., a California corporation ("GranCare-California") from 1988 to November 4, 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare-California from December 1990 to February 1997. Upon completion of the merger between GranCare-California and Vitalink Pharmacy Services, Inc. in February 1997, Mr. Burleson became Chief Executive Officer and a director of Vitalink. Mr. Burleson resigned as the Chief Executive Officer and a director of Vitalink in August 1997. Mr. Burleson currently serves on the boards of directors of three other public companies: Alternative Living Services, Inc. ("ALS"), a developer and manager of assisted living facilities; Decker Outdoor Corp., a footwear manufacturer; and Walnut Financial Services, Inc., a provider of small business financial and consulting services. Mr. Burleson serves as one of GranCare's designees on the Paragon Board.

  Peter P. Copses has served as a director of Paragon since November 4, 1997. Mr. Copses has been a principal since 1990 of Apollo Advisors, L.P. which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and with Lion Advisors, L.P. which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Copses is a director of Dominicks Finer Foods, Inc., Family Restaurants, Inc., and Zale Corporation. Mr. Copses serves as one of Apollo's designees on the Paragon Board.

  Jay M. Gellert has served as a director of Paragon since November 19, 1997. Mr. Gellert is currently President and Chief Operating Officer of Foundation Health Systems, Inc., a company engaged in the healthcare business. Prior to this, Mr. Gellert served as Vice President of Shattuck Hammond Partners Inc., where he directed strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician groups practice integration from 1994 to 1996. From 1991 through 1994, Mr. Gellert was an independent consultant in the healthcare industry and from 1988 through 1991, he served as Chief Executive Officer of Bay Pacific Corporation, an HMO located in Northern California. From 1985 through 1988, Mr. Gellert was a Senior Vice President and Chief Operating Officer for the California Healthcare System. Mr. Gellert is one of Apollo's designees to the Paragon Board.

  Joel S. Kanter has served as a director of Paragon since November 4, 1997. From 1986 to the present, Mr. Kanter has been the President of Windy City, Inc., a private investment company, and from 1988 to February 1995, he served as a consultant to Walnut Capital Corporation, a closely held investment management and advisory firm. From February 1995 to the present, Mr. Kanter has served as Chief Executive Officer of Walnut Financial Services, Inc., a provider of small business financial and consulting services, including venture capital and other financial services. Mr. Kanter also serves on the boards of directors of four other publicly held companies: I-Flow Corporation, a home infusion pump manufacturer; Encore Medical Corporation, a manufacturer of implant devices; Greystone Medical Group, Inc., a manufacturer of orthotic and wound care products; and Walnut Financial Services, Inc. Mr. Kanter serves as one of GranCare's designees on the Paragon Board.

  Samuel B. Kellett will serve as a director of Paragon following the Effective Time of the Merger. Mr. Kellett currently serves as a director of Mariner and has served in such capacity since 1997. Mr. Kellett has been owner and president of Samuel B. Kellett Investments since January 1996. Mr. Kellett was president of Convalescent Services, Inc. from 1978 to January 1996. Mr. Kellett will serve as one of Mariner's designees on the Paragon Board.

  John H. Kissick has served as a director of Paragon since November 4, 1997. Mr. Kissick has been a principal since 1992 of Apollo Advisors, L.P. which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P., AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, and with Lion Advisors, L.P. which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. From 1990 to 1991, Mr. Kissick was a consultant with Kissick & Associates, a private investment advisory firm. Mr. Kissick serves as a director of Continental Graphics Holdings, Inc., Converse, Inc. and Florsheim Group, Inc. Mr. Kissick serves as one of Apollo's designees on the Paragon Board.

  William G. Petty, Jr. has served as a director of Paragon since November 4, 1997. Mr. Petty served as a director of GranCare from July 1995 to November 4, 1997 by virtue of GranCare's merger with Evergreen Healthcare, Inc. ("Evergreen"). Since July 1996, Mr. Petty has been a principal of Beecken, Petty & Company

LLC, which is the general partner of Healthcare Equity Partners, a venture capital partnership. Mr. Petty served as Chairman of the Board of Directors, President and Chief Executive Officer of Evergreen from June 1993 to July 1995. He served as Chairman of the Board, Chief Executive Officer and President of National Heritage, Inc. from October 1992 to June 1993. From 1988 to 1992, he served as President and Chief Executive Officer of Evergreen Healthcare Ltd., L.P., an affiliate of Evergreen, and has been a Managing Director of Omega Capital, Ltd., a private healthcare investment fund, since 1986. Mr. Petty has been the Chairman of the Board of ALS since 1993. Mr. Petty also served as the Chief Executive Officer of ALS from 1993 until February 1996. Mr. Petty serves as one of GranCare's designees on the Paragon Board.

  Robert L. Rosen served as a director of Paragon since November 4, 1997. Mr. Rosen is Managing General Partner of RLR Partners, L.P., a private investment partnership founded in April 1987. Since 1987, Mr. Rosen has been a director of the Municipal Advantage Fund, Inc., Municipal Partners Fund, Inc., Municipal Partners Fund II, Inc., Culligan Water Technologies, Inc., Samsonite Corporation, AFP Imaging Corporation and WMC Mortgage Corp. Mr. Rosen serves as one of Apollo's designees on the Paragon Board.

                     PROPOSAL TO AMEND THE PARAGON CHARTER
                           TO CHANGE PARAGON'S NAME

  The Paragon Board, by unanimous action of the directors present at the meeting, has adopted a proposal to amend the Paragon Charter to change Paragon's name to "Mariner Post-Acute Network, Inc." The Paragon Board believes that the proposed name change is appropriate because following the Merger, the combined company will have a significantly greater national market presence and the new name recognizes the breadth of the network that will exist following the consummation of the Merger.

  If the proposed amendment to the Paragon Charter is approved by the stockholders at the Paragon Special Meeting, the name change will become effective upon the filing of a certificate of amendment to the Paragon Charter with the Secretary of State of Delaware immediately following the Effective Time of the Merger. See the "Second Amended and Restated Certificate of Incorporation of Mariner Post-Acute Network, Inc." attached as Annex VIII hereto. Upon the effectiveness of the name change, the symbol for Paragon Common Stock on NYSE will be changed from "PGN" to "MPN."

  The change in Paragon's name will not affect the validity or transferability of Paragon's outstanding capital stock or debt securities or affect Paragon's capital or corporate structure. Paragon stockholders will not be required to exchange any certificates representing any Paragon securities held by them.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of a majority of the shares of Paragon Common Stock issued and outstanding as of the Paragon Record Date will be required to approve the Name Change Proposal.

PARAGON BOARD RECOMMENDATION

  The Paragon Board, by unanimous action of the directors present at the meeting, recommends a vote FOR the proposal to amend the Paragon Charter to change Paragon's name to "Mariner Post-Acute Network, Inc."

               PROPOSAL TO AMEND THE PARAGON CHARTER TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Paragon Board has adopted, by unanimous action of the directors present at the meeting, a resolution approving and recommending to Paragon stockholders the approval of an amendment to the Paragon Charter increasing the number of authorized shares of Paragon Common Stock from 75 million shares to 500 million shares.

  As of the Paragon Record Date, approximately 42,626,980 shares of Paragon Common Stock were issued and outstanding (including 52,227 shares issuable in exchange for shares and common stock of corporations acquired by Paragon in previous acquisitions and not yet submitted for exchange), options to purchase 3,710,000 shares of Paragon Common Stock had been granted under the Long-Term Incentive Plan (none of which were vested) and options to purchase 822,419 shares of Paragon Common Stock had been granted under certain incentive plans of GranCare that were assumed by Paragon in connection with the LCA/GranCare/Apollo Mergers (all of which are vested). Furthermore, in connection with the consummation of the Merger, Paragon will issue to holders of Mariner Common Stock up to 31,784,707 shares of Paragon Common Stock and will reserve up to 733,550 shares of Paragon Common Stock for issuance upon exercise of the Assumed Options. See "The Merger Agreement--Mariner Stock Options." In addition, Paragon anticipates issuing options to purchase approximately 1.7 million shares of Paragon Common Stock under the Long-Term Stock Incentive Plan to certain Mariner executives who become executives of the combined company following the Merger (including one million shares to be granted to Dr. Stratton). The Paragon Board and Paragon's stockholders also approved an employee stock purchase plan at Paragon's 1998 Annual Meeting of Stockholders (the "Employee Stock

Purchase Plan"). Although not yet implemented, four million shares of Paragon Common Stock have been reserved for issuance under the Employee Stock Purchase Plan. Paragon also is currently negotiating the purchase of a business in which Paragon contemplates issuing approximately one million shares of Paragon Common Stock as part of the purchase price. Accordingly, while Paragon will have sufficient shares available in order to effectuate the Merger, Paragon will not have sufficient shares available to satisfy all of its commitments to issue Paragon Common Stock following the Effective Time of the Merger without the approval of the Amendment Proposal.

  The Paragon Board recommends the increase in the number of shares of authorized Paragon Common Stock to enable Paragon to have: (i) additional shares of Paragon Common Stock available in light of Paragon's current obligations to issue shares, including those arising in connection with the Merger; (ii) shares available to reserve for issuance pursuant to the Long-Term Stock Incentive Plan (assuming the Paragon Plan Proposal is approved by Paragon stockholders); and (iii) additional shares available for issuance in connection with future acquisitions, public or private financings involving the sale of Paragon Common Stock or securities convertible into Paragon Common Stock, employee benefit plans and other purposes. If the proposal to amend the Paragon Charter to increase the number of authorized shares of Paragon Common Stock is approved, the Paragon Board will have greater flexibility to issue additional shares of Paragon Common Stock without the expense and delay of a stockholders' meeting, unless stockholder approval is otherwise required.

  The Paragon Board has the authority to authorize the issuance of additional authorized but unissued shares of Paragon Common Stock without stockholder approval unless such approval is otherwise required by applicable law or NYSE rules. The issuance of additional shares of Paragon Common Stock could, under certain circumstances, render more difficult or discourage an attempt by a third party to obtain control of Paragon making it potentially less likely that stockholders of Paragon will realize the change of control premium sometimes realized in connection with change of control transactions. For example, the issuance of shares of Paragon Common Stock in a public or private sale, merger or similar transaction would increase the number of Paragon's outstanding shares, thereby diluting the interest of a party seeking to acquire control of Paragon and increasing the cost of such transaction.

  In addition, the Paragon Charter as currently in effect allows Paragon to issue one or more series of preferred stock having such voting rights, conversion features and other characteristics as the Paragon Board deems appropriate. Consequently, Paragon could issue a series of preferred stock that could be converted into Paragon Common Stock and have a further dilutive effect on the interest of a party seeking to acquire control of Paragon or that has rights and characteristics that may otherwise defeat or discourage an attempt by a third party to obtain control of Paragon. Management is not aware of any intent or plan on the part of any person or entity to gain control of Paragon.

  Issuances of additional shares of Paragon Common Stock, depending upon the timing and circumstances, could dilute earnings per share and decrease the book value per share of the shares of Paragon Common Stock theretofore outstanding and each stockholder's percentage ownership of Paragon may be proportionately reduced.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Paragon Common Stock is needed for the approval of the Amendment Proposal.

PARAGON BOARD RECOMMENDATION

  The Paragon Board, by unanimous action of the directors present at the meeting, recommends a vote FOR the proposal to amend the Paragon Charter to increase the number of authorized shares of Paragon Common Stock.

          PROPOSAL TO AMEND THE PARAGON 1997 LONG-TERM INCENTIVE PLAN

  The Paragon Health Network, Inc. 1997 Long-Term Incentive Plan (the "Long-Term Incentive Plan") was approved by the Paragon Board, effective November 4, 1997 and approved by its stockholders on February 19, 1998. The Paragon Board adopted, by unanimous action of the directors present at the meeting, a proposal to amend the Long-Term Incentive Plan, which amends Section 1.5 of the Long-Term Incentive Plan to increase the number of shares of Paragon Common Stock reserved and available for issuance pursuant to stock options and awards granted thereunder from 6 million to 10 million shares (the "Long-Term Incentive Plan Amendment"). As of the Paragon Record Date, approximately 2.3 million shares were available for future grants under the Long-Term Incentive Plan.

  Upon consummation of the Merger, the business and operations of Paragon and Mariner will be conducted under a management team that includes executives of both companies. Following the Merger, Arthur W. Stratton, Jr., M.D., Mariner's Chairman, President and Chief Executive Officer, will be employed as Paragon's Vice Chairman, President and Chief Operating Officer. In connection therewith, Paragon and Dr. Stratton have executed an employment agreement that will become effective upon consummation of the Merger and such agreement provides that Dr. Stratton will be granted an option under the Long-Term Incentive Plan to purchase one million shares of Paragon Common Stock. See "Interests of Certain Persons in the Merger--Stratton Employment Agreement." In addition, Paragon anticipates granting approximately 700,000 additional options to purchase shares of Paragon Common Stock to certain other members of Mariner's management team that Paragon expects to employ following the Merger in positions that entitle them to participate in the Long-Term Incentive Plan. As of the Paragon Record Date, shares of Paragon Common Stock subject to option and restricted stock granted under the Long-Term Incentive Plan aggregated approximately 3.7 million shares. As a result, following the Effective Time of the Merger, it is expected that approximately 590,000 shares of Paragon Common Stock will be available for grants under the Long-Term Incentive Plan assuming the Paragon Plan Proposal is not approved by stockholders. In such a case, Paragon would not have sufficient shares available under the Long-Term Incentive Plan following the Effective Time of the Merger to enable Paragon to continue to utilize the Long-Term Incentive Plan as a component of compensation for qualified officers, key employees and consultants. Accordingly, the Paragon Board has approved, and recommends to the Paragon stockholders, the adoption of the Long-Term Incentive Plan Amendment to increase the number of shares of Paragon Common Stock available for issuance under the Long-Term Incentive Plan to a total of 10 million shares.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of the holders of at least a majority of the shares of Paragon Common Stock present in person or represented by proxy at the Paragon Special Meeting is needed for the approval of the Paragon Plan Proposal.

PARAGON BOARD RECOMMENDATION

  The Paragon Board, by unanimous action of the directors present at the meeting, recommends a vote FOR the proposal to increase the number of shares of Paragon Common Stock available for grants pursuant to the Long-Term Incentive Plan.

                         PARAGON HEALTH NETWORK, INC.
             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  Paragon, Mariner and Merger Sub have entered into the Merger Agreement, which provides that Merger Sub will be merged with and into Mariner with Mariner as the surviving corporation and continuing as a wholly-owned subsidiary of Paragon. Except for shares owned by Paragon or any subsidiary of Paragon (which will be cancelled at the Effective Time of the Merger) each share of Mariner Common Stock will be converted into the right to receive one share of Paragon Common Stock.

  The accompanying unaudited pro forma statements of income for the year ended September 30, 1997 and for the six months ended March 31, 1998 give effect to the transaction as if it occurred on October 1, 1996. The accompanying unaudited pro forma balance sheet gives effect to the transaction as if it occurred on March 31, 1998. The unaudited pro forma financial statements are not necessarily indicative of the operating results that would have been achieved had the Merger been consummated as of those dates, nor are they necessarily indicative of future operating results. The unaudited pro forma financial statements should be read in conjunction with the following information incorporated by reference herein: (i) the consolidated financial statements of Paragon and Mariner and the related notes thereto; (ii) the Paragon Pro Forma Condensed Consolidated Financial Statements included in Paragon's Form 8-K/A filed January 20, 1998; and (iii) Management's Discussion and Analysis of Results of Operations and Financial Condition of each of Paragon and Mariner.

                          PARAGON HEALTH NETWORK, INC.
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                               PARAGON     MARINER     PRO FORMA     CONSOLIDATED
                              HISTORICAL  HISTORICAL  ADJUSTMENTS     PRO FORMA
                              ----------  ----------  -----------    ------------
           ASSETS
CURRENT ASSETS:
 Cash and cash equivalents..  $   19,464  $    4,760   $    --        $   24,224
 Receivables, less allowance
  for doubtful accounts.....     427,910     188,727        --           616,637
 Supplies...................      30,205       4,888        --            35,093
 Deferred income taxes......      83,421       9,048      5,301 (2)      106,427
                                                          8,657 (3)
 Prepaid expenses and other
  current assets............      31,687      11,490        --            43,177
                              ----------  ----------   --------       ----------
 Total current assets.......     592,687     218,913     13,958          825,558
Property and Equipment......     731,753     485,915        --         1,217,668
 Less accumulated
  depreciation..............    (229,063)    (64,090)       --          (293,153)
                              ----------  ----------   --------       ----------
                                 502,690     421,825        --           924,515
Goodwill, net...............     468,508     389,438    236,141 (1)    1,192,430
                                                         42,604 (2)
                                                         55,739 (3)
Restricted Investments......      96,241       2,987        --            99,228
Notes Receivable, net.......      31,482         --         --            31,482
Other Assets................      88,608      51,997        --           140,605
                              ----------  ----------   --------       ----------
                              $1,780,216  $1,085,160   $348,442       $3,213,818
                              ==========  ==========   ========       ==========
      LIABILITIES AND
    STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Notes payable and current
  maturities of long-term
  debt......................  $   17,330  $   13,600   $    --        $   30,930
 Accounts payable...........     128,814      19,277        --           148,091
 Accrued payroll and related
  expenses..................      88,181      25,820        --           114,001
 Accrued interest...........      30,282      10,170        --            40,452
 Other accrued expenses.....      53,190      33,949     17,000 (3)      104,139
                              ----------  ----------   --------       ----------
 Total current liabilities..     317,797     102,816     17,000          437,613
Long-Term Debt, net of
 current maturities.........   1,278,488     585,333     42,604 (2)    1,953,821
                                                         47,396 (3)
Long-Term Insurance
 Reserves...................      42,583         --         --            42,583
Deferred Income Taxes and
 Other Noncurrent
 Liabilities................      70,170      47,215        --           117,385
Commitments and
 Contingencies
STOCKHOLDERS' EQUITY:
 Preferred stock, par value
  $0.01.....................         --          --         --               --
 Series A--Junior
  participating preferred
  stock, par value $0.01....         --          --         --               --
 Common stock, par value
  $0.01.....................         414         296        --               710
 Capital surplus............     505,085     318,279    267,362 (1)    1,096,027
                                                          5,301 (2)
 Retained earnings
  (deficit).................    (435,668)     31,221    (31,221)(1)     (435,668)
 Unrealized gain on
  securities available-for-
  sale......................       1,347         --         --             1,347
                              ----------  ----------   --------       ----------
 Total stockholders'
  equity....................      71,178     349,796    241,442          662,416
                              ----------  ----------   --------       ----------
                              $1,780,216  $1,085,160   $348,442       $3,213,818
                              ==========  ==========   ========       ==========

--------
Pro Forma Adjustments:

Adjustments affecting assets, liabilities and stockholders' equity to reflect the Merger with Mariner are as follows:
(1) Merger of Merger Sub into Mariner pursuant to the Merger Agreement:
    Exchange and retirement of Mariner Common Stock for Paragon Common Stock valued at $585.9 million (29,578,704 shares of Paragon Common Stock to be received by Mariner stockholders), and resulting elimination of Mariner equity and allocation of purchase price in excess of net assets to goodwill. The allocation of purchase price is preliminary and no adjustment has been made to revalue Mariner's assets and liabilities to fair value or to assign value to identifiable intangible assets, if any. Such adjustment will occur upon consummation of the Merger. Pro forma goodwill represents 37% of pro forma total assets. The carrying value of goodwill is reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates that goodwill will not be recoverable, the carrying value of goodwill is reduced by the estimated shortfall of cash flows as determined by comparing the carrying amount of the asset to its fair value. Fair value is based on market prices where available, an estimate of market value, or determined by various valuation techniques, including discounted cash flows.
(2) Cash payment for options to purchase approximately 5.1 million shares of Mariner Common Stock. For purposes of pro forma presentation, all options to purchase Mariner Common Stock are reflected as Cash Payment Options; however, options to purchase up to 733,500 shares of Mariner Common Stock may be Assumed Options and management does not believe the assumption of such options would have a material impact on the pro-forma presentation.
(3) Estimated costs totaling $64.4 million, net of estimated tax benefits of $8.7 million, related to change of control and severance, advisory, and other related merger expenses are to be paid in connection with the Merger. $47.4 million of these costs are expected to be paid upon consummation of the Merger and the remaining $17.0 paid subsequent to closing.

                         PARAGON HEALTH NETWORK, INC.
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         YEAR ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                            PARAGON         MARINER       PRO FORMA      CONSOLIDATED
                          PRO FORMA(1)   HISTORICAL(2)   ADJUSTMENTS     PRO FORMA(3)
                          ------------   -------------   -----------     ------------
Net revenues............   $1,936,441      $733,476       $    --         $2,669,917
Costs and expenses:
 Operating expenses,
  excluding items shown
  below.................    1,668,302(4)    616,374 (6)        --          2,284,676
 Rent...................       84,591         4,421            --             89,012
 Depreciation and
  amortization..........       65,041        27,499         16,099 (8)       108,639
 Impairment of long-
  lived assets..........          --         10,486            --             10,486
 Loss on sale of
  assets................          --          2,920            --              2,920
 Merger and related
  costs.................       30,888(5)      9,324 (7)        --             40,212
                           ----------      --------       --------        ----------
                            1,848,822       671,024         16,099         2,535,945
                           ----------      --------       --------        ----------
 Income (loss) from
  operations............       87,619        62,452        (16,099)          133,972
 Other income and
  expense:
 Interest expense.......      123,455        40,327          6,857 (9)       170,639
 Interest and dividend
  income................      (10,799)         (375)           --            (11,174)
                           ----------      --------       --------        ----------
                              112,656        39,952          6,857           159,465
                           ----------      --------       --------        ----------
 Income (loss) before
  income taxes and
  equity
  earnings/minority
  interest..............      (25,037)       22,500        (22,956)          (25,493)
 Provision (benefit) for
  income taxes..........        1,763        10,913         (2,537)(10)       10,139
                           ----------      --------       --------        ----------
 Income before equity
  earnings/minority
  interest..............      (26,800)       11,587        (20,419)          (35,632)
 Equity
  earnings/minority
  interest..............         (735)          --             --               (735)
                           ----------      --------       --------        ----------
 Net income (loss)......   $  (27,535)     $ 11,587       $(20,419)       $  (36,367)
                           ==========      ========       ========        ==========
Earnings (loss) per
 share:
 Basic..................   $    (0.67)     $   0.40                       $    (0.52)
                           ==========      ========                       ==========
 Diluted................   $    (0.67)     $   0.39                       $    (0.52)
                           ==========      ========                       ==========
Weighted average common
 shares outstanding:
 Basic..................       40,856        29,226                           70,435
                           ==========      ========                       ==========
 Diluted................       40,856        29,885                           70,435
                           ==========      ========                       ==========

--------
(1) Represents the Paragon Health Network, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended September 30, 1997 as reported in the Paragon Form 8-K/A incorporated by reference herein. This pro forma information gives effect to the LCA/GranCare/Apollo Mergers as if they occurred on October 1, 1996.
(2) Reflects twelve month period ended December 31, 1997. Excludes Prism Health Group, Inc. prior to the effective date of acquisition (October
    1997). See Mariner's Notes to Consolidated Financial Statements.
(3) Upon consummation of the Merger, management anticipates achieving annual cost savings as a result of elimination of duplicative overhead costs and revenue enhancements of approximately $35.0 million. However, there can be no assurance that these cost savings or revenue enhancements will be realized. There also can be no assurance that other costs and expenses of Paragon will not increase, thereby lowering or offsetting management's estimated cost savings.
(4) Includes $8.0 million pre-tax charge, recorded by GranCare in the quarter ended June 30, 1997, associated with a change in accounting estimate related to allowance for doubtful accounts. Also includes $18.5 million pre-tax charge, recorded by GranCare in the quarter ended September 30, 1997, for an additional provision for doubtful accounts.
(5) Includes $28.3 million merger and other related charges for the spin-off of GranCare's institutional pharmacy business in February 1997. This amount excludes a $4.8 million extraordinary debt extinguishment charge, net of tax, which resulted from debt repayments associated with the spin-off of GranCare's institutional pharmacy business and merger with Vitalink Pharmacy Services, Inc. The tax provision is affected by $19.0 million of these merger expenses that are not tax deductible. Also includes $2.6 million of pre-tax merger and acquisition costs incurred by LCA related to the LCA/GranCare/Apollo Mergers, substantially all of which are not tax deductible.
(6) Includes $7.2 million of costs related to office closings, abandonment of certain furniture and equipment and other expenses related to consolidation of Mariner's rehabilitation operations.

(7) Includes $5.7 million for severance, payroll, and relocation, $2.1 million for office closings and related expenses, and $1.5 million related to bank fees incurred for certain transactions.
(8) Depreciation and amortization--Pro Forma Adjustments for depreciation and amortization are as follows:

 Goodwill amortization on transaction goodwill based on a 30-year period..............................................................  $24,131
 Elimination of Mariner historical goodwill amortization..............   (8,032)
                                                                        -------
                                                                        $16,099
                                                                        =======
(9) Interest expense--Pro Forma Adjustment for interest expense is as follows:
    Interest expense on $90.0 million of new debt at an average estimated interest rate of 7.62%..................................  $ 6,857
                                                                        =======

(10) Income taxes are adjusted to reflect tax provision effect of pro forma adjustments, less non-deductible goodwill, at an estimated effective tax rate of 37%.

                         PARAGON HEALTH NETWORK, INC.
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                        SIX MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                             PARAGON        MARINER       PRO FORMA     CONSOLIDATED
                          PRO FORMA (1)    HISTORICAL    ADJUSTMENTS    PRO FORMA (2)
                          -------------    ----------    -----------    -------------
Net revenues............   $  977,059       $412,759       $   --        $1,389,818
Costs and expenses:
 Operating expenses,
  excluding items shown
  below.................      835,232        349,135 (4)       --         1,184,367
 Rent...................       42,517          2,291           --            44,808
 Depreciation and
  amortization..........       35,846         15,641         6,466 (6)       57,953
 Impairment of long-
  lived assets..........          --          10,486           --            10,486
 Loss on sale of
  assets................          --           2,920           --             2,920
 Recapitalization,
  merger and related
  costs.................       99,687 (3)      9,324 (5)       --           109,011
                           ----------       --------       -------       ----------
                            1,013,282        389,797         6,466        1,409,545
                           ----------       --------       -------       ----------
Income (loss) from
 operations.............      (36,223)        22,962        (6,466)         (19,727)
Other income and
 expense:
 Interest expense.......       60,116         25,257         3,429 (7)       88,802
 Interest and dividend
  income................       (5,117)          (615)          --            (5,732)
                           ----------       --------       -------       ----------
                               54,999         24,642         3,429           83,070
                           ----------       --------       -------       ----------
Loss before income
 taxes, equity
 earnings/minority
 interest, and
 extraordinary loss.....      (91,222)        (1,680)       (9,895)        (102,797)
Provision (benefit) for
 income taxes...........      (23,706)           273        (1,269) (8)     (24,702)
                           ----------       --------       -------       ----------
Loss before equity
 earnings/minority
 interest and
 extraordinary loss.....      (67,516)        (1,953)       (8,626)         (78,095)
Equity earnings/minority
 interest...............         (299)           --            --              (299)
                           ----------       --------       -------       ----------
Net loss before
 extraordinary loss.....   $  (67,815)      $ (1,953)      $(8,626)      $  (78,394)
                           ==========       ========       =======       ==========
Loss per share before
 extraordinary loss:
 Basic..................   $    (1.53)      $  (0.07)                    $    (1.06)
                           ==========       ========                     ==========
 Diluted................   $    (1.53)      $  (0.07)                    $    (1.06)
                           ==========       ========                     ==========
Weighted average common
 shares outstanding:
 Basic..................       44,434         29,473                         74,013
                           ==========       ========                     ==========
 Diluted................       44,434         29,473                         74,013
                           ==========       ========                     ==========

--------
(1) See Pro Forma Condensed Consolidated Statement of Income Reflecting the Merger of Living Centers of America, Inc. and GranCare, Inc.
(2) Upon consummation of the Merger, management anticipates achieving annual cost savings as a result of elimination of duplicative overhead costs and revenue enhancements of approximately $35.0 million. However, there can be no assurance that these cost savings or revenue enhancements will be realized. There also can be no assurance that other costs and expenses of Paragon will not increase, thereby lowering or offsetting management's estimated cost savings.
(3) Includes $80.7 million of recapitalization, indirect merger, and transition costs related to the LCA/GranCare/Apollo Mergers of which an estimated $22.4 million is not tax deductible. Also includes $19.0 million charge related to termination fees paid by GranCare to Vitalink Pharmacy Services, Inc. and Manor Care, Inc. in conjunction with the LCA/GranCare/Apollo Mergers.
(4) Includes $7.2 million of costs related to office closings, abandonment of certain furniture and equipment and other expenses related to consolidation of Mariner's rehabilitation operations.
(5) Includes $5.7 million for severance, payroll, and relocation, $2.1 million for office closings and related expenses, and $1.5 million related to bank fees incurred for certain transactions.
(6) Depreciation and amortization--Pro Forma Adjustments for depreciation and amortization are as follows:

    Goodwill amortization on transaction goodwill based on a 30-year period.........................................................  $12,066
    Elimination of historical Mariner goodwill amortization.........   (5,600)
                                                                      -------
                                                                      $ 6,466
                                                                      =======
(7) Interest expense--Pro Forma Adjustment for interest expense is as follows:
    Interest expense on $90.0 million of new debt at an average esti-
      mated interest rate of 7.62%...................................  $ 3,429
                                                                       =======
(8) Income taxes are adjusted to reflect tax provision effect of pro forma adjustments, less non-deductible goodwill, at an estimated effective tax rate of 37%.

                         PARAGON HEALTH NETWORK, INC.
             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                           REFLECTING THE MERGER OF
              LIVING CENTERS OF AMERICA, INC. AND GRANCARE, INC.
                        SIX MONTHS ENDED MARCH 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                           PARAGON        GRANCARE        PRO FORMA      PARAGON
                          HISTORICAL    HISTORICAL(1)   ADJUSTMENTS(2)  PRO FORMA
                          ----------    -------------   --------------  ---------
Net revenues............   $908,767       $ 68,292         $   --       $ 977,059
Costs and expenses:
 Operating expenses,
  excluding items shown
  below.................    772,908         62,324             --         835,232
 Rent...................     39,142          3,333              42 (5)     42,517
 Depreciation and
  amortization..........     33,326          1,820             700 (6)     35,846
 Recapitalization,
  merger and related
  costs.................     80,687 (3)     19,000 (4)         --          99,687
                           --------       --------         -------      ---------
                            926,063         86,477             742      1,013,282
                           --------       --------         -------      ---------
Loss from operations....    (17,296)       (18,185)           (742)       (36,223)
Other income and
 expense:
 Interest expense.......     52,034          1,834           6,248 (7)     60,116
 Interest and dividend
  income................     (4,744)          (373)            --          (5,117)
                           --------       --------         -------      ---------
                             47,290          1,461           6,248         54,999
                           --------       --------         -------      ---------
Loss before income
 taxes, equity
 earnings/minority
 interest and
 extraordinary loss.....    (64,586)       (19,646)         (6,990)       (91,222)
Income tax benefit......    (13,951)        (7,239)         (2,516)(8)    (23,706)
                           --------       --------         -------      ---------
Loss before equity
 earnings/minority
 interest and
 extraordinary loss.....    (50,635)       (12,407)         (4,474)       (67,516)
Equity earnings/minority
 interest...............       (299)           --              --            (299)
                           --------       --------         -------      ---------
Net loss before
 extraordinary loss.....   $(50,934)      $(12,407)        $(4,474)     $ (67,815)
                           ========       ========         =======      =========
Loss per share before
 extraordinary loss:
 Basic..................   $  (1.15)      $  (0.51)                     $   (1.53)
                           ========       ========                      =========
 Diluted................   $  (1.15)      $  (0.51)                     $   (1.53)
                           ========       ========                      =========
Weighted average common
 shares outstanding:
 Basic..................     44,434         24,394                         44,434
                           ========       ========                      =========
 Diluted................     44,434         24,394                         44,434
                           ========       ========                      =========

--------
(1) Reflects GranCare's historical results of operations for the one month (October 1997) prior to the effective date of the LCA/GranCare/Apollo Mergers.
(2) Pro Forma Adjustments are for the one month (October 1997) prior to the effective date of the LCA/GranCare/Apollo Mergers.
(3) Recapitalization, indirect merger, and transition costs related to the LCA/GranCare/Apollo Mergers of which an estimated $22.4 million is not tax deductible.
(4) The $19.0 million charge relates to termination fees paid by GranCare to Vitalink Pharmacy Services, Inc. and Manor Care, Inc. in conjunction with the LCA/GranCare/Apollo Mergers.
(5) Represents incremental rent on lease restructuring.
(6) Represents goodwill amortization on transaction goodwill based on a 30-year period.
(7) Interest expense--Pro Forma Adjustments for interest expense are as follows:

    Elimination of amortization of deferred financing fees included in historical amounts................................................  $  (62)
    Amortization of deferred financing fees on new debt over a weighted
     average 8.1-year period...........................................     327
    Elimination of historical interest expense on debt replaced with new debt..........................................................  (2,967)
    Commitment fees on unused portion of revolving credit facility
     under the Paragon Credit Agreement................................      63
    Interest expense on $1.19 billion new debt at an average estimated
     interest rate of 8.95%............................................   8,887
                                                                         ------
                                                                         $6,248
                                                                         ======

(8) Income taxes are adjusted to reflect tax provision effect of pro forma adjustments, less non-deductible goodwill, at an estimated effective tax rate of 40%.

                     DESCRIPTION OF PARAGON CAPITAL STOCK

  The following descriptions of certain provisions of the Paragon Charter and the Paragon Bylaws are necessarily general and do not purport to be complete and are qualified in their entirety by reference to the Paragon Charter and Paragon Bylaws, which are included hereto as Annexes VIII and IX, respectively.

PARAGON COMMON STOCK

  The authorized capital stock of Paragon consists of 75 million shares of common stock, par value $0.01 per share. As of the Paragon Record Date, there were 42,626,980 shares of Paragon Common Stock issued and outstanding and 42,574,753 shares held by approximately 414 holders of record entitled to notice of and to vote at the Paragon Special Meeting. The holders of Paragon Common Stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, and, except as described below, a majority vote is required for all action to be taken by stockholders. Holders of Paragon Common Stock are entitled to such dividends as may be declared from time to time by the Paragon Board out of funds legally available therefor, subject to the dividend and liquidation rights of any preferred stock of Paragon that may be issued, and subject to the dividend restrictions in certain Paragon credit facilities and various other note agreements. See "--Preferred Stock." In the event of the liquidation, dissolution or winding-up of Paragon, the holders of Paragon Common Stock are entitled to share equally and ratably in the assets of Paragon, if any, remaining after provision for payment of all debts and liabilities of Paragon and satisfaction of the liquidation preference of any shares of preferred stock of Paragon that may be outstanding. The holders of Paragon Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Paragon Common Stock are fully paid and nonassessable.

PREFERRED STOCK

  Paragon is authorized to issue five million shares of preferred stock, par value $.01 per share ("Paragon Preferred Stock"). No shares of Paragon Preferred Stock were outstanding at the date of this Proxy Statement/Prospectus. The Paragon Board has authority, without stockholder approval, to issue shares of Paragon Preferred Stock in one or more series and to determine the number of shares, designations, dividend rights, conversion rights, voting power, redemption rights, liquidation preferences and other terms of any such series. The issuance of Paragon Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of Paragon Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of Paragon. There are no present plans for any issuance of Paragon Preferred Stock.

                       COMPARISON OF STOCKHOLDER RIGHTS

GENERAL

  The following is a summary of certain material differences between the rights of holders of Paragon Common Stock and Mariner Common Stock before the consummation of Merger. The Paragon Charter is proposed to be amended pursuant to the Name Change Proposal and the Amendment Proposal as described under "Proposal to Amend the Paragon Charter to Change Paragon's Name" and "Proposal to Amend the Paragon Charter to Increase the Number of Authorized Shares of Common Stock." The Paragon Board will amend and restate the current Paragon Bylaws to become effective at the Effective Time of the Merger pursuant to the provisions of the Merger Agreement. Because Mariner and Paragon are both organized under the laws of the State of Delaware, the differences arise solely from the differences between various provisions of their respective certificates of incorporation and bylaws and the provision of the Apollo Stockholders Agreement. Each company's certificate of incorporation and bylaws are similar except to the extent described below under "Classified Board of Directors," "Number of Directors; Removal of Directors; Filling Vacancies of the Board of Directors," "Adjournment and Notice of Stockholder Meetings," "Call of Special Stockholder Meetings," "Stockholder Consent in Lieu of Meeting," "Business Combinations," "Super-Majority Vote Requirements," "Director Liability," and "Amendments to Bylaws."

  The following summary, which does not purport to be a complete statement of the differences between the certificate of incorporation of Mariner (the "Mariner Charter") and Mariner's bylaws (the "Mariner Bylaws"), on the one hand, and the Paragon Charter and Paragon Bylaws, on the other hand, is qualified in its entirety by reference to the full text of each of such documents and the DGCL. The Paragon Charter and Paragon Bylaws as proposed to be amended and in effect following the consummation of the Merger are attached hereto as Annex VIII and Annex IX, respectively. For information as to how the Mariner Charter and Mariner Bylaws may be obtained, see "Available Information" and "Incorporation of Documents by Reference."

  The total number of shares of capital stock that Paragon will have the authority to issue (assuming approval of the Amendment Proposal) will be 505 million consisting of 500 million shares of Paragon Common Stock and five million shares of Paragon Preferred Stock. Presently, the total number of shares of capital stock that Paragon has the authority to issue is 80 million consisting of 75 million shares of Paragon Common Stock and five million shares of Paragon Preferred Stock. The total number of shares of capital stock Mariner has the authority to issue is 50 million shares of Mariner Common Stock and one million shares of preferred stock, par value $.01 per share.

CLASSIFIED BOARD OF DIRECTORS

  Unlike the Paragon Charter and Paragon Bylaws, which do not provide for a classified board, the Mariner Charter and Mariner Bylaws provide that the Mariner Board be divided into three classes of directors, as nearly equal in number as possible. At each annual meeting of stockholders, one class of directors is elected for a three-year term.

  Classification of directors has the effect of making it more difficult for stockholders to change the composition of the board of directors. With a board of directors classified into three classes, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of the board of directors. Such a delay may help ensure that Mariner's directors, if confronted by an entity attempting to force a proxy contest, a tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the transaction as well as any available alternative to the transaction and to act in what they believe to be the best interests of the stockholders. The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Mariner, even though such a transaction could be beneficial to Mariner and its stockholders. Because the Paragon Charter and Paragon Bylaws do not provide for a classified board of directors and provide for directors to be elected annually for one-year terms, stockholders may be able to change composition of the Paragon Board or Paragon may be more susceptible to a third party take-over.

NUMBER OF DIRECTORS; REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

  The Mariner Charter and Mariner Bylaws provide that the Mariner Board will set the number of directors by resolution of a majority of the Mariner Board, but in no event shall the number of directors be less than three. The number of directors of the Mariner Board is currently seven. The Paragon Charter and Paragon Bylaws provide that Paragon Board shall consist of such number of directors, not less than five nor more than 15, as may be determined from time to time by resolution adopted by a vote of at least two-thirds of the entire Paragon Board (rounded to the nearest whole number), which number is currently set at 11. The Paragon Bylaws provide for all nominations to be made by the nominating committee of the Paragon Board.

  The Mariner Charter provides that any vacancies (including newly created directorships resulting from any increase in the authorized number of directors) shall be filled by a majority of the directors then in office, even if less than a quorum or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term expiring at the annual meeting of stockholders of Mariner at which the term of office of the class to which he has been elected expires, or until his earlier death, resignation or removal. The Paragon Bylaws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of at least a two-thirds majority of the entire nominating committee. Pursuant to the Apollo Stockholders Agreement, Apollo presently has the right to designate up to six nominees for election as directors; provided that not more than four of such nominees can be Associates (as defined in the Apollo Stockholders Agreement) of Apollo. Upon consummation of the Merger, Apollo has agreed to certain amendments to its rights under the Apollo Stockholder Agreement such that immediately following the Effective Time, Apollo will have the right to designate up to five nominees for election as Paragon directors, up to four of whom may be Associates of Apollo. If any vacancy is caused by the death, resignation or removal of an Apollo designee, or if any such vacancy results from an increase in the number of directors such that the number of Apollo designees as compared to the total number of directors is less than Apollo's percentage ownership of Paragon Common Stock outstanding then Apollo may designate a person to fill such vacancy. Apollo will be able to designate such number of additional nominees for election as directors as will cause its percentage of the directors to be not less than its percentage ownership of Paragon Common Stock outstanding. See "Interests of Certain Persons in the Merger--Agreements with Apollo."

  The Paragon Bylaws provide that any transaction whereby Apollo will transfer its rights under the Apollo Stockholders Agreement to another person (who would thereby become an "interested stockholder") must be approved by both a two-thirds vote of the entire Paragon Board (rounded to the nearest whole number) and by a majority of the directors not having, directly or indirectly, a material financial interest in the transaction, and any such approval will be deemed approval under Section 203 of the DGCL.

  The Mariner Bylaws and the Mariner Charter provide that directors elected by the Mariner stockholders, or by the Mariner Board to fill a vacancy, may be removed only for cause by the affirmative vote of the holders of at least a majority of the combined voting power of the issued and outstanding shares of capital stock then entitled to vote for the election of directors. The Paragon Charter provides that any member of the Paragon Board may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the combined voting power of all of the then issued and outstanding shares of capital stock of Paragon entitled to vote in the election of directors, voting together as a single class.

ADJOURNMENT AND NOTICE OF STOCKHOLDER MEETINGS

  The Mariner Bylaws provide that any meeting of stockholders may be adjourned to any other time and to any other place at which the meeting of Mariner stockholders may be held under the Mariner Bylaws by majority vote of stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as secretary of such meeting. The Paragon Bylaws provide that if a quorum is not present or represented at any meeting of the Paragon stockholders, the Paragon stockholders entitled to vote, present in person or represented by proxy, have the power by majority vote to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present or represented.

  The Mariner Bylaws establish advance notice procedures in connection with the nomination of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of Mariner stockholders. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of Mariner prior to the meeting at which directors are to be elected. The procedures also provide that at any annual meeting and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by the persons and business specified in Mariner's notice of meeting, by, or at the direction of, the Mariner Board or by a Mariner stockholder who has given timely prior written notice to the Secretary of Mariner of such stockholders' intention to bring such business before the meeting. In all cases, to be timely, notice must be received by the Secretary of Mariner at the principal executive offices of Mariner not later than the close of business on the 120th day and not earlier than the close of business on the 150th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of such preceding year's proxy statement, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Mariner. The notice must contain certain information specified in the Mariner Bylaws.

  The Paragon Bylaws establish advance notice procedures with regard to the nomination, other than by or at the direction of the Paragon Board, of candidates for election as directors and with regard to certain matters to be brought before an annual meeting of Paragon stockholders. These procedures provide that the notice of proposed stockholder nominations for the election of directors must be timely given in writing to the Secretary of Paragon prior to the meeting at which directors are to be elected. The procedures also provide that at any annual meeting, and subject to any other applicable requirements, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Paragon Board or by a Paragon stockholder who has given timely prior written notice to the Secretary of Paragon of such stockholder's intention to bring such business before the meeting. In all cases, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of Paragon not less than 30 days nor more than 60 days prior to the meeting as originally scheduled; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the Secretary of Paragon for the meeting as originally scheduled. The notice must contain certain information specified in the Paragon Bylaws.

CALL OF SPECIAL STOCKHOLDER MEETINGS

  The Mariner Charter provides that special meetings of Mariner stockholders may be called only by the President of Mariner, Chairman of the Mariner Board or the Mariner Board and business transacted at any special meeting of Mariner stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting. The Paragon Bylaws provide that special meetings of Paragon stockholders may be called at any time by the Paragon Board or by a committee of the Paragon Board that has been duly designated by the Paragon Board and whose power and authority, as provided in a resolution of the Paragon Board or in the Paragon Bylaws, as the case may be, include the power to call such meetings. Special meetings of the Paragon stockholders may also be called by one or more Paragon stockholders holding in the aggregate no less than 25% of the then outstanding shares of the Paragon Common Stock. Special meetings of the Paragon stockholders may not be called by any other person or persons. Business transacted at any special meeting of the Paragon stockholders shall be limited to the purposes stated in the notice.

STOCKHOLDER CONSENT IN LIEU OF MEETING

  The Mariner Charter provides that Mariner stockholders may not take any action by written consent in lieu of a meeting of Mariner stockholders. The Paragon Charter does not restrict stockholder action by written consent. The Paragon Bylaws provide that stockholder action permitted to be taken at an annual or at a special meeting of Paragon stockholders may be taken by written consent if such consent is signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present.

BUSINESS COMBINATIONS

  The Paragon Bylaws provide that any approval given under Section 203(a) of the DGCL with respect to a proposed transaction must be approved by a two-thirds vote of the entire Paragon Board (rounded to the nearest whole number) and, if such transaction involves Apollo or any affiliate of Apollo and would be deemed a "business combination" under the provisions of Section 203(c)(3)(i)-(iv) of the DGCL, a majority of the directors not having, directly or indirectly, a material financial interest in the transaction must approve the transaction. As described below, following the Effective Time of the Merger, the two-thirds vote with respect to approval under Section 203 of the DGCL will no longer apply to certain types of transactions. See "--Super-Majority Vote Requirements."

SUPER-MAJORITY VOTE REQUIREMENTS

  The Mariner Charter provides that it may be amended by the holders of a majority of the outstanding stock of each class of stock entitled to vote; provided, however, that the affirmative vote of the holders of shares of voting stock of Mariner representing at least 75 percent of the voting power of the capital stock of Mariner entitled to vote generally in the election of directors, voting together as a single class, is required to: (i) reduce or eliminate the number of authorized shares of Mariner Common Stock or the number of authorized Mariner Preferred Stock; or (ii) amend or repeal, or adopt, any provision inconsistent with the provisions of the Mariner Charter involving capital stock of Mariner, the Mariner Bylaws, stockholder action, directors, stockholder meetings, indemnification, fiduciary duties, tender offers and business combinations, and amendments.

  The Paragon Charter provides that the vote of two-thirds of all shares of stock entitled to vote in the election of directors is required in order to amend the provisions regarding removal of directors, liability of directors, the alteration of the Paragon Bylaws by stockholder action and the procedures for amendments to the Paragon Charter. The Paragon Bylaws require the affirmative vote of at least two-thirds of the entire Paragon Board (determined by rounding such percentage of the entire Paragon Board to the nearest whole number) to authorize: (i) certain business combinations or acquisitions or dispositions of assets; (ii) certain investments in lines of business other than those operated by Paragon, its predecessors or any of their subsidiaries on June 1, 1997; (iii) the incurrence of new indebtedness in a principal amount in excess of $25,000,000, with specified exceptions;
(iv) the issuance of equity securities and the declaration of dividends or distributions on equity securities otherwise than pursuant to employee benefit plans approved by the Paragon Board; (v) amendments to the Paragon Charter or the Paragon Bylaws; (vi) the designation of committees of the Paragon Board;
(vii) the dissolution or liquidation of Paragon (or the filing of a petition for relief under the United States Bankruptcy Code); (viii) the giving of approvals under Section 203 of the DGCL; (ix) election or removal of officers of Paragon; (x) entering into any transaction with an officer or director of Paragon unless approval of the transaction has been delegated by vote two-thirds of the entire Paragon Board to a committee which does not include such officer or director as a member; and (xi) any amendments or supplements to the Apollo Stockholders Agreement. Paragon and Mariner have agreed that certain amendments to certain of the provisions of the Paragon Bylaws regarding super majority voting will become effective immediately prior to the Effective Time of the Merger. In particular, the two-thirds vote requirement will not apply to any action taken by the Paragon Board in connection with the merger, consolidation or tender offer involving or commenced by a third party in which the sole consideration is cash and which will result in a change of control of Paragon (an "Exempted Transaction") and such action may be taken by the affirmative vote of a majority of the Paragon Board. In addition, any approval of an Exempted Transaction under DGCL Section 203 shall also be accomplished with the affirmative vote of a majority of the Paragon Board.

AMENDMENTS TO BYLAWS

  The Mariner Charter and the Mariner Bylaws provide that the Mariner Bylaws may be amended or repealed or new bylaws may be adopted at any annual or special meeting of the Mariner stockholders by affirmative vote of at least 75 percent of the shares of capital stock then issued, outstanding and entitled to vote, or by vote of a majority of directors then in office at any regular or special meeting of the Mariner Board at which a quorum is present, provided notice of the proposed amendment, repeal or adoption of the new bylaws is given in the notice of the meeting. The Paragon Charter provides that the Paragon stockholders may amend the Paragon Bylaws by a vote of two-thirds of the total voting power of all the shares of stock entitled to vote in the election of directors considered as a single class, and the Paragon Bylaws provide that the Paragon Board may amend such bylaws by affirmative vote of directors constituting at least two-thirds of the entire Paragon Board (rounded to the nearest whole number).

                                LEGAL OPINIONS

  Powell, Goldstein, Frazer & Murphy LLP, counsel to Paragon, has passed on the validity of the Paragon Common Stock to be issued pursuant to the Merger Agreement. Powell, Goldstein, Frazer & Murphy LLP and Testa, Hurwitz & Thibeault, LLP, counsel to Mariner, have delivered opinions concerning certain federal income tax consequences of the Merger.

                                    EXPERTS

  The consolidated financial statements and schedules of Paragon Health Network, Inc. and GranCare, Inc. incorporated by reference in this Proxy Statement/Prospectus have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also incorporated herein by reference, which with respect to the report pertaining to the financial statements of GranCare for the year ended December 31, 1994, is based in part on the report of KPMG Peat Marwick LLP, independent auditors. The consolidated financial statements and schedules of Mariner Health Group, Inc. incorporated by reference in this Proxy Statement/Prospectus have been audited by Coopers & Lybrand L.L.P., independent auditors, to the extent indicated in their report thereon also incorporated herein by reference. Such consolidated financial statements and schedules have been incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                             STOCKHOLDER PROPOSALS

  Whether or not the Merger is consummated, any proposal intended to be presented at Paragon's 1999 annual meeting of stockholders must have been received by Paragon by November 22, 1998, in order to be included in Paragon's proxy statement. If the Merger is not consummated, any Mariner stockholder proposal to be presented at Mariner's 1998 annual meeting must be received by Mariner by September 18, 1998 in order to be included in Mariner's proxy statement.

                            GLOSSARY OF SELECT TERMS

TERM                    DEFINED AS (PART OF PROXY STATEMENT/PROSPECTUS)
----                    -----------------------------------------------
Accountability Act      The Health Insurance Portability and Accountability Act
                        of 1996 (Risk Factors)
Amendment Proposal      Proposal to amend the Paragon Charter to increase the
                        number of shares of Paragon Common Stock authorized to
                        be issued (Prospectus Cover Pages)
Anti-Kickback Law       Medicare and Medicaid Patient and Program Protection Act
                        of 1987 (Risk Factors)
Apollo                  Collectively, Apollo Management, L.P., Apollo Investment
                        Fund III, L.P., Apollo UK Partners III, L.P. and Apollo
                        Overseas Partners III, L.P. (Summary)
Apollo Investors        Apollo and certain other purchasers of Paragon Common
                        Stock (Summary)
Apollo Stockholders     The stockholder agreement, dated as of November 4, 1997,
 Agreement              as amended, among the Apollo Investors and Paragon with
                        respect to the governance of Paragon (Risk Factors)
Assumed Options         Options to purchase Mariner Common Stock issued pursuant
                        to the 1995 Non-Employee Director Stock Option Plan, the
                        rights to acquire shares of Mariner Common Stock
                        pursuant to 1993 Employee Stock Purchase Plan, and
                        options and warrants to purchase Mariner Common Stock
                        assumed or granted by Mariner in connection with
                        historical transactions or otherwise (Summary)
Balanced Budget Act     The Balanced Budget Act of 1997 (Risk Factors)
BT Alex. Brown          BT Alex. Brown Incorporated (Summary)
Cash Payment Options    Options to purchase Mariner Common Stock issued pursuant
                        to the Mariner 1992 Stock Option Plan and Mariner 1994
                        Stock Plan (Summary)
Certificate of Merger   A duly executed Certificate of Merger as filed with the
                        Secretary of State of Delaware (Summary)
Code                    The Internal Revenue Code of 1986, as amended (Summary)
Commission              Securities and Exchange Commission (Prospectus Cover
                        Pages)
Competing Transactions  Any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization,
                        dissolution, liquidation or winding up of or by Mariner
                        or any action or agreement, including any proposed
                        amendment of the Mariner Charter or Mariner Bylaws or
                        other proposal or transaction including Mariner or any
                        of its subsidiaries, which action, agreement, amendment
                        or other proposal or transaction is intended to impede,
                        interfere with, delay or attempt to frustrate, prevent
                        or nullify the Merger, the Merger Agreement or any of
                        the other transactions contemplated thereby (The Merger
                        Agreement)
Confidentiality         The Confidentiality Agreement entered into by Paragon
 Agreement              and Mariner (The Merger Agreement)
DGCL                    The General Corporation Law of the State of Delaware
                        (Prospectus Cover Pages)
Effective Time          The time that the Merger becomes effective as specified
                        in the Certificate of Merger. (Summary)
ERISA                   Employee Retirement Income Security Act of 1974 (The
                        Merger Agreement)

TERM                      DEFINED AS (PART OF PROXY STATEMENT/PROSPECTUS)
----                      -----------------------------------------------
Exchange Act              Securities Exchange Act of 1934, as amended (Available
                          Information)
Exchange Agent            American Stock Transfer & Trust Company (The Merger)
Exchange Ratio            The exchange ratio at which a share of Mariner Common
                          Stock will be converted into one share of Paragon Stock
                          in the Merger (Prospectus Cover Pages)
GranCare                  GranCare, Inc., a Delaware corporation and a wholly-
                          owned subsidiary of Paragon (Summary)
HCFA                      Health Care Financing Administration (Risk Factors)
HHS                       United States Department of Health and Human Services
                          (Risk Factors)
HSR Act                   The Hart-Scott-Rodino Antitrust Improvements Act of
                          1976, as amended (Summary)
IRS                       Internal Revenue Service (The Merger Agreement)
Kelletts                  Stiles A. Kellett and Samuel B. Kellett (Summary)
Kellett Group             Stiles A. Kellett, Samuel B. Kellett and certain other
                          related entities (Summary)
LCA                       Living Centers of America, Inc. (Summary)
LCA/GranCare/Apollo       Merger between LCA and an affiliate of Apollo to
 Mergers                  accomplish the recapitalization of LCA (which was
                          renamed Paragon) and the subsequent merger of a wholly-
                          owned subsidiary of Paragon with and into GranCare that
                          occurred on November 4, 1997. (Summary)
Long-Term Incentive Plan  Paragon Health Network, Inc. 1997 Long-Term Incentive
                          Plan (Prospectus Cover Pages)
Long-Term Incentive Plan  The amendment to the Long-Term Incentive Plan, which
 Amendment                amends Section 1.5 of the Long-Term Incentive Plan to
                          increase shares available thereunder (The Merger
                          Agreement)
Mariner                   Mariner Health Group, Inc. (Prospectus Cover Pages)
Mariner Acquisition       Any merger, consolidation, business combination,
 Transaction              liquidation, reorganization, sale of substantial assets,
                          sale of shares of capital stock or similar transactions
                          involving Mariner or any material subsidiary of Mariner
                          (The Merger Agreement)
Mariner Board             Board of Directors of Mariner (Prospectus Cover Pages)
Mariner Bylaws            Mariner's Bylaws (Comparison of Stockholder Rights)
Mariner Certificates      Certificates representing outstanding shares of Mariner
                          Common Stock (The Merger)
Mariner Charter           Mariner's certificate of incorporation, as amended
                          (Comparison of Stockholder Rights)
Mariner Common Stock      Common stock of Mariner, par value $.01 per share
                          (Prospectus Cover Pages)
Mariner Indenture         The Indenture pertaining to Mariner's 9 1/2% Senior
                          Subordinated Notes Due 2006 (Summary)

TERM                      DEFINED AS (PART OF PROXY STATEMENT/PROSPECTUS)
----                      -----------------------------------------------
Mariner Merger Proposal   Proposal to approve and adopt the Merger and the Merger
                          Agreement (Prospectus Cover Pages)
Mariner Notes             Mariner's 9 1/2% Senior Subordinated Notes Due 2006
                          (Summary)
Mariner Option            Option to purchase approximately 19.9% of the total
                          number of shares of Mariner Common Stock issued and
                          outstanding as of April 13, 1998 (The Merger Agreement)
Mariner Option Agreement  Mariner Stock Option Agreement, dated as of April 13,
                          1998, between Mariner and Paragon (Summary)
Mariner Record Date       Close of business on June 15, 1998 (Prospectus Cover
                          Pages)
Mariner Special Meeting   Special meeting of stockholders of Mariner to be held at
                          State Street Bank & Trust Company, 225 Franklin Street,
                          Boston, Massachusetts 02110 on Tuesday, July 28, 1998 at
                          10:00 a.m., local time, and any and all adjournments or
                          postponements thereof (Prospectus Cover Pages)
Mariner Voting Agreement  Voting Agreement, dated as of April 13, 1998, by and among Paragon and certain stockholders of Mariner
                          (Summary)
Merger                    The merger of Merger Sub with and into Mariner, with
                          Mariner surviving as a wholly-owned subsidiary of
                          Paragon (Prospectus Cover Pages)
Merger Agreement          Agreement and Plan of Merger, dated as of April 13,
                          1998, by and among Paragon, Mariner and Merger Sub.
                          (Prospectus Cover Pages)
Merger Proposals          The Stock Issuance Proposal and the Mariner Merger
                          Proposal (Prospectus Cover Pages)
Merger Sub                Paragon Acquisition Sub, Inc., a Delaware corporation
                          and a wholly- owned subsidiary of Paragon (Prospectus
                          Cover Pages)
Merger Sub Board          The Board of Directors of Merger Sub (The Merger
                          Agreement)
Morgan Stanley            Morgan Stanley & Co. Incorporated (Summary)
Name Change Proposal      Proposal to amend the Paragon Charter to change the
                          corporate name from "Paragon Health Network, Inc." to
                          "Mariner Post-Acute Network, Inc." (Prospectus Cover
                          Pages)
Nasdaq                    The Nasdaq National Market (Prospectus Cover Pages)
NYSE                      New York Stock Exchange (Prospectus Cover Pages)
Paragon                   Paragon Health Network, Inc. (Prospectus Cover Pages)
Paragon Acquisition       Any merger, consolidation, business combination,
 Transaction              liquidation, reorganization, sale of substantial assets,
                          sale of shares of capital stock or similar transactions
                          involving Paragon or any material subsidiary of Paragon
                          (The Merger Agreement)
Paragon Board             Board of Directors of Paragon (Prospectus Cover Pages)
Paragon Bylaws            The Amended and Restated Bylaws of Paragon (Summary)
Paragon Certificates      Certificates representing outstanding shares of Paragon
                          Common Stock (The Merger)
Paragon Charter           The Amended and Restated Certificate of Incorporation of
                          Paragon (Prospectus Cover Pages)

TERM                      DEFINED AS (PART OF PROXY STATEMENT/PROSPECTUS)
----                      -----------------------------------------------
Paragon Common Stock      Common stock of Paragon, par value $.01 per share
                          (Prospectus Cover Pages)
Paragon Option            Option to purchase approximately 19.9% of the total
                          number of shares of Paragon Common Stock issued and
                          outstanding as of April 13, 1998 (The Merger Agreement)
Paragon Option Agreement  Paragon Stock Option Agreement, dated as of April 13,
                          1998, between Paragon and Mariner (Summary)
Paragon Plan Proposal     Proposal to amend the Long-Term Incentive Plan to
                          increase the number of shares of Paragon Common Stock
                          available for issuance thereunder (Prospectus Cover
                          Pages)
Paragon Preferred Stock   5,000,000 shares of preferred stock, par value $.01 per
                          share, of Paragon (Description Of Paragon's Capital
                          Stock)
Paragon Proposals         Collectively, the Stock Issuance Proposal, the Name
                          Change Proposal, the Amendment Proposal and the Paragon
                          Plan Proposal (Prospectus Summary Pages)
PPS                       Prospective Payment System (Summary)
Paragon Record Date       Close of business on June 15, 1998 (Prospectus Cover
                          Pages)
Paragon Special Meeting   Special meeting of stockholders of Paragon to be held at
                          the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road
                          N.E., Atlanta, Georgia 30346 on Tuesday, July 28, 1998
                          at 10:00 a.m., local time, and any or all adjournments
                          or postponements thereof (Prospectus Cover Pages)
Paragon Voting Agreement  Voting Agreement, dated as of April 13, 1998, by and among Mariner and certain stockholders of Paragon
                          (Summary)
Proxy                     This Joint Proxy Statement/Prospectus of Paragon and
 Statement/Prospectus     Mariner (Prospectus Cover Pages)
Registration Statement    The Registration Statement on Form S-4/S-8 of which this
                          Proxy Statement/Prospectus is a part (Prospectus Cover
                          Pages)
Section 262               Section 262 of the DGCL (Stockholders' Rights Of
                          Appraisal)
Securities Act            Securities Act of 1933, as amended (Prospectus Cover
                          Pages)
Special Meetings          Mariner Special Meeting together with the Paragon
                          Special Meeting (Prospectus Cover Pages)
Stark II                  Omnibus Budget Reconciliation Act as expanded in 1993
                          (Risk Factors)
Stock Issuance Proposal   Proposal to approve the issuance of shares of Paragon
                          Common Stock to the stockholders of Mariner pursuant to
                          the Merger Agreement (Prospectus Cover Pages)
Termination Fee           A fee payable to Paragon or Mariner by the other party
                          upon termination of the Merger Agreement under certain
                          circumstances (The Merger Agreement)

                                                                         ANNEX I

--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF APRIL 13, 1998

                                     AMONG

                          PARAGON HEALTH NETWORK, INC.

                         PARAGON ACQUISITION SUB, INC.

                                      AND

                           MARINER HEALTH GROUP, INC.


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I CERTAIN DEFINITIONS...............................................  I-2
 Section 1.01 Certain Definitions...........................................  I-2
ARTICLE II THE MERGER.......................................................  I-3
 Section 2.01 The Merger....................................................  I-3
 Section 2.02 Consummation of the Merger....................................  I-3
 Section 2.03 Effects of the Merger.........................................  I-3
 Section 2.04 Certificate of Incorporation and Bylaws.......................  I-3
 Section 2.05 Directors and Officers........................................  I-3
 Section 2.06 Conversion of Shares..........................................  I-3
 Section 2.07 Conversion of Common Stock of Sub.............................  I-3
 Section 2.08 Further Assurances............................................  I-4
 Section 2.09 Stockholders' Meetings........................................  I-4
 Section 2.10 Rights Under Stock Plans......................................  I-4
 Section 2.11 Exchange of Certificates......................................  I-5
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  I-7
 Section 3.01 Organization and Qualification................................  I-7
 Section 3.02 Capitalization................................................  I-7
 Section 3.03 Authority.....................................................  I-9
 Section 3.04 Absence of Certain Changes....................................  I-9
 Section 3.05 Reports.......................................................  I-9
 Section 3.06 Information Supplied.......................................... I-10
 Section 3.07 Consents and Approvals; No Violations......................... I-10
 Section 3.08 Brokers....................................................... I-11
 Section 3.09 Employee Benefit Matters...................................... I-11
 Section 3.10 Litigation, etc............................................... I-13
 Section 3.11 Tax Matters................................................... I-13
 Section 3.12 Compliance with Law........................................... I-14
 Section 3.13 Environmental Compliance...................................... I-14
 Section 3.14 Insurance..................................................... I-14
 Section 3.15 Opinion of Financial Advisor.................................. I-15
 Section 3.16 State Takeover Laws........................................... I-15
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SUB......... I-15
 Section 4.01 Organization and Qualification................................ I-15
 Section 4.02 Capitalization................................................ I-15
 Section 4.03 Authority..................................................... I-16
 Section 4.04 Absence of Certain Changes.................................... I-16
 Section 4.05 Reports....................................................... I-17
 Section 4.06 Information Supplied.......................................... I-17
 Section 4.07 Consents and Approvals; No Violation.......................... I-18
 Section 4.08 Brokers....................................................... I-18
 Section 4.09 Employee Benefit Matters...................................... I-18
 Section 4.10 Litigation, etc............................................... I-20
 Section 4.11 Tax Matters................................................... I-21
 Section 4.12 Compliance with Law........................................... I-21
 Section 4.13 Environmental Compliance...................................... I-21
 Section 4.14 Insurance..................................................... I-21

                                                                           PAGE
                                                                           ----
 Section 4.15 Opinion of Financial Advisor................................ I-22
 Section 4.16 State Takeover Law.......................................... I-22
ARTICLE V COVENANTS....................................................... I-22
 Section 5.01 Conduct of Business......................................... I-22
 Section 5.02 No Solicitation by the Company.............................. I-24
 Section 5.03 No Solicitation by Parent................................... I-25
 Section 5.04 Access to Information....................................... I-26
 Section 5.05 Commercially Reasonable Efforts; Other Actions.............. I-26
 Section 5.06 Indemnification and Insurance............................... I-27
 Section 5.07 Employee Plans and Benefits and Employment Contracts........ I-28
 Section 5.08 Proxy Statement and S-4..................................... I-29
 Section 5.09 Notification of Certain Matters............................. I-29
 Section 5.10 Agreements of Rule 145 Affiliates........................... I-29
 Section 5.11 Stock Exchange Listings..................................... I-29
 Section 5.12 Rights Agreement............................................ I-29
 Section 5.13 Takeover Laws............................................... I-30
 Section 5.14 Employee Stock Purchase Plan................................ I-30
 Section 5.15 Financing................................................... I-30
 Section 5.16 Board of Designees.......................................... I-30
 Section 5.17 Parent By-laws.............................................. I-30
 Section 5.18 No Amendments............................................... I-31
ARTICLE VI CONDITIONS TO CONSUMMATION OF THE MERGER....................... I-31
 Section 6.01 Conditions to Each Party's Obligation to Effect the Merger.. I-31
 Section 6.02 Additional Conditions to the Company's Obligation to Effect
  the Merger.............................................................. I-31
 Section 6.03 Additional Conditions to the Parent's and the Sub's
  Obligations to Effect the Merger........................................ I-32
ARTICLE VII TERMINATION; AMENDMENT; WAIVER................................ I-33
 Section 7.01 Termination................................................. I-33
 Section 7.02 Effect of Termination....................................... I-34
 Section 7.03 Amendment................................................... I-35
 Section 7.04 Extension; Waiver........................................... I-35
ARTICLE VIII MISCELLANEOUS................................................ I-35
 Section 8.01 Survival of Representations and Warranties.................. I-35
 Section 8.02 Entire Agreement; Assignment................................ I-35
 Section 8.03 Enforcement of the Agreement; Jurisdiction.................. I-35
 Section 8.04 Validity.................................................... I-35
 Section 8.05 Notices..................................................... I-36
 Section 8.06 Governing Law............................................... I-36
 Section 8.07 Descriptive Headings........................................ I-36
 Section 8.08 Parties in Interest......................................... I-37
 Section 8.09 Counterparts................................................ I-37
 Section 8.10 Fees and Expenses........................................... I-37
 Section 8.11 Press Releases.............................................. I-37
 Section 8.12 Obligation of the Parent.................................... I-37
 Section 8.13 Facsimile Signatures........................................ I-37

EXHIBITS

Exhibit A--Company Option Agreement
Exhibit B--Parent Option Agreement
Exhibit C--Company Voting Agreement
Exhibit D--Parent Voting Agreement
Exhibit E--Rights Agreement Amendment
Exhibit F--Form of Bylaw Amendment

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 13, 1998, among Paragon Health Network, Inc., a Delaware corporation (the "Parent"), Mariner Health Group, Inc., a Delaware corporation (the "Company"), and Paragon Acquisition Sub, Inc., a Delaware corporation wholly owned by Parent (the "Sub").

                                   RECITALS

  WHEREAS, the Board of Directors of each of Parent and the Company have determined that it is in the best interests of their respective stockholders for Sub to merge with and into the Company (the "Merger") pursuant to Section 251 of the Delaware General Corporation Law ("DGCL") upon the terms and subject to the conditions set forth herein;

  WHEREAS, the Board of Directors of each of Parent and the Company has adopted resolutions approving the Merger of Sub with and into the Company, in accordance with applicable Delaware law upon the terms and subject to the conditions set forth herein, and Parent's Board of Directors has agreed to recommend that Parent's stockholders approve the issuance of Parent Common Stock (as defined below) pursuant to this Agreement and the Company's Board of Directors has agreed to recommend that the Company's stockholders approve the Merger and this Agreement;

  WHEREAS, Parent and the Company have agreed (subject to the terms and conditions of this Agreement), as soon as practicable following the approval by the stockholders of the Company and Parent, to effect the Merger as more fully described herein;

  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

  WHEREAS, the Board of Directors of the Company has determined that it is appropriate, simultaneously with the execution and delivery of this Agreement, to grant Parent an option (the "Company Option Agreement") and the Board of Directors of the Parent has determined that it is appropriate, simultaneously with the execution and delivery of this Agreement, to grant the Company an option (the "Parent Option Agreement," and together with the Company Option Agreement, the "Option Agreements") copies of which are attached hereto as Exhibits A and B, to acquire such number of shares of Company Common Stock (in the case of the Company Option Agreement) and Parent Common Stock (in the case of the Parent Option Agreement), as equals 19.9% of the total number of shares of Company Common Stock or Parent Common Stock issued and outstanding as of the time of exercise of the rights set forth in such agreements;

  WHEREAS, concurrent with the execution of this Agreement, Parent, Sub and certain stockholders of the Company have executed and delivered the Company Stockholder Voting Agreement attached as Exhibit C hereto (the "Company Voting Agreement") providing for the voting of all Company Common Stock beneficially owned by such stockholders in favor of the Merger, this Agreement and the transactions contemplated hereby;

  WHEREAS, concurrent with the execution of this Agreement, the Company and certain stockholders of Parent have executed and delivered the Parent Stockholder Voting Agreement attached as Exhibit D hereto (the "Parent Voting Agreement", and, together with the Company Voting Agreement, the "Voting Agreements") providing for the voting of all Parent Common Stock beneficially owned by such stockholders in favor of the issuance of Parent Common Stock in connection with the Merger;

  WHEREAS, concurrent with the execution of this Agreement, Parent and certain stockholders of Parent (the "Apollo Stockholders") have executed and delivered that certain Amendment No. 1 to Stockholders Agreement ("Amendment to Stockholders Agreement") providing, inter alia, for certain changes in the rights of the Apollo Stockholders to nominate certain individuals for election to Parent's Board of Directors pursuant to that certain Stockholders Agreement (the "Stockholders Agreement") dated as of November 4, 1997 by and among Parent, the Apollo Stockholders and the other parties named therein;

  WHEREAS, concurrent with the execution of this Agreement, Apollo Management, L.P. ("Apollo Management") and certain stockholders of Parent have executed and delivered that certain Termination and Release of Proxy and Voting Agreement (the "Termination Agreement"), providing for the release of the shares of Parent Common Stock beneficially owned by Keith B. Pitts from the rights and obligations imposed by the Proxy and Voting Agreement, dated as of November 4, 1997, by and among Apollo Management and the Other Stockholders (as defined in the Stockholders Agreement); and

  WHEREAS, Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

  Section 1.01 Certain Definitions.

  For purposes of this Agreement:

  "Business Day" means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law or executive order to close;

  "Closing Date" shall mean the date of the Closing pursuant to Section 2.02 hereof.

  "Company Plans" shall mean the Company's 1992 Stock Option Plan, 1994 Stock Plan, 1995 Non-Employee Director Stock Option Plan and 1993 Employee Stock Purchase Plan.

  "Environmental Law" means any law, regulation, decree, judgment, permit or authorization relating to worker safety or the environment, including, without limitation, environmental pollution, contamination, cleanup, regulation and protection of the air, water or soils;

  "Environmental Liabilities and Costs" means all damages, penalties, obligations or clean-up costs assessed or levied pursuant to any Environmental Law;

  "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time;

  "Material Adverse Effect" means, with respect to Parent or the Company, as the case may be, (i) with respect to any event, occurrence, failure of event or occurrence, change, effect, state of affairs, breach, default, violation, fine, penalty or failure to comply (each, a "circumstance"), individually or taken together with all other circumstances contemplated by or in connection with any or all of the representations and warranties made in this Agreement, a material adverse effect on the business, financial condition, results of operations or prospects of either the Company or Parent, as appropriate, and its respective Subsidiaries, taken as a whole;

  "Parent Plans" shall mean the New GranCare Replacement Plan, the New GranCare Stock Incentive Plan, the New GranCare Outside Directors Plan and the Paragon 1997 Incentive Plan.

  "Securities Act" means the Securities Act of 1933, as amended and in effect from time to time; and

  "Subsidiary" means, when used with reference to an entity, any other entity of which a majority of the outstanding voting securities or other ownership interests having ordinary voting power to elect a majority of the members of the board of directors or other governing body performing similar functions, are owned directly or indirectly by such former entity.

  "Transaction Documents" means this Agreement, the Option Agreements, the Voting Agreements, Amendment No. 1 to Stockholders Agreement and the Rights Agreement Amendment.

                                  ARTICLE II

                                  THE MERGER

  Section 2.01 THE MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, Sub shall be merged with and into the Company as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI hereof. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation") under the name Mariner Health Group, Inc. (or such other name as the parties shall agree) and shall continue its existence under the laws of Delaware. The separate corporate existence of Sub shall cease.

  Section 2.02 CONSUMMATION OF THE MERGER. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a duly executed and verified certificate of merger, as required by the DGCL, and shall take all such other and further actions as may be required by law to make the Merger effective as promptly as practicable. Prior to the filing referred to in this Section, a closing (the "Closing") will be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 (or such other place as the parties may agree) for the purpose of confirming all the foregoing. The time the Merger becomes effective in accordance with applicable law is referred to as the "Effective Time."

  Section 2.03 EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the DGCL and as set forth herein.

  Section 2.04 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation and the Bylaws of Sub, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

  Section 2.05 DIRECTORS AND OFFICERS. The directors of Sub immediately prior to the Effective Time and the officers of the Company immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

  Section 2.06 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company, or the holders of any of the shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"):

  (a) Subject to Section 2.06(b), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted into, exchanged for and represent the right to receive (without interest) one (1) (the "Exchange Ratio") share of common stock, par value $.0l per share, of Parent (the "Parent Common Stock"; hereinafter sometimes referred to as the "Merger Consideration").

  (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Sub, Parent or any direct or indirect wholly owned subsidiary of Parent or the Company immediately prior to the Effective Time shall be cancelled and cease to exist without any conversion or other consideration with respect thereto.

  Section 2.07 CONVERSION OF COMMON STOCK OF SUB. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become at the Effective Time one share of common stock of the Surviving Corporation.

  Section 2.08 FURTHER ASSURANCES. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Company and Sub or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Company and the Sub or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

  Section 2.09 STOCKHOLDERS' MEETINGS. Subject to applicable law, each of Parent and the Company, acting through its respective Board of Directors, shall, in accordance with applicable law and subject to the fiduciary duties of their respective Boards of Directors under applicable law as determined by such directors in good faith after consultation with and based upon the advice of outside counsel: (i) duly call, give notice of, convene and hold a special meeting (which, as may be duly adjourned, shall be referred to as the "Special Meetings" or "Stockholders Meetings") of its respective stockholders as soon as practicable for the purpose (in the case of the Company) of approving and adopting the agreement of merger (within the meaning of Section 251 of the DGCL) set forth in this Agreement and approving the Merger (the "Company Stockholder Approval") or (in the case of Parent) for the purpose of approving the issuance of the Parent Common Stock in connection with the Merger (the "Parent Stockholder Approval" and together with the Company Stockholder Approval, the "Stockholder Approvals"), and (ii) include in the Proxy Statement (as defined in Section 5.07) of each of the Company and Parent for use in connection with the Special Meeting of each of the Company and Parent, the recommendation of their respective Board of Directors that stockholders vote in favor of the Company Stockholder Approval or the Parent Stockholder Approval, as the case may be. Parent, Sub and the Company will use commercially reasonable efforts to cause the Special Meetings to occur within forty-five (45) days after Parent and the Company have obtained from the Securities and Exchange Commission ("SEC") an order declaring effective a registration statement on Form S-4 registering under the Securities Act, the Parent Common Stock to be issued in the Merger.

  Section 2.10 RIGHTS UNDER STOCK PLANS.

  (a) Each option to purchase shares of Company Common Stock issued pursuant to the Company's 1992 Stock Option Plan and the 1994 Stock Plan ("Cash Payment Options"), all of which issued and outstanding Cash Payment Options are set forth on Section 3.02(a) of the Company Disclosure Letter, shall, at the Effective Time, whether or not vested, constitute the right to receive, subject to required withholding, a cash payment equal to the product of (i) the average of the last reported sale prices per share of Parent Common Stock for the five trading days immediately preceding the Closing Date; provided, however, that in the event such average price is less than $20 or more than $22 then such average price shall be deemed to be (A) $20 (when such average price is less than $20) or (B) $22 (when such average price is more than $22) (the "Trailing Company Stock Price"), less the per share exercise price required by such Cash Payment Option and (ii) the number of shares subject to such Company Plan Option. Parent shall, within five business days following the Closing Date, mail to each holder of a Cash Payment Option (a "Cash Payment Optionee") a statement setting forth in reasonable detail the calculation of the amount of the payment (the "Option Settlement Payment") to be received by such Cash Payment Optionee and a form of general release pursuant to which such Cash Payment Optionee shall forever release any and all claims he or she may have against the Company, Parent or any of their respective current or former affiliates or control persons arising out of or in connection with such Cash Payment Option, which release shall be effective upon receipt by the Cash Payment Optionee of the Option Settlement Payment. Within five business days following the return of any such general release, Parent shall mail to the relevant Cash Payment Optionee a check in the amount of Option Settlement Payment to be received by such Cash Payment Optionee.

  (b) Each option to purchase shares of Company Common Stock issued pursuant to the 1995 Non-Employee Director Stock Option Plan (the "Director Options"), the Employee Stock Purchase Plan, (the "Stock Purchase Plan Options") as well as options to purchase shares of Company Common Stock granted or assumed in connection with certain historical transactions or otherwise (the "Non-Plan Options"), all of which issued and outstanding Directors Options, Stock Purchase Plan Options and Non-Plan Options (collectively, the "Assumed Options" and, together with the Cash Payment Options, the "Company Options") are set forth on Section 3.02(a) of the Company Disclosure Letter, shall, at the Effective Time, whether or not vested, be assumed by Parent and shall constitute an option to acquire, on the same terms and conditions as were applicable under such Assumed Options, such number of shares of Parent Common Stock as is equal to the product of the Exchange Ratio and the number of shares of Company Common Stock subject to such Assumed Options, at a price per share equal to the amount obtained by dividing the per share exercise price of such Assumed Options, by the Exchange Ratio. As soon as practicable following the Effective Time, Parent shall deliver to holders of Director Options and Non-Plan Options appropriate option agreements representing the right to acquire shares of Parent Common Stock on substantially the same terms and conditions as pertain to the outstanding Assumed Options.

  (c) (i) At the Effective Time, Parent shall assume the obligations of the Company under each warrant to purchase Company Common Stock outstanding at the Effective Time and set forth on Section 3.02(a) of the Company Disclosure Letter and thereafter, the exercise price of such warrants shall be adjusted by dividing the per share exercise price in effect prior to the Effective Time of the Merger by the Exchange Ratio (or, if the exercise price of such warrant is not specified or otherwise determinable as of the Effective Time, by making or providing for an appropriate adjustment to the exercise price at the time the exercise price shall become final in accordance with the terms of such warrant) and, upon exercise, the holder of each such warrant shall receive the number of shares of Parent Common Stock as would have been issued or delivered to the holder thereof if such holder had exercised the warrant and had received the number of shares of Company Common Stock to which such holder would have been entitled immediately prior to the Merger;
      (ii) prior to the Effective Time of the Merger, Parent shall deliver to the holders of such warrants an appropriate notice setting forth such holders' rights pursuant to the applicable warrant agreements with respect thereto to the extent required by the terms of the warrant agreements with respect thereto; and (iii) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the warrants.

  (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of its Parent Common Stock for delivery upon exercise of the Assumed Options assumed in accordance with this
      Section 2.10. Parent shall file and cause to be effective as of the Effective Time a registration statement on Form S-8 or other appropriate form, with respect to shares of Parent Common Stock that will be subject to the Assumed Options and use commercially reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as any Assumed Options remain outstanding.

  Section 2.11 EXCHANGE OF CERTIFICATES.

  (a) As of the Effective Time, Parent shall deposit with a bank or trust company designated by Parent to act as paying agent (the "Paying Agent") for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto and cash to be paid pursuant to Section 2.11(e) with respect to any fraction of a share of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.06 in exchange for outstanding shares of Company Common Stock. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant hereto out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

  (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "Certificates"): (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II and cash in lieu of fractional shares of Parent Common Stock as contemplated by
      Section 2.11(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the appropriate number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.11, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section
      2.11. The Paying Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

  (c) No dividends or other distributions with respect to shares of Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate for shares of Company Common Stock with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.11(e) until the surrender of the certificate for shares of Company Common Stock with respect to the shares of Parent Common Stock represented thereby in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such certificates, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in connection therewith, without interest at the time of such surrender the amount of any cash payable in lieu of a fractional share to which such holder is entitled pursuant to
      Section 2.11(e) and the appropriate amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to whole shares of Parent Common Stock.

  (d) All shares of Parent Common Stock issued upon the surrender for exchange of certificates representing shares of Company Common Stock in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.11(c) or 2.11(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock so exchanged.

  (e) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all shares of Company Common Stock delivered by such holder) shall receive, in lieu thereof, a cash payment (without interest) equal to such fraction multiplied by average price of the last reported sale prices per share of Parent Common Stock for the five trading days immediately preceding the Closing Date.

  (f) Any portion of the Merger Consideration deposited with the Paying Agent pursuant to this Section 2.11 which remains undistributed to the holders of the certificates representing shares of Company Common Stock for six months after the Effective Time shall be delivered to Parent and any holders of shares of

      Company Common Stock prior to the Effective Time who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock, and any dividends or distributions with respect to Parent Common Stock.

  (g) None of Sub or the Company or Parent or the Paying Agent shall be liable to any person in respect of any cash or Parent Common Stock from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law.

  (h) The Paying Agent shall invest any cash included in the Exchange Fund for payments in lieu of fractional shares, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make the payments contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

  (i) Parent shall pay all charges and expenses of the Paying Agent.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

  The Company represents and warrants as of the date of this Agreement (or such other date as shall be expressly specified) to Parent and Sub as follows:

  Section 3.01 ORGANIZATION AND QUALIFICATION. Each of the Company and its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and other authority to own its properties and conduct its business as it is being conducted on the date hereof and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore made available to the Parent accurate and complete copies of the Certificate of Incorporation and Bylaws as currently in effect of the Company. Except as set forth in Section 3.01 of the Company Disclosure Letter, there are no provisions in the certificate of incorporations or bylaws of any Subsidiary of the Company or any agreement to which the Company or any of its Subsidiaries is bound that would limit or restrict the ability of the Company to name or remove the directors and officers of any Subsidiary of the Company following the Effective Time.

  Section 3.02 CAPITALIZATION.

  (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share, of which 500,000 have been designated as Series A Junior Participating Preferred Stock. As of the close of business on April 1, 1998 (the "Capitalization Date"): 29,578,704 shares of Company Common Stock were issued and outstanding; no shares of Preferred Stock were issued and outstanding; and no shares of Company Common Stock were held in the Company's treasury. As of the Capitalization Date, the outstanding options to acquire Company Common Stock and all other outstanding warrants or exchangeable or convertible securities or other rights to acquire Company Common Stock were as set forth in Section 3.02(a) of the disclosure letter dated the date hereof and delivered by the Company to the Parent on the date hereof setting forth certain matters referred to in this Agreement (the "Company Disclosure Letter"), and there were outstanding rights (the "Rights Agreement Rights") under the Rights

      Agreement dated October 31, 1995 between the Company and State Street Bank and Trust Company (the "Rights Agreement"). A list of all outstanding options (other than the option to be granted pursuant to the Company Option Agreement), warrants, or other rights to acquire common stock of the Company as of the date hereof (including the name of each optionee and the number of shares subject to each such option) and the form of each option agreement that will be utilized to document those option grants that have not been documented as of the date hereof is included in Section 3.02(a) of the Company Disclosure Letter. Since the Capitalization Date, except as set forth in Section 3.02(a) of the Company Disclosure Letter or in the Company SEC Reports (as defined in Section 3.05), filed prior to April 1, 1998, the Company (i) has not issued any Company Common Stock other than the issuance of shares of Company Common Stock (A) upon the exercise of options granted pursuant to the Company Plans prior to the Capitalization Date and listed on Section 3.02(a) of the Company Disclosure Letter, (B) upon the exercise of warrants or the conversion of convertible securities outstanding as of the Capitalization Date and listed on Section 3.02(a) of the Company Disclosure Letter or (C) pursuant to the Company's 1993 Employee Stock Purchase Plan, (ii) has not granted any options or rights to purchase or acquire Company Common Stock (under the Company's employee benefit plans or otherwise) other than the Company Option Agreement, and (iii) has not split, combined or reclassified any of its shares of capital stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except for the Company Option Agreement or as set forth in this Section 3.02 or in
      Section 3.02(a) of the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, there are outstanding: (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company and (iii) no options, warrants, rights (including preemptive rights) or other agreements or commitments to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and no obligation of the Company to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses
      (i), (ii) and (iii) being referred to collectively as the "Company Securities"). Except as set forth in Section 3.02(a) of the Company Disclosure Letter, there are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 3.02(a) of the Company Disclosure Letter, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries.

  (b) Except as set forth in Section 3.02(b) of the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, the Company is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its Subsidiaries, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, and there are no irrevocable proxies with respect to any such shares. Except as set forth in Section 3.02(b) of the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, there are no outstanding (i) securities of the Company or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, or (ii) options, warrants, rights, (including preemptive rights) or other agreements or commitments to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries, or any other obligation of the Company or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses
      (i) and (ii) being referred to collectively as the "Subsidiary Securities"). Except as set forth in Section 3.02(b) of the Company Disclosure Letter, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

  Section 3.03 AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated by such agreements. The execution and delivery of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated by such agreements have been duly and validly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize such documents or to consummate the transactions so contemplated, other than the approval and adoption of the agreement of merger (as such term is used in Section 251 of the DGCL) contained in this Agreement and the approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock. The Transaction Documents to which the Company is a party have been duly and validly executed and delivered by the Company and, assuming such documents constitute a valid and binding obligation of each of the other parties thereto, each such Transaction Document to which the Company is a party constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

  Section 3.04 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Reports filed prior to April 1, 1998 or in Section 3.04 of the Company Disclosure Letter, since December 31, 1997 (i) the Company and its Subsidiaries have not suffered any Material Adverse Effect, (ii) the Company and its Subsidiaries have, in all material respects, conducted their respective businesses only in the ordinary course consistent with past practice except in connection with the negotiation and execution and delivery of the Transaction Documents to which the Company is a party and (iii) there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the shares of Company Common Stock or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any Company Securities or Subsidiary Securities; or (b) any action by the Company which if taken after the date hereof would constitute a breach of Section 5.01(a) hereof. Except as disclosed in the Company SEC Reports filed prior to April 1, 1998 or in Section 3.04 of the Company Disclosure Letter, since December 31, 1997, there has not been any change by the Company in accounting methods, principles or practices, except to the extent required by the SEC or United States generally accepted accounting principles.

  Section 3.05 REPORTS.

  (a) Except as disclosed in Section 3.05 of the Company Disclosure Letter, since January 1, 1996, the Company has timely filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have heretofore been filed or are hereafter filed (the "Company SEC Reports") have complied or will comply in form as of their respective filing dates in all material respects with all applicable requirements of the Exchange Act and the rules promulgated thereunder applicable thereto. Since January 1, 1996, none of the Company SEC Reports, at the time filed, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (b) As of their respective dates, the audited and unaudited consolidated financial statements of the Company included (or incorporated by reference) in the Company SEC Reports were prepared (or will have been prepared) in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods therein indicated (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of the Company, and the consolidated results of operations and changes in consolidated financial position or cash flows for the periods presented therein, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein which would not have a Material Adverse Effect.

  (c) As of December 31, 1997, to the knowledge of the Company or its Subsidiaries, neither the Company nor any of its Subsidiaries had any liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due that are required to be recorded or reflected on a balance sheet under United States generally accepted accounting principles, except as reflected or reserved against or disclosed in the financial statements of the Company included in the Company SEC Reports filed prior to April 1, 1998 or as set forth in the Company Disclosure Letter.

  Section 3.06 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Proxy Statement, as supplemented if necessary, will, at the date mailed to stockholders of the Company, or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such meeting, any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

  Section 3.07 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in
Section 3.07 of the Company Disclosure Schedule, the execution and delivery of the Transaction Documents to which the Company is a party and the consummation by the Company of the transactions contemplated by such Transaction Documents will not (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or other similar governing documents) of the Company or its Subsidiaries; (ii) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the HSR Act, (B) pursuant to the Securities Act or the Exchange Act, (C) in connection with the consummation of the Merger pursuant to the DGCL, (D) any applicable filings under state securities, blue sky or "takeover" laws, (E) consents, approvals, authorizations or filings under laws of jurisdictions outside the United States, (F) consents, approvals, authorizations, permits, filings or notifications required by local, state and federal regulatory agencies, commissions, boards or public authorities with jurisdiction over health care facilities and providers or (G) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on the Company or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by such Transaction Documents; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect on the Company or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents to which the Company is a party; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Company or any of its Subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect on the Company or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by such Transaction Documents; or (v) assuming the Company obtains or makes such consents, approvals, acknowledgments, permits or filings as the case may be referenced in Section 3.07(ii), violate any order, writ, injunction, decree, statutes (including, without limitation, state laws governing "business combinations," "moratorium," "control share" or other state antitakeover statute or regulations) rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect on the Company or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents.

  Section 3.08 BROKERS. No broker, finder or investment banker (other than BT Alex. Brown Incorporated) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or such transactions contemplated hereby based upon agreements made by or on behalf of the Company.

  Section 3.09 EMPLOYEE BENEFIT MATTERS.

  (a) For purposes of this Agreement, the term "Plan" shall refer to the following maintained by the Company, Parent, the Sub or any of their Subsidiaries or any of their respective ERISA Affiliates (as defined below), or with respect to which the Company, the Parent, the Sub or any of their Subsidiaries or any of their respective ERISA Affiliates contributes or has any obligation to contribute or has any liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement): any plan, program, arrangement, agreement or commitment, whether written or oral, which is an employment, consulting, deferred compensation or change-in-control agreement, or an executive compensation, incentive bonus or other bonus, employee pension, profit-sharing, savings, retirement, stock option, stock purchase, severance pay, change-in-control, life, health, disability or accident insurance plan, or other employee benefit plan, program, arrangement, agreement or commitment, written or oral, including, without limitation, any material "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Section 3.09(a) of the Company Disclosure Letter sets forth each employment agreement between a person and the Company or any of its Subsidiaries (other than an employment agreement terminable without liability on no more than sixty (60) days' notice).

  (b) Except as set forth in Section 3.09(b) of the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, none of the Company, its Subsidiaries nor any of their respective ERISA Affiliates maintains or contributes to, nor since January 1, 1992 have they maintained or contributed to any:

      (A) defined benefit plan subject to Title IV of ERISA;

      (B) any other material employee benefits plan as defined in Section 3(3) of ERISA; or

      (C) "Multiemployer plan" as defined in Section 4001 of ERISA.

  (c) No event has occurred and no condition or circumstance currently exists in connection with which the Company, any of its Subsidiaries, their respective ERISA Affiliates or any Plan, directly or indirectly, would be subject to any liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan which would have a Material Adverse Effect.

  (d) Except as disclosed in the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, the Company does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or made, contributions to or under any plan that provides post-retirement medical or health benefits with respect to former or current employees or former or current directors of the Company, except as required by Section 4980B of the Code.

  (e) With respect to each Plan, (A) all material payments due from the Company or any of its Subsidiaries to date have been made and all material amounts properly accrued to date or as of the Effective Time as liabilities of the Company or any of its Subsidiaries which have not been paid have been properly recorded on the books of the Company; (B) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has either received a favorable determination letter from the Internal Revenue Service with respect to such qualification as of the date specified in Section 3.09(d) of the Disclosure Letter or has filed for such a determination letter with the Internal Revenue Service within the time permitted under Rev. Proc. 95-12 (December 29, 1994), 1995-3 IRB 24, and nothing has occurred since the date of such letter that has resulted in or is likely to result in a tax qualification defect which would have a Material Adverse Effect; and
      (C) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the best of Company's knowledge, threatened with respect to such Plan or against the assets of such Plan.

  (f) Except as Section 3.09(f) of the Company Disclosure Letter, as of the last day of the most recent prior plan year, the market value of assets under each employee pension benefit plan (as defined in Section 3(2) of ERISA) equated or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions). No Plan has suffered any accumulated funding deficiency within the meaning of
      Section 302 of ERISA and Section 412 of the Code. Neither the Company nor any ERISA Affiliate has any outstanding liability under Section 4971 of the Code. As of the Effective Time, all required premium payments for Plans have been made, when due, to the Pension Benefit Guaranty Corporation ("PBGC"), and all required premium payments for the Plans for plan years commencing in the plan year which would include the Effective Time of the Merger have been made to the PBGC. No event or condition exists with respect to any Plan which could be deemed a "reportable event" as defined in Section 4043 of ERISA, with respect to which the 30-day notice requirement has not been waived and which could result in a liability, and no condition exists which would subject the Company to fine under Section 4071 of ERISA. There is no lien upon any property of the Company or any ERISA Affiliate outstanding pursuant to Section 4068 of ERISA in favor of the PBGC. There is no lien upon any property of the Company or any ERISA Affiliate outstanding pursuant to Code Section 412(n) in favor of any Plan and no assets of the Company or any ERISA Affiliate have been provided as security for any Plan pursuant to Code
      Section 401(a)(29).

  (g) The Company has made available to the Parent, with respect to each Plan for which the following exists:

      (A) A copy of the most recent annual report on Form 5500, with respect to such Plan including any Schedule B thereto;

      (B) A copy of the current Summary Plan Description, together with each current Summary of Material Modifications with respect to such Plan and, unless the Plan is embodied entirely in an insurance policy to which the Company or any of its Subsidiaries is a party, a true and complete copy of such Plan; and

      (C) If the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof.

  (h) Except as disclosed in Section 3.09(h) the Company Disclosure Letter or the Company's SEC Reports filed prior to April 1, 1998, the Company and each ERISA Affiliate has made fully and timely payment of all amounts required to be contributed under the terms of each Plan and applicable law or required to be paid as expenses under such Plan and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Plan. The assets of all Plans which are required under applicable laws to be held in trust are in fact held in trust. The liabilities of each other plan are properly and accurately reported on the financial statements and records of the Company. The assets of each Plan are reported at their fair market value, as determined based on the most recent valuation of such assets, on the books and records of each Plan.

  (i) Except as disclosed in Section 3.09(i)of the Company Disclosure Letter or the Company SEC Reports filed prior to April 1, 1998, to the knowledge of the Company, neither the Company nor any ERISA Affiliate is subject to any material liability, tax or penalty to any person as a result of the Company's or any ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and the Company has no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result of a breach of fiduciary duty under ERISA.

  (k) Except as disclosed in Section 3.09(k) of the Company Disclosure Letter or the Company SEC Reports filed prior to April 1, 1998, the Company and each ERISA Affiliate have complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

  (l) Except as disclosed in Section 3.09(l) of the Company Disclosure Letter, the consummation of the transactions contemplated hereby will not accelerate or increase any liability under any Plan because of an acceleration or increase of any of the rights or benefits to which employees of the Company or any ERISA Affiliate may be entitled thereunder.

  (m) Except as disclosed in Section 3.09(f) of the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, neither the Company nor any of its Subsidiaries has announced any Plan or has become subject to any legally binding commitment to create any additional material Plans or to make any material amendment or modification to any existing Plan, except in the ordinary course of business in accordance with its customary practices or as required by law or as necessary to maintain tax-qualified status.

  (n) For purposes of this Section 3.09, ERISA Affiliates include each corporation that is a member of the same controlled group as the Company or any of its Subsidiaries within the meaning of Section 414(b) of the Code, any trade or business, whether or not incorporated, under common control with the Company or any of its Subsidiaries within the meaning of Section 414(c) of the Code and any member of any affiliated service group that includes the Company, any of its Subsidiaries and any of the corporations, trades or businesses described above, within the meaning of Section 414(m) of the Code.

  Section 3.10 LITIGATION, ETC. Except as set forth in Section 3.10 of the Company Disclosure Letter or as disclosed in the Company SEC Reports filed prior to April 1, 1998, there is no pending audit, claim, action, proceeding, citizen's suit and, to the knowledge of the Company, no audit, claim, action, proceeding, citizen's suit or governmental investigation has been threatened against the Company or any of its Subsidiaries before any court or governmental or regulatory authority which, in the aggregate, (i) would have a Material Adverse Effect or (ii) would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents to which the Company is a party. Except as set forth in
Section 3.10 of the Company Disclosure Letter or as disclosed in the Company SEC Reports filed prior to April 1, 1998, neither the Company nor any Subsidiary of the Company is subject to any outstanding judicial, administrative or arbitration order, writ, injunction or decree that (i) has had a Material Adverse Effect or (ii) would have a material adverse effect on the ability of the Company to consummate the transactions contemplated by the Transaction Documents to which the Company is a party.

  Section 3.11 TAX MATTERS. Except as set forth in Section 3.11 of the Company Disclosure Letter the Company and each of its Subsidiaries has duly filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, in the aggregate, would not have a Material Adverse Effect and such returns and reports are true, correct and complete in all material respects. The Company and each of its Subsidiaries has duly paid in full (or the Company has paid on its behalf) or made adequate provision in the Company's accounting records for all taxes for all past and current periods for which the Company or any of its Subsidiaries is liable. The most recent financial statements contained in the Company SEC Reports reflect adequate reserves for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, in the aggregate, have a Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Company or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Company SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.11 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. As used in this Agreement the term "taxes" includes all federal, state, local and foreign income, franchise, property, sales, use, excise and other taxes, including without limitation obligations for withholding taxes from payments due or made to any other person and any interest, penalties or additions to tax.

  Section 3.12 COMPLIANCE WITH LAW. Except as set forth in Section 3.12 of the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, except for any such conflicts, defaults or violations that would not in the aggregate have a Material Adverse Effect. Except as set forth in Section 3.12 of the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, the Company and its Subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their businesses as now being conducted (the "Company Permits"), except for such permits, licenses, authorizations, consents, approvals and franchises the absence of which would not in the aggregate have a Material Adverse Effect. Except as set forth in Section 3.12 of the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, the Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

  Section 3.13 ENVIRONMENTAL COMPLIANCE. Except as set forth in Section 3.13 of the Company Disclosure Letter or in the Company SEC Reports filed prior to April 1, 1998, (i) the assets, properties, businesses and operations of the Company and its Subsidiaries are in compliance with applicable Environmental Laws (as defined in Section 1.01 hereof), except for such non-compliance which has not had and will not have a Material Adverse Effect; (ii) the Company and its Subsidiaries have obtained and, as currently operating, are in compliance with all Company Permits necessary under any Environmental Law for the conduct of the business and operations of the Company and its Subsidiaries in the manner now conducted except for such non-compliance which has not had and will not have a Material Adverse Effect; and (iii) neither the Company nor any of its Subsidiaries nor any of their respective assets, properties, businesses or operations has received or is subject to any outstanding order, decree, judgment, complaint, agreement, claim, citation, notice, or proceeding indicating that the Company or any of its Subsidiaries is or may be (a) liable for a violation of any Environmental Law or (b) liable for any Environmental Liabilities and Costs, where in each case such liability would have a Material Adverse Effect.

  Section 3.14 INSURANCE. Except as set forth in Section 3.14 of the Company Disclosure Letter or the Company SEC Reports filed prior to April 1, 1998, the Company and each of its Subsidiaries maintains, and through the Closing Date will maintain, insurance with reputable insurers (or pursuant to prudent self-insurance programs) in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to those of the Company and each of its Subsidiaries and owning property in the same general areas in which the Company and each of its Subsidiaries conducts their businesses. The Company and each of its Subsidiaries may terminate each of its insurance policies or binders at or after the Closing and will incur no material penalties or other material costs in doing so. None of such policies or binders was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder, nor has the Company or any of its Subsidiaries failed to give any material notice or present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as otherwise set forth in the Company SEC Reports filed prior to April 1, 1998 or in the Company Disclosure Letter, (a) there are no outstanding claims in excess of normal retentions that are not covered under any such policies or binders and, to the best knowledge of the Company, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that are not covered against or relating to the Company or any of its Subsidiaries that is not covered by any of such policies or binders; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c) there are no performance bonds outstanding with respect to the Company or any of its Subsidiaries.

  Section 3.15 OPINION OF FINANCIAL ADVISOR. The Company has received from a financial advisor satisfactory to the Company's Board of Directors, an opinion to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company's stockholders. Such opinion (a copy of which has been delivered to Parent) has not been withdrawn, revoked or modified.

  Section 3.16 STATE TAKEOVER LAWS. With respect to the Company, the Board of Directors of the Company has taken all actions necessary to render the restrictions contained in Section 203 of the DGCL, and such restrictions are inapplicable to the Transaction Documents and the transactions contemplated thereby, including without limitation the Merger and the exercise of the option granted pursuant to the Company Option Agreement.

                                  ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE SUB

  The Parent and the Sub (effective upon its becoming a party hereto), jointly and severally, represent and warrant as of the date of this Agreement (or such other date as shall be expressly specified) to the Company as follows:

  Section 4.01 ORGANIZATION AND QUALIFICATION. Each of the Parent and the Sub is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and other authority to own its properties and conduct its business as it is being conducted on the date hereof and is duly qualified and in good standing as a foreign corporation authorized to do business in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of the business transacted by it makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent or Sub. The Parent has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and Bylaws as currently in effect of the Parent and its Subsidiaries. All of the issued and outstanding capital stock of the Sub is owned directly by the Parent, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind.

  Section 4.02 CAPITALIZATION.

  (a) The authorized capital stock of the Parent consists of 75,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, par value $.0l (the "Preferred Stock") none of which has been designated. As of the Capitalization Date, 41,336,682 shares of Parent Common Stock were issued and outstanding; no shares of Preferred Stock were issued and outstanding; and no shares of Parent Common Stock were held in the Parent's treasury. Since the Capitalization Date, except as set forth in
      Section 4.02(a) of the Parent Disclosure Letter or in the Parent SEC Reports (as defined in Section 4.05) filed prior to April 1, 1998,
      Parent (i) has not issued any shares of Parent Common Stock other than the issuance of shares of Parent Common Stock upon the exercise of options granted pursuant to the Parent Plans, (ii) has not granted any options, restricted stock or rights to purchase or acquire shares of Parent Common stock (under the Parent's employee benefit plans or otherwise) other than the Parent Option Agreement and options granted to newly hired officers and employees of the Parent and its Subsidiaries and (iii) has not split, combined or reclassified any of its shares of capital stock. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free of preemptive rights. Except for the Parent Option Agreement or as set forth in this Section 4.02 or in Section 4.02(a) of the Parent Disclosure Letter or in the Parent SEC Reports filed prior to April 1, 1998, there are outstanding: (i) no shares of capital stock or other voting securities of the Parent; (ii) no securities of the Parent convertible into or exchangeable for shares of capital stock or voting securities of the Parent and (iii) no options, warrants, rights (including preemptive rights), or other agreements or commitments to acquire from the Parent, and except as contemplated by this Agreement and by those matters set forth on Section 5.01(b) of the Parent Disclosure Letter), no obligation of the Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Parent, and no obligation of the Parent to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Parent Securities"). Except as set forth in Section 4.02(a) of the Parent Disclosure Letter, there are no outstanding obligations of the Parent or any Subsidiary to repurchase, redeem or otherwise acquire any Parent Securities. There are no voting trusts or other agreements or understandings to which the Parent or any of its Subsidiaries is a party with respect to the voting of capital stock of the Parent or any of its Subsidiaries.

(b) Except as set forth in Section 4.02(b) of the Parent Disclosure Letter or in the Parent SEC Reports filed prior to April 1, 1998, the Parent is, directly or indirectly, the record and beneficial owner of all the outstanding shares of capital stock of each of its Subsidiaries, free and clear of any lien, mortgage, pledge, charge, security interest or encumbrance of any kind, and there are no irrevocable proxies with respect to any such shares. Except as set forth in Section 4.02(b) of the Parent Disclosure Letter or in the Parent SEC Reports filed prior to April 1, 1998, there are no outstanding (i) securities of the Parent or any Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary, or (ii) options, warrants, rights, (including preemptive rights), or other agreements or commitments to acquire from the Parent or any of its Subsidiaries, and no other obligation of the Parent or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries, or any other obligation of the Parent or any of its Subsidiaries to grant, extend or enter into any subscription, warrant, option, right, convertible or exchangeable security or other similar agreement or commitment (the items in clauses
      (i) and (ii) being referred to collectively as the "Parent Subsidiary Securities"). There are no outstanding obligations of the Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Parent Subsidiary Securities.

  Section 4.03 AUTHORITY. Each of the Parent and the Sub has the requisite corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to consummate the transactions contemplated by such agreements. The execution and delivery by each the Parent and the Sub of the Transaction Documents to which they are parties and the consummation by the Parent and the Sub of the transactions contemplated by such documents have been duly and validly authorized by the Board of Directors of each of the Parent and the Sub, and by the Parent as the sole stockholder of Sub, and no other corporate proceedings on the part of the Parent and the Sub are necessary to authorize the Transaction Documents to which Parent or Sub are parties or consummate the transactions so contemplated, other than the approval of the holders of a majority of the quorum at the Parent Stockholder Meeting to obtain the Parent Stockholder Approval shares of Parent Common Stock. The Transaction Documents to which Parent or Sub are parties have been duly and validly executed and delivered by the Parent and the Sub and, assuming such documents constitute the valid and binding obligation of the other parties thereto, each such Transaction Document constitutes a valid and binding agreement of each of the Parent and the Sub, as the case may be, enforceable against each of the Parent and the Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

  Section 4.04 ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Parent SEC Reports filed prior to April 1, 1998 or in Section 4.04 of the Parent Disclosure Letter, since September 30, 1997, (i) the Parent and its Subsidiaries have not suffered any Material Adverse Effect, (ii) the Parent and its Subsidiaries have, in all material respects, conducted their respective businesses only in the ordinary course consistent with past practice, except in connection with the negotiation and execution and delivery of the Transaction Documents to which Parent or Sub are parties and (iii) there has not been (a) any declaration, setting aside or payment of any dividend or other distribution in respect of the Parent Common Stock or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any Parent Securities; or (b) any action by Parent which if taken after the date hereof would constitute a breach of
Section 5.01(b) hereof. Except as disclosed in the Parent SEC Reports filed prior to April 1, 1998 or in Section 4.04 of the Parent Disclosure Letter, since December 31, 1997, there has not been any change by the Parent in accounting methods, principles or practices, except to the extent required by the SEC or United States generally accepted accounting principles.

  Section 4.05 REPORTS.

  (a) Since January 1, 1996, Parent has timely filed with the SEC all forms, reports and documents required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which have heretofore been filed or are hereafter filed (the "Parent SEC Reports") have complied or will comply in form as of their respective filing dates in all material respects with all applicable requirements of the Exchange Act and the rules promulgated thereunder applicable thereto. Since January 1, 1996, none of the Parent SEC Reports, at the time filed, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (b) As of their respective dates, the audited and unaudited consolidated financial statements of the Parent included (or incorporated by reference) in the Parent SEC Reports were prepared (or will have been prepared) in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods therein indicated (except as may be indicated in the notes thereto) and presented fairly the consolidated financial position of the Parent. and the consolidated results of operations and changes in consolidated financial position or cash flows for the periods presented therein, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein which were not expected to have a Material Adverse Effect.

  (c) As of December 31, 1997, to the knowledge of the Parent or its Subsidiaries, neither the Parent nor any of its Subsidiaries had any liabilities of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due that are required to be recorded or reflected on a balance sheet under United States generally accepted accounting principles, except as reflected or reserved against or disclosed in the financial statements of the Parent included in the Parent SEC Reports filed prior to April 1, 1998 or the Parent Disclosure Letter.

  Section 4.06 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC jointly by Parent and Company in connection with the issuance of shares of Parent Common Stock in the Merger will, at the time the S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Parent and included or incorporated by reference in the Proxy Statement, as supplemented if necessary, will, at the date mailed to stockholders of the Parent, or at the time of the meeting of such stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the time of such meeting, any event with respect to the Parent or any of its Subsidiaries, or with respect to other information supplied by the Parent for inclusion in the Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC. The Proxy Statement, insofar as it relates to other information supplied by the Parent for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

  Section 4.07 CONSENTS AND APPROVALS; NO VIOLATION. Except as set forth in
Section 4.07 of the Parent Disclosure Letter, the execution and delivery by each of the Parent or the Sub of the Transaction Documents to which they are a party and the consummation of the transactions contemplated by such Transaction Documents will not (i) conflict with or result in any breach of any provision of the respective Certificates of Incorporation or Bylaws (or other similar governing documents) of the Parent, the Sub or any of their Subsidiaries; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) in connection with the HSR Act, (B) pursuant to the Securities Act or the Exchange Act, (C) pursuant to the requirements of the DGCL, (D) any applicable filings under state securities, blue sky or "takeover" laws, (E) consents, approvals, authorizations or filings under laws of jurisdictions outside the United States, (F) consents, approvals, authorizations, permits, filings or notifications required by local, state and federal regulatory agencies, commissions, boards or public authorities with jurisdiction over health care facilities and providers or (G) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on the Parent or the Sub or has a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated by the Transaction Documents; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Parent or the Sub or any of their Subsidiaries is a party or by which any of its Subsidiaries or any of their respective assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which would not have a Material Adverse Effect on the Parent or the Sub or has a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated by Transaction Documents; (iv) result in the creation or imposition of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any asset of the Parent or the Sub or any of their Subsidiaries which, individually or in the aggregate, would have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated hereby by the Transaction Document; or (v) violate any order, writ, injunction, decree, statute (including, without limitation, state laws governing "business combinations," "moratorium," "control share," or other state antitakeover statutes or regulations), rule or regulation applicable to the Parent, the Sub or any of their Subsidiaries or any of their respective assets, except for violations which would not in the aggregate have a Material Adverse Effect on the Parent or the Sub or have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated by the Transaction Documents.

  Section 4.08 BROKERS. No broker, finder or other investment banker (other than Morgan Stanley & Co., Incorporated) is entitled to receive any brokerage, finder's or other fee or commission in connection with this Agreement or the transactions contemplated hereby based upon agreements made by or on behalf of the Parent or the Sub.

  Section 4.09 EMPLOYEE BENEFIT MATTERS.

  (a) Section 4.09(a) of the Parent Disclosure Letter sets forth each employment agreement between a person and Parent or any of its Subsidiaries (other than an employment agreement terminable without liability on no more than sixty (60) days' notice).

  (b) Except as set forth in Section 4.09(b) of the Parent Disclosure Letter, neither the Parent nor the Sub, nor any of their Subsidiaries, nor any of their respective ERISA Affiliates maintains or contributes to, nor have they maintained or contributed to any:

      (A) defined benefit plan subject to Title IV of ERISA;

      (B) any other material employee benefits plan as defined in Section 3(3) of ERISA; or

      (C) "multiemployer plan" as defined in Section 4001 of ERISA.

  (c) No event has occurred and no condition of circumstance currently exists in connection with which Parent or the Sub, or any of their Subsidiaries, their respective ERISA affiliates or any Plan, directly or indirectly, would be subject to any liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Plan which would have a Material Adverse Effect.

  (d) Except as disclosed in the Parent Disclosure Letter or in the Parent SEC Reports filed prior to April 1, 1998, Parent does not maintain, nor has it at any time established or maintained, nor has it at any time been obligated to make, or made, contributions to or under any plan that provides post-retirement medical or health benefits with respect to former or current employees as former or current directors of Parent.

  (e) With respect to each Plan, (a) all material payments due from the Parent or any of its Subsidiaries to date have been made and all material amounts properly accrued to date or as of the Effective Time as liabilities of the Company or any of its Subsidiaries which have not been paid have been properly recorded on the books of the Company; (b) each such Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and intended to qualify under Section 401 of the Code has either received a favorable determination letter from the Internal Revenue Service with respect to such qualification as of the date specified in Section 4.09(d) of the Parent Disclosure Letter or has filed for such a determination letter with the Internal Revenue Service within the time permitted under Rev. Proc. 95-12 (December 29, 1994), 1995-3 IRB 24, and nothing has occurred since the date of such letter that has resulted in or is likely to result in a tax qualification defect which would have a Material Adverse Effect; and (c) there are no material actions, suits or claims pending (other than routine claims for benefits) or, to the best of Parent's knowledge, threatened with respect to such Plan or against the assets of such Plan.

  (f) Except as disclosed in the Parent Disclosure Letter, as of the last day of the most recent prior plan year, the market value of assets under each employee pension benefit plan (as defined in Section 3(2) of ERISA) equated or exceeded the present value of liabilities thereunder (determined in accordance with then current funding assumptions). No Plan has suffered any accumulated funding deficiency within the meaning of Section 302 of ERISA and Section 412 of the Code. Neither Parent nor any ERISA Affiliate has any outstanding liability under Section 4971 of the Code. As of the Effective Time, all required premium payments for Plans have been made, when due, to the PBGC, and all required premium payments for the Plans for plan years commencing in the plan year which would include the Effective Time of the Merger have been made to the PBGC. No event or condition exists with respect to any Plan which could be deemed a "reportable event" as defined in Section 4043 of ERISA, with respect to which the 30-day notice requirement has not been waived and which could result in a liability, and no condition exists which would subject the Company to a fine under Section 4071 of ERISA. There is no lien upon any property of Parent or any ERISA Affiliate outstanding pursuant to Section 4068 of ERISA in favor of the PBGC. There is no lien upon any property of Parent or any ERISA Affiliate outstanding pursuant to Code Section 412(n) in favor of any Plan and no assets of Parent or any ERISA Affiliate have been provided as security for any Plan pursuant to Code Section 401(a)(29).

  (g) The Parent has made available to the Company, with respect to each Plan for which the following exists:

    (A) A copy of the most recent Annual Report on Form 5500, with respect to such Plan, including any Schedule B thereto;

    (B) A copy of the current Summary Plan Description, together with each Summary of Material Modifications with respect to such Plan and, unless the Plan is embodied entirely in an insurance policy to which the Company or any of its Subsidiaries is a party, a true and complete copy of such Plan; and

    (C) If the Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof.

  (h) Except as disclosed in Section 4.09(h) of the Parent Disclosure Letter, Parent and each ERISA Affiliate has made full and timely payment of all amounts required to be contributed under the terms of each Plan and applicable law or required to be paid as expenses under such Plan and no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to a Plan. The assets of all Plans which are required under applicable laws to be held in trust are in fact held in trust. The liabilities of each other plan are properly and accurately reported on the financial statements and records of Parent. The assets of each Plan are reported at their fair market value on the books and records of each Plan.

  (i) Except as disclosed in the Section 409(i) of Parent Disclosure Letter, neither Parent nor any ERISA Affiliate is subject to any material liability, tax or penalty whatsoever to any person as a result of Parent or any ERISA Affiliate's engaging in a prohibited transaction under ERISA or the Code, and has no knowledge of any circumstances which reasonably might result in any such material liability, tax or penalty as a result or a breach of fiduciary duty under ERISA.

  (j) Except as disclosed in Section 4.11 of the Parent Disclosure Letter, no payment required to be made to any employee associated with Parent as a result of the transactions contemplated hereby under any contract or otherwise will, if made, constitute an "excess parachute payment" within the meaning of Section 280G of the Code.

  (k) Except as disclosed in Section 4.09(k) of the Parent Disclosure Letter or the Parent SEC Reports filed prior to April 1, 1998, Parent and each ERISA Affiliate have complied with the continuation coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

  (l) Except as disclosed in Section 4.09(l) of the Parent Disclosure Letter, the consummation of the transactions contemplated hereby will not accelerate or increase of any liability under any Plan because of an acceleration or increase of the rights or benefits to which employees of Parent or any ERISA Affiliate may be entitled thereunder.

  (m) Except as disclosed in Section 4.09(f) of the Parent Disclosure Letter or in the Parent SEC Reports filed prior to April 1, 1998 , neither the Parent nor the Sub nor any of their Subsidiaries has announced any Plan or become subject to any legally binding commitment to create any additional material Plans or to make any material amendment or modification to any existing Plan, except in the ordinary course of business in accordance with its customary practices as required by law or as necessary to maintain tax-qualified status.

  (n) For purposes of this Section 4.09, ERISA affiliates include each corporation that is a member of the same controlled group as the Parent, the Sub or any of their respective Subsidiaries within the meaning of
      Section 414(b) of the Code, any trade or business, whether or not incorporated, under common control with the Parent, the Sub or any of their respective Subsidiaries within the meaning of Section 414(c) of the Code and any member of any affiliated service group that includes the Parent or the Sub, or any of their respective Subsidiaries, and any of the corporations, trades or businesses described above, within the meaning of Section 414(m) of the Code.

  Section 4.10 LITIGATION, ETC. Except as set forth in Section 4.10 of the Disclosure Letter or as disclosed in the Parent SEC Reports filed prior to April 1, 1998, there is no pending audit, claim, action, proceeding, citizen's suit and, to the knowledge of the Parent, no audit, claim, action, proceeding, citizen's suit or governmental investigation has been threatened against the Parent or any of its Subsidiaries before any court or governmental or regulatory authority which, in the aggregate, (i) would have a Material Adverse Effect, or (ii) would have a material adverse effect on the ability of the Parent and the Sub to consummate the transactions contemplated by the Transaction Documents. Except as set forth in Section 4.10 of the Parent Disclosure Letter or as disclosed in the Parent SEC Reports filed prior to April 1, 1998, neither the Parent nor any Subsidiary of the Parent is subject to any outstanding judicial, administrative or arbitration order, writ, injunction or decree that (i) has had a Material Adverse Effect, or (ii) would have a material adverse effect on the ability of the Parent or the Sub to consummate the transactions contemplated by the Transaction Documents to which either of them is a party.

  Section 4.11 TAX MATTERS. Except as set forth in Section 4.11 of the Parent Disclosure Letter, the Parent and each of its Subsidiaries has duly filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, except to the extent that such failures to file, in the aggregate, would not have a Material Adverse Effect and such returns and reports are true, correct and complete in all material respects. The Parent and each of its Subsidiaries has duly paid in full (or the Parent has paid on its behalf) or made adequate provision in the Company's accounting records for all taxes for all past and current periods for which the Parent or any of its Subsidiaries is liable. The most recent financial statements contained in the Parent SEC Reports reflect adequate reserves for all taxes payable by the Parent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements, and no deficiencies for any taxes have been proposed, asserted or assessed against the Parent or any of its Subsidiaries that are not adequately reserved for, except for inadequately reserved taxes and inadequately reserved deficiencies that would not, in the aggregate, have a Material Adverse Effect. No requests for waivers of the time to assess any taxes against the Parent or any of its Subsidiaries have been granted or are pending, except for requests with respect to such taxes that have been adequately reserved for in the most recent financial statements contained in the Parent SEC Reports, or, to the extent not adequately reserved, the assessment of which would not, in the aggregate, have a Material Adverse Effect. Except as set forth in Section 4.11 of the Parent Disclosure Letter, neither the Parent nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

  Section 4.12 COMPLIANCE WITH LAW. Except as set forth in Section 4.12 of the Parent Disclosure Letter or as disclosed in the Parent SEC Reports filed prior to April 1, 1998, neither the Parent nor the Sub, nor any of their Subsidiaries, is in conflict with, or in default or in violation of, any law, rule, regulation, order, judgment or decree applicable to Parent or Sub, or any of their respective Subsidiaries, or by which any property or asset of the Parent or the Sub, or any of their respective Subsidiaries is bound or affected, except for such conflicts, defaults or violations that would not, in the aggregate, have a Material Adverse Effect. Except as set forth in
Section 4.12 of the Parent Disclosure Letter or as disclosed in the Parent SEC Reports filed prior to April 1, 1998, Parent and Sub and their respective Subsidiaries have all permits, licenses, authorizations, consents, approvals and franchises from governmental agencies required to conduct their business as now being conducted (the "Parent Permits"), except for such permits, licenses, authorizations, consents, approvals and franchises, the absence of which would not have a Material Adverse Effect. Except as set forth in Section
4.12 of the Parent Disclosure Letter or as disclosed in the Parent SEC Reports filed prior to April 1, 1998, Parent and Sub, and their respective Subsidiaries are in compliance with the terms of the Parent Permits, except where the failure to so comply would not, in the aggregate, have a Material Adverse Effect.

  Section 4.13 ENVIRONMENTAL COMPLIANCE. Except as set forth in Section 4.13 of the Parent Disclosure Letter or in the Parent SEC Reports filed prior to April 1, 1998, (i) the assets, properties, businesses and operations of Parent and Sub and their respective Subsidiaries are in compliance with applicable Environmental Laws (as defined in Section 1.01 hereof), except for such non-compliance which has not had, and will not have, any Material Adverse Effect;
(ii) the Company and its Subsidiaries have obtained and, as currently operating, are in compliance with all Parent Permits necessary under any Environmental Law for the conduct of the business and operations of Parent and Sub, and their Subsidiaries in the manner now conducted, except for such non-compliance which has not had, and will not have, any Material Adverse Effect; and (iii) neither Parent nor Sub, nor any of their Subsidiaries nor any of the respective assets, properties, businesses or operations has received or is subject to any order, decree, judgment, complaint, agreement, claim, citation, notice or proceeding indicating that Parent or Sub, or any of their Subsidiaries is or may be (a) liable for a violation of any Environmental Law, or (b) liable for any Environmental Liabilities and Costs, where in each case such liability would have a Material Adverse Effect.

  Section 4.14 INSURANCE. Except as set forth in Section 4.14 of the Parent Disclosure Schedule or the Parent SEC reports filed prior to April 1, 1998, Parent and Sub, and each of their Subsidiaries, maintains, and through the Closing Date will maintain, insurance with reputable insurers (or pursuant to prudent self-insurance programs) in such amounts and covering such risks as are in accordance with normal industry practice with companies engaged in businesses similar to those the Parent and Sub, and each of their Subsidiaries, and owning property in the same general areas in which Parent and Sub, and each of their Subsidiaries, conducts their businesses. None of such policies or binders was obtained through the use of false or misleading information or the failure to provide the insurer with all information requested in order to evaluate the liabilities and risks insured. There is no material default with respect to any provision contained in any such policy or binder, nor has Parent or Sub, or any of their Subsidiaries, failed to give any material notice or present any material claim under any such policy or binders in due and timely fashion. There are no billed but unpaid premiums past due under any such policy or binder, the failure of which to be paid would result in the cancellation of such policy or binder. Except as set forth in Section 4.14 of the Parent Disclosure Letter or in the Parent SEC Reports filed prior to April 1, 1998,
(a) there are no outstanding claims in excess of normal retentions that are not covered under any such policy or binders, and, to the best knowledge of Parent and Sub, there has not occurred any event that might reasonably form the basis of any claim in excess of normal retentions that are not covered against or relating to the Parent or the Sub, or any of their Subsidiaries, that is not covered by any of such policy or binder; (b) no notice of cancellation or non-renewal of any such policies or binders has been received; and (c) there are no performance bonds outstanding with respect to the Parent, the Sub or any of their Subsidiaries.

  Section 4.15 OPINION OF FINANCIAL ADVISOR. Parent has received from a financial advisor satisfactory to Parent's Board of Directors, an opinion to the effect that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to Parent. Such opinion (a copy of which has been delivered to the Company) has not been withdrawn, revoked or modified.

  Section 4.16 STATE TAKEOVER LAW. With respect to Parent, the Board of Directors of Parent has taken all actions necessary to render the restrictions contained in Section 203 of the DGCL, and such restrictions and provisions are, inapplicable to the Transaction Documents and the transactions contemplated thereby, including without limitation the Merger and the exercise of the option granted pursuant to the Parent Option Agreement.

                                   ARTICLE V

                                   COVENANTS

  Section 5.01 CONDUCT OF BUSINESS.

  (a) Except as contemplated by the Transaction Documents and in the Company Disclosure Letter, during the period from the date of this Agreement to the Effective Date, the Company and its Subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use all commercially reasonable efforts consistent with prudent business practice to preserve intact the business organization of the Company and each of its Subsidiaries, to keep available the services of its and their current officers and key employees and to maintain existing relationships with those having significant business relationships with the Company and its Subsidiaries, in each case in all material respects. Without limiting the generality of the foregoing, except as otherwise expressly provided in or contemplated by the Transaction Documents or Section 5.01(a) of the Company Disclosure Letter, prior to the time specified in the preceding sentence, neither the Company nor any of its Subsidiaries, as the case may be, will, without the prior written consent of the Parent (not to be unreasonably withheld), (i) except for issuances of capital stock of the Company's Subsidiaries to the Company or a wholly owned subsidiary of the Company or issuances of securities upon exercise or exchange of the Rights Agreement Rights (as defined below) in accordance with the terms of the Rights Agreement (as defined below), so long as the Company has complied with its obligations pursuant to Section 5.12 hereof, issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) Company Securities or Subsidiary Securities, in each case, other than Company Common Stock issuable upon the exercise of rights under any Company Plan or any agreement referred to in Section
      3.02 of the Company Disclosure Letter, or (B) any other securities in respect of, in lieu of or in substitution for Company Common Stock outstanding on the date hereof; (ii) otherwise acquire or redeem, directly or indirectly, any Company Securities or Subsidiary Securities (including the Company Common Stock); (iii) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of capital stock of the Company or any of its Subsidiaries (other than cash dividends paid to the Company by its wholly owned Subsidiaries with regard to their capital stock); (iv) (1) make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of $20,000,000 or more (excluding any assumed indebtedness) other than pursuant to definitive agreements entered into prior to the date of this Agreement that are identified in Section 5.01(a) of the Company Disclosure Letter, or (2) other than in the ordinary course of business, enter into a material contract or grant any release or relinquishment of any material contract rights; (v) incur or assume any long-term debt for borrowed money, except for debt incurred in the ordinary course of business consistent in all material respects with past practice in a principal amount not to exceed $15,000,000; (vi) assume, guarantee , endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Subsidiaries of the Company, except in the ordinary course of business consistent in all material respects with past practice; (vii) except in connection with transactions permitted by (iv) above, make any loans, advances or capital contributions to, or investments in, any other person (other than wholly owned Subsidiaries of the Company); (viii) change any of the accounting methods, principles or practices used by it or any of its Subsidiaries, except as required by the SEC or required by United States generally accepted accounting principles;
      (ix) adopt any amendments to the Certificate of Incorporation or Bylaws (or similar documents) of the Company or any Subsidiary except as may be required in order to consummate the Merger and the transactions contemplated by the Transaction Documents; (x) except as may be required under any previous existing agreement or Company Plan, grant any options or stock related awards; (xi) except as may be required by applicable law or as contemplated by the Transaction Documents, enter into any new, or amend in any material respect any existing, employee benefit, pension or other plan (whether or not subject to ERISA) or employment, severance, consulting or salary continuation agreements with any officers, directors or key employees of the Company or its Subsidiaries, or grant any increases in the compensation or benefits to such officers, directors and key employees; (xii) enter into, amend, or extend any material collective bargaining or other labor agreement, except as required by law; (xiii) adopt, make any material amendment to or terminate any material employee benefit plan, except as required by law or to maintain tax qualified status or as requested by the Internal Revenue Service in order to receive a determination letter for such employee benefit plan; (xiv) merge or consolidate with or transfer all or substantially all of its assets to another corporation or other business entity or individual (other than mergers, consolidations or transfers (A) involving wholly owned Subsidiaries or (B) in which the Company or its Subsidiary is the surviving corporation and such acquisition would be permitted by (iv) above); (xv) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (xvi) agree in writing or otherwise to take any of the foregoing actions.

  (b) Except as contemplated by the Transaction Documents and in the Parent Disclosure Letter, during the period from the date of this Agreement to the Effective Date, the Parent and its Subsidiaries will each conduct its operations according to its ordinary and usual course of business and consistent with past practice and will use all commercially reasonable efforts consistent with prudent business practice to preserve intact the business organization of the Parent and each of its Subsidiaries, to keep available the services of its and their current officers and key employees and to maintain existing relationships with those having significant business relationships with the Parent and its Subsidiaries, in each case in all material respects. Without limiting the generality of the foregoing, except as otherwise expressly provided in or contemplated by this Agreement or in Section 5.01(b) of the Parent Disclosure Letter, prior to the time specified in the preceding sentence, neither the Parent nor any of its Subsidiaries, as the case may be, will, without the prior written consent of the Company (not to be unreasonably withheld), (i) except for issuances of capital stock of the Parent's Subsidiaries to the Parent or a wholly owned subsidiary of the Parent, issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) Parent Securities or Parent Subsidiary Securities, in each case, other than Parent Common Stock issuable upon the exercise of rights under any Company Plan or any agreement referred to in Section 4.02 of the Parent Disclosure Letter, or
      (B) any other securities in respect of, in lieu of or in substitution for Parent Common Stock outstanding on the date hereof, (ii) otherwise acquire or redeem, directly or indirectly, any Parent Securities or Parent Subsidiary Securities (including the Parent Common Stock); (iii) split, combine or reclassify its capital stock or declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on any shares of capital stock of the Parent or any of its Subsidiaries (other than cash dividends paid to the Parent by its wholly owned Subsidiaries with regard to their capital stock); (iv) (1) make any acquisition, by means of a merger or otherwise, of assets or securities, or any sale, lease, encumbrance or other disposition of assets or securities, in each case involving the payment or receipt of consideration of $40,000,000 or more (excluding any assumed indebtedness) other than pursuant to definitive agreements entered into prior to the date hereof that are identified on Schedule 5.01(b) of the Parent Disclosure Letter, or (2) other than in the ordinary course of business, enter into a material contract or grant any release or relinquishment of any material contract rights; (v) incur or assume any long-term debt for borrowed money except for debt incurred in the ordinary course of business consistent in all material respects with past practice in an aggregate principal amount not to exceed $30,000,000 or in connection with the transactions contemplated hereby; (vi) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except wholly owned Subsidiaries of the Parent, except in the ordinary course of business consistent in all material respects with past practice; (vii) except in connection with transactions permitted by (iv) above, make any loans, advances or capital contributions to, or investments in, any other person (other than wholly owned Subsidiaries of the Parent); (viii) change any of the accounting methods, principles or practices used by it or any of its Subsidiaries, except as required by the SEC or required by United States generally accepted accounting principles; (ix) adopt any amendments to the Amended and Restated Certificate of Incorporation or Bylaws (or similar documents) of the Parent or any Subsidiary except as may be required in order to consummate the Merger and the transactions contemplated by the Transaction Documents or effect a change in the name of Parent; (x) except as may be required under any previously existing agreement or Plan grant any options or stock related awards; (xi) enter into any new, or amend any existing, employee benefit, pension or other plan (whether or not subject to ERISA) or any employment, severance, consulting or salary continuation agreements with any officers, directors or key employees of Parent, or grant any increases in the compensation or benefits to such officers, directors and key employees; (xii) enter into, amend, or extend any material collective bargaining or other labor agreement, except as required by law; (xiii) adopt, make any material amendment to or terminate any material employee benefit plan, except as required by law or to maintain tax qualified status or as requested by the Internal Revenue Service in order to receive a determination letter for such employee benefit plan; (xiv) merge or consolidate with or transfer all or substantially all of its assets to another corporation or other business entity or individual (other than mergers, consolidations or transfers (A) involving wholly owned subsidiaries or (B) in which Parent or its Subsidiary is the surviving corporation and such acquisition would be permitted by (iv) above); (xv) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (xvi) agree in writing or otherwise to take any of the foregoing actions.

  Section 5.02 NO SOLICITATION BY THE COMPANY.

  (a) Immediately following the execution of this Agreement, the Company will terminate any and all existing activities, arrangements, discussions and negotiations with third parties (other than Parent and Sub), with respect to any possible Company Acquisition Transaction (defined below). Except as expressly provided in Sections 5.02(b), 5.02(c) and 7.01, prior to the Effective Time, the Company shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) (i) any merger, consolidation, or other business combination involving the Company or its Subsidiaries, (ii) any acquisition, sale, lease, exchange, mortgage, pledge, transfer or other disposition of, or tender offer for, all or a substantial portion of the assets or capital stock of the Company or any of its material Subsidiaries or (iii) inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "Company Acquisition Transaction"), or negotiate, explore or otherwise enter into discussions in any way with any third party (other than Parent or its affiliates) with respect to any Company Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Transaction Documents. The Company shall promptly advise Parent of the terms, conditions and identity of the third party making any inquiries or proposals relating to any Company Acquisition Transaction.

  (b) Notwithstanding the foregoing, in the event that the Company receives an unsolicited bona fide written proposal for a Company Acquisition Transaction from a third party, the Company may furnish non-public information to, and negotiate with, such third party; provided that the Company (i) provides prior written notice to Parent, (ii) such third party enters into a confidentiality agreement having terms no more favorable to such third party than the terms of the Confidentiality Agreement are to Parent and (iii) (A) the Company's Board of Directors shall have concluded in good faith, based on the advice of its investment banker, that such Company Acquisition Transaction may reasonably be expected, if consummated, to result in a transaction more favorable to the Company and it stockholders than the Merger, and such third party is financially capable of consummating such Company Acquisition Transaction, and (B) the Company's Board of Directors shall have concluded in good faith, based on the advice of outside counsel to the Company, that any failure to provide such non-public information to, or negotiate with, such party would be inconsistent with the Company's Board of Directors' fiduciary duties to stockholders of the Company.

  (c) Nothing in this Section 5.02 shall prohibit the Board of Directors of the Company from withdrawing or modifying its recommendation referred to in Section 2.09 if there exists a Company Acquisition Transaction and the Board of Directors of the Company, after one (1) business day prior written notice to Parent and consultation with and based upon the advice of independent legal counsel, determines in good faith that any failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of the Company to stockholders of the Company.

  Section 5.03 NO SOLICITATION BY PARENT.

  (a) Immediately following the execution of this Agreement, Parent will terminate any and all existing activities, arrangements, discussions and negotiations with third parties (other than the Company and those entities identified in Section 5.01(b)(iv)(1) of the Parent Disclosure Letter) with respect to any possible Parent Acquisition Transaction (as defined below). Except as expressly provided in Sections 5.03(b), 5.03(c) and 7.01, prior to the Effective Time, Parent shall not, and shall not authorize or permit any of its Subsidiaries or any of its or its Subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information) (i) any merger, consolidation, other business combination involving Parent or its Subsidiaries (other than mergers, consolidations or transfers solely between and among Parent and any wholly-owned Subsidiary), (ii) any acquisition, sale, lease, exchange, mortgage, pledge, transfer or other disposition of, or tender offer for, all or any substantial portion of the assets or capital stock of Parent or any of its material Subsidiaries taken as a whole, or (iii) inquiries or proposals concerning or which may reasonably be expected to lead to, any of the foregoing (a "Parent Acquisition Transaction") or negotiate, explore or otherwise enter into discussions in any way with any third party (other than the Company or its affiliates) with respect to any Parent Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Transaction Documents. Parent shall promptly advise the Company of the terms, conditions and identity of the third party making any inquiries or proposals relating to any Parent Acquisition Transaction.

  (b) Notwithstanding the foregoing in the event that Parent receives an unsolicited bona fide written proposal for a Parent Acquisition Transaction from a third party, Parent may furnish non-public information to, and negotiate with, such third party; provided that Parent (i) provides prior written notice to the Company; (ii) such third party enters into a confidentiality agreement having terms no more favorable to such third party than the terms of the Confidentiality Agreement are to the Company; (iii) (A) Parent's Board of Directors shall have concluded in good faith based on the advice of its investment banker, that such Parent Acquisition Transaction may reasonably be expected, if consummated, to result in a transaction more favorable to Parent and its stockholders than the Merger and such third party is financially capable of consummating such Parent Acquisition Transaction, and (B) Parent's Board of Directors shall have concluded in good faith based on the advice of outside counsel to Parent, that any failure to provide such non-public information to, or negotiate with, such party would be inconsistent with Parent's Board of Directors' fiduciary duties to stockholders of Parent.

  (c) Nothing in this Section 5.03 shall prohibit the Board of Directors of Parent from withdrawing or modifying its recommendation referred to in
      Section 2.09 if there exists a Parent Acquisition Transaction and the Board of Directors of the Company, after one (1) business day prior written notice to the Company and consultation with and based upon the advice of independent legal counsel, determines in good faith that any failure to do so would be inconsistent with the fiduciary duties of the Board of Directors of Parent to stockholders of the Company.

  Section 5.04 ACCESS TO INFORMATION.

  (a) From the date of this Agreement until the Effective Time, the Company will give Parent and its authorized representatives (including counsel, environmental and other consultants, accountants, auditors, and intellectual property counsel and agents) reasonable access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of the Company and its Subsidiaries, will permit Parent to make such inspections as it may reasonably require and will cause its officers and those of its Subsidiaries to furnish Parent such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as Parent may from time to time reasonably request.

  (b) From the date of this Agreement until the Effective Time, Parent will give the Company its authorized representatives (including counsel, environmental and other consultants, accountants, auditors, and intellectual property counsel and agents) reasonable access in light of the terms of this Agreement during normal business hours to all facilities, personnel and operations and to all books and records of Parent and its Subsidiaries, will permit the Company to make such inspections as it may reasonably require and will cause its officers and those of its Subsidiaries to furnish the Company with such financial and operating data and other information with respect to the business and properties of Parent and its Subsidiaries as the Company may from time to time reasonably request.

  (c) Information obtained by the Company, Parent or the Sub or their respective representatives pursuant to this Section 5.04 shall be subject to the provisions of the Confidentiality Agreement, dated as of April 1, 1998, between the Parent and the Company (the "Confidentiality Agreement") the terms of which are incorporated herein by reference; provided that the provisions of Section 9 of the Confidentiality Agreement shall cease to have any further effectiveness (i) with respect to the restrictions on Parent set forth therein, upon termination of this Agreement under circumstances in which the Company Option Agreement becomes exercisable and (ii) with respect to the restrictions on the Company set forth therein, upon termination of this Agreement under circumstances in which the Parent Option Agreement becomes exercisable.

  Section 5.05 COMMERCIALLY REASONABLE EFFORTS; OTHER ACTIONS.

  (a) Subject to the terms and conditions provided in this Agreement, Parent and the Company shall use all commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable time, including, without limitation, (i) the filings of Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and using all commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information of documentation, (ii) if required by any governmental, regulatory or administrative agency, authority or commission (a "Governmental Entity") as a condition to the obtaining of any consent of such Governmental Entity or the agreement of such Governmental Entity not to raise any objection to the transactions contemplated by the Transaction Documents, agreeing to make any undertakings or satisfy any commitments with respect to the Company, Parent or their respective Subsidiaries or dispose of any operations of the Company, Parent or their respective Subsidiaries the making, satisfaction or disposal of which (after taking into account the net proceeds realized upon such disposal) could not reasonably be expected to have a Material Adverse Effect with respect to Parent, the Company and their Subsidiaries, taken as a whole, (iii) defending any lawsuits or other proceedings challenging this Agreement or the transactions contemplated by this Agreement, (iv) the obtaining of all necessary consents, approvals or waivers, and (v) the lifting of any legal bar to the Merger. Parent shall not take any action which would cause the Company to fail to perform its obligations hereunder. The Company shall not take any action which would cause Parent to fail to perform its obligations hereunder.

  (b) Company and Parent, as the case may be, shall use all commercially reasonable efforts to cause to be delivered to each other a comfort letter prepared by their respective independent auditors, dated a date within two business days of the effective date of the S-4 in form reasonably satisfactory to Company or Parent, as the case may be, and customary in scope and substance for such letters in connection with similar registration statements.

  Section 5.06 INDEMNIFICATION AND INSURANCE.

  (a) Parent and Sub agree that all rights to indemnification existing in favor of the present or former directors, officers and employees of the Company (as such) or any of its Subsidiaries or present or former directors of the Company or any of its Subsidiaries serving or who served at the Company's or any of its Subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in the Company's Certificate of Incorporation or Bylaws, or the articles of incorporation, bylaws or similar documents of any of the Company's Subsidiaries and the indemnification agreements with such present and former directors, officers and employees as in effect as of the date hereof with respect to matters occurring at or prior to the Effective Time shall survive the Merger and shall continue in full force and effect and without modification (other than modifications which would enlarge the indemnification rights) for a period of not less than the statute of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder. Without limiting the foregoing, the Company shall, and after the Effective Time, the Surviving Corporation shall periodically advance reasonable expenses as incurred with respect to the foregoing (including with respect to any action to enforce rights to indemnification or the advancement of expenses) to the fullest extent permitted under applicable law; provided, however, that the person to whom the expenses are advanced provides an undertaking (without delivering a bond or other security) to repay such advance if it is ultimately determined that such person is not entitled to indemnification.

  (b) For a period of six (6) years after the Effective Time the Surviving Corporation shall maintain officers' and directors' liability insurance and fiduciary liability insurance covering the persons described in paragraph (a) of this Section 5.06 (whether or not they are entitled to indemnification thereunder) who are currently covered by the Company's existing officers' and directors' or fiduciary liability insurance policies on terms no less advantageous to such indemnified parties than such existing insurance.

  (c) The Surviving Corporation shall indemnify and hold harmless (and shall advance expenses to), to the fullest extent permitted under applicable law, each director, officer, employee, fiduciary and agent of the Company or any Subsidiary of the Company including, without limitation, officers and directors, serving as such on the date hereof against any cost and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation relating to any of the transactions contemplated hereby, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the indemnified parties, promptly as statements therefor are received and (ii) the parties hereto will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent shall not unreasonably be withheld.

  (d) The Surviving Corporation shall pay all reasonable costs and expenses, including attorneys' fees, that may be incurred by any indemnified parties in enforcing the indemnity and other obligations provided for in this Section 5.06.

  (e) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, proper provisions shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.06.

  (f) This Section 5.06, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation, and any person or entity referenced in this Section 5.06 or indemnified hereunder each of whom may enforce the provisions of this Section 5.06 (whether or not parties to this Agreement).

  (g) Parent guarantees as primary obligor, and not as surety, the full and punctual performance of the Surviving Corporation of its obligations hereunder to the extent of the rights of indemnification provided for in the Certificate of Incorporation or Bylaws of the Company or its Subsidiaries.

  Section 5.07 EMPLOYEE PLANS AND BENEFITS AND EMPLOYMENT CONTRACTS.

  (a) From and after the Effective Time, the Surviving Corporation and its Subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between the Company or any of its Subsidiaries and any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries or group of such officers, directors, employees or consultants described in Section 5.07(a) of the Company Disclosure Letter.

  (b) In addition to honoring the agreements referred to in Section 5.07(a), until the first anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will provide or will cause to be provided to each current or former employee presently entitled to benefits of the Company or its Subsidiaries (excluding employees covered by collective bargaining agreements) (i) employee compensation, benefit plans, programs, policies and arrangements, that are in the aggregate no less favorable than those currently provided by the Company and its Subsidiaries to each such employee and former employee; and (ii) severance benefits that are in the aggregate no less favorable to any employee of the Company or any of its Subsidiaries than those currently provided to each such employee. Nothing in this Section 5.07(b) shall be deemed to prevent the Surviving Corporation or any of its Subsidiaries from making any change required by law.

  (c) To the extent permitted under applicable law, each employee of the Company or its Subsidiaries shall be given credit for all service with the Company or its Subsidiaries (or service credited by the Company or its Subsidiaries) in accordance with the customary practices of the Parent and its Subsidiaries under all employee benefit plans, programs, policies and arrangements maintained by the Surviving

      Corporation or the Parent in which they participate or in which they become participants for purposes of eligibility, vesting and benefit accrual including, without limitation, for purposes of determining
      (i) short-term and long-term disability benefits, (ii) severance benefits, (iii) vacation benefits and (iv) benefits under any retirement plan.

  (d) This Section 5.07, which shall survive the consummation of the Merger at the Effective Time and shall continue without limit, is intended to benefit and bind the Company, the Surviving Corporation and any person or entity referenced in this Section 5.07, each of whom may enforce the provisions of this Section 5.07 (whether or not parties to this Agreement). Except as provided in clause (a) above, nothing contained in this Section 5.07 shall create any beneficiary rights in any employee or former employee (including any dependent thereof) of the Company, any of its Subsidiaries or the Surviving Corporation in respect of continued employment or participation in Parent benefit plans, programs, policies or arrangements for any specified period of any nature or kind whatsoever.

  Section 5.08 PROXY STATEMENT AND S-4. The Company and Parent shall promptly prepare and file with the SEC, as soon as practicable, a preliminary joint proxy statement (the "Proxy Statement") and S-4 relating to the Merger as required by the Exchange Act and the Securities Act and the rules and regulations thereunder. Each of Parent and the Company shall use commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company, Parent and Sub will cooperate with each other in the preparation of the Proxy Statement. The Company and Parent shall use all commercially reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement, and to cause the Proxy Statement to be mailed to the Company's and Parent's stockholders at the earliest practicable date.

  Section 5.09 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and the Sub, and Parent or Sub, as the case may be, shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the effect of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section
5.09 shall not limit or otherwise affect the remedies available hereunder to any of the parties receiving such notice.

  Section 5.10 AGREEMENTS OF RULE 145 AFFILIATES. Prior to the Effective Time, the Company shall cause to be and delivered to Parent a list identifying all persons who, at the time of the Company stockholder meeting, may be deemed to be "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its commercially reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list to deliver to Parent, at or prior to the Effective Time, a written agreement, in the form to be approved by the parties hereto, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act.

  Section 5.11 STOCK EXCHANGE LISTINGS. Parent shall use all commercially reasonable efforts to have the Parent Common Stock to be issued in connection with the Merger authorized for listing on the New York Stock Exchange subject to notice of issuance.

  Section 5.12 RIGHTS AGREEMENT.

  (a) The Company shall promptly enter into an amendment to the Rights Agreement, (the "Rights Agreement Amendment") substantially in the form of Exhibit E hereto in form and substance acceptable to Parent pursuant to which the execution of this Agreement and the Company Option
      Agreement and the consummation of the transactions contemplated hereby and thereby, shall not result in Parent or Sub or any of their affiliates being an "Acquiring Person" or an "Adverse Person" or result in the occurrence of a "Triggering Event," "Stock Acquisition Date," or "Distribution Date" under the Rights Agreement. In the event that the Rights Agreement Amendment is not entered into within ten (10) days of the date hereof or a "Distribution Date") otherwise occurs as a result of the execution of this Agreement or the Company Option Agreement, the Company will to redeem all Rights immediately upon such distribution.

  (b) The Company shall cause the Rights Agreement to be further amended at or prior to the Effective Time to provide that the Effective Date shall constitute the "Expiration Date" thereunder.

  (c) Except as expressly provided herein, the Company shall not amend, modify or waive any provision of the Rights Agreement or redeem the Rights without the prior written consent of Parent.

  Section 5.13 TAKEOVER LAWS. No party hereto will take or permit to be taken any action that could cause the transactions contemplated by the Transaction Documents to be subject to requirements imposed by Section 203 of the DGCL and any "moratorium," "control share," "fair price," "affiliate transaction," "control transaction," "business combination" or other antitakeover laws and regulations (collectively, "Takeover Laws") and each party hereto shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by the Transaction Documents from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

  Section 5.14 EMPLOYEE STOCK PURCHASE PLAN. The Company will terminate its 1993 Employee Stock Purchase Plan (the "Purchase Plan") effective as of June 30, 1998 pursuant to Article 15 thereof and the Payment Period (as defined therein) for the six months ending June 30, 1998 will be the last Payment Period under the Purchase Plan; provided, however, that such termination shall not affect options issued with respect to the Payment Period ending June 30, 1998.

  Section 5.15 FINANCING. Not later than the earlier of (i) the 30th calendar day after the mailing of the Proxy Statement to the stockholders of Parent and the Company and (ii) the date of the earlier of the two Stockholder Meetings, Parent shall enter into one or more definitive financing agreements (the "Definitive Financing Agreements") pursuant to which Parent shall have the right to borrow as of the Closing Date an aggregate amount sufficient to refinance on terms reasonably acceptable to Parent, the Company's senior bank credit facility, the 9 1/2% Senior Subordinated Notes due 2006 and any other indebtedness of the Company, Parent and its Subsidiaries if (A) as a result of the Merger such indebtedness would be in default (or that with notice of the passage of time or both would be in default) or entitle the holder of such indebtedness to require Parent, the Company or any of their Subsidiaries to repurchase such indebtedness and (B) Parent or the Company shall not, as of the Closing Date, have obtained consents, modifications or waivers relating to the Merger with respect to such indebtedness. Parent, Sub and the Company shall each use its best efforts to satisfy on the earlier of the date required (if so required) or the Closing Date all requirements of the Definitive Financing Agreements to be satisfied or complied with by it thereunder which are conditions to closing thereunder; provided, however, that the Company's obligations under this sentence shall apply only to such requirements which Parent has informed the Company and to which the Company consents (not to be unreasonably withheld). The Company shall use its best efforts to assist the Parent and Sub, to the extent reasonably requested by them, in the negotiation and preparation of the Definitive Financing Agreements and in effecting such financing on or prior to the Closing Date.

  Section 5.16 BOARD DESIGNEES. Parent shall take all necessary corporate action to appoint two designees of the Company reasonably acceptable to Parent to the Parent Board of Directors as of the Effective Time.

  Section 5.17 PARENT BY-LAWS. Parent shall take all necessary corporate action to amend its bylaws to read as set forth on Exhibit F hereto, effective as of the Effective Time.

  SECTION 5.18 NO AMENDMENTS. Parent will not execute any amendments to, or otherwise take any action to modify or change the terms and provisions of the Amendment to Stockholders Agreement or the Stockholders Agreement prior to the Effective Time without the prior written consent of the Company.

                                  ARTICLE VI

                   CONDITIONS TO CONSUMMATION OF THE MERGER

  Section 6.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, by each party hereto prior to the proposed Effective Time, of the following conditions:

  (a) the Company Stockholder Approval and the Parent Stockholder Approval shall have been obtained;

  (b) no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against the Parent, the Sub or the Company and be in effect that prohibits or restricts the consummation of the Merger or makes such consummation illegal (each party agreeing to use all commercially reasonable efforts to have any such prohibition lifted);

  (c) the S-4 shall have become effective, and any required post-effective amendment shall have become effective, under the Securities Act, and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the Parent Common Stock shall have been complied with;

  (d) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, authorizations and permits required to be obtained prior to the Effective Time from, any governmental authority in connection with the consummation of the Merger shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, authorizations and permits would not be reasonably likely to result in a Material Adverse Effect on Parent, Sub or the Company or to materially adversely affect the consummation of the Merger;

  (e) the Company and Parent shall have received an opinion from their respective counsel, reasonably acceptable to the Company and the Parent, to the effect that (i) the Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code; and
      (ii) the Company, Parent and Sub will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to the Merger.

  Section 6.02 ADDITIONAL CONDITIONS TO THE COMPANY'S OBLIGATION TO EFFECT THE MERGER. The obligations of the Company to effect the Merger shall be subject to the satisfaction, or waiver by the Company, prior to the proposed Effective Time, of the following conditions:

  (a) no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger, which would (i) make illegal or prohibit the consummation of the Merger or (ii) render the Company unable to effect the Merger;

  (b) no action or proceeding brought by any governmental, regulatory or administrative agency, authority or commission shall have been instituted and be pending that would be reasonably likely to result in any of the consequences referred to in clauses (i) or (ii) of Section 6.02(a) above; and there shall be no proceeding or other action (including without limitation, relating to health care, regulatory, environmental and pension matters) pending or threatened against the Parent or its Subsidiaries which is reasonably likely to have a Material Adverse Effect;

  (c) the representations and warranties of Parent and Sub contained in
      Article IV hereof (without regard to any materiality exception or provisos therein) shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and on such date, except (i) for those untruths or inaccuracies which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (ii) for changes permitted or contemplated by the Transactions Documents. For purposes of the foregoing, notwithstanding any other provisions of this Agreement to the contrary, the effects arising out of or relating to (i) economic conditions affecting the U.S. economy or the health care industry generally, (ii) the proposal, adoption or implementation after the date hereof of any law, statute, rule or regulation relating to health care, Medicaid or Medicare, including, without limitation, the proposal, adoption or implementation of prospective payment systems and "salary equivalency" rates (including amendments to any salary equivalency rates currently in effect), (iii) the Merger or the announcement thereof, including without limitation, resignations of key employees; (iv) any action or event permitted by Section 5.1(a) hereof; or (v) any matter identified in
      Section 3.04 of the Company Disclosure Letter shall not constitute a circumstance which will be a basis for asserting the existence or occurrence of a Material Adverse Effect. The existence or occurrence of a Material Adverse Effect notwithstanding the exclusions referred to in the immediately preceding sentence is hereinafter referred to as an "Omnibus Parent Material Adverse Event."

  (d) Parent shall have entered into the Definitive Financing Agreements referred to in Section 5.14.

  (e) Parent and Sub shall have performed in all material respects all covenants, agreements and obligations required to be performed by them under the Agreement at or prior to the Effective Time.

  Section 6.03 ADDITIONAL CONDITIONS TO THE PARENT'S AND THE SUB'S OBLIGATIONS TO EFFECT THE MERGER. The obligations of Parent and Sub to effect the Merger shall be subject to the satisfaction, or waiver by Parent and Sub, prior to the proposed Effective Time, of the following conditions:

  (a) no action shall have been taken and be continuing, and no statute, rule, regulation, judgment, administrative interpretation, order or injunction shall have been enacted, promulgated, entered, enforced or deemed applicable to the Merger, which would (i) make illegal or prohibit the consummation of the Merger or (ii) render Parent or Sub unable to effect the Merger;

  (b) no action or proceeding brought by any governmental, regulatory or administrative agency, authority or commission shall have been instituted and be pending that would be reasonably likely to result in any of the consequences referred to in clauses (i) or (ii) of Section 6.03(a) above; and there shall be no proceeding or other action (including, without limitation, relating to health care, regulatory, environmental and pension matters) pending or threatened against the Company or its Subsidiaries which is reasonably likely to have a Material Adverse Effect;

  (c) during the 30 day period ending on the Closing Date, there shall not have occurred and be continuing the declaration of any banking moratorium or any suspension of payments in respect of banks or any material limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States; and

  (d) the representations and warranties of the Company contained in Article III hereof (without regard to any materiality exceptions or provisos contained therein) shall be true and correct in all respects on the Closing Date as though such representations and warranties were made at and on such date, except (i) for those untruths or inaccuracies which would not, singly or in the aggregate, reasonably be expected to have Material Adverse Effect and (ii) for changes expressly permitted or contemplated by the Transaction Documents. For purposes of the foregoing, notwithstanding any other provisions of this Agreement to the contrary, the effects arising out of or relating to (i) economic conditions affecting the U.S. economy or the health care industry generally, (ii) the proposal, adoption or implementation after the date hereof of any law, statute, rule or regulation relating to health care, Medicaid or Medicare, including, without limitation, the proposal, adoption or implementation of prospective payment systems and "salary equivalency" rates (including amendments to any salary equivalency rates currently in effect), (iii) the Merger or the announcement thereof, including without limitation, resignations of key employees; (iv) any action or event permitted by Section 5.1(a) hereof; or (v) any matter identified in
      Section 3.014 of the Parent Disclosure Letter shall not constitute a circumstance which will be a basis for asserting the existence or occurrence of a Material Adverse Effect. The existence or occurrence of a Material Adverse Effect notwithstanding the exclusions referred to in the immediately preceding sentence is hereinafter referred to as an "Omnibus Company Material Adverse Event."

  (e) The Company shall have performed in all material respects all covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Effective Time.

                                  ARTICLE VII

                        TERMINATION; AMENDMENT; WAIVER

  Section 7.01 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time notwithstanding approval thereof by the stockholders of each of the Company and Parent:

  (a) Mutual Consent. By mutual written consent of the Boards of Directors of the Company and Parent;

  (b) Expiration. By Parent or the Company if the Effective Time shall not have occurred on or before December 31, 1998 (the "Expiration Time") (provided that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date);

  (c) Court Order. By either Parent or the Company if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order (other than a temporary restraining order), decree, judgment or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such, judgment, order, decree, ruling or other action shall have become final and non-appealable;

  (d) Material Parent Breach. By the Company (i) if at any time prior to the Closing Date an Omnibus Parent Material Adverse Event shall have occurred or (ii) Parent or Sub shall have breached or failed to comply in any material respect with any of their obligations under this Agreement and, in each case, such Omnibus Parent Material Adverse Event, breach or failure shall continue unremedied for ten (10) days after Parent or Sub has received written notice from the Company of the occurrence of such Omnibus Parent Material Adverse Event, breach or failure;

  (e) Adverse Parent Recommendation. Prior to obtaining the Parent Stockholder Approval, by the Company if the Board of Directors of Parent fails to make, withdraws or modifies in a manner adverse to the Company its favorable recommendation of the Merger or shall have recommended or entered into a definitive agreement with respect to a Parent Acquisition Transaction with a party other than the Company or any of its affiliates;

  (f) Parent Acquisition Transaction. Prior to the Effective Time, by Parent if Parent receives a written offer with respect to a Parent Acquisition Transaction with a party other than the Company or its affiliates or such other party has commenced a tender offer which, in either case, the Board of Directors of Parent determines in good faith is more favorable to Parent's stockholders than the transactions contemplated by this Agreement;

  (g) Material Company Breach. By Parent if (i) at any time prior to the Closing Date an Omnibus Company Material Adverse Event shall have occurred or (ii) the Company shall have breached or failed to comply in any material respect with any of its obligations under this Agreement and, in each case, such Omnibus Company Material Adverse Event, breach or failure shall continue unremedied for ten (10) days after the Company has received written notice from Parent or Sub of the occurrence of such Omnibus Company Material Adverse Event, breach or failure;

  (h) Adverse Company Recommendation. Prior to obtaining the Company Stockholder Approval, by Parent if the Board of Directors of the Company fails to make, withdraws or modifies in a manner adverse to Parent or Sub its favorable recommendation of the Merger or shall have recommended or entered into a definitive agreement with respect to a Company Acquisition Transaction with a party other than Parent or any of its affiliates;

  (i) Company Acquisition Transaction. Prior to the Effective Time, by the Company if the Company receives a written offer with respect to a Company Acquisition Transaction with a party other than the Parent or its affiliates or such other party has commenced a tender offer which, in either case, the Board of Directors of the Company determines in good faith is more favorable to the Company's stockholders than the transactions contemplated by this Agreement;

  (j) Non-Approval. By Parent or the Company (i) if the Company fails to obtain the Company Stockholder Approval or (ii) if the Parent fails to obtain the Parent Stockholder Approval.

  Section 7.02 EFFECT OF TERMINATION.

  (a) If this Agreement is terminated and the Merger is abandoned pursuant to
      Section 7.01 hereof, this Agreement, except for the provisions of
      Section 5.04(c) this Section 7.02 and Section 8.10 hereof, shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders. The Confidentiality Agreement (subject to Section 5.04(c) hereof) shall remain in full force and effect following any termination of this Agreement.

  (b) If this Agreement is terminated pursuant to Section 7.01(h) or (i), the Company promptly, but in no event later than one business day after termination of this Agreement will pay to Parent a fee (the "Termination Fee") equal to $12,000,000 in same day funds, in respect of the fees and expenses of Parent incurred in connection with pursuing the transactions contemplated hereby. If this Agreement is terminated pursuant to (i)
      Section 7.01(b) and, at the Expiration Time any person has made (or publicly disclosed an intention to make) a proposal to effect a Company Acquisition Transaction or (ii) Section 7.01(j)(i) and, at the time of the stockholder vote referred to therein, any person has made (or publicly disclosed an intention to make) a proposal to effect a Company Acquisition and, in either case, within 12 months after such termination a Company Acquisition Transaction shall be consummated, the Company shall promptly (but in no event later than one business day) after such consummation, pay the Termination Fee to Parent. Nothing in this Section
      7.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

  (c) If this Agreement is terminated pursuant to Section 7.01(e) or (f), Parent promptly, but in no event later than one business day after termination of this Agreement will pay to the Company the Termination Fee in same day funds, in respect of the fees and expenses of the Company incurred in connection with pursuing the transactions contemplated hereby. If this Agreement is terminated pursuant to
      (i) Section 7.01(b) and, at the Expiration Time any person has made (or publicly disclosed an intention to make) a proposal to effect a Parent Acquisition Transaction or (ii) Section 7.01(j)(ii) and, at the time of the stockholder vote referred to therein, any person has made (or publicly disclosed an intention to make) a proposal to effect a Parent Acquisition Transaction and, in either case, within 12 months after such termination a Parent Acquisition Transaction, shall be consummated, Parent shall promptly (but in no event later than one business day) after such consummation, pay the Termination Fee to the Company. Nothing in this Section 7.02 shall relieve any party to this Agreement of liability for breach of this Agreement.

  Section 7.03 AMENDMENT. To the extent permitted by applicable law, this Agreement may be amended by action taken by or on behalf of the Boards of Directors of the Company, Parent and Sub, at any time before or after adoption of this Agreement by the stockholders of each of the Company and Parent but, after any such stockholder approval, no amendment shall be made which decreases the Exchange Ratio or which adversely affects the rights of the Company's stockholders hereunder in any material respect without the approval of the stockholders of the Company that beneficially own a majority of the shares of Company Common Stock. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

  Section 7.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent and Sub may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                                 MISCELLANEOUS

  Section 8.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made in Articles III and IV shall not survive beyond the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

  Section 8.02 ENTIRE AGREEMENT; ASSIGNMENT. Except for the Confidentiality Agreement and the Company Disclosure Letter and the Parent Disclosure Letter, this Agreement together with the other Transaction Documents (a) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; provided, however, that Parent or Sub may assign any of its rights and obligations to any wholly-owned direct subsidiary of Parent incorporated in Delaware, but no such assignment shall relieve Parent or Sub, as the case may be, of its obligations hereunder.

  Section 8.03 ENFORCEMENT OF THE AGREEMENT; JURISDICTION.

  (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

  (b) The parties hereto consent and agree that the state or federal courts located in Delaware shall have exclusive jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising out of or related to this Agreement and each party hereto waives any objection that it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.

  Section 8.04 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

  Section 8.05 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by facsimile transmission with confirmation of receipt, three Business Days following deposit in the Untied States mails, by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

  If to Parent or Sub:

  Paragon Health Network, Inc.
  One Ravinia Drive, Suite 1500
  Atlanta, Georgia 30346
  Attention: General Counsel
  Fax No.: (770) 677-7902

  with a copy to:

  Powell, Goldstein, Frazer & Murphy LLP
  Sixteenth Floor
  191 Peachtree Street N.E.
  Atlanta, Georgia 30303-1740
  Attention: Rick Miller
  Fax No.: (404) 572-6999

    and

  Sidley & Austin
  555 West Fifth Street, Suite 4000
  Los Angeles, California 90013
  Attention: Robert W. Kadlec
  Fax No.: (213) 896-6600

  If to the Company:

  Mariner Health Group, Inc.
  125 Eugene O'Neill Drive
  New London, Connecticut 06320
  Attention: General Counsel
  Fax No.: (860) 701-2201

  with a copy to:

  Testa, Hurwitz & Thibeault, LLP
  125 High Street
  High Street Tower
  Boston, Massachusetts 02110
  Attention: Mark H. Burnett
  Fax No.: (617) 248-7100

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

  Section 8.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

  Section 8.07 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

  Section 8.08 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except for Sections 2.10, 2.11, 5.06 and 5.07 (which are intended to be for the benefit of the persons referred to therein, and may be enforced by such persons).

  Section 8.09 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  Section 8.10 FEES AND EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  Section 8.11 PRESS RELEASES. Subject to the proviso to this sentence, Parent, Sub and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to the rules of The New York Stock Exchange, Inc., the Nasdaq National Market and any other appropriate exchange.

  Section 8.12 OBLIGATION OF THE PARENT. Whenever this Agreement requires Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Sub to take such action.

  Section 8.13 FACSIMILE SIGNATURES. A facsimile of this Agreement containing signatures of all the parties hereto shall constitute an original document for all purposes.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

  IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its officers thereunto duly authorized.

                                        PARAGON HEALTH NETWORK, INC.

                                        By: /s/ Keith B. Pitts
                                          -------------------------------------
                                        Its: Chairman, President & Chief
                                             Executive Officer

                                        PARAGON ACQUISITION SUB, INC.

                                        By: /s/ Keith B. Pitts
                                          -------------------------------------
                                        Its: President

                                        MARINER HEALTH GROUP, INC.

                                        By: /s/ Arthur W. Stratton, Jr., M.D.
                                          -------------------------------------
                                        Its: Chairman, President & Chief
                                             Executive Officer

                                                                       ANNEX II

                        COMPANY STOCK OPTION AGREEMENT

  THIS COMPANY STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of April 13, 1998 by and between Paragon Health Network, Inc., a Delaware corporation ("Paragon"), and Mariner Health Group, Inc., a Delaware corporation (the "Company").

                                   RECITALS

  A. Concurrently with the execution and delivery of this Agreement, Paragon, the Company, and Paragon Acquisition Sub, Inc., a Delaware corporation ("Sub"), are entering into an Agreement and Plan of Merger, dated as of April 13, 1998 (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, for the merger of Sub with and into the Company in accordance with the laws of the State of Delaware (the "Merger"); and

  B. As a condition and inducement to Paragon's willingness to enter into the Merger Agreement, Paragon has requested that the Company agree, and the Company has agreed, to grant to Paragon an option to acquire certain shares of The Company's authorized but unissued common stock, $.01 par value per share ("Company Common Stock").

  NOW, THEREFORE, to induce Paragon to enter into the Merger Agreement and in consideration of the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

  1. Grant Of Option. The Company hereby grants to Paragon an irrevocable option (the "Company Option") to purchase a number of shares of Company Common Stock equal to the Option Number (as defined in Section 2(d)), on the terms and subject to the conditions set forth below.

  2. Exercise And Termination Of The Company Option.

    (a) Exercise. The Company Option may be exercised by Paragon, in whole or in part, at any time or from time to time after the occurrence of a Purchase Event and prior to the termination of Paragon's right to exercise the Company Option by the terms of this Agreement. The Company shall notify Paragon promptly in writing of the occurrence of any Trigger Event; however, such notice shall not be a condition to the right of Paragon to exercise the Company Option. For purposes of this Agreement, the following terms shall have the meanings set forth below:

    "Purchase Event" means the consummation of any transaction the proposal of which would constitute a Company Acquisition Transaction (as defined in the Merger Agreement) within twelve (12) months following the occurrence of a Trigger Event.

    "Trigger Event" means a termination of the Merger Agreement under circumstances that causes a Termination Fee (as defined in the Merger Agreement) to become payable by the Company to Paragon pursuant to Section 7.02(b) of the Merger Agreement or that would cause a Termination Fee to become payable if the provisions of the penultimate sentence of Section 7.02(b) were satisfied.

    (b) Exercise Procedure. In the event that Paragon wishes to exercise the Company Option, Paragon shall deliver to the Company written notice (an "Exercise Notice") specifying the total number of shares of Company Common Stock that Paragon wishes to purchase. To the extent permitted by law and the Certificate of Incorporation of the Company (the "Company Charter") and provided that the conditions set forth in Section 3 to the Company's obligation to issue the shares of Company Common Stock to Paragon hereunder have been satisfied or waived, Paragon shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price, immediately be deemed to be the holder of record of the shares of Company Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Company Common Stock shall not theretofore have been delivered to Paragon. Each closing of a purchase of shares of Company Common Stock hereunder (a "Closing") shall occur at a place, on a date, and at a time designated by Paragon in an Exercise Notice delivered at least two (2) business days prior to the date of such Closing.

    (c) Termination Of The Company Option. Paragon's right to exercise the Company Option shall terminate upon the earliest to occur of: (i) the Effective Time of the Merger; (ii) the termination of the Merger Agreement other than under circumstances which also constitute or may lead to a Trigger Event under this Agreement; or (iii) 12 months following the receipt by Paragon of written notice from the Company of the occurrence of a Trigger Event unless a Purchase Event shall have occurred prior thereto in which case the right to exercise the Company Option shall terminate 12 months following the occurrence of such Purchase Event. Notwithstanding the foregoing, if the Company Option cannot be exercised as of the date the Company Option would have otherwise terminated pursuant to the preceding sentence by reason of any applicable judgment, decree, order, law or regulation, the Company Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal and (y) 5:00 p.m., Eastern Time, on the tenth (10th) business day after such impediment shall have been removed. The rights of Paragon set forth in Section 7 shall not terminate upon termination of Paragon's right to exercise the Company Option, but shall extend to the time provided in such sections. Notwithstanding the termination of the Company Option, Paragon shall be entitled to purchase the shares of Company Common Stock with respect to which Paragon had exercised the Company Option prior to such termination.

    (d) Option Number. The Option Number shall initially be the number of shares equal to nineteen and nine-tenths percent (19.9%) of the total number of shares of Company Common Stock issued and outstanding as of the date of this Agreement, and shall be adjusted hereafter to reflect changes in the Company capitalization occurring after the date hereof in accordance with Section 8.

    (e) Exercise Price. The purchase price per share of Company Common Stock pursuant to the Company Option (the "Exercise Price") shall be $19.75 per share, payable in cash.

  3. Conditions To Closing. The obligation of the Company to issue the shares of Company Common Stock to Paragon hereunder is subject to the conditions that
(a) all waiting periods, if any, under the Hart Scott Rodino Antitrust Improvements Act of 1975, as amended (the "HSR Act"), applicable to the issuance of the shares of Company Common Stock by the Company and the acquisition of such shares by Paragon hereunder shall have expired or have been terminated; (b) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect; and (c) all consents, approvals, orders, authorizations and permits of any federal, state, local or foreign governmental authority, if any, required in connection with the issuance of the shares of Company Common Stock and the acquisition of such shares by Paragon hereunder shall have been obtained; provided, however, that the parties hereto shall use their best efforts to cause all such conditions to be fulfilled as promptly as possible. In the event the closing is delayed as a result of the immediately preceding sentence, the date of the closing shall be within five business days following the date such condition has been fulfilled; provided that, notwithstanding any prior notice of intention to exercise the Option, Paragon shall not be obligated to purchase any share of Company Common Stock pursuant hereto after the date three months following the date of such Exercise Notice.

  4. Closing. At any Closing:

    (a) The Company shall deliver to Paragon or its designee a certificate or certificates in definitive form representing the number of shares of Company Common Stock in the denominations designated by Paragon in its Exercise Notice, such certificate to be registered in the name of Paragon and to bear the legend set forth in Section 9;

    (b) Paragon shall deliver to the Company the aggregate Exercise Price for the shares of Company Common Stock so designated and being purchased by wire transfer of immediately available funds to the account or accounts specified in writing by the Company;

    (c) The Company shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
  Section 4; and

    (d) The Company shall cause the shares of Company Common Stock being delivered at the Closing to be approved for quotation on The Nasdaq National Market and shall pay all expenses in connection with the application for approval of such quotation.

  5. Representations And Warranties Of The Company. The Company represents and warrants to Paragon that:

    (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as such business is being conducted as of the date of this Agreement. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than any such jurisdiction where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on the Company.

    (b) The Company has all corporate power and authority required to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate actions or proceedings on the part of the Company or the Company's stockholders are necessary to authorize this Agreement or any of the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by Paragon and the receipt of any required governmental approvals, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

    (c) The Company has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Company Option, and at all times from the date hereof through the expiration of the Company Option will have reserved, a number of authorized and unissued shares of Company Common Stock not less than the Option Number, such amount being subject to adjustment as provided in Section 8, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

    (d) the shares of Company Common Stock issued to Paragon upon the exercise of the Company Option will be, upon delivery thereof to Paragon, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever and shall not be subject to any preemptive right of any stockholder of the Company;

    (e) the execution and delivery of this Agreement by the Company does not, and, the consummation by the Company of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such violation, conflict, breach, default, termination, acceleration, right of termination, cancellation or acceleration, loss, or creation, a "Violation") of the Company or any of its subsidiaries, pursuant to (i) any provision of the Company Certificate of

  Incorporation or the Bylaws of the Company, (ii) any provision of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (a "Material Contract") of the Company or any of its subsidiaries or to which any of them is a party or by which any of them or their properties or assets are bound, or (iii) assuming the regulatory requirements referred to in Section 5(f) are satisfied, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or any of their properties or assets;

    (f) the execution and delivery of this Agreement by the Company does not, and (except for the expiration or early termination of the waiting period under the HSR Act and any consent, approval or notice required by federal, state and local regulatory agencies, commissions, boards or public authorities with jurisdiction over healthcare facilities and providers) the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, require any consent, approval, order, authorization or permit of, filing with, or notification to any governmental or regulatory authority; and

    (g) none of the Company or any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of the Company to any person under circumstances that would cause the issuance and sale of shares of Company Common Stock hereunder to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of Paragon contained in Section 6 are true and correct, the issuance, sale and delivery of the shares of Company Common Stock hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof, and the Company shall not take any action which would cause the issuance, sale, and delivery of shares of Company Common Stock hereunder not to be exempt from such requirements.

  6. Representations and Warranties of Rebel. Paragon represents and warrants to the Company that any shares of Company Common Stock acquired by Paragon upon exercise of the Company Option will be acquired for Paragon's own account, for investment purposes only and will not be, and the Company Option is not being, acquired by Paragon with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

  7. Registration Rights. At any time after the Company Option becomes exercisable, the Company shall, at the request of Paragon, promptly prepare, file and keep current a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Company Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Paragon. The Company will use its best efforts to cause such registration statement promptly to become effective and then to remain effective (i) in the case of a "shelf" registration on Form S-3 or any successor form thereto, until the second anniversary of the latest date on which any Option Shares were issued upon exercise of the Option or in the event that Paragon is deemed to be an affiliate of the Company as of such date, the date that is 90 days following the date Paragon ceases to be an affiliate of the Company, or (ii) in all other events for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Paragon shall have the right to demand no more than two such registrations. The Company shall bear the costs of such registrations (including, but not limited to, the Company's attorneys' fees (but excluding the fees and expenses of counsel for Paragon) printing costs and filing fees), except for underwriting discounts or commissions and brokers' fees. The foregoing notwithstanding, if, at the time of any request by Paragon for registration of Option Shares as provided above, the Company is in registration with respect to an underwritten public offering by the Company of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Common Stock offered by the Company, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however in no event shall the number of Option Shares to be included in such offering for the account of Paragon constitute less than 25% of the total number of shares to be sold by Paragon and the Company in the aggregate; and provided further, however, that if such reduction occurs, then the Company shall file a registration statement for the balance of the Option Shares excluded from such prior offering as promptly as practicable thereafter as to which no reduction pursuant to this Section 7 shall be permitted or occur and Paragon shall thereafter be entitled to one additional registration. Paragon shall provide all information reasonably requested by the Company for inclusion in any registration statement to be filed hereunder. If requested by Paragon in connection with such registration, the Company shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting for the Company. Upon receiving any request under this Section 7 from Paragon, the Company agrees to send a copy thereof to any other person known to the Company to be entitled to registration rights under this Section 7, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that the Company is obligated to effect be increased by reason of the fact that there shall be more than one holder of Option Shares as a result of any assignment or division of the Option and this Agreement.

  8. Adjustment Upon Changes In Capitalization.

    (a) Without limiting any restriction on the Company contained in this Agreement or in the Merger Agreement, in the event of any change in the Company Common Stock by reason of any stock dividend, stock split, merger (other than the Merger), recapitalization, combination, exchange of shares spin-off or other change in the corporate or capital structure of the Company which could have the effect of diluting or otherwise diminishing Paragon's rights hereunder (including any issuance of Company Common Stock or other equity security of the Company at a price below the fair value thereof), the type and number of shares or securities subject to the Company Option, and the Exercise Price per share provided herein, shall be adjusted appropriately and proper provision shall be made in the agreements governing such transaction so that Paragon shall receive, upon exercise of the Company Option, the number and class of securities or property that Paragon would have received in respect of the shares of Company Common Stock issuable to Paragon if the Company Option had been exercised immediately prior to such event or the record date therefor, as applicable.

    (b) In the event that the Company shall enter into an agreement: (i) to consolidate with or merge into any person, other than Paragon or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Paragon or one of its subsidiaries, to merge into the Company and the Company shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Company Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Paragon or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that upon the consummation of such transaction and upon the subsequent exercise of the Company Option, Paragon shall be entitled to receive, for each share of Company Common Stock with respect to which the Company Option has not theretofore been exercised, an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Company Common Stock upon consummation of such transaction (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Company Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Company Option would have the same election or similar rights as would the holder of the number of shares of Company Common Stock for which the Company Option is then exercisable).

  9. Restrictive Legends. Each certificate representing shares of Company Common Stock issued to Paragon upon exercise of the Company Option shall include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

  It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if Paragon or the Company, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws; and
(ii) the legend shall be removed in its entirety if the conditions in the preceding clause (i) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 7 shall not be required to bear the legend set forth in this Section 9.

  10. Binding Effect; No Assignment; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party, and any such attempted assignment in violation of this Agreement shall be void and of no force or effect. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever.

  11. Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, whether at law or in equity, the other party shall be entitled to an injunction to prevent or restrain any violation or threatened violation of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in any court of the State of Delaware or of the United States of America located in the State of Delaware. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the respective addresses set forth in the Merger Agreement shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware or of the United States of America located in Wilmington, Delaware, and hereby further irrevocable and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

  12. Validity.

    (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

    (b) In the event any court or other governmental or regulatory authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

    (c) If for any reason any such court or other governmental or regulatory authority determines that Paragon is not permitted to acquire the full number of shares of Company Common Stock provided in this Agreement (as the same may be adjusted), it is the express intention of the Company to allow Paragon to acquire or to require the Company to repurchase such lesser number of shares as may be permissible without any other amendment or modification hereof.

    (d) Each party agrees that, should any court or other governmental or regulatory authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

  13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the respective addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

  15. Interpretation. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense. The words "herein," "hereby," "hereof," "hereto," "hereunder" and words of similar import refer to this Agreement.

  16. Counterparts; Effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  17. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  18. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  19. Extension Of Time Periods. The time periods for exercises of certain rights hereunder shall be extended (but in no event by more than twelve (12) months): (a) to the extent necessary to obtain all governmental approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (b) to the extent necessary to avoid any liability or disgorgement of profits under Section 16(b) of the Exchange Act by reason of such exercise.

  20. Further Assurance. Each party agrees to execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  21. Facsimile Execution. A facsimile of this Agreement containing signatures of all the parties hereto shall constitute an original document for all purposes.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

  IN WITNESS WHEREOF, the parties hereto have caused this Company Stock Option Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                       MARINER HEALTH GROUP, INC.

                                       By: /s/ Arthur W. Stratton, Jr., M.D.
                                           ----------------------------------
                                           Name: Arthur W. Stratton, Jr., M.D
                                           Title: President and Chief
                                                  Executive Officer

                                       PARAGON HEALTH NETWORK, INC.

                                       By: /s/ R. Jeffrey Taylor
                                           ---------------------------------
                                           Name: R. Jeffrey Taylor
                                           Title: Senior Vice President

                                                                      ANNEX III

                         PARENT STOCK OPTION AGREEMENT

  THIS PARENT STOCK OPTION AGREEMENT (the "Agreement") is made and entered into as of April 13, 1998 by and between Paragon Health Network, Inc., a Delaware corporation ("Paragon"), and Mariner Health Group, Inc., a Delaware corporation (the "Company").

                                   RECITALS

  A. Concurrently with the execution and delivery of this Agreement, Paragon, the Company, and Paragon Acquisition Sub, Inc., a Delaware corporation ("Sub"), are entering into an Agreement and Plan of Merger, dated as of April 13, 1998 (the "Merger Agreement"), which provides, among other things, upon the terms and subject to the conditions thereof, for the merger of Sub with and into the Company in accordance with the laws of the State of Delaware (the "Merger"); and

  B. As a condition and inducement to the Company's willingness to enter into the Merger Agreement, the Company has requested that Paragon agree, and Paragon has agreed, to grant to the Company an option to acquire certain shares of Paragon's authorized but unissued common stock, $.01 par value per share ("Paragon Common Stock").

  NOW, THEREFORE, to induce the Company to enter into the Merger Agreement and in consideration of the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, the parties hereto, intending to be legally bound, hereby agree as follows. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

  1. Grant Of Option. Paragon hereby grants to the Company an irrevocable option (the "Paragon Option") to purchase a number of shares of Paragon Common Stock equal to the Option Number (as defined in Section 2(d)), on the terms and subject to the conditions set forth below.

  2. Exercise And Termination Of Paragon Option.

    (a) Exercise. The Paragon Option may be exercised by the Company, in whole or in part, at any time or from time to time after the occurrence of a Purchase Event and prior to the termination of the Company's right to exercise the Paragon Option by the terms of this Agreement. Paragon shall notify the Company promptly in writing of the occurrence of any Trigger Event; however, such notice shall not be a condition to the right of the Company to exercise the Paragon Option. For purposes of this Agreement, the following terms shall have the meanings set forth below:

    "Purchase Event" means the consummation of any transaction the proposal of which would constitute a Parent Acquisition Transaction (as defined in the Merger Agreement) within twelve (12) months following the occurrence of a Trigger Event.

    "Trigger Event" means a termination of the Merger Agreement under circumstances that causes a Termination Fee (as defined in the Merger Agreement) to become payable by Paragon to the Company pursuant to Section 7.02(c) of the Merger Agreement or that would cause a Termination Fee to become payable if the provisions of the penultimate sentence of Section 7.02(c) were satisfied.

    (b) Exercise Procedure. In the event that the Company wishes to exercise the Paragon Option, the Company shall deliver to Paragon written notice (an "Exercise Notice") specifying the total number of shares of Paragon Common Stock that the Company wishes to purchase. To the extent permitted by law and the Certificate of Incorporation of Paragon and provided that the conditions set forth in Section 3 to

                                     III-1

  Paragon's obligation to issue the shares of Paragon Common Stock to the Company hereunder have been satisfied or waived, the Company shall, upon delivery of the Exercise Notice and tender of the applicable aggregate Exercise Price, immediately be deemed to be the holder of record of the shares of Paragon Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Paragon shall then be closed or that certificates representing such shares of Paragon Common Stock shall not theretofore have been delivered to the Company. Each closing of a purchase of shares of Paragon Common Stock hereunder (a "Closing") shall occur at a place, on a date, and at a time designated by the Company in an Exercise Notice delivered at least two (2) business days prior to the date of such Closing.

    (c) Termination Of Paragon Option. The Company's right to exercise the Paragon Option shall terminate upon the earliest to occur of: (i) the Effective Time of the Merger; (ii) the termination of the Merger Agreement other than under circumstances which also constitute or may lead to a Trigger Event under this Agreement; or (iii) 12 months following the receipt by the Company of written notice from Paragon of the occurrence of a Trigger Event unless a Purchase Event shall have occurred prior thereto in which case the right to exercise the Paragon Option shall terminate 12 months following the occurrence of such Purchase Event. Notwithstanding the foregoing, if the Paragon Option cannot be exercised as of the date the Paragon Option would have otherwise terminated pursuant to the preceding sentence by reason of any applicable judgment, decree, order, law or regulation, the Paragon Option shall remain exercisable and shall not terminate until the earlier of (x) the date on which such impediment shall become final and not subject to appeal and (y) 5:00 p.m., Eastern Time, on the tenth (10th) business day after such impediment shall have been removed. The rights of the Company set forth in Section 7 shall not terminate upon termination of the Company's right to exercise the Paragon Option, but shall extend to the time provided in such sections. Notwithstanding the termination of the Paragon Option, the Company shall be entitled to purchase the shares of Paragon Common Stock with respect to which the Company had exercised the Paragon Option prior to such termination.

    (d) Option Number. The Option Number shall initially be the number of shares equal to nineteen and nine-tenths percent (19.9%) of the total number of shares of Paragon Common Stock issued and outstanding as of the date of this Agreement, and shall be adjusted hereafter to reflect changes in Paragon capitalization occurring after the date hereof in accordance with Section 8.

    (e) Exercise Price. The purchase price per share of Paragon Common Stock pursuant to the Paragon Option (the "Exercise Price") shall be $19.75 per share, payable in cash.

  3. Conditions To Closing. The obligation of Paragon to issue the shares of Paragon Common Stock to the Company hereunder is subject to the conditions that (a) all waiting periods, if any, under the Hart Scott Rodino Antitrust Improvements Act of 1975, as amended (the "HSR Act"), applicable to the issuance of the shares of Paragon Common Stock by Paragon and the acquisition of such shares by the Company hereunder shall have expired or have been terminated; (b) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect; and (c) all consents, approvals, orders, authorizations and permits of any federal, state, local or foreign governmental authority, if any, required in connection with the issuance of the shares of Paragon Common Stock and the acquisition of such shares by the Company hereunder shall have been obtained; provided, however, that the parties hereto shall use their best efforts to cause all such conditions to be fulfilled as promptly as possible. In the event the closing is delayed as a result of the immediately preceding sentence, the date of the closing shall be within five business days following the date such condition has been fulfilled; provided that, notwithstanding any prior notice of intention to exercise the Option, the Company shall not be obligated to purchase any share of Paragon Common Stock pursuant hereto after the date three months following the date of such Exercise Notice.

  4. Closing. At any Closing:

    (a) Paragon shall deliver to the Company or its designee a certificate or certificates in definitive form representing the number of shares of Paragon Common Stock in the denominations designated by the

                                     III-2

  Company in its Exercise Notice, such certificate to be registered in the name of the Company and to bear the legend set forth in Section 9;

    (b) the Company shall deliver to Paragon the aggregate Exercise Price for the shares of Paragon Common Stock so designated and being purchased by wire transfer of immediately available funds to the account or accounts specified in writing by Paragon;

    (c) Paragon shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4; and

    (d) Paragon shall cause the shares of Paragon Common Stock being delivered at the Closing to be approved for listing on the New York Stock Exchange, Inc. and shall pay all expenses in connection with the application for approval of such listing.

  5. Representations And Warranties Of Paragon. Paragon represents and warrants to the Company that:

    (a) Paragon is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as such business is being conducted as of the date of this Agreement. Paragon is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than any such jurisdiction where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on Paragon.

    (b) Paragon has all corporate power and authority required to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Paragon and the consummation by Paragon of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Paragon and no other corporate actions or proceedings on the part of Paragon or Paragon's stockholders are necessary to authorize this Agreement or any of the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by Paragon, and, assuming the due authorization, execution and delivery hereof by the Company and the receipt of any required governmental approvals, constitutes the valid and binding obligation of Paragon, enforceable against Paragon in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

    (c) Paragon has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Paragon Option, and at all times from the date hereof through the expiration of the Paragon Option will have reserved, a number of authorized and unissued shares of Paragon Common Stock not less than the Option Number, such amount being subject to adjustment as provided in Section 8, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable;

    (d) the shares of Paragon Common Stock issued to the Company upon the exercise of the Paragon Option will be, upon delivery thereof to the Company, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever and shall not be subject to any preemptive right of any stockholder of Paragon;

    (e) the execution and delivery of this Agreement by Paragon does not, and, the consummation by Paragon of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to

                                     III-3
  the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such violation, conflict, breach, default, termination, acceleration, right of termination, cancellation or acceleration, loss, or creation, a "Violation") of Paragon or any of its subsidiaries, pursuant to (i) any provision of Paragon Certificate of Incorporation or the Bylaws of Paragon, (ii) any provision of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (a "Material Contract") of Paragon or any of its subsidiaries or to which any of them is a party or by which any of them or their properties or assets are bound, or (iii) assuming the regulatory requirements referred to in Section 5(f) are satisfied, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Paragon or any of its subsidiaries or any of their properties or assets;

    (f) the execution and delivery of this Agreement by Paragon does not, and (except for the expiration or early termination of the waiting period under the HSR Act and any consent, approval or notice required by federal, state and local regulatory agencies, commissions, boards or public authorities with jurisdiction over healthcare facilities and providers) the performance of this Agreement by Paragon and the consummation of the transactions contemplated hereby will not, require any consent, approval, order, authorization or permit of, filing with, or notification to any governmental or regulatory authority; and

    (g) none of Paragon or any of its affiliates or anyone acting on its or their behalf has issued, sold or offered any security of Paragon to any person under circumstances that would cause the issuance and sale of shares of Paragon Common Stock hereunder to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of the Company contained in
  Section 6 are true and correct, the issuance, sale and delivery of the shares of Paragon Common Stock hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof, and Paragon shall not take any action which would cause the issuance, sale, and delivery of shares of Paragon Common Stock hereunder not to be exempt from such requirements.

  6. Representations and Warranties of Rebel. The Company represents and warrants to Paragon that any shares of Paragon Common Stock acquired by the Company upon exercise of the Paragon Option will be acquired for the Company's own account, for investment purposes only and will not be, and the Paragon Option is not being, acquired by the Company with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

  7. Registration Rights. At any time after the Paragon Option becomes exercisable, Paragon shall, at the request of the Company, promptly prepare, file and keep current a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering any shares issued and issuable pursuant to the Paragon Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Paragon Common Stock issued upon total or partial exercise of the Paragon Option ("Option Shares") in accordance with any plan of disposition requested by the Company. Paragon will use its best efforts to cause such registration statement promptly to become effective and then to remain effective (i) in the case of a "shelf" registration on Form S-3 or any successor form thereto, until the second anniversary of the latest date on which any Option Shares were issued upon exercise of the Paragon Option or in the event that the Company is deemed to be an affiliate of Paragon as of such date, the date that is 90 days following the date the Company ceases to be an affiliate of Paragon, or (ii) in all other events for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. The Company shall have the right to demand no more than two such registrations. Paragon shall bear the costs of such registrations (including, but not limited to, Paragon's attorneys' fees (but excluding the fees and expenses of counsel for the Company) printing costs and filing fees), except for underwriting discounts or commissions and brokers' fees. The foregoing notwithstanding, if, at the time of any request by the Company for registration of Option Shares as provided above, Paragon is in registration with respect to an underwritten public offering by Paragon of shares

                                     III-4
of Paragon Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the offer and sale of the Option Shares would interfere with the successful marketing of the shares of Paragon Common Stock offered by Paragon, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however in no event shall the number of Option Shares to be included in such offering for the account of the Company constitute less than 25% of the total number of shares to be sold by the Company and Paragon in the aggregate; and provided further, however, that if such reduction occurs, then Paragon shall file a registration statement for the balance of the Option Shares excluded from such prior offering as promptly as practicable thereafter as to which no reduction pursuant to this Section 7 shall be permitted or occur and the Company shall thereafter be entitled to one additional registration. The Company shall provide all information reasonably requested by Paragon for inclusion in any registration statement to be filed hereunder. If requested by the Company in connection with such registration, Paragon shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting for Paragon. Upon receiving any request under this Section 7 from the Company, Paragon agrees to send a copy thereof to any other person known to Paragon to be entitled to registration rights under this Section 7, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Paragon is obligated to effect be increased by reason of the fact that there shall be more than one holder of Option Shares as a result of any assignment or division of the Paragon Option and this Agreement.

  8. Adjustment Upon Changes In Capitalization.

    (a) Without limiting any restriction on Paragon contained in this Agreement or in the Merger Agreement, in the event of any change in Paragon Common Stock by reason of any stock dividend, stock split, merger (other than the Merger), recapitalization, combination, exchange of shares, spin-off or other change in the corporate or capital structure of Paragon which could have the effect of diluting or otherwise diminishing the Company's rights hereunder (including any issuance of Paragon Common Stock or other equity security of Paragon at a price below the fair value thereof), the type and number of shares or securities subject to the Paragon Option, and the Exercise Price per share provided herein, shall be adjusted appropriately and proper provision shall be made in the agreements governing such transaction so that the Company shall receive, upon exercise of the Paragon Option, the number and class of securities or property that the Company would have received in respect of the shares of Paragon Common Stock issuable to the Company if the Paragon Option had been exercised immediately prior to such event or the record date therefor, as applicable.

    (b) In the event that Paragon shall enter into an agreement: (i) to consolidate with or merge into any person, other than the Company or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than the Company or one of its subsidiaries, to merge into Paragon and Paragon shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of Paragon Common Stock shall be changed into or exchanged for stock or other securities of Paragon or any other person or cash or any other property; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than the Company or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that upon the consummation of such transaction and upon the subsequent exercise of the Paragon Option, the Company shall be entitled to receive, for each share of Paragon Common Stock with respect to which the Paragon Option has not theretofore been exercised, an amount of consideration in the form of and equal to the per share amount of consideration that would be received by the holder of one share of Paragon Common Stock upon consummation of such transaction (and, in the event of an election or similar arrangement with respect to the type of consideration to be received by the holders of Paragon Common Stock, subject to the foregoing, proper provision shall be made so that the holder of the Paragon Option would have the same election or similar rights as would the holder of the number of shares of Paragon Common Stock for which the Paragon Option is then exercisable).

                                     III-5

  9. Restrictive Legends. Each certificate representing shares of Paragon Common Stock issued to the Company upon exercise of the Paragon Option shall include a legend in substantially the following form:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

  It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the foregoing legend shall be removed by delivery of substitute certificate(s) without such reference if the Company or Paragon, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws; and
(ii) the legend shall be removed in its entirety if the conditions in the preceding clause (i) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 7 shall not be required to bear the legend set forth in this Section 9.

  10. Binding Effect; No Assignment; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party, and any such attempted assignment in violation of this Agreement shall be void and of no force or effect. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever.

  11. Specific Performance. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, whether at law or in equity, the other party shall be entitled to an injunction to prevent or restrain any violation or threatened violation of the provisions of this Agreement, and to enforce specifically the terms and provisions hereof, in any court of the State of Delaware or of the United States of America located in the State of Delaware. In the event that any action should be brought in equity to enforce the provisions of this Agreement, neither party will allege, and each party hereby waives the defense, that there is an adequate remedy at law. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to the respective addresses set forth in the Merger Agreement shall be effective service of process for any action, suit or proceeding brought against such party in any such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of Delaware or of the United States of America located in Wilmington, Delaware, and hereby further irrevocable and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

  12. Validity.

    (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

    (b) In the event any court or other governmental or regulatory authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution

                                     III-6
  and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

    (c) If for any reason any such court or other governmental or regulatory authority determines that the Company is not permitted to acquire the full number of shares of Paragon Common Stock provided in this Agreement (as the same may be adjusted), it is the express intention of Paragon to allow the Company to acquire or to require Paragon to repurchase such lesser number of shares as may be permissible without any other amendment or modification hereof.

    (d) Each party agrees that, should any court or other governmental or regulatory authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

  13. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the respective addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

  14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

  15. Interpretation. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense. The words "herein," "hereby," "hereof," "hereto," "hereunder" and words of similar import refer to this Agreement.

  16. Counterparts; Effect. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  17. Expenses. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

  18. Amendments; Waiver. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

  19. Extension Of Time Periods. The time periods for exercises of certain rights hereunder shall be extended (but in no event by more than twelve (12) months): (a) to the extent necessary to obtain all governmental approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (b) to the extent necessary to avoid any liability or disgorgement of profits under Section 16(b) of the Exchange Act by reason of such exercise.

                                     III-7

  20. Further Assurance. Each party agrees to execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

  21. Facsimile Execution. A facsimile of this Agreement containing signatures of all the parties hereto shall constitute an original document for all purposes.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                     III-8

  IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          MARINER HEALTH GROUP, INC.


                                          By: /s/ Arthur W. Stratton, Jr., M.D.
                                             ----------------------------------
                                          Name: Arthur W. Stratton, Jr., M.D.
                                          Title: Chairman, President and Chief
                                                 Executive Officer

                                          PARAGON HEALTH NETWORK, INC.


                                          By: /s/ R. Jeffrey Taylor
                                             --------------------------------
                                          Name: R. Jeffrey Taylor
                                          Title: Senior Vice President


                                     III-9

                                                                       ANNEX IV

                           COMPANY VOTING AGREEMENT

  VOTING AGREEMENT dated as of April 13, 1998 (this "Agreement") by and among Paragon Health Network, Inc., a Delaware corporation (the "Parent"), and the other parties signatory hereto (each a "Stockholder")

  WHEREAS, each Stockholder is the beneficial owner of shares (the "Company Common Stock") of common stock, par value $.01 per share, of Mariner Health Group, Inc., a Delaware corporation (the "Company"), Paragon Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (the "Subsidiary") and the Parent enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Subsidiary with and into the Company (the "Merger") with the Company surviving the Merger; and

  WHEREAS, as an inducement to the Parent and the Subsidiary to enter into, execute and deliver the Merger Agreement, Parent and Subsidiary requested that each Stockholder execute this Agreement pursuant to which each Stockholder will agree to vote the shares of Common Stock beneficially owned by such Stockholders as provided herein.

  NOW, THEREFORE, in consideration of the execution and delivery by the Parent and the Subsidiary of the Merger Agreement and the mutual covenants, conditions and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  1. Voting Agreements. Subject to the provisions of Section 6 hereof, in connection with the efforts of the Company to cause the Merger Agreement and the Merger to receive the required approval of the stockholders of the Company and to be consummated, each Stockholder severally agrees with, and covenants to, the Parent as follows:

    (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstance upon which a vote, consent or other approval of stockholders of the Company is sought with respect to the Merger and the Merger Agreement, such Stockholder shall (i) appear or otherwise take appropriate action to ensure that such Stockholder's Shares (as defined below) are present at such meeting for the purpose of obtaining a quorum and (ii) vote (or cause to be voted) or execute a written consent with respect to such Stockholder's Shares in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval thereof and each of the other transactions contemplated by or in any way related to the Merger Agreement.

    (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstance upon which the vote, consent or other approval of stockholders of the Company is sought, such Stockholder shall vote (or cause to be voted) or execute a written consent in connection with such Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or (ii) any action or agreement, including any proposed amendment of the Company's Certificate of Incorporation or By-laws or other proposal or transaction involving the Company or any of its subsidiaries which action, agreement, amendment or other proposal or transaction is intended, or could reasonably be expected to impede, interfere with, delay, or attempt to frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated thereby (each of the foregoing in clauses (i) or (ii) above, a "Competing Transaction").

  2. Representations and Warranties. Each Stockholder severally represents and warrants to the Parent as follows:

    (a) Such Stockholder is the record and beneficial owner of, or is a trustee of a trust that is the record holder of, the number of shares of the Company Common Stock set forth opposite such Stockholder's name in Schedule A hereto (as to any Stockholder, such "Stockholder's Shares"). Except for such Stockholder's Shares, such Stockholder is not the record or beneficial owner of any shares of Company Common Stock.

    (b) This Agreement has been duly executed and delivered by such Stockholder and such Stockholder intends for this to be a valid and binding agreement and will not take any action to contest the valid and binding nature of this Agreement. If such Stockholder is a natural person, such Stockholder (i) has the full power and capacity necessary to enter into and perform his or her obligations under this Agreement, (ii) has read all provisions of this Agreement, has reviewed such provisions with counsel to the extent such Stockholder deemed appropriate, understands each of such provisions and voluntarily agrees to be bound thereby and (iii) if such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly executed and delivered by and constitutes a valid and binding agreement of such Stockholder's spouse and such Stockholder's spouse intends for this to be a valid and binding agreement and will not take any action to contest the valid and binding nature of this Agreement. If such Stockholder is an entity, such Stockholder is duly organized, validly existing and in good standing under the laws of the state of its organization with full power and authority necessary to enter into this Agreement and to perform its obligations hereunder. If such Stockholder is a partnership, such partnership is duly formed, validly existing and in good standing under the laws of the state of its organization with full partnership power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

    (c) Except as described on Schedule 2(c) hereof, neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or bound or to which such Stockholder's Shares are subject. Except as described on Schedule 2(c) hereof, neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will violate, or require any consent, approval or notice under any provision of any judgment, order or decree applicable to such Stockholder or such Stockholder's Shares, except for any necessary consent, approval or notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) required by local, state and federal regulatory agencies, commissions, boards or public authorities with jurisdiction over health care facilities and providers.

    (d) Except as described on Schedule 2(d) hereof, none of which as of the date hereof impede the ability of the Stockholders to fulfill its obligations under this Agreement, such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

    (e) Such Stockholder understands and acknowledges that the Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

  3. Covenants. Each Stockholder severally agrees with, and covenants to, the Parent as follows:

    (a) Such Stockholder shall not (i) transfer (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, alienation, assignment or other disposition, directly or indirectly, by operation of law, in connection with any merger or otherwise (collectively, a "Transfer")), or consent to any Transfer of, any or all of such Stockholder's Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of such Stockholder's Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to such Stockholder's Shares, except for this Agreement and any proxy granted in connection with any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof which contains voting instructions consistent with such Stockholder's obligations under this Agreement, or (iv) deposit such Stockholder's Shares into a voting trust or enter into a voting agreement or any other arrangement with respect to such

  Shares; provided, that any such Stockholder may, subject to the provisions of Section 4 hereof, transfer any of such Stockholder's Shares to any other Stockholder who is on the date hereof a party to this Agreement, or to any family member of a Stockholder, charitable institution or affiliate (as defined in the Securities Act (as defined in the Merger Agreement)) of such Stockholder which prior to such Transfer becomes a party to this Agreement bound by all obligations of a "Stockholder" hereunder.

    (b) If a majority of the holders of Company Common Stock approve the Merger and the Merger Agreement, upon consummation of the Merger such Stockholder's Shares shall, subject to the terms and conditions of the Merger Agreement, be converted into the right to receive the consideration provided in the Merger Agreement. Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

    (c) Subject to the provisions of Section 6 hereof, such Stockholder shall not, in its, his or her capacity as a stockholder of the Company, and shall instruct any investment banker, attorney or other adviser or representative of such Stockholder not to, directly or indirectly, (i) solicit, initiate, facilitate, or encourage any Competing Transactions or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Competing Transaction. Each Stockholder shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is understood that solely for purposes of enabling Parent to avail itself of the remedies available pursuant to Section 9(h) hereof, any violation of the restrictions set forth in the preceding sentence by an investment banker, attorney or other adviser or representative of such Stockholder, whether or not such person is purporting to act on behalf of such Stockholder or otherwise, shall be deemed to be a violation of this Section 3(c) by such Stockholder.

  4. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Stockholder's Shares shall pass, whether by operation of law or otherwise, including without limitation, such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Stockholder, the number of Stockholder's Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of the Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

  5. Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action the Merger Agreement and the transactions contemplated thereby, so that by the execution and delivery hereof the Parent would become, or could reasonably be expected to become, an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

  6. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer and the provisions of this Agreement shall not restrict or limit any such person in the discharge of his or her fiduciary duties as an officer or director of the Company. Each Stockholder signs solely in his or her capacity as the record and beneficial owner or the trustee of a trust whose beneficiaries are the beneficial owners of such Stockholder's Shares.

  7. Regulatory Approval. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions.

  8. Further Assurances. Each Stockholder shall, upon request of the Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Parent to be necessary or desirable to carry out the provisions hereof.

  9. Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force and effect upon the first to occur of (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder.

  10. Miscellaneous.

    (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

    (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon the same terms as set forth in Section 8.05 of the Merger Agreement, except that notices to the undersigned Stockholders shall be sent to the address set forth in Schedule A hereto opposite each such Stockholder's name.

    (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of Parent and such Stockholder and delivered to Company, Subsidiary, Parent and such Stockholder.

    (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

    (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, through any merger, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent or as expressly contemplated by Section 3(a) hereof. Any assignment in violation of the foregoing shall be void.

    (h) Each Stockholder agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches by any Stockholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which Parent may be entitled at law or in equity. In addition, each of the parties hereto irrevocably and unconditionally (i) consents to be subject to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat the personal jurisdiction of such courts by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (iv) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of, valid service, and that service made pursuant to this clause (iv) shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

    (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired, or invalidated, and shall be enforced to the fullest extent permitted by law and the provision found to be invalid, void or unenforceable shall be immediately revised by the parties hereto so as to be valid, binding and enforceable to the greatest extent then permitted by applicable law.

    (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

    (k) A facsimile of this Agreement containing signatures of all of the parties hereto shall constitute an original document for all purposes.

                    [BALANCE OF PAGE INTENTIONALLY OMITTED]

  IN WITNESS WHEREOF, the Parent and each Stockholder have caused this Company Voting Agreement to be duly executed and delivered on day and year first above written.

                                          PARAGON HEALTH NETWORK, INC.


                                          By: /s/ R. Jeffrey Taylor
                                             ----------------------------------
                                          Name: R. Jeffrey Taylor
                                          Title: Senior Vice President

                                          STOCKHOLDERS:

                                          /s/ Stiles A. Kellett, Jr.
                                          -------------------------------------
                                          Name: Individually

                                          /s/ Stiles A. Kellett, Jr.
                                          -------------------------------------
                                          Name: Kellett Partners, L.P. as
                                                General Partner

                                          /s/ Samuel B. Kellett
                                          -------------------------------------
                                          Name: Samuel B. Kellett

                                          /s/ William R. Bassett
                                          -------------------------------------
                                          Name: William R. Bassett as Trustee
                                                of the Samuel B. Kellett, Jr.
                                                Irrevocable Trust Dated 11/1/91

                                          /s/ William R. Bassett
                                          -------------------------------------
                                          Name: William R. Bassett as Trustee
                                                of the Charlotte Rich Kellett
                                                Irrevocable Trust Dated 11/1/91

                                   SCHEDULE A

                                                           NUMBER OF SHARES OF
      STOCKHOLDER              ADDRESS OF STOCKHOLDER      COMPANY COMMON STOCK
      -----------         -------------------------------- --------------------
Stiles A. Kellett, Jr.    200 Galleria Parkway, Suite 1800      2,181,183
                          Atlanta, Georgia 30339
Kellett Partners, L.P.    200 Galleria Parkway, Suite 1800        862,760
                          Atlanta, Georgia 30339
Samuel B. Kellett         1935 Garraux Road, N.W.                 427,066
                          Atlanta, Georgia 30327
William R. Bassett, TR    2970 Clairmont Road, Suite 600        2,154,696
Charlotte R. Kellett IRR  Atlanta, Georgia 30329
Trust dated 11/1/91
William R. Bassett, TR    2970 Clairmont Road, Suite 600          427,066
Samuel B. Kellett, Jr.    Atlanta, Georgia 30329
IRR Trust dated 11/1/91

                                    SCHIV-1

                                 SCHEDULE 2(C)

  Certain of the stock beneficially owned by Stiles A. Kellett, Jr. has been pledged to NationsBank, N.A. ("NationsBank") to secure financing extended by NationsBank to Stiles A. Kellett. As a part of that pledge, a contingent proxy has been granted to NationsBank.

                                    SCHIV-2

                                 SCHEDULE 2(D)

  Certain of the shares of stock beneficially owned by Stiles A. Kellett, Jr. are subject to a pledge in favor of NationsBank, N.A.

                                    SCHIV-3

                                                                        ANNEX V

                            PARENT VOTING AGREEMENT

  VOTING AGREEMENT dated as of April 13, 1998 (this "Agreement") by and among Mariner Health Group, Inc., a Delaware corporation (the "Company"), and Apollo Management, L.P., Apollo Investment Fund III, L.P., Apollo UK Partners, III, L.P. and Apollo Overseas Partners III, L.P. (collectively, "Apollo")

  WHEREAS, Apollo is the beneficial owner of shares of common stock, par value $.01 per share (the "Parent Common Stock"), of Paragon Health Network, Inc., a Delaware corporation ("Parent"), and through a Proxy and Voting Agreement dated as of November 4, 1997 (the "Proxy and Voting Agreement"), Apollo has the right to vote additional shares of Parent Common Stock;

  WHEREAS, Paragon Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Parent (the "Subsidiary"), Mariner Health Group, Inc. and Parent have entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), with respect to the merger of Subsidiary with and into the Company (the "Merger") with the Company surviving the Merger; and

  WHEREAS, as an inducement to the Company to enter into, execute and deliver the Merger Agreement, the Company requested that Apollo execute this Agreement pursuant to which Apollo will agree to vote the shares of Parent Common Stock which Apollo beneficially owns or has the right to vote as provided herein.

  NOW, THEREFORE, in consideration of the execution and delivery by the Company of the Merger Agreement and the mutual covenants, conditions and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

  1. Voting Agreements. Subject to the provisions of Section 6 hereof, in connection with the efforts of the Parent to cause the Merger Agreement and the Merger to receive the required approval of the stockholders of Parent and to be consummated, Apollo agrees with, and covenants to, the Company as follows:

    (a) At any meeting of stockholders of Parent called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstance upon which a vote, consent or other approval of stockholders of Parent is sought with respect to the issuance of shares of Parent Common Stock in connection with the Merger and pursuant to the Merger Agreement (the "Issuance"), Apollo shall (i) appear or otherwise take appropriate action to ensure that the Apollo Shares (as defined below) are present at such meeting for the purpose of obtaining a quorum and (ii) vote (or cause to be voted) or execute a written consent with respect to the Apollo Shares in favor of the Issuance and each of the other transactions contemplated by or in any way related to the Merger Agreement.

    (b) At any meeting of stockholders of Parent or at any adjournment thereof or in any other circumstance upon which the vote, consent or other approval of stockholders of Parent is sought, Apollo shall vote (or cause to be voted) or execute a written consent in connection with the Apollo Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Parent or (ii) any action or agreement, including any proposed amendment of Parent's Certificate of Incorporation or By-laws or other proposal or transaction involving Parent or any of its subsidiaries which action, agreement, amendment or other proposal or transaction is intended, or could reasonably be expected to impede, interfere with, delay, or attempt to frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated thereby (each of the foregoing in clauses (i) or (ii) above, a "Competing Transaction").

  2. Representations and Warranties. Apollo represents and warrants to the Company as follows:

    (a) Through its beneficial ownership and pursuant to the Proxy and Voting Agreement, Apollo has the right to vote 17,777,778 shares of Parent Common Stock (the "Apollo Shares"). Except for the Apollo Shares, Apollo is not the record or beneficial owner of any shares of Parent Common Stock.

    (b) This Agreement has been duly executed and delivered by Apollo and Apollo intends for this to be a valid and binding agreement and will not take any action to contest the valid and binding nature of this Agreement. Apollo is a limited partnership duly formed, validly existing and in good standing under the laws of the state of its formation with full partnership power and authority necessary to enter into this Agreement and to perform its obligations hereunder.

    (c) Except as described on Schedule 2(c) hereof, neither the execution and delivery of this Agreement nor the consummation by Apollo of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Apollo is a party or bound or to which the Apollo Shares are subject. Neither the execution and delivery of this Agreement nor the consummation by Apollo of the transactions contemplated hereby will violate, or require any consent, approval or notice under any provision of any judgment, order or decree applicable to Apollo or the Apollo Shares, except for any necessary consent, approval or notice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or Section 13 of the Securities Exchange Act of 1934, as amended, and (ii) required by local, state and federal regulatory agencies, commissions, boards or public authorities with jurisdiction over health care facilities and providers.

    (d) Except as described on Schedule 2(d) hereof, none of which as of the date hereof impede the ability of Apollo to fulfill its obligations under this Agreement, the Apollo Shares owned by affiliates of Apollo (the "Affiliate Shares") and the certificates representing such Shares are now and at all times during the term hereof will be held by such affiliates, or by a nominee or custodian for the benefit of such affiliate, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

    (e) Apollo understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Apollo's execution and delivery of this Agreement.

  3. Covenants. Apollo agrees with, and covenants to, the Company as follows:

    (a) Apollo shall not (i) transfer (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, alienation, assignment or other disposition, directly or indirectly, by operation of law, in connection with any merger or otherwise (collectively, a "Transfer")), or consent to any Transfer of, any or all of the Affiliate Shares or any interest therein, except pursuant to the Merger or as set forth on Schedule 3(a) hereof, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all of the Affiliate Shares or any interest therein, (iii) grant any proxy, power of attorney or other authorization in or with respect to the Affiliate Shares, except for this Agreement and any proxy granted in connection with any meeting of stockholders of Parent called to vote upon the Issuance or at any adjournment thereof which contains voting instructions consistent with Apollo's obligations under this Agreement, or
  (iv) deposit the Affiliate Shares into a voting trust or enter into a voting agreement or any other arrangement with respect to such Shares; provided, that Apollo may, subject to the provisions of Section 4 hereof, transfer any Affiliate Shares to another affiliate of Apollo or other party to the Proxy and Voting Agreement so long as Apollo continues to be able to vote such Shares in accordance with the terms of this Agreement.

    (b) Subject to the provisions of Section 6 hereof, Apollo shall not, in its capacity as a stockholder of Parent, and shall instruct any investment banker, attorney or other adviser or representative of Apollo not to, directly or indirectly, (i) solicit, initiate, facilitate, or encourage any Competing Transactions or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, a Competing Transaction. Apollo shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is understood that solely for purposes of enabling the Company to avail itself of the remedies available pursuant to Section 9(h) hereof, any violation of the restrictions set forth in the preceding sentence by an investment banker, attorney or other adviser or representative of Apollo, whether or not such person is purporting to act on behalf of Apollo or otherwise, shall be deemed to be a violation of this
  Section 3(b) by Apollo.

  4. Certain Events. Apollo agrees that this Agreement and the obligations hereunder shall attach to the Apollo Shares and shall be binding upon any person or entity to which legal or beneficial ownership of the Apollo Shares shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Parent affecting Parent Common Stock, or the acquisition of additional shares of Parent Common Stock or other voting securities of Parent by Apollo, the obligations hereunder shall attach to any additional shares of Parent Common Stock or other voting securities of Parent issued to or acquired by Apollo.

  5. Voidability. If prior to the execution hereof, the Board of Directors of Parent shall not have duly and validly authorized and approved by all necessary corporate action the Merger Agreement and the transactions contemplated thereby, so that by the execution and delivery hereof the Company would become, or could reasonably be expected to become, an "interested stockholder" with whom Parent would be prevented for any period pursuant to
Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

  6. Stockholder Capacity. Certain persons affiliated with Apollo are directors of Parent and Apollo does not make any agreement or understanding herein with respect to such individuals in their capacity as directors and the provisions of this Agreement shall not restrict or limit the discharge of their fiduciary duties as directors of Parent. Apollo signs solely in its capacity as the beneficial owner or holder of a proxy with respect to the Apollo Shares.

  7. Regulatory Approval. Each of the provisions of this Agreement is subject to compliance with applicable regulatory conditions.

  8. Further Assurances. Apollo shall, upon request of the Company, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Company to be necessary or desirable to carry out the provisions hereof.

  9. Termination. It is a condition precedent to the effectiveness of this Agreement that the Merger Agreement shall have been executed and delivered and be in full force and effect. This Agreement shall automatically terminate and be of no further force and effect upon the first to occur of (i) the Effective Time of the Merger or (ii) the date upon which the Merger Agreement is terminated in accordance with its terms. Upon such termination, except for any rights any party may have in respect of any breach by any other party of its or his obligations hereunder, none of the parties hereto shall have any further obligation or liability hereunder

  10. Miscellaneous.

    (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

    (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon the same terms as set forth in Section 8.05 of the Merger Agreement, except that notices to Apollo shall be sent to:

    Apollo Advisors, L.P.
    1999 Avenue of the Stars, Suite 1900
    Los Angeles, California 90067
    Attention: Peter P. Copses

  With a copy to:

    Robert W. Kadlec
    Sidley & Austin
    555 West Fifth Street, 40th Floor
    Los Angeles, California 90013-1010

    (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Company and Apollo and delivered to Company, Subsidiary, Parent and Apollo.

    (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof.

    (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, through any merger, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except by laws of descent or as expressly contemplated by Section 3(a) hereof. Any assignment in violation of the foregoing shall be void.

    (h) Apollo agrees that irreparable damage would occur and that the Company would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches by Apollo of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which the Company may be entitled at law or in equity. In addition, each of the parties hereto irrevocably and unconditionally (i) consents to be subject to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat the personal jurisdiction of such courts by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (iv) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of, valid service, and that service made pursuant to this clause (iv) shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

    (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired, or invalidated, and shall be enforced to the fullest extent permitted by law and the provision found to be invalid, void or unenforceable shall be immediately revised by the parties hereto so as to be valid, binding and enforceable to the greatest extent then permitted by applicable law.

    (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

    (k) A facsimile of this Agreement containing signatures of all of the parties hereto shall constitute an original document for all purposes.

                    [BALANCE OF PAGE INTENTIONALLY OMITTED]

  IN WITNESS WHEREOF, the Company and Apollo have caused this Parent Voting Agreement to be duly executed and delivered on day and year first above written.

                                          MARINER HEALTH GROUP, INC.


                                          By:/s/ Arthur W. Stratton, Jr., M.D
                                             --------------------------------
                                          Name: Arthur W. Stratton, Jr., M.D.
                                          Title: Chairman, President & CEO

                                          APOLLO MANAGEMENT, L.P.

                                          By: AIF III Management, Inc.,
                                              Its General Partner


                                          By:/s/ Peter Copses
                                             --------------------------------
                                          Name: Peter Copses
                                          Title: Vice President

                                          APOLLO INVESTMENT FUND III, L.P.

                                          By: Apollo Advisors II, L.P.,
                                              Its General Partner

                                          By: Apollo Capital Management II,Inc.,
                                              Its General Partner


                                          By:/s/ Peter Copses
                                             --------------------------------
                                          Name: Peter Copses
                                          Title: Vice President

                                          APOLLO UK PARTNERS III, L.P.

                                          By: Apollo Advisors II, L.P.,
                                              Its General Partner

                                          By: Apollo Capital Management II,Inc.,
                                              Its General Partner


                                          By:  /s/ Peter Copses
                                               --------------------------------
                                          Name: Peter Copses
                                          Title: Vice President

                                          APOLLO OVERSEAS PARTNERS, III, L.P.

                                          By: Apollo Advisors II, L.P.,
                                              Its General Partner

                                          By: Apollo Capital Management II,Inc.,
                                              Its General Partner


                                          By:/s/ Peter Copses
                                             --------------------------------
                                          Name: Peter Copses
                                          Title: Vice President

                                 SCHEDULE 2(C)

  Stockholders Agreement, dated as of November 4, 1997, by and among Parent and the Stockholders (as defined therein)

                                 SCHEDULE 2(D)

  Warrant Purchase Agreement, dated as of September 17, 1997, between Apollo and Chase Equity Associates, L.P. and the related Warrant to Purchase Common Stock, dated as of November 4, 1997.

                                 SCHEDULE 3(A)

  Warrant Purchase Agreement, dated as of September 17, 1997, between Apollo and Chase Equity Associates, L.P. and the related Warrant to Purchase Common Stock, dated as of November 4, 1997.


                                    SCHV-1

                                                                       ANNEX VI

MORGAN STANLEY

                                                      MORGAN STANLEY & CO.
                                                      INCORPORATED
                                                      1585 BROADWAY
                                                      NEW YORK, NEW YORK 10036
                                                      (212) 761-4000

                                                      April 13, 1998

Board of Directors
Paragon Health Network, Inc.
One Ravinia Drive, Suite 1500
Atlanta, GA 30346

Members of the Board:

We understand that Mariner Health Group, Inc. ("Mariner"), Paragon Health Network, Inc. ("Paragon") and Paragon Acquisition Sub, Inc., a direct Delaware corporation wholly owned by Paragon (the "Sub"), have entered into an Agreement and Plan of Merger dated as of April 13, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of the Sub with and into Mariner. Pursuant to the Merger, Mariner will become a direct, wholly owned subsidiary of Paragon, and each issued and outstanding share of common stock, par value $.01 per share, of Mariner (the "Mariner Common Stock"), other than shares held in treasury or held by Paragon or any subsidiary of Paragon, will be converted into the right to receive one share (the "Exchange Ratio") of common stock, par value $.01 per share, of Paragon (the "Paragon Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Paragon.

  For purposes of the opinion set forth herein, we have:

    (i) reviewed certain publicly available financial statements and other information of Paragon and Mariner, respectively;

    (ii) reviewed certain internal financial statements and other financial and operating data concerning Paragon and Mariner prepared by the managements of Paragon and Mariner, respectively;

    (iii) analyzed certain financial projections prepared by the managements of Paragon and Mariner, respectively;

    (iv) discussed the past and current operations and financial condition and the prospects of Mariner with senior executives of Mariner;

    (v) discussed the past and current operations and financial condition and the prospects of Paragon with senior executives of Paragon;

    (vi) analyzed the pro forma impact of the Merger on Paragon's earnings per share, cash flows, capitalization and financial ratios;

    (vii) reviewed the reported prices and trading activity for the Paragon Common Stock and the Mariner Common Stock;

    (viii) compared the financial performance of Paragon and Mariner and the prices and trading activity of the Paragon Common Stock and the Mariner Common Stock with that of certain other comparable publicly-traded companies and their securities;

                                                                 MORGAN STANLEY

    (ix) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

    (x) discussed with senior management of Paragon their estimates of the synergies and cost savings anticipated from the Merger;

    (xi) participated in discussions and negotiations among representatives of Paragon, Mariner and their financial and legal advisors;

    (xii)  reviewed the Merger Agreement and certain related documents; and

    (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.


We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, including the estimates of synergies and cost savings anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Paragon and Mariner, respectively. We have not made any independent valuation or appraisal of the assets or liabilities of Paragon or of Mariner, nor have we been furnished with any such valuations or appraisals. We have assumed that the transaction will be consummated on the terms set forth in the Merger Agreement. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have been retained to provide a financial opinion to the Board of Directors of Paragon in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for Paragon and have received fees for the rendering of these services.

It is understood that this letter is for the information of the Board of Directors of Paragon and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by Paragon in respect of the Merger with the Securities and Exchange Commission. In addition, Morgan Stanley & Co. Incorporated expresses no opinion or recommendation as to how the stockholders of Paragon should vote at the stockholders' meeting held in connection with the Merger, and this opinion does not in any manner address the prices at which the Paragon Common Stock will trade following the consummation of the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to Paragon.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                              /s/ James S. Redpath
                                          By: -----------------------------
                                              James S. Redpath
                                              Principal

[LETTERHEAD OF BT ALEX BROWN APPEARS HERE]                             ANNEX VII


                                 April 13, 1998

Board of Directors
Mariner Health Group, Inc.
125 Eugene O'Neill Drive
New London, CT 06320

Dear Sirs:

  Mariner Health Group, Inc. ("Mariner"), Paragon Health Network, Inc. ("Paragon"), and Paragon Acquisition Sub, Inc., a wholly-owned subsidiary of Paragon, (the "Merger Sub"), have entered into an Agreement and Plan of Merger dated as of April 13, 1998 (the "Agreement"). Pursuant to the Agreement, the implementation of which is contingent on stockholder approval by both Mariner stockholders and Paragon stockholders, Merger Sub shall be merged with and into Mariner, and each share of the common stock, par value $0.01 per share, of Mariner ("Mariner Common Stock") issued and outstanding immediately prior to the effective time of the Merger will be converted into 1.0 share (the "Exchange Ratio") of common stock, par value $0.01 per share, of Paragon ("Paragon Common Stock"). You have requested our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the holders of Mariner Common Stock.

  BT Alex. Brown Incorporated ("BT Alex. Brown"), as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Board of Directors of Mariner in connection with the transaction described above and will receive a fee for our services, a portion of which is contingent upon the consummation of the Merger. We have also provided financing and advisory services to Mariner in the past. BT Alex. Brown maintains a market in the Mariner Common Stock and regularly publishes research reports regarding the long term care industry and the businesses and securities of Mariner and other publicly traded companies in the long term care industry. In the ordinary course of business, BT Alex. Brown may actively trade the securities of Mariner and Paragon for our own account and the account of our customers and, accordingly, may at any time hold a long or short position in securities of Mariner and Paragon.

  In connection with this opinion, we have reviewed certain publicly available financial information and other information concerning Mariner and Paragon and certain internal analyses and other information furnished to us by Mariner and Paragon. We have also held discussions with the members of the senior management of Mariner and Paragon regarding the business and prospects of their respective companies and the joint prospects of a combined company. In addition, we have (i) reviewed the reported prices and trading activity for the common stock of Mariner and Paragon, (ii) compared certain financial and stock market information for Mariner and Paragon with similar information for certain other companies whose securities are publicly traded, (iii) reviewed the financial terms of certain recent business combinations which we deemed comparable in whole or in part, (iv) reviewed the terms of the Agreement and certain related documents, and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

Board of Directors
Mariner Health Group, Inc.
Page 2


  We have not independently verified the information described above and for purposes of this opinion have assumed the accuracy, completeness and fairness thereof. With respect to the information relating to the prospects of Mariner and Paragon, we have assumed that such information reflects the best currently available judgments and estimates of the management of Mariner and Paragon as to the likely future financial performances of their respective companies and of the combined entity. In addition, we have not made an independent evaluation or appraisal of the assets of Mariner or Paragon, nor have we been furnished with any such evaluation or appraisal. With your permission, we have assumed that the pending litigation against Paragon will not have a material adverse effect on Paragon. We have also assumed that the Merger will qualify as a tax-free transaction for the holders of Mariner Common Stock. Our opinion is based on market, economic and other conditions as they exist and can be evaluated as of the date of this letter.

  In connection with our engagement, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition of Mariner or any of its assets.

  Our advisory services and the opinion expressed herein were prepared for the use of the Board of Directors of Mariner and do not constitute a recommendation to the stockholders of Mariner as to how they should vote at any stockholders meeting held in connection with the Merger.

  Based upon and subject to the foregoing, it is our opinion that, as of the date of this letter, the Exchange Ratio is fair, from a financial point of view, to the holders of the common stock of Mariner.

                                          Very truly yours,

                                          BT Alex. Brown Incorporated

                                          /s/ Harris Hyman IV
                                          -------------------------------------
                                          Harris Hyman IV
                                          Managing Director

                                                                     ANNEX VIII

           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                       MARINER POST-ACUTE NETWORK, INC.

  FIRST: Corporate Name. The name of the Corporation is Mariner Post-Acute Network, Inc. (the "Corporation").

  SECOND: Registered Office. The registered office of the Corporation is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

  THIRD: Corporate Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

  FOURTH: Capital Stock.

  (A) Authorized Amount. The aggregate number of shares of capital stock of the Corporation (referred to herein as "Shares") which the Corporation shall have authority to issue is 505 million (505,000,000) shares, divided into 500 million (500,000,000) shares of Common Stock, par value $.01 per share, and 5 million (5,000,000) shares of Preferred Stock, par value $.01 per share.

  (B) Authority of Board to Fix Terms of Shares. The Board of Directors of the Corporation shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, privileges, limitations, options, conversion rights and relative, participating or other special rights and the qualifications, limitations or restrictions thereof of the Preferred Stock or any series thereof that may be desired and that have not been fixed herein. The Board of Directors is also authorized to increase or decrease the number of shares of any series, subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

  FIFTH: Board of Directors

  (A) Number. The Board of Directors shall consist of such number of directors, not less than 5 nor more than 15, as may be determined from time to time by resolution adopted by a vote of at least two-thirds ( 2/3) of the entire Board of Directors.

  (B) Removal of Directors. A director of the Corporation may be removed during his term with or without cause only by the affirmative vote of the holders of not less than two-thirds ( 2/3) of the combined voting power of all the then outstanding Shares entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class. In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as a director until the expiration of his current term, or his prior death, resignation or removal.

  (C) Election of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

  SIXTH: Bylaws. The Board of Directors shall have the power, in addition to the stockholders, to make, alter, or repeal the Bylaws of the Corporation, in the manner and by the requisite vote as may be set forth in the Bylaws of the Corporation from time to time. The Bylaws of the Corporation shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than two-thirds ( 2/3) of the combined voting power of all the then outstanding Voting Stock, voting together as a single class.

                                    VIII-1

  SEVENTH: Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the Corporation shall be limited or eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time. Any repeal or modification of this Article SEVENTH shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

  EIGHTH: Indemnification. The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all past, present and future directors and officers of the Corporation from and against any and all costs, expenses (including attorneys' fees), damages, judgments, penalties, fines, punitive damages, excise taxes assessed with respect to an employee benefit plan and amounts paid in settlement in connection with any action, suit or proceeding, whether by or in the right of the Corporation, a class of its security holders or otherwise, in which the director or officer may be involved as a party or otherwise, by reason of the fact that such person was serving as a director, officer, employee or agent of the Corporation. Any repeal or modification of this Article EIGHTH shall be prospective only, and shall not adversely affect the right of a director or officer of the Corporation to receive indemnification from the Corporation existing at the time of such repeal or modification.

  NINTH: Stockholder Meetings; Books and Records. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time pursuant to the Bylaws of the Corporation.

  TENTH: Perpetual Existence. The Corporation shall have perpetual existence.

  ELEVENTH: Amendment of Certificate of Incorporation. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders are granted subject to this reservation. The provisions set forth in this Article ELEVENTH and in Articles FIFTH (dealing with removal of directors), SIXTH (dealing with the alteration of by-laws by stockholders) and SEVENTH (dealing with liability of directors) herein may not be repealed or amended in any respect unless such action is approved by the affirmative vote of not less than two-thirds ( 2/3) of the combined voting power of the then outstanding Voting Stock, voting together as a single class.

                                    VIII-2

                                                                       ANNEX IX

                      SECOND AMENDED AND RESTATED BYLAWS
                                      OF
                       MARINER POST-ACUTE NETWORK, INC.
                           (A DELAWARE CORPORATION)
                                  ARTICLE I.

                            OFFICES AND FISCAL YEAR

  SECTION 1.01 Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware until otherwise established by a vote of a majority of the board of directors in office and a statement of such change is filed in the manner provided by statute.

  SECTION 1.02 Other Offices. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation requires.

  SECTION 1.03 Fiscal Year. The fiscal year of the corporation shall end on the 30th of September in each year.

                                  ARTICLE II.

                            MEETING OF STOCKHOLDERS

  SECTION 2.01 Place of Meeting. All meetings of the stockholders of the corporation shall be held at the registered office of the corporation or at such other place within or without the State of Delaware as shall be designated by the board of directors in the notice of such meeting.

  SECTION 2.02 Annual Meeting. The board of directors may fix the date, time and place of the annual meeting of the stockholders, and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

  SECTION 2.03 Special Meetings. Special meetings of the stockholders of the corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the board of directors or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in these by-laws, include the power to call such meetings. Special meetings of the stockholders of the corporation may also be called by one or more stockholders holding in the aggregate no less than 25% of the then outstanding shares of the corporation's common stock. Special meetings of the stockholders of the corporation may not be called by any other person or persons. Business transactions at any special meeting of the stockholders shall be limited to the purpose stated in the notice.

  SECTION 2.04 Notice of Meetings. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof.

  SECTION 2.05 Quorum, Manner of Acting and Adjournment. The holders of a majority of the stock issued and outstanding (not including treasury stock) and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the certificate of incorporation or by these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present or represented. At any such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, of if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of the holders of the majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute, the certificate of incorporation or these by laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a duly organized meeting can continue to do business until adjournment, notwithstanding withdrawal of enough stockholders to leave less than a quorum.

  SECTION 2.06 Organization. At every meeting of the stockholders, the chairman of the board, if there be one, or in the case of a vacancy in the office or absence of the chairman of the board, one of the following persons present in the order stated: the vice chairman, if one has been appointed, the president, the vice presidents in their order of rank or seniority, a chairman designated by the board of directors or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, a person appointed by the chairman, shall act as secretary.

  SECTION 2.07 Conduct of Business. Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at an annual meeting of the stockholders except in accordance with the procedures hereinafter set forth in this Section 2.07; provided, however, that nothing in this Section 2.07 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

  At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before any annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (2) otherwise properly brought before the meeting by or at the direction of the board of directors or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the meeting as originally scheduled; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no business may be brought before any such reconvened meeting unless timely notice of such business was given to the secretary of the corporation for the meeting as originally scheduled. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and their reasons for conducting such business at the annual meeting, (ii) the name and residence of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

  The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.07, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

  SECTION 2.08 Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock having voting power held by such stockholder. The board of directors, at its discretion, or the officer of the corporation or other chairman presiding at the meeting of stockholders at his discretion, may require that any votes cast at such meetings shall be cast by written ballot. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be executed in writing by the stockholder or by his duly authorized attorney-in-fact and filed with the secretary of the corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the secretary of the corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally. A proxy shall not be resolved by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the secretary of the corporation.

  SECTION 2.09 Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

  SECTION 2.10 Stock Ledger. The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, the list required by Section 2.09 of this Article II or the books of the corporation and (ii) to vote in person or by proxy at any meeting of stockholders.

  SECTION 2.11 Inspectors of Election.

  (a) In advance of any meeting of stockholders the board of directors may appoint inspectors of election, who need not be stockholders, to act at such meeting or any adjournment thereof. If inspectors of elections are not so appointed, the chairman of any such meeting may, and upon the demand of any stockholder or his proxy at the meeting and before voting begins shall, appoint inspectors of election. The number of inspectors shall be either one or three, as determined, in the case of inspectors appointed upon demand of a stockholder, by stockholders present entitled to cast a majority of the votes which all stockholders present are entitled to cast thereon. No person who is a candidate for office shall act as an inspector. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting, or at the meeting by the chairman of the meeting.

  (b) If inspectors of election are appointed as aforesaid, they shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result, and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there be three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

  (c) On request of the chairman of the meeting or of any stockholder or his proxy, the inspectors shall make report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them.

  SECTION 2.12 Action by Consent of Stockholders.

  (a) Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted.

  (b) Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) signing such consent. Prompt notice of the taking of corporate action without a meeting of stockholders by less than unanimous written consent shall be given to those stockholders who have not consented in writing. All such written consents shall be delivered to the corporation at its registered office in the State of Delaware, at its principal place of business or to the secretary of the corporation. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to authorize or take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered to the corporation in the manner required by this Section 2.12, written consents signed by a sufficient number of persons to authorize or take such action are delivered to the corporation at its registered office in the State of Delaware, at its principal place of business or to the secretary of the corporation. All such written consents shall be filed with the minutes of proceedings of the stockholders, and actions authorized or taken under such written consents shall have the same force and effect as those authorized or taken pursuant to a vote of the stockholders at an annual or special meeting.

                                 ARTICLE III.

                              BOARD OF DIRECTORS

  SECTION 3.01 Powers. The board of directors shall have full power to manage the business and affairs of the corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the certificate of incorporation or these by-laws, are hereby granted to and vested in the board of directors.

  SECTION 3.02 Number; Classification. The board of directors shall consist of eleven members; unless a greater or lesser (but not less than 5 nor more than 15) number is determined from time to time by resolution adopted by a vote of at least two-thirds of the entire board of directors.

  SECTION 3.03 Vacancies.

  (a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of at least a two-thirds majority of the entire nominating committee of the board of directors (or, if the directors then serving on the nominating committee constitute less than two-thirds of the number of directors previously authorized to serve on the nominating committee by the board of directors, by the affirmative vote of all directors then serving on the nominating committee), and the directors so chosen shall hold office until the next annual election of directors and until a successor is duly elected and qualified, except in the event of death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

  (b) Whenever the holder of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

  (c) If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the entire board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

  SECTION 3.04 Resignations. Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

  SECTION 3.05 Organization. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

  SECTION 3.06 Place of Meeting. The board of directors may hold its meetings, both regular and special, at such place or places within or without the State of Delaware as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

  SECTION 3.07 Regular Meeting. Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

  SECTION 3.08 Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone) or 48 hours (in the case of notice by telegram or facsimile transmission) or five days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be held.

  SECTION 3.09 Quorum, Manner of Acting and Adjournment.

  (a) At all meetings of the board of directors a majority of the directors shall constitute a quorum for the transaction of business, provided that at least two directors who are not "Stockholder Designees" (as that term is defined in that certain Stockholders Agreement dated as of November 4, 1997 by and among the Corporation, and the Stockholders therein named, hereinafter, the "Stockholders Agreement") are present, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute, by the certificate of incorporation or by these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

  (b) Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the board.

  (c) Notwithstanding any provisions to the contrary in these by-laws, no action by the board of directors relating directly or indirectly to any of the following matters shall be effective unless authorized by the affirmative vote of directors constituting at least two-thirds of the entire board of directors:

    (1) any merger or consolidation of the corporation or any merger or consolidation in which the corporation is a constituent corporation, any sale of all or substantially all of the assets, or of a geographic division, of the corporation or any of its subsidiaries (determined on a consolidated basis), or any material acquisition or disposition of assets of the corporation or any of its subsidiaries (determined on a consolidated basis); provided, however that such super majority approval requirement shall not apply to any action taken or required to be taken by the board of directors in connection with any merger, consolidation or tender offer involving or commenced by a third party in which the sole consideration is cash and following consummation of which, direct control of the Company will no longer reside with the fluid public market (an "Exempted Transaction") the approval of which action shall be authorized by the affirmative vote of directors constituting a majority of the entire board of directors;

    (2) any investment in excess of $10,000,000 (whether by way of purchase of stock or other securities or by loan of money or guarantee of indebtedness) by the corporation or any of its subsidiaries in a "line of business" (as that term is defined in the senior secured credit agreement dated as of November 4, 1997 by and among the corporation, one or more of its subsidiary corporations, The Chase Manhattan Bank, as arranger, and the lenders therein named (hereinafter the "Senior Credit Facility")) other than a line of business operated by the corporation or any of its subsidiaries on June 1, 1997;

    (3) the incurrence or assumption by the corporation or any of its subsidiaries, directly or indirectly (including a guarantee, a capital lease, a sale of receivables or the placing of a lien or encumbrance on assets of the corporation or any of its subsidiaries), of any indebtedness in a principal amount in excess of $25,000,000, other than indebtedness incurred pursuant to the Senior Credit Facility or pursuant to any other agreement approved by the board of directors of the corporation (i) prior to the effectiveness of these restated by-laws or (ii) in accordance with this Section 3.09;

    (4) any issuance or sale of capital stock or other equity securities (or securities convertible into capital stock or other equity securities) of the corporation or any of its subsidiaries or of any rights, options or warrants to acquire any such securities (collectively, "Equity Securities"), other than (i) the issuance of Equity Securities to the corporation or a subsidiary of the corporation by a subsidiary of the corporation or (ii) the issuance of any Equity Securities pursuant to a stock option or employee benefit plan approved by the board of directors of the corporation in accordance with this Section 3.09;

    (5) any amendment to the certificate of incorporation;

    (6) any dissolution, liquidation, assignment for the benefit of creditors or petition for relief under the United States Bankruptcy Code or any similar statutes relating to relief from creditors, in each case by the corporation or any of its subsidiaries;

    (7) any dividends on, distributions with respect to, or repurchases or redemptions of, Equity Securities (other than (x) dividends paid from current earnings pro rata (in proportion to the number of shares held) on Common Stock of the corporation (y) repurchases of Equity Securities expressly authorized by the terms of stockholder approved employee benefit plans, or (z) repurchases of Equity Securities in a transaction or related series of transactions, which involves consideration payable by the corporation of less than $500,000;

    (8) election or removal of officers of the corporation;

    (9) any amendments or supplements to the Stockholders Agreement;

    (10) any approval given under Section 203(a) of the Delaware General Corporation Law ("DGCL"); other than with respect to an Exempted Transaction, the approval of which shall be given by the affirmative vote of directors constituting a majority of the entire board of directors;

    (11) any transaction with an officer or director of the corporation (other than matters delegated by the affirmative vote of directors constituting at least two-thirds of the entire board of directors to a committee of the board of directors of which no officer of the corporation is a member and which is approved by a two-thirds vote of such committee).

  (d) In addition to the provisions of subsection (c) of this Section 3.09, any action by the board of directors relating directly or indirectly to any of the following matters shall not be effective unless authorized by the affirmative vote of a majority of the directors who do not have, directly or indirectly, a material financial interest in such matter (each "Associate" of "Apollo," as those terms are defined in the Stockholders Agreement, shall be deemed to have a material financial interest in each matter in which Apollo, or any Affiliate (as defined in the Stockholders Agreement) of Apollo, has a material financial interest):

    (1) any transaction involving Apollo or any Affiliate of Apollo which would be deemed a "business combination" under the provisions of Section 203(c)(3)(i)-(iv) of the DGCL;

    (2) any proposed assignment or transfer by the Stockholders of their rights under Section 4 of the Stockholders Agreement to a transferee of "Shares" and

    (3) any transaction between the corporation or any subsidiary with an officer or director of the corporation or with any Affiliate (as defined in the Stockholders Agreement) of such person, except transactions delegated by the affirmative vote of directors constituting at least two-thirds of the entire board of directors to a committee of the board of directors of which such officer or director is not a member, and which is approved by a two-thirds vote of such committee.

  SECTION 3.10 Executive and Other Committees.

  (a) Subject to Subsection (c) hereof, the board of directors, may, by resolution adopted by the affirmative vote of directors constituting at least two-thirds of the entire board of directors, designate an executive committee and one or more other committees, each committee to consist of one or more directors. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the event that the board of directors establishes a committee other than the nominating committee, the board shall designate the directors serving on such committee in a manner that complies with Section 4.1(f) of the Stockholders Agreement.

  (b) Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to any matter on which action by the board of directors is required to be taken by more than a majority of the directors, unless expressly authorized by resolution adopted by the number of directors required to take such action. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Each committee so formed shall keep regular minutes of its meetings and report the same to the board of directors when required.

  (c) The board of directors shall establish a nominating committee consisting of five directors to nominate persons to be recommended by the board of directors to the stockholders for election as directors at each annual meeting, and to fill vacancies on the board of directors created by death, resignations, removal or increase in the size of the board of directors. Throughout the "Stockholder Designee Period" (as defined in the Stockholders Agreement), the chief executive officer of the corporation (if he or she is a director) shall be a member of the nominating committee and two other members of the nominating committee shall consist of directors who are "Apollo Directors" (as defined in the Stockholders Agreement) and if there are no Apollo Directors, or there are not two Apollo Directors, the nominating committee shall have no less nor more than two "Stockholder Designees" (as defined in the Stockholders Agreement).

  (d) Unless and except to the extent otherwise provided in these by-laws, action by a majority vote of the entire committee shall constitute action of the committee.

  SECTION 3.11 Compensation of Directors. Unless otherwise restricted by the certificate of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

  SECTION 3.12 Qualification and Election of Directors.

  (a) All directors of the corporation shall be natural persons of full age, but need not be residents of Delaware or stockholders in the corporation. Except in the case of vacancies, directors shall be elected by the stockholders by a plurality vote.

  (b) Nominations for election of directors may be made at a meeting of stockholders only (i) by or at the direction of the board of directors of the corporation or (ii) by any stockholder entitled to vote for the election of directors, provided that written notice (the "Notice") of such stockholder's intent to nominate a director at the meeting is given by the stockholder and received by the secretary of the corporation in the manner and within the time specified in this subsection. The Notice shall be delivered to the secretary of the corporation not less than 30 days nor more than 60 days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Notice shall be delivered to the secretary of the corporation not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected directors of the corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting and date originally scheduled. In lieu of delivery to the secretary of the corporation, the Notice may be mailed to the secretary of the corporation by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the secretary of the corporation.

  (c) The Notice shall be in writing and shall contain or be accompanied by:

    (1) the name and residence of such stockholder;

    (2) a representation that the stockholder is a holder of record of the corporation's voting stock and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice;

    (3) such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or pursuant to any successor act or regulation), had proxies been solicited with respect to such nominee by the management or board of directors of the corporation;

    (4) a description of all arrangements or understandings among the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which such nomination or nominations are to be made by the stockholder; and

    (5) the written consent of each nominee to serve as a director of the corporation if so elected.

  (d) Unless an inspector or inspectors of election shall have been appointed pursuant to these bylaws, the chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded. Any decision by the chairman of the meeting shall be conclusive and binding upon all stockholders of the corporation for any purpose.

  (e) The above procedures shall not apply to nominations with respect to which proxies shall have been solicited pursuant to a proxy statement filed pursuant to Regulation 14A of the rules and regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or pursuant to any successor act or regulation.

 SECTION 3.13 Whole Number. Whenever in this Article III the action of more than a majority of the entire board of directors or any committee thereof is required, such action must be taken by the lowest whole number of directors which equals such super-majority percentage of the entire board or committee rounded to the nearest whole number.

                                  ARTICLE IV.

                           NOTICE--WAIVERS--MEETINGS

  SECTION 4.01 Notice, What Constitutes. Whenever, under the provisions of the statutes of Delaware or the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given in accordance with Section 3.08 of Article III hereof.

  SECTION 4.02 Waivers of Notice. Whenever any written notice is required to be given under the provisions of the certificate of incorporation, these by-laws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

  Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

  SECTION 4.03 Exception to Requirements of Notice.

  (a) Whenever notice is required to be given, under any provision of the DGCL or of the certificate of incorporation or these by-laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any section of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

  (b) Whenever notice is required to be given, under any provision of the DGCL or the certificate of incorporation or these by-laws, to any stockholder to whom (i) notice of two consecutive annual meetings and all notices of meetings to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any section of the DGCL, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this section.

  SECTION 4.04 Conference Telephone Meetings. One or more directors may participate in a meeting of the board of directors, or of a committee of the board of directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                  ARTICLE V.

                                   OFFICERS

  SECTION 5.01 Number, Qualifications and Designation. The officers of the corporation shall be chosen by the board of directors and shall be a chief executive officer, a president, one or more vice presidents, a secretary, a treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03 of this Article V. One person may hold more then one office. Officers may be, but need not be, directors or stockholders of the corporation.

  SECTION 5.02 Election and Term of Office. The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03 of this
Article V, shall be elected annually by the board of directors, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation or removal. Any officer elected by the board of directors may be removed at any time pursuant to Section 3.09(c) hereof. Any officer may resign at any time upon written notice to the corporation.

  SECTION 5.03 Subordinate Officers, Committees and Agents. Subject to the provisions of Section 3.09 hereof, the board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as it deems necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as are provided in these by-laws, or as the board of directors may from time to time determine. Subject to the provisions of Section 3.09 hereof, the board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

  SECTION 5.04 The Chief Executive Officer. The chief executive officer of the corporation shall have general supervision over the business and operations of the corporation, subject, however, to the control of the board of directors. He shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these by-laws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of chief executive officer, and such other duties as from time to time may be assigned to him by the board of directors.

  SECTION 5.05 The President. The president shall be the chief operating officer of the corporation and shall perform the duties of the chairman of the board or chief executive officer in his absence and such other duties as may from time to time be assigned to him by the board of directors or by the chairman of the board.

  SECTION 5.06 The Vice Presidents. The vice presidents shall perform the duties of the chairman of the board and the president in their absence and such other duties as may from time to time be assigned to them by the board of directors or by the chairman of the board.

  SECTION 5.07 The Secretary. The secretary, or an assistant secretary, shall attend all meetings of the stockholders and of the board of directors and shall record the proceedings of the stockholders and of the directors and of committees of the board of directors in a book or books to be kept for that purpose; see that notices are given and records and reports properly kept and filed by the corporation as required by law; be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned to him by the board of directors or the chairman of the board.

  SECTION 5.08 The Treasurer. The treasurer, or an assistant treasurer, shall have or provide for the custody of the funds or other property of the corporation and shall keep a separate book account of the same to his credit as treasurer; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; deposit all funds in his custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, render an account showing his transactions as treasurer and the financial condition of the corporation; and, in general, discharge such other duties as may from time to time be assigned to him by the board of directors or the chairman of the board.

  SECTION 5.09 Officers' Bonds. No officer of the corporation need provide a bond to guarantee the faithful discharge of his duties unless the board of directors shall by resolution so require a bond in which event such officer shall give the corporation a bond (which shall be renewed if and as required) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office.

  SECTION 5.10 Salaries. The salaries of the officers and agents of the corporation elected by the board of directors shall be fixed from time to time by the board of directors.

                                  ARTICLE VI.

                     CERTIFICATES OF STOCK, TRANSFER, ETC.

  SECTION 6.01 Issuance. Each stockholder shall be entitled to a certificate or certificates for shares of stock of the corporation owned by him upon his request therefor. The stock certificates of the corporation shall be numbered and registered in the stock ledger and transfer books of the corporation as they are issued. They shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

  SECTION 6.02 Transfer. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code-Investment Securities.

  SECTION 6.03 Stock Certificates. Stock certificates of the corporation shall be in such form as provided by statute and approved by the board of directors. The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the board of directors for that purpose.

  SECTION 6.04 Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

  SECTION 6.05 Record Holder of Shares. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

  SECTION 6.06 Determination of Stockholders of Record.

  (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

  (b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

                                 ARTICLE VII.

                  INDEMNIFICATION OF DIRECTORS, OFFICERS AND
                       OTHER AUTHORIZED REPRESENTATIVES

  SECTION 7.01 Indemnification of Authorized Representatives in Third Party Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person was or is an authorized representative of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

  SECTION 7.02 Indemnification of Authorized Representatives in Corporate Proceedings. The corporation shall indemnify any person who was or is an authorized representative of the corporation and who was or is a party or is threatened to be made a party to any corporate proceeding by reason of the fact that such person was or is an authorized representative of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  SECTION 7.03 Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the corporation has been successful on the merits otherwise in defense of any third party proceeding or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

  SECTION 7.04 Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits, or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

    (1) By the board of directors by a majority of a quorum consisting of directors who were not parties to such third party proceeding or corporate proceeding, or

    (2) If such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

    (3) By the stockholders.

  SECTION 7.05 Advancing Expenses.

  (a) Expenses actually and reasonably incurred by an officer or director in defending any third party proceeding or corporate proceeding shall be paid on behalf of an officer or director by the corporation in advance of the final disposition of such third party proceeding or corporate proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

  (b) Expenses actually and reasonably incurred in defending any third party proceeding or corporate proceeding shall be paid on behalf of an authorized representative other than an officer or director by the corporation in advance of the final disposition of such third party proceeding or corporate proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of such authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article.

  (c) The financial ability of any authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance.

  SECTION 7.06 Definitions. For purposes of this Article:

    (1) "authorized representative" shall mean a director or officer of the corporation, or a person serving at the request of the corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, past, present or future;

    (2) "corporation" shall include, in addition to the resulting corporation, any constituent corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

    (3) "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor or investigative proceeding by the corporation;

    (4) "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

    (5) "expenses" shall include attorneys' fees and disbursements;

    (6) "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

    (7) "not opposed to the best interests of the corporation" shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

    (8) "other enterprises" shall include employee benefit plans;

    (9) "party" shall include the giving of testimony or similar involvement;

    (10) "serving at the request of the corporation" shall include any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

    (11) "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation.

  SECTION 7.07 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

  SECTION 7.08 Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses provided by or granted pursuant to this Article, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

  SECTION 7.09 Reliance on Provisions. Each person who shall act as an authorized representative of the corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article.

                                 ARTICLE VIII.

                              GENERAL PROVISIONS

  SECTION 8.01 Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation and these by-laws, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

  SECTION 8.02 Annual Statements. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

  SECTION 8.03 Contracts and Securities. Except as otherwise provided in these by-laws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the corporation and such authority may be general or confined to specific instances. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the corporation may be executed in the name and on behalf of the corporation by the Chief Executive Officer, the president or and any vice president and any such officer may, in the name of and on behalf of the corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have exercised and possessed if present. The board of directors may, by resolution, from time to time, confer like powers upon any other person or persons.

  SECTION 8.04 Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors may from time to time designate.

  SECTION 8.05 Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

  SECTION 8.06 Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

  SECTION 8.07 Corporate Records.

  (a) Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business, for any proper purpose, the stock ledger, books or records of account, and records of the proceedings of the stockholders and directors, and make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business. Where the stockholder seeks to inspect the books and records of the corporation, other than its stock ledger or list of stockholders, the stockholder shall first establish (1) compliance with the provisions of this section respecting the form and manner of making demand for inspection of such document; and (2) that the inspection sought is for a proper purpose. Where the stockholder seeks to inspect the stock ledger or list of stockholders of the corporation and has complied with the provisions of this assertion respecting the form and manner of making demand for inspection of such documents, the burden of proof shall be upon the corporation to establish that the inspection sought is for an improper purpose.

  (b) Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his position as a director. The court may similarly order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies or extracts therefrom. The court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the court may deem just and proper.

  SECTION 8.08 Amendment of Bylaws. These bylaws may be altered, amended or repealed or new bylaws may be adopted by (i) the holders of at least 66-2/3% of the total voting power of all shares of stock of the corporation entitled to vote in the election of directors, considered for purposes of this Section
8.08 as one class, or (ii) the affirmative vote of directors constituting at least two-thirds of the entire board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. In addition, the provisions of Section 3.09(d) and of this Section 8.08 may not be amended without the affirmative vote of a majority of the directors who are not Affiliates or Associates of any Stockholder.

                           MARINER HEALTH GROUP, INC.
      PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 28, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Arthur W. Stratton, Jr., M.D. and David N. Hansen, and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote at a special meeting of stockholders of Mariner Health Group, Inc. (the "Company") to be held at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, on July 28, 1998 at 10:00 a.m., local time, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.

-------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
     Please sign this proxy exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
-------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

-----------------------------------    -----------------------------------

-----------------------------------    -----------------------------------

-----------------------------------    -----------------------------------

---   PLEASE MARK VOTES
 X    AS IN THIS EXAMPLE.
---


-------------------------------------
      MARINER HEALTH GROUP, INC.                                                              FOR   AGAINST   ABSTAIN
-------------------------------------      1. The approval and adoption of the Agreement     -----   -----     -----
                                              and Plan of Merger, dated as of April 13,      |   |   |   |     |   |
Mark box at right if an                       1998, among Paragon Health Network, Inc.,      -----   -----     -----
address change or comment                     a Delaware corporation ("Paragon"), the
has been noted on the                         Company and Paragon Acquisition Sub, Inc.,
reverse side of this                          a Delaware corporation and a wholly-owned
card.                                         subsidiary of Paragon.

RECORD DATE SHARES:

                                           2. Such other business as may properly come       -----   -----     -----
                                              before the meeting, including any motion       |   |   |   |     |   |
                                              to adjourn the meeting to a later date         -----   -----     -----
                                              to permit further solicitation of
                                              proxies, or any postponements or
                                              adjournments thereof.


Please be sure to sign and date this Proxy.   Date
                                                   ----------------------

                   Stockholder sign here                   Co-owner sign here
-------------------                     ------------------